As filed with the Securities and Exchange Commission on November 6, 2006
Registration No. 333-138006
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTH CARE REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8923	34-1096634
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George L. Chapman
Chairman and Chief Executive Officer
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mary Ellen Pisanelli, Esq. Shumaker, Loop & Kendrick, LLP North Courthouse Square 1000 Jackson Toledo, Ohio 43604 (419) 241-9000	David J. Zampa, Esq. Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000	Fred S. Klipsch Chairman and Chief Executive Officer Windrose Medical Properties Trust 3502 Woodview Trace, Suite 210 Indianapolis, Indiana 46268 (317) 860-8180	David C. Wright, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower Richmond, Virginia 23219-4074 (804) 788-8200

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Health Care REIT, Inc. may not sell the securities being offered by use of this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities and Health Care REIT, Inc. and Windrose Medical Properties Trust are not soliciting an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is prohibited.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2006

PRELIMINARY PROXY STATEMENT/PROSPECTUS

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

Dear Shareholders:

I am pleased to invite you to a special meeting of shareholders of Windrose Medical Properties Trust, or Windrose, to be held on December 14, 2006, at 3:00 p.m., local time, at the Holiday Inn, 3850 DePauw Boulevard, Indianapolis, Indiana 46268. At the special meeting, holders of Windrose common shares will be asked to consider and vote on the proposed merger of Windrose with and into Heat Merger Sub, LLC, which is a wholly-owned subsidiary of Health Care REIT, Inc., or Health Care REIT.

If the merger is completed, Windrose will become a wholly-owned subsidiary of Health Care REIT and Windrose common shares will no longer be publicly traded. Upon completion of the merger, you will receive, for each Windrose common share that you own, at least 0.4509 but not more than 0.4650 of a newly-issued share of Health Care REIT common stock, depending on the average volume weighted average price per share of Health Care REIT common stock on the New York Stock Exchange for 10 trading days, selected by lot, from the 15 trading day period ending on and including the fifth trading day prior to date that the merger is completed. The formula for determining the appropriate fraction of a share of Health Care REIT common stock to be issued in exchange for each Windrose common share is set forth in detail in the Agreement and Plan of Merger between Health Care REIT and Windrose as described in the accompanying proxy statement/prospectus. The exchange ratio may not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you may not know the precise number of shares of Health Care REIT common stock that you will receive on the date the merger is completed.

Depending on the exchange ratio, Health Care REIT will issue a minimum of approximately [ • ] million and a maximum of approximately [ • ] million shares of common stock based on the number of Windrose common shares and Windrose OP units outstanding as of November 8, 2006, the record date of the special meeting. Therefore, immediately after completion of the merger, former Windrose shareholders will own a minimum of approximately [ • ]% and a maximum of approximately [ • ]% of Health Care REIT’s common stock based on the number of Windrose common shares, Windrose OP units and shares of Health Care REIT common stock outstanding as of November 8, 2006, the record date of the special meeting.

Health Care REIT common stock trades on the New York Stock Exchange under the symbol “HCN.” Windrose common shares trade on the New York Stock Exchange under the symbol “WRS.” We urge you to obtain current market quotations for Health Care REIT common stock and Windrose common shares prior to voting on the merger proposal.

Windrose’s board of trustees has determined unanimously that the merger is advisable on the terms set forth in the merger agreement and approved unanimously the merger agreement. Accordingly, Windrose’s board of trustees recommends that you vote “FOR” the merger.

We cannot complete the merger unless holders of a majority of the outstanding Windrose common shares vote to approve the merger. Whether or not you plan to be present at the special meeting, you may submit your proxy in the following three ways: (i) you may sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your shares will be voted; (ii) you may submit your proxy through the Internet; or (iii) you may submit your proxy by telephone.

Details for submitting your proxy through each of the above methods are outlined in the enclosed proxy card. Your vote is very important. If you do not submit your proxy or vote at the meeting, it will have the same effect as voting “against” the merger.

We encourage you to read the accompanying proxy statement/prospectus carefully because it explains the proposed merger, the documents related to the merger and other related matters and provides information relating to Health Care REIT and Windrose. In particular, please see the section titled “Risk Factors” beginning on page 14 of this proxy statement/prospectus. You can also obtain other information about Health Care REIT and Windrose from documents each party has filed with the Securities and Exchange Commission that are incorporated by reference into this proxy statement/prospectus.

Sincerely,

Fred S. Klipsch
Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated November [ • ], 2006, and is first being mailed to holders of Windrose common shares on or about November [ • ], 2006.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On December 14, 2006

A special meeting of shareholders of Windrose Medical Properties Trust, a Maryland real estate investment trust (which we refer to in this proxy statement/prospectus as Windrose), will be held at 3:00 p.m., local time, on December 14, 2006 at the Holiday Inn, 3850 DePauw Boulevard, Indianapolis, Indiana 46268. At the special meeting, the holders of Windrose common shares will be asked to consider and vote upon the following proposals:

•	to approve the merger of Windrose with and into a wholly-owned subsidiary of Health Care REIT, Inc., a Delaware corporation (which we refer to in this proxy statement/prospectus as Health Care REIT), contemplated by the Agreement and Plan of Merger, dated as of September 12, 2006, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, by and among Health Care REIT, Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose and Windrose Medical Properties, L.P. (which we refer to in this proxy statement/prospectus as the merger agreement); and

•	to transact any other business that may properly come before the special meeting, including any adjournment or postponement of the special meeting.

The proposed merger is described in more detail in the attached proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement, as amended, is attached as Appendix A and Appendix B to the attached proxy statement/prospectus.

Only holders of Windrose common shares or Windrose preferred shares as of the close of business (5:30 p.m., local time) on November 8, 2006, the record date for the special meeting, are entitled to notice of the special meeting. Only holders of Windrose common shares as of the record date will be entitled to vote at the special meeting. Such shareholders are entitled to one vote per Windrose common share held on the record date. If you hold your shares in “street name” through a broker or other nominee and you want your vote counted, you must instruct your broker or nominee to vote.

Windrose’s board of trustees has determined unanimously that the merger is advisable subject to the terms and on the conditions set forth in the merger agreement and approved unanimously the merger agreement. Accordingly, Windrose’s board of trustees unanimously recommends that you vote “FOR” the merger. Approval of the merger will require the affirmative vote of the holders of a majority of the Windrose common shares outstanding on the record date.

It is important that you complete, sign, date and promptly return the accompanying proxy card in the enclosed self-addressed envelope, or submit a proxy by telephone or through the Internet by following the instructions included with the accompanying proxy card, whether or not you plan to attend the special meeting in person. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time. Please do not send share certificates with your proxy card.

This notice and the attached proxy statement/prospectus are expected to be first mailed to Windrose shareholders on or about November [ • ], 2006.

By Order of Windrose’s Board of Trustees,

Daniel R. Loftus
Executive Vice President, Secretary and General Counsel

Indianapolis, Indiana
November [ • ], 2006

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Page
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	68
Introduction	68
U.S. Federal Income Tax Consequences of the Merger	68
REIT Qualification of Health Care REIT and Windrose	71
Failure to Qualify	72
Tax Liabilities and Attributes Inherited from Windrose	72
U.S. Federal Tax Consequences of the Operating Partnership Merger	72
DESCRIPTION OF HEALTH CARE REIT	75
DESCRIPTION OF WINDROSE	77
Windrose Medical Properties Trust	77
Windrose Medical Properties, L.P.	77
Hospital Affiliates Development Corporation	77
Windrose’s Portfolio	78
CAPITALIZATION AND DESCRIPTION OF HEALTH CARE REIT SECURITIES	78
Authorized Stock	78
Description of Health Care REIT Common Stock	78
Description of Health Care REIT Preferred Stock	79
COMPARISON OF THE RIGHTS OF HOLDERS OF WINDROSE COMMON SHARES AND HEALTH CARE REIT COMMON STOCK	87
LEGAL MATTERS	96
EXPERTS	96
OTHER MATTERS	96
WHERE YOU CAN FIND MORE INFORMATION	96
INCORPORATION OF INFORMATION FILED WITH THE SEC	97
General	97
Documents Incorporated by Reference by Health Care REIT	97
Documents Incorporated by Reference by Windrose	98
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-1
EX-5.1
EX-8.1
EX-8.2
EX-8.3
EX-8.4
EX-12.1
EX-21.1
EX-23.1
EX-23.2
EX-24.1
EX-24.2
EX-24.3
EX-24.4
EX-24.5
EX-24.6
EX-24.7
EX-24.8
EX-24.9
EX-24.10
EX-99.1
EX-99.2

APPENDICES

Appendix A	Agreement and Plan of Merger, dated as of September 12, 2006, by and among Health Care REIT, Heat Merger Sub, Heat OP Merger Sub, Windrose and Windrose OP
Appendix B	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, among Health Care REIT, Heat Merger Sub, Heat OP Merger Sub, Windrose and Windrose OP
Appendix C	Form of Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share, of Health Care REIT
Appendix D	Opinion of J.P. Morgan Securities Inc.

REFERENCE TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Health Care REIT and Windrose from documents that are not included in or delivered with this document. You can obtain documents related to Health Care REIT or Windrose that are referred to in this document, without charge, by requesting them in writing or by telephone from the appropriate company.

Health Care REIT, Inc.	Windrose Medical Properties Trust
One SeaGate, Suite 1500	3502 Woodview Trace, Suite 210
Toledo, Ohio 43604	Indianapolis, Indiana 46268
Attention: Erin C. Ibele	Attention: Daniel R. Loftus
Senior Vice President —	Executive Vice President,
Administration and Corporate Secretary	Secretary and General Counsel
(419) 247-2800	(317) 860-8180

In order to receive timely delivery of requested documents in advance of the special meeting, you should make your request no later than December 7, 2006.

See “Where You Can Find More Information” beginning on page 96.

TERMS USED IN THIS PROXY STATEMENT/PROSPECTUS

Unless otherwise indicated or the context requires otherwise, all references in this proxy statement/prospectus to the following terms have the meaning given below:

“Health Care REIT” refers to Health Care REIT, Inc., a Delaware corporation, and its consolidated subsidiaries.

“Health Care REIT common stock” refers to the common stock, par value $1.00 per share, of Health Care REIT.

“Health Care REIT preferred stock” or “Series G preferred stock” refers to the 7.5% Series G Cumulative Convertible Preferred Stock, par value $1.00 per share, of Health Care REIT.

“Heat Merger Sub” refers to Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Health Care REIT.

“Heat OP Merger Sub” refers to Heat OP Merger Sub, L.P., a Virginia limited partnership and a wholly-owned, indirect subsidiary of Health Care REIT.

“merger” means the merger of Windrose with and into Heat Merger Sub, with Heat Merger Sub continuing as the surviving entity and as a wholly-owned subsidiary of Health Care REIT.

“operating partnership merger” means the merger of Heat OP Merger Sub with and into Windrose OP, with Windrose OP continuing as the surviving entity and as a wholly-owned subsidiary of Health Care REIT.

“mergers” mean the merger and the operating partnership merger.

“Windrose” refers to Windrose Medical Properties Trust, a Maryland real estate investment trust, and its consolidated subsidiaries, including Windrose OP.

“Windrose articles supplementary” refers to the articles supplementary for the Windrose preferred shares filed with the Securities and Exchange Commission as an exhibit to Windrose’s Registration Statement on Form 8-A filed on June 29, 2005.

“Windrose common shares” refers to the common shares of beneficial interest, $0.01 par value per share, of Windrose.

“Windrose OP” refers to Windrose Medical Properties, L.P., a Virginia limited partnership and the operating partnership of Windrose.

“Windrose OP units” refers to the partnership units of Windrose OP held by limited partners of Windrose OP (except partnership units held by Health Care REIT, Windrose or any of their respective subsidiaries).

“Windrose preferred shares” refers to the 7.5% Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share, of Windrose.

“Windrose shareholders” refers to holders of Windrose common shares.

Unless otherwise indicated or the context requires otherwise, all references in this proxy statement/prospectus to “we,” “us,” “our,” or similar references mean Health Care REIT, Windrose and each of their respective subsidiaries.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus constitutes a proxy statement of Windrose and has been mailed to you because you were a holder of Windrose common shares or Windrose preferred shares on the record date set by Windrose’s board of trustees and were entitled to notice of a special meeting of Windrose shareholders. Only Windrose shareholders as of the record date are being asked to consider and vote upon a proposal to approve the merger at the special meeting. This proxy statement/prospectus also constitutes a prospectus of Health Care REIT, which is part of the Registration Statement on Form S-4 (Registration No. 333-138006) filed by Health Care REIT with the U.S. Securities and Exchange Commission (which we refer to in this proxy statement/prospectus as the SEC) under the Securities Act of 1933, as amended (which we refer to in this proxy statement/prospectus as the Securities Act), to register the shares of Health Care REIT common stock and Health Care REIT preferred stock to be issued to Windrose shareholders and holders of Windrose OP units and Windrose preferred shares in the mergers. Accordingly, this proxy statement/prospectus is also being mailed to holders of Windrose preferred shares and Windrose OP units.

All information contained in this proxy statement/prospectus with respect to Health Care REIT has been provided by Health Care REIT. All information contained in this proxy statement/prospectus with respect to Windrose has been provided by Windrose.

v

QUESTIONS AND ANSWERS

What am I being asked to vote on?

Windrose shareholders are being asked to vote to approve the merger of Windrose with and into Heat Merger Sub, with Heat Merger Sub continuing as the surviving entity. We refer to this transaction as the merger. The merger will be carried out as provided in the merger agreement, as amended. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and a copy of the amendment is attached as Appendix B to this proxy statement/prospectus. We refer to the merger agreement and the amendment collectively as the merger agreement.

The merger agreement also provides for the merger of Heat OP Merger Sub with and into Windrose OP, with Windrose OP continuing as the surviving partnership. We refer to this transaction as the operating partnership merger and we refer to the operating partnership merger and the merger collectively as the mergers. Holders of Windrose OP units are not being asked to vote to approve the operating partnership merger. Under applicable law and the First Amended and Restated Agreement of Limited Partnership of Windrose OP (which we refer to in this proxy statement/prospectus as the Windrose OP partnership agreement), Windrose, as the sole general partner of Windrose OP, can effect the operating partnership merger without the consent of the limited partners of Windrose OP.

Holders of Windrose preferred shares are entitled to notice of the special meeting of Windrose shareholders under Maryland law but are not being asked to vote on the mergers at the special meeting.

What will I receive for my Windrose common shares in the proposed transaction?

If the merger is completed, holders of Windrose common shares issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Windrose and Health Care REIT or any of their respective subsidiaries) will receive for each Windrose common share held by such holder a fraction of a share of Health Care REIT common stock equal to the quotient determined by dividing $18.06 by the average of the volume weighted average price per share of Health Care REIT’s common stock on the New York Stock Exchange for 10 trading days, selected by lot, from the 15 trading day period ending on and including the fifth trading day prior to closing (which we refer to in this proxy statement/prospectus as the exchange ratio), provided that the exchange ratio will not be more than 0.4650 or less than 0.4509. The exchange ratio may not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you may not know the precise number of shares of Health Care REIT common stock that you will receive on the date the merger is completed.

Depending on the exchange ratio, Health Care REIT will issue a minimum of approximately [•] million and a maximum of approximately [•] million shares of common stock based on the number of Windrose common shares and Windrose OP units outstanding as of November 8, 2006, the record date of the special meeting. Therefore, immediately after completion of the merger, former Windrose shareholders will own a minimum of approximately [•]% and a maximum of approximately [•]% of Health Care REIT’s common stock based on the number of Windrose common shares, Windrose OP units and shares of Health Care REIT common stock outstanding as of November 8, 2006, the record date of the special meeting.

You will not receive any fractional shares of Health Care REIT common stock in the mergers. Instead, you will be paid cash (without interest) in lieu of the fractional share to which you would otherwise be entitled as described under “The Merger Agreement — Conversion of Windrose Common Shares, Preferred Shares and OP Units — No Fractional Shares.” You will not be entitled to dividends, voting rights or any other rights in respect of any fractional share.

Will the shares of Health Care REIT common stock and Health Care REIT preferred stock issued in the mergers be listed for trading on the New York Stock Exchange?

Yes. At the effective times of the mergers, the shares of Health Care REIT common stock and Health Care REIT preferred stock to be issued in the mergers and the shares reserved for issuance upon exercise of converted options will be listed, upon official notice of issuance, on the New York Stock Exchange under the symbol “HCN” and “HCNPrG”, respectively.

What are the conditions to the mergers?

The merger agreement contains a number of conditions to the completion of the mergers, including, among others, the approval of the merger by Windrose’s shareholders, the non-occurrence of a material adverse change with respect to Health Care REIT or Windrose, the receipt of certain third party consents to the mergers, the receipt of opinions of tax counsel to Health Care REIT and Windrose with respect to the treatment of the merger as a reorganization for federal income tax purposes, the receipt of opinions of tax counsel to Health Care REIT and Windrose with respect to Health Care REIT’s and Windrose’s qualification as real estate investment trusts for federal income tax purposes, and other conditions. A description of the conditions to the completion of the mergers appears under “The Merger Agreement — Conditions to the Mergers.” Completion of the mergers does not require the approval of Health Care REIT’s stockholders or the holders of Windrose preferred shares or Windrose OP units.

When is the merger expected to occur?

Health Care REIT and Windrose expect that the merger will be completed on or about December [•], 2006 if, at the special meeting of Windrose shareholders, Windrose shareholders approve the merger. The completion of the merger could be delayed beyond this date due to certain factors beyond the control of Health Care REIT and Windrose, including the receipt of necessary third party consents to the mergers.

What does Windrose’s board of trustees recommend?

Windrose’s board of trustees unanimously adopted a resolution approving the merger agreement and declaring the merger advisable on the terms set forth in the merger agreement. Accordingly, Windrose’s board of trustees unanimously recommends that you vote “FOR” the merger proposal.

What vote is required to approve the merger?

It is a condition to the completion of the merger that Windrose’s shareholders approve the merger by the required vote. The affirmative vote of holders of a majority of the Windrose common shares outstanding and entitled to vote at the special meeting is required to approve the proposed merger. Accordingly, your vote is important. If you fail to instruct your broker or bank to vote your shares held in street name, or if you abstain from voting, your action will have the same effect as a vote against the proposed merger.

Will Health Care REIT and Windrose coordinate the declaration and payment of dividends on shares of Health Care REIT common stock and Windrose common shares prior to the completion of the merger?

Yes. In the merger agreement, Health Care REIT and Windrose have agreed to coordinate the declaration and payment of dividends on Health Care REIT common stock and Windrose common shares as described under “The Merger Agreement — Covenants and Agreements — Dividends.”

Will Windrose declare and pay a special dividend to holders of Windrose preferred shares for the quarter in which the merger is completed prior to the completion of the merger?

Yes. In the merger agreement, Windrose has agreed to declare and pay a special dividend on Windrose preferred shares for the quarter in which the merger is completed as described under “The Merger Agreement — Covenants and Agreements — Dividends.”

What happens if I sell my Windrose common shares before the special meeting?

The record date for the special meeting, November 8, 2006, is earlier than the date of the special meeting. If you held your Windrose common shares on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting but not the right to receive the merger consideration for the Windrose common shares. The right to receive such consideration will pass to the person who owns your Windrose common shares when the merger becomes effective.

Can I convert my Windrose preferred shares and Windrose OP units prior to completion of the mergers?

Yes. Pursuant to the Windrose articles supplementary, which set forth the terms of the Windrose preferred shares, each Windrose preferred share is convertible, in whole or in part, at any time at the option of the holder at a conversion price of $15.75 per common share, into 1.5873 Windrose common shares. Holders of Windrose OP units can redeem their Windrose OP units, in whole or in part, at any time for cash or Windrose common shares, in the sole discretion of Windrose, as the sole general partner of Windrose OP, subject to the terms and conditions set forth in the Windrose OP partnership agreement.

How do I convert my Windrose preferred shares prior to completion of the mergers?

In accordance with the Windrose articles supplementary, conversion of the Windrose preferred shares or a specified portion thereof may be effected by delivering (i) written notice of conversion, and (ii) certificates evidencing such shares with a proper assignment of such certificate to Windrose or in blank to the principal corporate trust office of Continental Stock Transfer & Trust Company, the transfer agent and registrar for the Windrose preferred shares. Holders of Windrose preferred shares can contact Continental Stock Transfer & Trust Company or Windrose by mail or phone by using the following contact information:

Continental Stock Transfer & Trust Company
Attention: Windrose Medical Properties Trust
17 Battery Place
New York, NY 10004
(800) 509-5586

Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180

What will happen to my Windrose common shares after the merger?

Upon completion of the merger, each Windrose common share will be converted into a fraction of a share of Health Care REIT common stock equal to the exchange ratio. The conversion of your Windrose common shares into Health Care REIT common stock in the merger will result in differences between your rights as a

Windrose shareholder and your rights as a Health Care REIT stockholder as described under “Comparison of the Rights of Holders of Windrose Common Shares and Health Care REIT Common Stock.”

What will happen to my Windrose preferred shares after the merger?

Upon completion of the merger, each Windrose preferred share will be converted into a share of a new series of Health Care REIT convertible preferred stock having substantially similar rights and preferences (which we refer to in this proxy statement/prospectus as the Health Care REIT preferred stock). The terms of the Health Care REIT preferred stock are more fully described under “Capitalization and Description of Health Care REIT Securities — Description of Health Care REIT Preferred Stock.”

What will happen to Windrose OP units after the operating partnership merger?

Upon completion of the operating partnership merger, each Windrose OP unit will be converted into a fraction of a share of Health Care REIT common stock equal to the exchange ratio.

If the mergers are completed, when can I expect to receive the merger consideration for my Windrose common shares, Windrose preferred shares and Windrose OP units?

Health Care REIT expects that the exchange agent will distribute a letter of transmittal to you promptly after the effective time of the mergers. In order to receive the merger consideration, you will need to properly complete and return to the exchange agent such letter of transmittal and accompanying materials. See “The Merger Agreement — Exchange of Certificates; No Further Rights; Dividends; Lost, Stolen or Destroyed Certificates — Exchange of Certificates.”

What do I need to do now?

After carefully reviewing this document, if you held Windrose common shares as of the record date, indicate on the enclosed proxy card how you want to vote and sign and mail the completed proxy card in the enclosed return envelope or submit your proxy by telephone or via the Internet as soon as possible so that your shares will be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in the manner that Windrose’s board of trustees recommends.

How do I authorize a proxy to vote by telephone or via the Internet?

If your common shares are held in the name of a broker, bank or other nominee (i.e., in “street name”), you will receive instructions on voting your common shares from that nominee. A number of brokers and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. Telephone and Internet voting procedures are designed to authenticate your identity, allow you to authorize a proxy to vote and confirm that your vote was properly recorded. The giving of a proxy by telephone or via the Internet will not affect your right to vote in person if you decide to attend the special meeting and you hold your shares in your own name. If you authorize a proxy to vote by Internet, you may incur costs, such as usage charges from your Internet access provider or telephone company (e.g., online fees). Please do not return the enclosed proxy card if you are authorizing a proxy to vote by telephone or via the Internet.

If my broker holds my Windrose common shares in street name, will my broker vote my shares for me?

No. Your broker will not be able to vote your Windrose common shares unless you follow the directions your broker or bank provides to you regarding how to vote your Windrose common shares on the proposed merger.

Can I change my vote after I have submitted my proxy by mail, telephone or via the Internet?

Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this by:

•	sending a signed written notice to Windrose stating that you would like to revoke your proxy;

•	completing and submitting a new proxy card with a later date;

•	submitting a new proxy by telephone or via the Internet; or

•	attending the special meeting and voting in person.

You may obtain an additional proxy card by writing Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attention: Secretary.

If the common shares that you own are held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you may revoke your proxy.

Should I send in my Windrose share certificates with my proxy card?

No. Please DO NOT send your Windrose share certificates with your proxy card. Rather, if the merger is approved, you will be asked to send your Windrose share certificates to the exchange agent, together with a completed, signed letter of transmittal and any accompanying materials that will be provided to you prior to completion of the merger, or, if your Windrose common shares are held in “street name,” according to your broker’s instructions.

What rights do I have if I oppose the merger?

You can vote against the merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy or by submitting your proxy by telephone or via the Internet in accordance with the instructions provided, or by voting against the merger in person at the special meeting. Pursuant to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (which we refer to in this proxy statement/prospectus as the Maryland REIT Law), you are not entitled to dissenters’ or appraisal rights with respect to the merger.

What are the tax consequences to me of the proposed mergers?

Health Care REIT and Windrose intend that the merger will qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to in this proxy statement/prospectus as the Code). If the merger so qualifies, then for U.S. federal income tax purposes, (i) holders of Windrose common shares will not recognize any gain or loss upon the exchange of their Windrose common shares for Health Care REIT common stock in the merger (except with respect to cash received instead of a fractional share of Health Care REIT common stock), and (ii) holders of Windrose preferred shares will not recognize any gain or loss upon the exchange of their Windrose preferred shares for Health Care REIT preferred stock in the merger.

x

The exchange of Windrose OP units for Health Care REIT common stock pursuant to the operating partnership merger will be treated as a taxable sale for federal income tax purposes, with the holders of Windrose OP units recognizing gain or loss, as the case may be. The determination of the gain or loss recognized by a holder of Windrose OP units will be based on the difference between the value of the Health Care REIT common stock and cash received (plus an allocable share of Windrose OP’s liabilities) and the holder’s tax basis in the Windrose OP units exchanged.

The tax consequences of the mergers in any case will depend on your particular situation. For a summary of the U.S. federal income tax consequences of the mergers to the holders of Windrose common shares, Windrose preferred shares and holders of Windrose OP units, please see “Summary — Material U.S. Federal Income Tax Considerations of the Mergers.” You should consult your tax adviser for a fuller understanding of the tax consequences of the mergers to you.

Who will solicit and pay the cost of soliciting proxies?

Windrose has retained Morrow & Co., Inc. to act as its proxy solicitor to solicit proxies approving the merger proposal from each of its shareholders on or about the date of mailing of this proxy statement/prospectus. In addition to solicitations by mail, Windrose’s or Health Care REIT’s respective trustees or directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person. Windrose also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Windrose common shares. Windrose generally will bear the cost of the solicitation of proxies from its shareholders. See “The Special Meeting — Solicitation of Proxies; Solicitation Expenses.”

Who can help answer my questions regarding the special meeting or the merger?

You can write or call Frederick L. Farrar or Daniel R. Loftus, Windrose’s president, chief operating officer and treasurer and executive vice president, secretary and general counsel, respectively, at Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, telephone (317) 860-8180, Windrose’s proxy solicitor, Morrow & Co., Inc. at Windrose Medical Properties Trust, c/o Morrow & Co., Inc., 470 West Avenue — 3rd Floor, Stamford, Connecticut 06902, telephone 1-800-607-0088, or Scott A. Estes or Jeffrey H. Miller, Health Care REIT’s senior vice president and chief financial officer and executive vice president and general counsel, respectively, at Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43604, telephone (419) 247-2800, with any questions about the merger or Windrose’s special meeting.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which this document refers for a more complete understanding of the matters being considered at the special meeting. See “Where You Can Find More Information” in this proxy statement/prospectus.

The Companies

Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800

Health Care REIT is a self-administered, equity real estate investment trust, or REIT, that invests in health care and senior housing facilities. Founded in 1970, Health Care REIT was the first real estate investment trust to invest exclusively in health care facilities.

As of September 30, 2006, Health Care REIT had $3.1 billion of net real estate investments, inclusive of credit enhancements, in 477 facilities located in 37 states and managed by 58 different operators. At that date, the portfolio included 39 independent living/continuing care retirement communities, 204 assisted living facilities, 220 skilled nursing facilities and 14 specialty care facilities.

Health Care REIT seeks to increase funds from operations and funds available for distribution and to enhance stockholder value through relationship investing with public and private regionally focused operators. The primary components of this strategy are set forth below.

Relationship Investing.  Health Care REIT establishes relationships with, and provides financing to, operators throughout their growth cycles. Health Care REIT targets companies with experienced management teams, regionally focused operations, substantial inside ownership interests or venture capital backing and significant growth potential.

By maintaining close ties to operators, Health Care REIT is able to structure investments designed to support an operator’s business plan and monitor Health Care REIT’s investments on an ongoing basis. Health Care REIT’s investments are typically structured as master operating leases for the acquisition and development of facilities in a geographic region. Economic terms typically include annual rate increasers and fair market value-based purchase options.

Portfolio Management.  Portfolio strength is derived from diversity by operator, property sector and geographic location. Health Care REIT emphasizes long-term investment structures that result in a predictable asset base with attendant recurring income, funds from operations and funds available for distribution. Generally, master leases have a 12 to 15 year term and mortgage loans provide three to eight years of prepayment protection. Health Care REIT also regularly monitors the portfolio with its proprietary database system.

Depth of Management.  Health Care REIT’s management team is comprised of eight individuals who have an aggregate of approximately 158 years of experience in health care and real estate finance. The management team has successfully implemented Health Care REIT’s investment strategy of emphasizing relationship financings with strong, emerging operators.

Health Care REIT’s Internet address is http://www.hcreit.com. The information on or connected to Health Care REIT’s Internet Web site is not, and shall not be deemed to be, a part of, or incorporated into, this proxy statement/prospectus.

For additional information regarding Health Care REIT, see “Where You Can Find More Information” on page 96.

Heat Merger Sub, LLC
c/o Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800

Heat Merger Sub is a Delaware limited liability company and a wholly-owned subsidiary of Health Care REIT. Heat Merger Sub was formed on September 12, 2006 solely for the purpose of effecting the merger. It has not carried on any activities other than in connection with the merger agreement.

Heat OP Merger Sub, L.P.
c/o Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800

Heat OP Merger Sub is a Virginia limited partnership and a wholly-owned, indirect subsidiary of Health Care REIT. Heat OP Merger Sub was organized on September 12, 2006 solely for the purpose of effecting the operating partnership merger. It has not carried on any activities other than in connection with the merger agreement.

Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180

Windrose is a self-managed specialty medical properties REIT. Windrose was organized in March 2002 as a Maryland REIT with perpetual existence and is taxed as a REIT under the federal income tax laws. Windrose completed its initial public offering and began operations in August 2002. Windrose was formed to acquire, selectively develop, and manage specialty medical properties, such as:

•	medical office buildings;

•	ambulatory surgery centers;

•	outpatient treatment and diagnostic facilities; and

•	specialty hospitals and treatment centers.

Windrose’s Internet address is http://www.windrosempt.com. The information on or connected to Windrose’s Internet Web site is not, and shall not be deemed to be, a part of, or incorporated into, this proxy statement/prospectus.

For additional information regarding Windrose, see “Where You Can Find More Information” on page 96.

Windrose Medical Properties, L.P.
c/o Windrose Medical Properties Trust, general partner
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180

Windrose owns its properties and conducts its business through Windrose Medical Properties, L.P. (which we refer to in this proxy statement/prospectus as Windrose OP). Windrose serves as the sole general partner of Windrose OP. As of September 30, 2006, Windrose owned an approximate 98.4% partnership interest in Windrose OP. For additional information regarding Windrose OP, see “Where You Can Find More Information” on page 96.

The Special Meeting
(Page 22)

Date, Time and Place; Purpose of the Special Meeting

A special meeting of Windrose shareholders will be held at the Holiday Inn, 3850 DePauw Boulevard, Indianapolis, Indiana 46268, on December 14, 2006 at 3:00 p.m., local time. At the special meeting, the Windrose shareholders will be asked to consider and vote upon a proposal to approve the merger described in this proxy statement/prospectus and to consider and act upon any other business that may properly come before the special meeting (including any proposal to adjourn or postpone the special meeting).

Record Date; Voting Power

Windrose’s board of trustees has fixed the close of business (5:30 p.m., local time) on November 8, 2006 as the record date for determining the shareholders of Windrose that are entitled to notice of, and to vote at, the special meeting. Only holders of record of Windrose common shares or Windrose preferred shares at the close of business on the record date are entitled to notice of the special meeting. Only holders of record of Windrose common shares at the close of business on the record date are entitled to vote at the special meeting. At the close of business on the record date, there were [•] Windrose common shares outstanding and entitled to vote at the special meeting.

Windrose shareholders will have one vote on any matter that may properly come before the special meeting for each Windrose common share that they owned on the record date.

Required Vote

Windrose’s amended and restated declaration of trust (which we refer to in this proxy statement/prospectus as Windrose’s declaration of trust) and bylaws require that the merger be affirmatively approved by holders of a majority of the Windrose common shares outstanding on the record date. Although considered present for the purposes of determining a quorum, abstentions and “broker non-votes” are not counted as votes in favor of the merger and the other transactions contemplated by the merger agreement and, therefore, have the same effect as a vote “against” the merger proposal.

In order for your Windrose common shares to be included in the vote, you must submit your proxy for your shares by returning the enclosed proxy card, or by telephone or through the Internet by following the instructions included with your proxy card, or you must vote in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to authorize your vote.

Voting by Windrose’s Trustees and Executive Officers

At the close of business on the record date, Windrose’s trustees and executive officers and their affiliates were entitled to vote approximately [•] Windrose common shares (or approximately [•]% of the aggregate number of Windrose common shares outstanding on that date). Fred S. Klipsch, Windrose’s chairman and chief executive officer, and Frederick L. Farrar, Windrose’s president, chief operating officer and treasurer, have agreed pursuant to a support agreement to vote the Windrose common shares that they own “FOR” the merger proposal.

Recommendation of Windrose’s Board of Trustees
(Page 31)

Windrose’s board of trustees believes that the merger is advisable on the terms set forth in the merger agreement, unanimously voted to approve the merger agreement and unanimously recommends that you vote “FOR” the merger.

Opinion of Windrose’s Financial Advisor
(Page 34)

In deciding to approve the merger, Windrose’s board of trustees considered the opinion of its financial advisor, J.P. Morgan Securities Inc. (which we refer to in this proxy statement/prospectus as JPMorgan), that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the exchange ratio is fair, from a financial point of view, to holders of Windrose common shares. The full text of this opinion is attached as Appendix D to this proxy statement/prospectus. Windrose urges its shareholders to read the opinion of JPMorgan in its entirety.

Interests of Windrose’s Trustees and Executive Officers in the Mergers
(Page 42)

In considering the recommendation of Windrose’s board of trustees with respect to the merger, you should be aware that certain trustees and executive officers of Windrose have interests in, and will receive benefits from, the merger and certain other transactions contemplated by the merger agreement that are different from, or in addition to, the interests of Windrose shareholders generally. Windrose’s board of trustees was aware of these interests and considered them, among other matters, when approving the merger agreement, determining that the merger is advisable and recommending that Windrose shareholders vote to approve the merger. In addition, Windrose’s management team continues to pursue acquisition opportunities, subject to compliance with its pre-merger closing covenants contained in the merger agreement. In connection with these acquisition opportunities, certain of Windrose’s executive officers may receive finder’s fees from Windrose. See “The Mergers — Interests of Windrose’s Trustees and Executive Officers in the Mergers,” “The Mergers — Interests of Windrose’s Trustees and Executive Officers in the Mergers — Acquisition Opportunities; Finder’s Fees” and “Risk Factors — Windrose’s trustees and executive officers have interests and arrangements that could have influenced their decisions to support or approve the mergers.”

Representation on the Health Care REIT Board of Directors
(Page 43)

Fred S. Klipsch, Windrose’s chairman and chief executive officer, will be appointed to the Health Care REIT board of directors upon completion of the merger, provided that such appointment would not be in violation of any applicable legal requirements or rules of the New York Stock Exchange. In the event Mr. Klipsch cannot or will not serve on Health Care REIT’s board, Windrose will nominate a replacement to be appointed by the Health Care REIT board. Mr. Klipsch will not receive compensation for his services as a director of Health Care REIT during the term of his consulting agreement.

Comparison of the Rights of Holders of Windrose Common Shares and Health Care REIT Common Stock
(Page 87)

The conversion of Windrose common shares and Windrose OP units into Health Care REIT common stock in the mergers will result in differences between your rights as a Windrose shareholder, governed by the Maryland REIT Law and Windrose’s declaration of trust and bylaws, on the one hand, and your rights as a Health Care REIT stockholder, governed by the Delaware General Corporation Law, or DGCL, and Health Care REIT’s certificate of incorporation and by-laws, on the other. See “Comparison of the Rights of Holders of Windrose Common Shares and Health Care REIT Common Stock” for a discussion of these differences.

Summary of the Terms of the Health Care REIT Preferred Stock
(Page 79)

Each Windrose preferred share outstanding at the effective time of the merger will be converted into one share of newly issued preferred stock of Health Care REIT designated as the 7.5% Series G Cumulative Convertible Preferred Stock. The Health Care REIT preferred stock will have rights, preferences, privileges and voting power substantially similar to those of the Windrose preferred shares. See “Capitalization and

Description of Health Care REIT Securities — Description of Health Care REIT Preferred Stock” for a description of the dividend and liquidation rights and preferences, voting rights, conversion rights and other rights of holders of the Health Care REIT preferred stock and the redemption provisions and restrictions on ownership and transfer relating to the Health Care REIT preferred stock.

Material U.S. Federal Income Tax Considerations of the Mergers
(Page 68)

The merger is intended to qualify as a reorganization within the provisions of Section 368(a) of the Code. If the merger so qualifies, then for U.S. federal income tax purposes, (i) Windrose shareholders who receive Health Care REIT common stock in exchange for their Windrose common shares in the merger are not expected to recognize any gain or loss, except with respect to cash received instead of a fractional share of Health Care REIT common stock, and (ii) holders of Windrose preferred shares who receive Health Care REIT preferred stock in exchange for their Windrose preferred shares in the merger are not expected to recognize any gain or loss.

The exchange of Windrose OP units for Health Care REIT common stock pursuant to the operating partnership merger will be treated as a taxable sale of those units for U.S. federal income tax purposes. As a result, holders of Windrose OP units will recognize gain or loss, as the case may be, as a result of the operating partnership merger. The sale of Windrose OP units in the operating partnership merger and the transfer of Windrose’s units in Windrose OP as a result of the merger will not result in Windrose OP or Heat OP Merger Sub recognizing gain or loss for federal income tax purposes.

Tax matters are complicated and Windrose shareholders and holders of Windrose OP units are urged to read carefully the section titled “Material U.S. Federal Income Tax Considerations” and to consult their own tax advisors for a fuller understanding of the tax consequences of their participation in the mergers.

Accounting Treatment
(Page 45)

It is expected that the merger will be accounted for as a purchase of Windrose by Health Care REIT under U.S. generally accepted accounting principles (which we refer to in this proxy statement/prospectus as GAAP). Under the purchase method of accounting, the assets and liabilities of Windrose will be, as of the completion of the merger, recorded at their respective fair values and added to those of Health Care REIT.

Regulatory Matters Related to the Mergers
(Page 46)

No material regulatory approvals are required in order to complete the mergers and the other transactions contemplated by the merger agreement.

No Dissenters’ or Appraisal Rights
(Page 46)

Pursuant to the Maryland REIT Law, holders of Windrose common shares are not entitled to any dissenters’ or appraisal rights with respect to the merger.

Restrictions on Solicitation
(Page 55)

Subject to specified exceptions, the merger agreement precludes Windrose and its subsidiaries and representatives, whether directly or indirectly, from inviting, initiating, soliciting or encouraging any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer with respect to, or engaging in any discussions or negotiations that may reasonably be expected to lead to any direct or indirect acquisition proposal (as defined in “The Merger Agreement — Covenants and Agreements — No Solicitation”).

Conditions to the Mergers
(Page 58)

The closing is subject to various closing conditions, including, without limitation, (a) the approval of Windrose shareholders, (b) the listing of the shares of common stock to be issued in the mergers and the shares of Health Care REIT common stock reserved for issuance upon exercise of converted options on the New York Stock Exchange, (c) the receipt of all specified consents and approvals, (d) the performance in all material respects of all obligations required to be performed by each party under the merger agreement and (e) a bring-down of representations and warranties and the absence of any material adverse change affecting Windrose or Health Care REIT. In assessing whether a change has a material adverse effect on Windrose or Health Care REIT, among other items, the parties will not take into consideration (i) conditions generally affecting the healthcare industry or, with respect to a material adverse effect on Health Care REIT, the skilled nursing or retirement care industry, (ii) a decrease in the market price of Windrose common shares or shares of Health Care REIT common stock, (iii) changes in general national economic or financial conditions or changes in the securities market in general, (iv) a failure by either Windrose or Health Care REIT to report earnings or revenue results consistent with its historic earnings or revenue results, (v) changes in any laws or regulations or accounting regulations or principles applicable to Windrose or Health Care REIT, (vi) any outbreak or escalation of armed hostilities or acts of terrorism, (vii) the announcement, execution or consummation of the merger agreement and the transactions contemplated thereby or (viii) changes the adverse effects of which are covered by insurance. Health Care REIT and Windrose will not be precluded from claiming that a material adverse effect has occurred with respect to an event or change underlying either a decrease in the other party’s share price as described in (ii) above or a failure of the other party to report earnings or revenue results as described in (iv) above.

Termination of the Merger Agreement
(Page 60)

The merger agreement may be terminated at any time prior to the effective times of the mergers:

•	by mutual written consent of Health Care REIT and Windrose;

•	by either Health Care REIT or Windrose if any governmental agency has issued an order (which order Health Care REIT or Windrose, as the case may be, has used its reasonable best efforts to have vacated or reversed), permanently restraining, enjoining or otherwise prohibiting the merger, and such order has become final and unappealable;

•	by either Health Care REIT or Windrose if the Windrose shareholders fail to approve the merger at the special meeting or any adjournment thereof;

•	after March 12, 2007, by either Health Care REIT or Windrose if the merger has not been completed by such date for any reason; provided however, if the merger has not been completed by such date due to failure to obtain certain required consents or approvals set forth on specific schedules to the merger agreement, neither party may terminate the merger agreement until June 11, 2007 so long as the parties are using their reasonable best efforts to obtain such consents or approvals, subject to certain limitations;

•	by Health Care REIT, if (i) prior to obtaining the approval of Windrose’s shareholders, Windrose’s board of trustees or a committee thereof has made an adverse recommendation; (ii) Windrose fails to call or hold the special meeting; (iii) Windrose has intentionally and materially breached any of its obligations under the non-solicitation and superior acquisition proposal provisions under the merger agreement; (iv) Windrose’s board of trustees has approved or recommended an acquisition proposal made by any person other than Health Care REIT or Heat Merger Sub; or (v) Windrose has entered into a definitive agreement with respect to an acquisition proposal;

•	by Windrose, if prior to the approval of the merger agreement at the special meeting Windrose’s board of trustees has approved, and Windrose concurrently enters into, a definitive agreement with respect to a superior acquisition proposal, subject to certain restrictions;

•	by Health Care REIT, if there has been a breach of any of the representations, warranties, covenants or agreements of Windrose contained in the merger agreement such that the conditions precedent to Health Care REIT’s obligations to consummate the merger set forth in the merger agreement are incapable of being satisfied, which breach is not cured within 30 days following written notice to Windrose, subject to certain restrictions; or

•	by Windrose, if there has been a breach of any of the representations, warranties, covenants or agreements of Health Care REIT or Heat Merger Sub contained in the merger agreement such that the conditions precedent to Windrose’s obligations to consummate the merger set forth in the merger agreement are incapable of being satisfied, which breach is not cured within 30 days following written notice to Health Care REIT, subject to certain restrictions.

Termination Fees, Lender Consent Fees and Expense Reimbursement
(Page 61)

Windrose will be obligated to pay Health Care REIT all or a portion, as described below, of the following: (i) a maximum termination fee equal to $16.9 million, (ii) an amount up to $900,000, as reimbursement for fees and expenses paid by Health Care REIT in connection with the merger agreement and the merger, and (iii) an amount up to $2.5 million, as reimbursement of Health Care REIT’s expenses incurred in connection with obtaining certain third party consents to the mergers, in the event that the merger agreement is terminated:

•	by Health Care REIT, if:

•	prior to Windrose shareholders’ approval of the merger, Windrose’s board of trustees makes an adverse recommendation (but only if Health Care REIT terminates the merger agreement prior to the date of the Windrose special meeting);

•	Windrose fails to call or hold the special meeting;

•	Windrose’s board of trustees of Windrose approves or recommends an acquisition proposal made by any person other than Health Care REIT or Heat Merger Sub;

•	Windrose intentionally and materially breaches its obligations under the non-solicitation and other acquisition proposal provisions of the merger agreement; or

•	Windrose enters into a definitive agreement with respect to an acquisition proposal; or

•	by Windrose, if, prior to the approval of the merger by Windrose shareholders, Windrose’s board of trustees approves, and Windrose enters into, a definitive agreement with respect to a superior acquisition proposal.

Under any such scenario, Windrose will pay Health Care REIT 50% of the termination fee at the time of the termination of the merger agreement. If Windrose enters into a definitive agreement with respect to, or completes, an acquisition proposal made by a third party other than Health Care REIT or Heat Merger Sub within the 12 months following the termination of the merger agreement, Windrose will pay Health Care REIT the remaining 50% of such termination fee and the other amounts described above concurrent with the closing of such transaction.

Windrose will pay Health Care REIT 100% of the amounts described above upon the completion of an acquisition proposal with a third party other than Health Care REIT or Heat Merger Sub if:

•	an acquisition proposal has been received by Windrose or publicly disclosed prior to the termination of the merger agreement by Health Care REIT or Windrose for the reasons described in the third or fourth bullet point under the heading “— Termination of the Merger Agreement”; and

•	within 12 months after such termination, Windrose entered into a definitive agreement providing for the acquisition proposal that was completed with the third party.

In the event that Health Care REIT terminates the merger agreement for the reasons described in the seventh bullet point under the heading “— Termination of the Merger Agreement,” Windrose will pay Health Care REIT up to $3.0 million as reimbursement of Health Care REIT’s expenses incurred in connection with the merger agreement and the merger and up to $2.5 million as reimbursement for fees and expenses paid by Health Care REIT’s in connection with obtaining certain third party consents to the merger.

In the event that Windrose terminates the merger agreement for the reasons described in the eighth bullet point under the heading “— Termination of the Merger Agreement,” Health Care REIT will pay Windrose up to $3.0 million as reimbursement of Windrose’s expenses incurred in connection with the merger agreement.

Consulting and Employment Agreements
(Page 63)

Each of Fred S. Klipsch, Windrose’s chairman and chief executive officer, and Frederick L. Farrar, Windrose’s president, chief operating officer and treasurer, has entered into a consulting agreement with Health Care REIT. Daniel R. Loftus, Windrose’s executive vice president, secretary and general counsel, has entered into an employment agreement with Health Care REIT. See “The Merger Agreement — Related Agreements — Consulting and Employment Agreements.”

Support Agreements
(Page 62)

In connection with the merger agreement, each of Fred S. Klipsch and Frederick L. Farrar has entered into a support agreement with Health Care REIT, pursuant to which he has agreed, among other things, to vote all of the Windrose common shares beneficially owned by him, representing an aggregate of approximately 1.4% of the outstanding Windrose common shares as of September 12, 2006, in favor of the approval of the merger agreement and the merger.

Tax Indemnity Agreements
(Page 67)

Each of Fred S. Klipsch and Frederick L. Farrar, Steve Klipsch and Mike Klipsch, the sons of Mr. Klipsch, Charles Lanham, a former Windrose trustee, Robin Barksdale, a current Windrose employee, and O.B. McCoin, an executive vice president of Windrose, has entered into separate tax indemnity agreements with Health Care REIT as described under “The Merger Agreement — Related Agreements — Tax Indemnity Agreements.”

Listing of Health Care REIT Common Stock and Health Care REIT Preferred Stock
(Page 46)

Health Care REIT will use its reasonable best efforts to cause the shares of Health Care REIT common stock and Health Care REIT preferred stock to be issued in the mergers and the shares reserved for issuance upon exercise of converted options to be listed, upon official notice of issuance, on the New York Stock Exchange.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF HEALTH CARE REIT

The following selected historical consolidated financial data for each of the years in the five-year period ended December 31, 2005 have been derived from Health Care REIT’s audited consolidated financial statements. These financial statements have been audited by Ernst & Young LLP, Health Care REIT’s independent registered public accounting firm. The following selected historical consolidated financial data as of and for the nine months ended September 30, 2006 and 2005 have been derived from Health Care REIT’s unaudited interim consolidated financial statements. In the opinion of Health Care REIT’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations as of such dates and for such periods. Results for the interim periods are not necessarily indicative of the results to be expected for the full year. This information is only a summary, and you should read it together with Health Care REIT’s historical consolidated financial statements and notes thereto and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Health Care REIT’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and Health Care REIT’s Current Report on Form 8-K filed October 20, 2006, which updates certain financial information included in its Annual Report on Form 10-K for the year ended December 31, 2005, each of which is incorporated by reference into this proxy statement/prospectus. Amounts are in thousands, except per share data.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2001	2002	2003	2004	2005	2005	2006

Operating Data
Revenues	$103,393	$132,782	$178,560	$232,453	$275,317	$198,951	$236,229
Income from continuing operations available to common stockholders	35,092	43,244	57,617	67,098	55,427	33,554	59,922
Net income available to common stockholders	47,044	55,191	70,732	72,634	62,692	36,105	63,793

Per Share Data
Basic:
Income from continuing operations available to common stockholders	$1.15	$1.18	$1.32	$1.30	$1.02	$0.63	$0.99
Net income available to common stockholders	$1.54	$1.50	$1.62	$1.41	$1.16	$0.67	$1.05
Diluted:
Income from continuing operations available to common stockholders	$1.13	$1.16	$1.30	$1.29	$1.02	$0.62	$0.98
Net income available to common stockholders	$1.52	$1.48	$1.60	$1.39	$1.15	$0.67	$1.04
Cash distributions per common share	$2.34	$2.34	$2.34	$2.385	$2.46	$1.84	$1.90

	December 31,					September 30,
	2001	2002	2003	2004	2005	2005	2006

Balance Sheet Data
Net real estate investments	$1,213,564	$1,524,457	$1,992,446	$2,441,972	$2,849,518	$2,616,288	$3,094,828
Total assets	1,267,543	1,591,482	2,184,088	2,552,171	2,972,164	2,736,898	3,200,829
Total debt	488,916	673,703	1,014,541	1,192,958	1,500,818	1,373,154	1,603,302
Total liabilities	509,673	694,250	1,034,409	1,216,892	1,541,408	1,417,202	1,653,860
Total stockholders’ equity	757,870	897,232	1,149,679	1,335,279	1,430,756	1,319,696	1,546,969

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WINDROSE

The following selected historical consolidated financial data for (i) each of the years in the three-year period ended December 31, 2005 and for the period from August 16, 2002 (inception) to December 31, 2002 for Windrose and (ii) the period from January 1, 2002 to August 15, 2002 and the year ended December 31, 2001 for Windrose’s accounting predecessor have been derived from Windrose’s audited consolidated financial statements. These financial statements have been audited by KPMG LLP, Windrose’s independent registered public accounting firm. The following selected historical consolidated financial data as of and for the nine months ended September 30, 2006 and 2005 have been derived from Windrose’s unaudited interim consolidated financial statements. In the opinion of Windrose’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations as of such dates and for such periods. Results for the interim periods are not necessarily indicative of the results to be expected for the full year. This information is only a summary and you should read it together with Windrose’s historical consolidated financial statements and notes thereto and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Windrose’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and Windrose’s Annual Report on Form 10-K for the year ended December 31, 2005, each of which is incorporated by reference into this proxy statement/prospectus. Amounts are in thousands, except per share data.

	Year Ended	January 1, 2002	August 16, 2002	Year Ended
	December 31,	through	(inception) to	December 31,				Nine Months Ended
	2001	August 15, 2002	December 31, 2002	2002	Year Ended December 31,			September 30,
	(Predecessor)	(Predecessor)	(Windrose)	(Combined)	2003	2004	2005	2005	2006

Operating Data
Revenues(1)	$4,568	$4,145	$9,901	$14,046	$17,485	$32,261	$50,122	$33,680	$70,049
Income (loss) from continuing operations available to common shareholders	(51)	(1,016)	43	(972)	1,106	3,651	2,783	2,692	(724)
Net income (loss) available to common shareholders	(51)	(1,016)	43	(972)	1,248	4,053	4,018	3,933	(724)

Per Share Data
Basic:
Income (loss) from continuing operations available to common shareholders			$0.01		$0.19	$0.35	$0.20	$0.21	$(0.04)
Net income (loss) available to common shareholders			$0.01		$0.21	$0.39	$0.29	$0.30	$(0.04)
Diluted:
Income (loss) from continuing operations available to common shareholders			$0.01		$0.18	$0.34	$0.20	$0.21	$(0.04)
Net income (loss) available to common shareholders			$0.01		$0.20	$0.38	$0.29	$0.30	$(0.04)
Cash distributions per common share			$0.00		$0.61	$0.88	$0.90	$0.675	$0.695

	December 31,	December 31,				September 30,
	2001 (Predecessor)	2002	2003	2004	2005	2005	2006

Balance Sheet Data
Net real estate investments	$0	$63,565	$162,105	$303,128	$667,841	$419,484	$707,738
Total assets	1,535	75,265	187,893	324,974	702,436	446,533	773,048
Total debt	687	9,664	76,893	187,134	435,147	228,185	468,036
Total liabilities and minority interests	1,915	17,888	85,735	205,568	464,271	251,390	496,816
Total shareholders’ equity (deficit)	(379)	57,377	102,158	119,406	238,165	195,143	276,232

(1)	Includes reclassifications to conform certain amounts with Health Care REIT’s presentation.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following selected unaudited pro forma condensed consolidated financial data is presented as if the mergers had occurred as of January 1, 2005 for income statement purposes and on September 30, 2006 for balance sheet purposes. This data should be read in conjunction with, and the information is qualified in its entirety by, (i) the unaudited pro forma condensed consolidated financial statements and notes appearing elsewhere in this proxy statement/prospectus, (ii) Health Care REIT’s historical consolidated financial statements and notes thereto contained in its Current Report on Form 8-K filed on October 20, 2006, which updates certain financial information included in its Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and (iii) Windrose’s historical consolidated financial statements and notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, each of which have been incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 96.

The unaudited pro forma condensed consolidated financial data should be read in conjunction with the unaudited pro forma condensed consolidated financial statements and notes appearing in this proxy statement/prospectus under the heading “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page F-1. The pro forma amounts in the table below are presented for illustrative purposes only. You should not rely on the pro forma amounts as being indicative of the financial position or results of operations of the combined company that would have actually occurred had the mergers been completed as of the dates indicated above, nor is it necessarily indicative of the future operating results or financial position of the combined company. Amounts are in thousands, except per share data.

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Operating Data
Revenues	$359,884	$308,880
Income from continuing operations	70,179	74,147
Income from continuing operations available to common stockholders	46,590	55,206

Other Data
Average number of common shares outstanding:
Basic	63,986	70,642
Diluted	64,686	71,289

Per Share Data
Basic:
Income from continuing operations	$1.10	$1.05
Income from continuing operations available to common stockholders	$0.73	$0.78
Diluted:
Income from continuing operations	$1.08	$1.04
Income from continuing operations available to common stockholders	$0.72	$0.77
Cash distributions per common share	$2.46	$1.90

September 30,
2006

Balance Sheet Data
Net real estate investments	$4,011,424
Total assets	4,172,870
Total debt	2,110,211
Total liabilities and minority interests	2,189,897
Total stockholders’ equity	1,982,973

COMPARATIVE PER SHARE DATA

The table below presents, for the periods indicated, selected historical per share data for Health Care REIT common stock and Windrose common shares, as well as unaudited pro forma combined per share amounts and unaudited pro forma combined per share equivalent amounts for Windrose common shares after giving effect to the mergers, under the purchase method of accounting, assuming the issuance of 9,876,000 shares of Health Care REIT common stock in the mergers. The pro forma financial information provided below is presented as if the mergers had occurred as of January 1, 2005 for income statement purposes and on September 30, 2006 for balance sheet purposes. The unaudited pro forma combined per share equivalent amounts for Windrose have been calculated by multiplying the unaudited pro forma combined per share amounts by 0.4579 (the mid-point between the maximum and minimum exchange ratio).

You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and accompanying notes of Health Care REIT and Windrose and the unaudited pro forma condensed consolidated financial statements and accompanying notes included in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page 96 and “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page F-1. The pro forma amounts in the table below are presented for illustrative purposes only. You should not rely on the pro forma amounts as being indicative of the financial position or results of operations of the combined company that actually would have occurred had the mergers been completed as of the dates indicated above, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Health Care REIT-Historical
Income from continuing operations available to common stockholders:
Basic	$1.02	$0.99
Diluted	1.02	0.98
Dividends paid per common share	2.46	1.90
Book value per share at period end	24.62	24.53

Windrose-Historical
Income (loss) from continuing operations available to common shareholders:
Basic	$0.20	$(0.04)
Diluted	0.20	(0.04)
Dividends paid per common share	0.90	0.695
Book value per share at period end	13.70	13.08

Unaudited Pro Forma Combined
Income from continuing operations available to common stockholders:
Basic	$0.73	$0.78
Diluted	0.72	0.77
Dividends paid per common share	2.46	1.90
Book value per share at period end	24.62	27.18

Unaudited Pro Forma Combined Windrose Equivalents
Income from continuing operations available to common shareholders:
Basic	$0.33	$0.36
Diluted	0.33	0.35
Dividends paid per common share	1.13	0.87
Book value per share at period end	11.27	12.45

COMPARATIVE PER SHARE MARKET PRICE DATA

Health Care REIT common stock is listed on the New York Stock Exchange under the symbol “HCN.” Windrose common shares are listed on the New York Stock Exchange under the symbol “WRS.” The table below sets forth the high, low and closing sale prices per share of Health Care REIT common stock and Windrose common shares as reported on the New York Stock Exchange on September 12, 2006, the last full trading day prior to the announcement of the merger agreement, and on November [•], 2006, the most recent practicable date prior to the mailing of this proxy statement/prospectus to the Windrose shareholders. The table also sets forth the equivalent price per share of Windrose common shares on September 12, 2006 and on November [•], 2006. The equivalent price per share is equal to the high, low and closing sale price of a share of Health Care REIT common stock, as reported on the New York Stock Exchange, on each such date multiplied by 0.4579 (the mid-point between the maximum and minimum exchange ratio). These prices will fluctuate prior to the special meeting and the completion of the mergers. Windrose shareholders are urged to obtain current market quotations prior to making any decision with respect to the mergers.

Health Care REIT
	Common Stock						Windrose Common Shares						Windrose Equivalents
	High		Low		Close		High		Low		Close		High		Low		Close

September 12, 2006		$40.12		$39.33		$40.05		$15.25		$14.85		$15.18		$18.37		$18.01		$18.34
November [•], 2006	$		$		$		$		$		$		$		$		$

The table below presents, for the periods indicated: (i) the high and low sales prices per share of Health Care REIT common stock and Windrose common shares as reported on the New York Stock Exchange and (ii) the cash dividends paid per share of Health Care REIT common stock and Windrose common shares.

	Health Care REIT
	Common Stock			Windrose Common Shares
	High	Low	Dividends	High	Low	Dividends

Year Ended December 31, 2004
First Quarter	$40.65	$35.77	$0.585	$12.87	$12.25	$0.220
Second Quarter	40.88	27.70	0.600	12.57	10.45	0.220
Third Quarter	35.20	31.11	0.600	13.32	10.96	0.220
Fourth Quarter	38.15	34.41	0.600	14.65	12.98	0.220

Year Ended December 31, 2005
First Quarter	$38.04	$31.15	$0.600	$14.67	$13.51	$0.225
Second Quarter	37.99	31.69	0.620	14.16	13.10	0.225
Third Quarter	39.20	35.13	0.620	15.59	14.11	0.225
Fourth Quarter	37.37	33.35	0.620	15.31	14.10	0.225

Year Ended December 31, 2006
First Quarter	$38.50	$33.68	$0.620	$15.75	$14.51	$0.225
Second Quarter	38.09	32.80	0.640	15.30	13.59	0.235
Third Quarter	40.12	34.55	0.640	17.68	14.24	0.235
Fourth Quarter (through November [•], 2006)

RISK FACTORS

In addition to the other information contained or incorporated by reference in this proxy statement/prospectus, you should consider the following risk factors in determining how to vote at the special meeting of Windrose shareholders.

Risks Relating to the Mergers

Windrose will be subject to business uncertainties and contractual restrictions while the mergers are pending.

The merger agreement restricts Windrose from making certain acquisitions and taking other specified actions without the consent of Health Care REIT until the mergers occur. These restrictions may prevent Windrose from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section titled “The Merger Agreement — Covenants and Agreements — Conduct of Windrose’s Business Prior to the Merger” of this proxy statement/prospectus for a description of the restrictive covenants applicable to Windrose.

Because the market price of Health Care REIT common stock may fluctuate, you cannot be certain of the precise value of the merger consideration you will receive in the mergers.

Due to the manner in which the exchange ratio is calculated and fluctuations in the market price of Health Care REIT common stock, the precise number of shares of Health Care REIT common stock to be received at closing, and the value of such shares, is uncertain. If the mergers are completed, you will receive, for each Windrose common share and each Windrose OP unit that you own, a fraction of a share of Health Care REIT common stock equal to the exchange ratio. The exchange ratio will adjust to ensure that the fraction of a share of Health Care REIT common stock you receive will be equal to $18.06 divided by the average trading price for the 10 trading days, selected by lot, during the applicable 15-trading day period ending on and including the date that is five trading days prior to the effective time of the merger, of a share of Health Care REIT common stock so long as the average trading price of a share of Health Care REIT common stock during the selected 10 trading days is between $38.84 and $40.05 per share. However, the market value of that fraction of a share of Health Care REIT common stock you receive for each Windrose common share and each Windrose OP unit may be less than $18.06, as the trading price of Health Care REIT common stock for purposes of determining the exchange ratio may be less than $38.84, and the price of Health Care REIT common stock at the closing may be less than the average 10-day trading price of Health Care REIT common stock used to determine the exchange ratio.

If the average trading price for a share of Health Care REIT common stock during the selected 10 trading days is less than $38.84, the exchange ratio will no longer adjust upward, and you will receive 0.4650 of a share of Health Care REIT common stock for each Windrose common share and each Windrose OP unit that you own regardless of how far below $38.84 the average trading price is during the selected 10 trading days. This also means that the value of the fraction of a share of Health Care REIT common stock you will receive for each Windrose common share and each Windrose OP unit could be less than $18.06 if the market price of Health Care REIT common stock remains below $38.84 when the merger is completed. The formula for calculating the exchange ratio is set forth in the section titled “The Merger Agreement — Conversion of Windrose Common Shares, Preferred Shares and OP Units — Windrose Common Shares” of this proxy statement/prospectus.

The exchange ratio may not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you may not know the precise number of shares of Health Care REIT common stock you will receive, or the value of such shares, on the date the merger is completed. You are urged to obtain a current market quotation for Health Care REIT common stock prior to voting on the merger proposal.

Failure to complete the mergers could negatively affect the stock price and the future business and financial results of Windrose.

Although the Windrose board of trustees has recommended that Windrose shareholders approve the merger proposal, there is no assurance that this proposal will be approved at the special meeting or any adjournment or postponement of the special meeting, and there is no assurance that Health Care REIT and Windrose will receive the necessary third party consents or satisfy the other conditions to the completion of the mergers. If the mergers are not completed for any reason, Windrose will be subject to several risks, including the following:

•	The merger agreement contains certain termination rights for Health Care REIT and Windrose. Upon termination of the merger agreement under specified circumstances, Windrose will be required to pay Health Care REIT all or a portion of the following (i) a maximum termination fee equal to $16.9 million, (ii) an amount up to $900,000, as reimbursement for fees and expenses paid by Health Care REIT in connection with the merger agreement and the merger, and (iii) up to $2.5 million, as reimbursement of Health Care REIT’s expenses incurred in connection with obtaining certain third party consents to the mergers. If the merger agreement is terminated due to Windrose’s breach of the representations, warranties, covenants and agreements contained in the merger agreement and such breach is not cured, Windrose will be required to pay Health Care REIT’s out-of-pocket expenses incurred not to exceed $3.0 million and up to $2.5 million, as reimbursement for fees and expenses paid by Health Care REIT in connection with obtaining certain third party consents to the mergers.

•	The current market price of Windrose common shares may reflect a market assumption that the merger will occur, and a failure to complete the merger could result in a decline in the market price of Windrose common shares.

•	Many costs relating to the merger (such as legal, accounting and a portion of its financial advisory fees) are payable by Windrose whether or not the merger is completed.

•	There may be substantial disruption to the business of Windrose and a distraction of its management and employees from day-to-day operations because matters related to the merger (including integration planning) may require substantial commitments of time and resources that could otherwise have been devoted to other opportunities that could have been beneficial to Windrose.

•	Windrose will continue to face the risks that it currently faces as an independent company, as further described in the documents that Windrose has filed with the SEC that are incorporated by reference into this proxy statement/prospectus.

In addition, Windrose will not realize any of the expected benefits of having completed the merger. If the merger is not completed, the risks described above may materialize and materially adversely affect Windrose’s business, financial results and financial condition and the market price of Windrose common shares.

Windrose’s trustees and executive officers have interests and arrangements that could have influenced their decisions to support or approve the mergers.

The interests of some of Windrose’s trustees and executive officers are different from those of Windrose shareholders, and Windrose’s trustees and executive officers may have participated in arrangements that are different from, or in addition to, those of Windrose shareholders. For a description of the benefits Windrose’s trustees and executive officers will receive in connection with the mergers, please see the section titled “The Mergers — Interests of Windrose’s Trustees and Executive Officers in the Mergers” of this proxy statement/prospectus.

The merger agreement limits Windrose’s ability to pursue alternatives to the mergers.

The merger agreement contains provisions that limit Windrose’s ability to pursue alternatives to the mergers with Health Care REIT. These provisions include a prohibition on Windrose’s solicitation of any proposal or offer for a competing transaction and a requirement that Windrose pay Health Care REIT all or a portion of the following (i) a maximum termination fee equal to $16.9 million, (ii) an amount up to $900,000, as reimbursement for fees and expenses paid by Health Care REIT in connection with the merger agreement and the merger, and (iii) up to $2.5 million, as reimbursement of Health Care REIT’s expenses incurred in connection with obtaining certain third party consents to the mergers.

Health Care REIT required Windrose to agree to these provisions as a condition to Health Care REIT’s willingness to enter into the merger agreement. These provisions, however, might discourage a third party that might have an interest in acquiring all or a significant part of Windrose from considering or proposing that acquisition, even if that party was prepared to pay consideration with a higher per share market price than the current proposed merger consideration. Furthermore, a potential competing acquiror might propose to pay a lower per share price to Windrose shareholders than it would otherwise have proposed to pay because of Windrose’s obligations in connection with termination of the merger agreement.

The market price of Health Care REIT common stock may decline as a result of the mergers.

The market price of Health Care REIT’s common stock may decline as a result of the mergers if Health Care REIT does not achieve the perceived benefits of the mergers as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the mergers on Health Care REIT’s financial results is not consistent with the expectations of financial or industry analysts.

After the mergers are completed, Windrose shareholders who receive Health Care REIT common stock in the mergers will have different rights that may be less advantageous than their current rights as a Windrose shareholder.

After the closing of the mergers, Windrose shareholders who receive Health Care REIT common stock in the mergers will have different rights than they currently have as a Windrose shareholder. For a detailed discussion of your rights as a stockholder of Health Care REIT and the significant differences between your rights as a shareholder of Windrose and your rights as a stockholder of Health Care REIT, see the section titled “Comparison of the Rights of Holders of Windrose Common Shares and Health Care REIT Common Stock” of this proxy statement/prospectus.

If the merger agreement is terminated for any reason, Windrose will be required to repay in full the amounts owed under the secured revolving credit facility provided by Health Care REIT. This subjects Windrose to certain risks, including the risk that Windrose will have insufficient cash resources to operate its properties and pay dividends to its shareholders.

If the merger agreement is terminated for any reason, Windrose will be required to repay the principal amount outstanding under the secured revolving line of credit provided by Health Care REIT. The secured revolving line of credit permits Windrose to borrow up to $125 million, except that after January 10, 2007, if the merger has not been completed and certain other conditions are satisfied, Windrose will be able to borrow up to $150 million. See “The Merger Agreement — Related Agreements — Interim Financing.” Payments of principal and interest on borrowings under this line of credit may leave Windrose with insufficient cash resources to operate its properties or pay distributions currently contemplated or necessary to maintain its REIT qualification.

If Windrose does not have sufficient funds to repay the indebtedness under this line of credit at maturity, it may be necessary to refinance the debt through additional debt financing, private or public offerings of debt securities or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect Windrose’s cash flows, and, consequently, Windrose’s cash available for distribution to its shareholders. If Windrose is unable to refinance the indebtedness under this line of credit, it may be forced to dispose of some of its properties or raise capital on disadvantageous terms, potentially resulting in losses.

Risks Relating to Health Care REIT

Real property investments are subject to varying degrees of risk that may adversely affect the business and operating results of Health Care REIT after the merger.

The combined company’s revenue and the value of its properties may be adversely affected by a number of factors, including:

•	the national economic climate;

•	local economic climates;

•	local real estate conditions;

•	changes in the healthcare industry or the senior care or housing industry (including economic, legal and regulatory changes);

•	the perceptions of prospective tenants of the attractiveness of the properties;

•	the combined company’s ability to manage and maintain its properties and secure adequate insurance; and

•	increases in operating costs (including real estate taxes and utilities that are not paid directly by the tenants or passed through to the tenants).

In addition, real estate values and income from properties are also affected by factors such as applicable laws, including tax laws, interest rate levels, and the availability of financing. If the combined company’s properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, it may have to borrow additional amounts to cover its expenses. This could harm the combined company’s cash flow and ability to make distributions to its stockholders.

The market price of Health Care REIT common stock after the mergers may be affected by factors different from those affecting shares of Windrose currently.

The businesses of Health Care REIT and Windrose are different and, accordingly, the results of operations of Health Care REIT and the market price of Health Care REIT’s common stock may be affected by factors different from those currently affecting the results of operations and market prices of Windrose common shares. For a discussion of the business of Health Care REIT and Windrose and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information.”

The operations of Health Care REIT and Windrose may not be integrated successfully and the intended benefits of the mergers may not be realized, which could have a negative impact on the market price of Health Care REIT common stock after the mergers.

The closing of the transaction poses risks for the ongoing operations of Health Care REIT, including that:

•	following the mergers, Health Care REIT may not achieve expected cost savings and operating efficiencies, such as the elimination of redundant administrative costs;

•	the Windrose portfolio may not perform as well as Health Care REIT anticipates due to various factors, including changes in macro-economic conditions and the demand for specialty medical properties;

•	unforeseen difficulties may arise in integrating Windrose assets into the Health Care REIT portfolio due to differences in the types of facilities in which Health Care REIT and Windrose invest; and

•	Health Care REIT may not effectively integrate Windrose’s operations and systems, including its accounting systems.

If Health Care REIT fails to successfully integrate Windrose and/or to realize the intended benefits of the transaction, the market price of Health Care REIT common stock could decline from its market price after the mergers.

If the IRS successfully asserts that Health Care REIT was not or will not continue to be qualified as a REIT, or that Windrose is not a REIT at the effective time of the merger, Health Care REIT would incur adverse tax consequences.

Health Care REIT has been organized as, and believes that its past and present operations qualify it as, a REIT. In addition, following the mergers, Health Care REIT intends to operate in a manner that will allow it to continue to qualify as a REIT. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within Health Care REIT’s control. If Health Care REIT fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to stockholders in computing taxable income and would become subject to federal income tax at regular corporate tax rates. In such an event, it could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, Health Care REIT would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification. If Windrose fails to qualify as a REIT at the time of the merger, Health Care REIT would be subject to tax at the highest regular corporate rate on the built-in gain on each Windrose asset existing at the time of the merger if Health Care REIT were to dispose of the asset within the ten-year period following the merger.

Health Care REIT’s business is subject to certain other risks, which are discussed in its most recent Annual Report on Form 10-K under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 96.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe, among other things, the beliefs, expectations, plans and strategies of Health Care REIT, Windrose and the combined entity that are not based on historical facts. These forward-looking statements concern and are based upon, among other things:

•	the prospective merger of Health Care REIT and Windrose;

•	the possible increase in the size and composition of the portfolios of each entity and the combined entity upon completion of the mergers;

•	potential benefits associated with the proposed transaction;

•	the sale of properties;

•	the performance of the operators and tenants and properties of each of Health Care REIT and Windrose;

•	the ability of each of Health Care REIT and Windrose to complete the mergers, to integrate their operations and to achieve expected savings and synergies;

•	the ability to make new investments and to maintain returns from existing investments;

•	the ability to enter into agreements with new and existing tenants;

•	the ability of each of Health Care REIT and Windrose to pay dividends or make distributions;

•	the policies and plans of each of Health Care REIT and Windrose regarding investments, financings and other matters;

•	the tax status of each of Health Care REIT and Windrose as a REIT;

•	the ability of each of Health Care REIT and Windrose to appropriately balance the use of debt and equity;

•	the ability of each of Health Care REIT and Windrose to access capital markets or other sources of funds; and

•	the ability of each of Health Care REIT and Windrose and of the combined entity to meet earnings guidance.

Forward-looking statements include any statement that includes words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Expected results may not be achieved, and actual results may differ materially from expectations. This may be caused by various factors, including, but not limited to:

•	changes in economic or general business conditions;

•	the status of capital markets, including prevailing interest rates;

•	issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the health care and senior housing industries and specialty medical property market;

•	negative developments in the operating results or financial condition of operators and tenants;

•	the ability to transition or sell facilities with a profitable result;

•	the failure of closings to occur as and when anticipated;

•	acts of God;

•	the ability to reinvest sale proceeds at sufficiently high yields;

•	operator and tenant bankruptcies or insolvencies;

•	government regulations affecting the health care sector;

•	liability claims and insurance costs for operators and tenants;

•	unanticipated difficulties and/or expenditures relating to future acquisitions;

•	hostile acts of third parties;

•	changes in rules or practices governing financial reporting;

•	other factors affecting the completion of the mergers and subsequent performance of the combined company, including REIT laws and regulations, anti-takeover provisions and retention of key management personnel;

•	unexpected delays in obtaining, or conditions to receipt of, shareholder and third party approvals of the mergers;

•	delays in the implementation and execution of merger integration plans;

•	unexpected costs or delays in the successful integration of the IT systems and elimination of duplicative overhead and IT costs; and

•	unanticipated developments relating to previously disclosed lawsuits or similar matters.

In addition, the ability of the combined company to achieve the expected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace) and other risks and uncertainties described from time to time in Health Care REIT’s and/or Windrose’s public filings with the SEC. Neither Health Care REIT nor Windrose assumes any obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth Health Care REIT’s ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing Health Care REIT’s earnings by its combined fixed charges and preferred stock dividends. For purposes of calculating these ratios, “earnings” includes pretax income from continuing operations before extraordinary items, excluding the equity earnings in a less than 50% owned subsidiary, plus fixed charges and reduced by capitalized interest. “Fixed charges” consists of interest expensed and capitalized and the amortized premiums, discounts and capitalized expenses related to indebtedness.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2001	2002	2003	2004	2005	2006

Consolidated ratio of earnings to combined fixed charges and preferred stock dividends (unaudited)	1.70	1.75	1.85	1.74	1.51	1.62

Health Care REIT issued 3,000,000 shares of 8 7/8% Series B Cumulative Redeemable Preferred Stock in May 1998, and 3,000,000 shares of Series C Cumulative Convertible Preferred Stock in January 1999. Health Care REIT issued 4,000,000 shares of 7 7/8% Series D Cumulative Redeemable Preferred Stock in July 2003 and used the proceeds to redeem its outstanding Series B Preferred Stock. During the year ended December 31, 2002, the holder of the Series C Preferred Stock converted 900,000 shares into 878,049 shares of Health Care REIT common stock, leaving 2,100,000 of such shares outstanding at December 31, 2002. During the year ended December 31, 2003, the holder of the Series C Preferred Stock converted 2,100,000 shares into 2,048,781 shares of Health Care REIT common stock, leaving no such shares outstanding at December 31, 2003. Health Care REIT issued 1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock in September 2003. During the year ended December 31, 2003, certain holders of the Series E Preferred Stock converted 229,556 shares into 175,714 shares of Health Care REIT common stock, leaving 830,444 of such shares outstanding at December 31, 2003. During the year ended December 31, 2004, certain holders of the Series E Preferred Stock converted 480,399 shares into 367,724 shares of Health Care REIT common stock, leaving 350,045 of such shares outstanding at December 31, 2004. During the year ended December 31, 2005, certain holders of the Series E Preferred Stock converted 275,056 shares into 210,541 shares of Health Care REIT common stock, leaving 74,989 of such shares outstanding at December 31, 2005 and September 30, 2006. Health Care REIT issued 7,000,000 shares of 7 5/8% Series F Cumulative Redeemable Preferred Stock in September 2004.

THE SPECIAL MEETING

This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by Windrose’s board of trustees for use at the Windrose special meeting, including any adjournment or postponement of the special meeting. This proxy statement/prospectus is first being furnished to Windrose shareholders on or about November [•], 2006.

Date, Time and Place

A special meeting of Windrose’s shareholders will be held at the Holiday Inn, 3850 DePauw Boulevard, Indianapolis, Indiana 46268, on December 14, 2006 at 3:00 p.m., local time.

Purpose of the Special Meeting

At the special meeting, Windrose shareholders will be asked to consider and vote upon a proposal to approve the merger described in this proxy statement/prospectus and to consider and act upon any other business that may properly come before the special meeting (including any proposal to adjourn or postpone the special meeting).

Record Date; Voting Power

Windrose’s board of trustees has fixed the close of business (5:30 p.m., local time) on November 8, 2006 as the record date for determining the shareholders of Windrose that are entitled to notice of, and to vote at, the special meeting. Only holders of record of Windrose common shares or Windrose preferred shares at the close of business on the record date are entitled to notice of the special meeting. Only Windrose shareholders at the close of business on the record date are entitled to vote at the special meeting. At the close of business on the record date, there were [•] Windrose common shares outstanding and entitled to vote at the special meeting.

Windrose shareholders will have one vote on any matter that may properly come before the special meeting for each Windrose common share that they owned on the record date.

Quorum

A quorum will be present at the special meeting if holders of at least [•] Windrose common shares (which represents a majority of the Windrose common shares outstanding on the record date) are represented in person or by proxy at the special meeting. Windrose common shares represented at the special meeting but not voted, including Windrose common shares for which proxies have been received but for which holders of those shares have abstained and broker non-votes, will be treated as present at the special meeting for the purpose of determining the presence or absence of a quorum. When we refer to “broker non-votes”, we are referring to shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or persons entitled to vote those shares and where the broker or nominee does not have discretionary voting power.

A quorum is necessary in order to hold the special meeting. If a quorum is not present at the special meeting, Windrose expects to adjourn or postpone the meeting to solicit additional proxies.

Required Vote

Windrose’s declaration of trust and bylaws require that the merger be affirmatively approved by holders of a majority of the Windrose common shares outstanding on the record date. Although considered present for the purposes of determining a quorum, abstentions and “broker non-votes” are not counted as votes in favor of the merger and the other transactions contemplated by the merger agreement and, therefore, have the same effect as a vote “against” the merger proposal.

In order for your Windrose common shares to be included in the vote, you must submit your proxy for your shares by returning the enclosed proxy card, or by telephone or through the Internet by following the instructions included with your proxy card, or you must vote in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Because the affirmative vote of the holders of a majority of the Windrose common shares outstanding on the record date is needed to approve the merger proposal, the failure to submit your proxy or vote in person will have the same effect as a vote “against” the approval of the merger proposal. Abstentions and “broker non-votes” also will have the same effect as a vote “against” the approval of the merger proposal. Accordingly, Windrose’s board of trustees urges shareholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included in your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.

Voting by Windrose’s Trustees and Executive Officers

At the close of business on the record date, Windrose’s trustees and executive officers and their affiliates were entitled to vote approximately [•] Windrose common shares (or approximately [•]% of the aggregate number of Windrose common shares outstanding on that date). Fred S. Klipsch, Windrose’s chairman and chief executive officer, and Frederick L. Farrar, Windrose’s president, chief operating officer and treasurer, have agreed pursuant to a support agreement to vote the Windrose common shares that they own “FOR” the merger proposal.

How to Vote; Voting of Proxies

Votes may be cast in person or by proxy. Windrose common shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by such proxies. Proxies that are properly executed by the record holder but otherwise do not contain voting instructions will be voted in the manner that Windrose’s board of trustees recommends. If other matters properly come before the special meeting, the persons named in such proxy will have authority to vote such matter in his or her discretion. Windrose does not expect that any matter other than as described in this proxy statement/prospectus will be brought before the special meeting.

Absent specific instruction from the beneficial owners of shares, brokers may not vote Windrose common shares with respect to the merger proposal, any other matters that may properly come before the special meeting or any adjournment of the special meeting. For purposes of determining approval of the merger proposal, abstentions and “broker non-votes” will have the same effect as a vote “against” the merger proposal.

Revocability of Proxies

You can revoke your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker or other nominee, you may revoke your proxy before the proxy is voted by:

•	delivering, prior to the special meeting, to Windrose’s secretary a duly executed written notice of revocation bearing a later date or time than the proxy;

•	submitting in time for the special meeting another duly executed proxy to Windrose’s secretary by mail bearing a later date;

•	submitting a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern time) on December 13, 2006 or the day before the meeting date, if the special meeting is adjourned or postponed; or

•	attending the special meeting and voting in person; however, simply attending the special meeting without voting will not revoke an earlier proxy.

To submit a written notice of revocation or other communications about revoking your proxy, or to request a new proxy card, you should write to:

Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
Attention: Secretary

If your Windrose common shares are held in “street name,” you should follow the instructions of your broker or nominee regarding the revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by the telephone or the Internet.

If an adjournment occurs, it will have no effect on the ability of shareholders as of the record date to exercise their voting rights or to revoke any previously delivered proxies. Windrose does not expect to adjourn the special meeting for a period of time long enough to require the setting of a new record date for such meeting.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment of the special meeting to a date within 180 days of the record date may be made without notice, other than by an announcement made at the special meeting in accordance with Windrose’s declaration of trust and bylaws. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Windrose shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, provided that such revocation is in compliance with the instructions set forth above in the section titled “— Revocability of Proxies.”

Solicitation of Proxies; Solicitation Expenses

Windrose has retained Morrow & Co., Inc. to act as its proxy solicitor to solicit proxies approving the merger proposal from each of its shareholders on or about the date of mailing of this proxy statement/prospectus. In addition to solicitations by mail, the trustees, officers and employees of Windrose and its subsidiaries and affiliates, for no additional compensation, may solicit proxies from shareholders by telephone or other electronic means or in person. Windrose will pay approximately $7,500 to Morrow & Co., Inc. to assist with the solicitation of proxies. Morrow & Co., Inc. may solicit proxies by telephone or other electronic means or in person. Windrose also will reimburse Morrow & Co., Inc. for its expenses in connection with this proxy solicitation, which expenses will include a charge of $5.00 per shareholder for telephonic solicitations. Windrose will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Windrose common shares held of record by such persons, and Windrose will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses. Windrose will generally bear the cost of the solicitation of proxies from its shareholders.

Windrose shareholders should not send share certificates with their proxy cards.

THE MERGERS

General

This proxy statement/prospectus is being furnished to you in connection with the proposed merger of (i) Windrose with and into Heat Merger Sub, with Heat Merger Sub surviving the merger as a subsidiary of Health Care REIT and (ii) Heat OP Merger Sub with and into Windrose OP, with Windrose OP surviving the merger as a subsidiary of Health Care REIT. The mergers will be carried out as provided in the merger agreement. A copy of the merger agreement, as amended, is attached as Appendix A and Appendix B to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

This proxy statement/prospectus constitutes a proxy statement of Windrose and has been sent to you because you were a holder of Windrose common shares on the record date set by Windrose’s board of trustees for notice of and for voting at a special meeting of Windrose shareholders. Only holders of Windrose common shares as of the record date are being asked to consider and vote upon a proposal to approve the merger at the special meeting. This proxy statement/prospectus also has been sent to holders of Windrose preferred shares as required by Maryland law even though such shares are not entitled to vote with respect to the merger. This proxy statement/prospectus also constitutes a prospectus of Health Care REIT, which is a part of the Registration Statement on Form S-4 filed by Health Care REIT with the SEC under the Securities Act in order to register the shares of Health Care REIT common stock and Health Care REIT preferred stock to be issued to Windrose shareholders and holders of Windrose OP units and Windrose preferred shares in the mergers.

Background of the Merger

From time to time over the past fifteen years, pre-dating the formation of Windrose and its initial public offering in 2002, officers of Windrose and Health Care REIT have collaborated on various business transactions and enjoyed a positive working relationship. On January 16, 2006, George L. Chapman, chairman and chief executive officer of Health Care REIT, and Raymond W. Braun, president of Health Care REIT, had dinner with Fred S. Klipsch, chairman and chief executive officer of Windrose, and Frederick L. Farrar, president, chief operating officer and treasurer of Windrose, in Phoenix, Arizona, during which Health Care REIT raised for the first time consideration of a possible transaction involving the combination of the companies. Health Care REIT and Windrose were in Phoenix, Arizona attending separate conferences. The Windrose board was not then considering any potential strategic alternative. Messrs. Klipsch and Farrar advised Messrs. Chapman and Braun that they would need to consider the matter further.

On February 21, 2006, Mr. Klipsch agreed to a meeting with Mr. Chapman in Indianapolis to discuss preliminary terms of a transaction, including, among other things, the amount and type of consideration Health Care REIT would be willing to offer to Windrose shareholders. Mr. Chapman described Health Care REIT’s desire to acquire Windrose as an operating platform, rather than simply an asset acquisition, which would include the continued participation of Windrose’s management.

On March 1, 2006, Windrose’s board of trustees held a regularly scheduled meeting. After the meeting, Mr. Klipsch met in an executive session with the board to discuss, among other things, Windrose’s strategic operating plan as an independent company as well as whether Windrose should consider a potential strategic combination with another entity. Mr. Klipsch informed Windrose’s board of the preliminary discussions with Health Care REIT that had occurred prior to the meeting. Windrose’s board discussed these matters and authorized Windrose’s management to continue exploratory discussions with Health Care REIT.

Messrs. Chapman and Klipsch further discussed the relative merits of a transaction on two occasions by telephone in March 2006 and during a visit by Mr. Klipsch to Toledo, Ohio on May 9, 2006 to meet with Mr. Chapman. Messrs. Chapman and Klipsch discussed a strategic transaction in which Windrose and its employees would become an operating division of Health Care REIT rather than an asset acquisition, possible terms of a merger transaction, including, among other things, the amount and type of consideration payable to Windrose shareholders, the amount of any break-up fee, Health Care REIT’s requirement that Windrose’s senior management team continue working with the combined company and preliminary potential compensation arrangements for Messrs. Klipsch and Farrar, including payments under Windrose’s existing change of control agreements. At that time, Health Care REIT contemplated a transaction that would provide Windrose shareholders with a premium of 10-15% over the then-current market price of Windrose common shares, which were trading at approximately $15.00 per share.

Windrose’s board held a regularly scheduled meeting on May 1, 2006. Mr. Klipsch updated the board on the progression of the preliminary discussions and informed the board that Health Care REIT had requested that the parties enter into a confidentiality agreement so that Health Care REIT could perform a more detailed due diligence investigation that would permit it to determine whether it could make a more definitive proposal. Windrose’s board authorized Windrose’s management to enter into a confidentiality agreement and to continue discussions with Health Care REIT.

On May 11, 2006, Health Care REIT and Windrose entered into a confidentiality agreement providing for, among other things, the confidential treatment of information provided by the other party, a standstill provision with respect to the acquisition of the other party’s securities and a non-solicitation provision with respect to the other party’s officers.

On May 15, 2006, Mr. Braun, Scott A. Estes, senior vice president and chief financial officer of Health Care REIT, and Michael A. Crabtree, vice president and treasurer of Health Care REIT, met with Mr. Farrar in Chicago, Illinois at Health Care REIT’s request to conduct financial and business due diligence in respect of Windrose.

On May 18, 2006, Windrose’s board of trustees held its annual meeting following the 2006 annual meeting of shareholders. Following the Windrose board meeting, Mr. Klipsch met in an executive session of the board to discuss the potential transaction with Health Care REIT as well as engaging financial and legal advisors. The board authorized management to contact potential financial and legal advisors for Windrose.

On May 24, 2006, the board of directors of Health Care REIT met telephonically with the executive management team of Health Care REIT and the company’s outside financial and legal advisors. The executive management team briefed the board and advisors on the progress of the preliminary discussions and the preliminary due diligence findings regarding Windrose. The board authorized Health Care REIT’s management to continue discussions relating to the transaction.

On May 31, 2006, Messrs. Chapman, Braun, Estes, Crabtree, Klipsch and Farrar had a telephone conference call to discuss change in control payments for Windrose officers that would result from the consummation of a combination of the companies, including proposed retention agreements and compensation for key Windrose employees and an explanation of Health Care REIT’s compensation structure and perform further financial due diligence of Windrose.

On June 5, 2006, Messrs. Chapman, Braun, Estes, Crabtree, Klipsch and Farrar met in New York, New York during a NAREIT conference to discuss further a possible transaction, including the status of due diligence and merger consideration. On June 6, 2006, Mr. Klipsch had discussions with an independent trustee of Windrose regarding potential financial advisors and following such discussions, Mr. Klipsch contacted JPMorgan. On June 7, 2006, Messrs. Chapman, Braun, Estes, Crabtree, Klipsch and Farrar met again in New York to discuss financial due diligence, including projected future performance of the companies. On June 8, 2006, on behalf of Health Care REIT, Deutsche Bank Securities Inc. (which we refer to in this proxy statement/prospectus as Deutsche Bank), in its capacity as financial advisor, provided Windrose information relating to Health Care REIT and the proposed transaction.

On June 12, 2006, Windrose’s board held a meeting to discuss the potential business combination with Health Care REIT. Present at this meeting at the invitation of the board was Windrose’s outside corporate and securities counsel, Hunton & Williams LLP, and representatives of JPMorgan. During this meeting, Mr. Klipsch updated the board on the progression of the discussions between the parties. Hunton & Williams LLP advised the board as to its duties and certain other legal matters in considering a potential transaction. The JPMorgan representatives made a presentation relating to JPMorgan’s qualifications, a summary of Health Care REIT’s then current proposal, a market overview and process and transaction considerations. Following the JPMorgan presentation, the board directed management to engage JPMorgan as financial advisor to Windrose and authorized management to negotiate an engagement letter with JPMorgan. Windrose’s board discussed with management and with Hunton & Williams LLP and JPMorgan whether the board was legally obligated to pursue other potential transaction partners. Based on such discussions and after discussing the proposed structure and terms of the transaction and the strategic nature of the proposed transaction with Health Care REIT, Windrose’s board determined that it was in the best interest of Windrose’s shareholders to continue to negotiate with Health Care REIT for a strategic merger transaction.

On June 13, 2006, Messrs. Chapman and Klipsch further discussed the relative merits of a transaction by telephone. On June 23, 2006, JPMorgan provided Deutsche Bank certain financial due diligence information relating to Windrose.

On June 26, 2006, Windrose’s board held a meeting. Present at the meeting were representatives of JPMorgan and Hunton & Williams LLP. At the meeting, JPMorgan presented to the board a range of strategic alternatives, including Windrose’s acquisition of other companies, Windrose’s maintaining its current business plan and Windrose engaging in a sale or merger transaction. The JPMorgan representatives presented various valuation methodologies to the board. Following the presentation, the board again discussed the potential interest of other acquirors and merger partners and the possibility of contacting other potential acquirors or merger partners and determined to continue to negotiate with Health Care REIT for a strategic merger transaction. Following this discussion, the board authorized management and JPMorgan to continue discussions with Health Care REIT and its advisors. The board also discussed with JPMorgan the structure and amount of the fee to be paid under the engagement letter with JPMorgan. On June 26, 2006, Windrose engaged JPMorgan to serve as Windrose’s exclusive financial advisor and requested that Hunton & Williams LLP serve as Windrose’s legal counsel.

On June 26, 2006, Messrs. Chapman, Braun, Crabtree and Estes and Jeffrey H. Miller, executive vice president and general counsel of Health Care REIT, Charles A. Hiller, associate general counsel of Health Care REIT, and Erin C. Ibele, senior vice president — administration and corporate secretary of Health Care REIT, held a telephonic meeting with the Health Care REIT board of directors. Also on the call were Deutsche Bank and Health Care REIT’s outside legal counsel, Shumaker Loop & Kendrick, LLP and Sidley Austin LLP. Terms of a potential indication of interest letter were discussed, and the officers of Health Care REIT provided the board an update on the terms of a possible transaction. The board of directors authorized management to continue to pursue the transaction.

During their May and June meetings, Windrose and Health Care REIT and their respective financial advisors had various negotiations regarding the potential merger consideration to be received by the Windrose shareholders as part of the proposed merger. These discussions included the appropriate form of consideration to be offered to Windrose shareholders, the exchange ratio of Health Care REIT shares to Windrose common shares and value protection measures that would help to mitigate downside risk to Windrose shareholders. The parties also discussed various alternatives for the merger consideration for holders of Windrose LP units and Windrose preferred shares.

In connection with these negotiations, Windrose and Health Care REIT and their respective financial advisors also discussed possible terms relating to termination of the merger agreement in the event that Windrose’s board desired to terminate the merger agreement following its execution in order to enter into an agreement with respect to a superior offer from another party.

On July 7, 2006, Windrose’s board held two conference calls at which representatives of JPMorgan summarized the status of negotiations with Health Care REIT. The Windrose board also discussed entering into a 19-day exclusivity agreement with Health Care REIT, as requested by Health Care REIT. After discussions with its advisors, the Windrose board authorized management to enter into such an agreement with Health Care REIT.

Health Care REIT and Windrose entered into an exclusivity arrangement effective July 7, 2006. During the period from July 8, 2006 through July 17, 2006, Health Care REIT conducted financial and legal due diligence on Windrose.

On July 18, 2006, the board of directors of Health Care REIT, its management and its financial and legal advisors met telephonically to discuss the transaction. At the conclusion of this meeting, the board authorized Health Care REIT management to continue negotiations with Windrose.

On July 21, 2006, members of the management team and financial and legal advisors for each of Health Care REIT and Windrose held a conference call to discuss the status of the discussions and to determine subsequent steps. Deutsche Bank also sent JPMorgan a revised term sheet summarizing certain details about the proposed transaction, including a $17.00 per Windrose common share offer price with an exchange ratio to be fixed at closing, representing a 16.5% premium to the Windrose closing stock price on such date, a “walk-away” right for Windrose upon the occurrence of certain events after the execution of the merger agreement and a break-up fee equal to 4.0% of the equity value of the proposed transaction.

On July 24, 2006, members of Windrose’s senior management met in Toledo, Ohio with Health Care REIT’s management team to discuss business strategy and the timeline for completing the remaining due diligence.

Windrose’s board met telephonically on July 25, 2006. Mr. Klipsch and JPMorgan updated the board on the status of the negotiations since the July 7, 2006 board calls. Following these discussions, the board authorized management to continue negotiations with Health Care REIT, to begin negotiating a merger agreement and to extend the exclusivity agreement.

On July 25, 2006, the parties agreed to extend the exclusivity agreement through August 21, 2006 and thereafter until the provision of notice by either party to the other of its intent to terminate the exclusivity period. On July 26, 2006, members of management of Health Care REIT and Windrose held a conference call to discuss outstanding due diligence items and third party consents related to the outstanding debt of Windrose. Among other things, the parties also discussed a “walk-away” right that would allow Windrose’s board to terminate the merger agreement in the event of a significant decline in the stock price of shares of Health Care REIT common stock both on an absolute basis as well as relative to an index of comparable, publicly traded companies.

On July 28, 2006, an initial draft of the merger agreement was sent from the legal advisors of Health Care REIT to the legal advisors of Windrose. During the ensuing period through September 12, 2006, the parties and their advisors negotiated the terms of the merger agreement.

On July 31, 2006, a conference call was held among the parties and their advisors to discuss a timeline for the transaction, including production of outstanding due diligence items.

Windrose’s board held a regularly scheduled meeting on August 1, 2006, during which it reviewed the status of the merger discussions. Mr. Klipsch updated the board on the status of negotiations and informed the board that Windrose’s legal and financial advisors had received a draft of the merger agreement. After discussing various matters relating to the transaction, the board authorized management to continue negotiations with Health Care REIT.

On August 4, 2006, Mr. Chapman sent Mr. Klipsch a proposal detailing retention and compensation arrangements for certain Windrose executive officers and initial drafts of consulting and employment agreements for Messrs. Klipsch and Farrar and Mr. Daniel R. Loftus, executive vice president, secretary and general counsel of Windrose.

On August 10, 2006, Health Care REIT and its legal advisors conducted legal due diligence in Indianapolis, Indiana on issues related to Windrose’s real property, indebtedness and general corporate and corporate governance matters. In mid-August 2006, JPMorgan visited Health Care REIT’s Toledo headquarters to conduct financial due diligence relating to JPMorgan’s fairness opinion. On August 13, 2006, Windrose’s legal advisors sent initial comments to the initial draft of the merger agreement to Health Care REIT’s legal advisors. During the ensuing period through September 12, 2006, the parties and their advisors negotiated the terms of the merger agreement and Health Care REIT and its financial and legal advisors continued to conduct due diligence on Windrose. On August 21 and 22, 2006, representatives from Health Care REIT and Windrose met in Chicago, Illinois with their legal advisors to discuss the merger agreement in detail.

In early August 2006, Windrose’s management began discussions with Health Care REIT’s management relating to financing alternatives that would facilitate Windrose’s ability to pursue property acquisitions during the time period between the execution and completion of the merger. The parties and their financial and legal advisors discussed various potential funding structures. After further discussion by the parties over the following weeks, the parties tentatively agreed that Health Care REIT would provide a credit facility to a Windrose subsidiary. See “The Merger Agreement — Related Agreements — Interim Financing” for a discussion of the interim financing arrangement between the parties.

On August 29, 2006, the board of directors of Health Care REIT, its management, including Messrs. Chapman, Braun, Estes, Miller, Crabtree and Hiller and Ms. Ibele, and its financial and legal advisors met telephonically to discuss the status of the transaction, the valuation of Windrose and other terms of the transaction and authorized management to continue negotiations. The board of directors considered in its discussion that the price of Health Care REIT’s common stock was near its all-time high.

On August 29, 2006, Windrose’s board met to discuss the terms of the merger, the proposed retention and compensation agreements for Windrose’s management and the interim financing. Mr. Klipsch and Windrose’s financial and legal advisors summarized the status of the transaction and the material terms of the draft merger agreement. Windrose’s board discussed renegotiating the proposed offer price per Windrose common share of $17.00 and the proposed fixed exchange ratio in light of the increase in Health Care REIT’s stock price since the commencement of negotiations, noting that the stock price was approaching its all-time high. Windrose’s board discussed the risks of a decline in Health Care REIT’s stock price under a fixed exchange ratio and the potential effect on the value per Windrose common share to be received by Windrose shareholders in the merger. Following such discussions, Windrose’s board instructed Windrose’s management and JPMorgan to negotiate for an increase in the offer price per Windrose common share or request certain value protection measures that could protect Windrose shareholders against a decline in the value of Health Care REIT’s stock. The Windrose board also discussed the termination provisions and the termination fees in the event that Windrose received a superior offer after execution of the merger agreement. Following these discussions, Windrose’s board authorized management and JPMorgan to continue negotiations with Health Care REIT to address these matters.

During the period following the August 29, 2006 meetings of Windrose’s board of trustees and Health Care REIT’s board of directors, Windrose, Health Care REIT and their respective advisors had various negotiations relating to the offer price per Windrose common share, the structure of the exchange ratio and walk-away right and the termination provisions relating to the proposed merger, including the termination fees payable to Health Care REIT under certain scenarios. The parties also discussed other unresolved issues related to the merger agreement.

On September 5, 2006, Windrose provided Health Care REIT an initial draft of its disclosure letter to the merger agreement, and on September 6, 2006, Health Care REIT provided Windrose an initial draft of its disclosure letter to the merger agreement. During the period from when the disclosure letters were first delivered until the execution of the merger agreement, the parties continued to negotiate and discuss the disclosure letters in conjunction with their discussion of the representations and warranties in the merger agreement.

On September 8, 2006, Windrose’s legal and accounting advisors conducted diligence on Health Care REIT in Toledo, Ohio, and Windrose’s management and legal advisors conducted business due diligence telephonically.

On September 9, 2006, Messrs. Klipsch, Farrar and Chapman held a telephone call in which they discussed a merger consideration structure to be based on the closing prices of each company’s stock on September 12, 2006, a floating exchange ratio and the elimination of the walk-away right, subject to board approval.

The Windrose board met on September 11, 2006 to discuss the status of the merger agreement. Mr. Klipsch and Windrose’s financial and legal advisors updated Windrose’s board on the status of the discussions with Health Care REIT and the terms of the merger agreement, including the use of an asymmetrical collar around the exchange ratio, the elimination of any walk-away right and certain adjustments to the termination fee provisions. Following these discussions, Windrose’s board authorized management and its financial advisors to finalize the remaining outstanding issues in the merger agreement with Health Care REIT.

On September 12, 2006, the parties completed the preparation and review of the disclosure letters to the merger agreement.

On September 12, 2006, Windrose’s and Health Care REIT’s respective management teams met in Toledo, Ohio to resolve the outstanding issues in the merger agreement, including the implied offer price per Windrose common share, the structure of the exchange ratio, the termination provisions relating to the proposed merger and the termination fees payable to Health Care REIT under certain scenarios. The management teams also resolved the outstanding issues in the interim financing documents and the retention and compensation arrangements for certain members of Windrose’s management team.

After the close of the market on September 12, 2006, Windrose’s board of trustees met telephonically, and Mr. Klipsch and Windrose’s financial and legal advisors updated the board on the proposed resolution of the outstanding issues in the merger agreement. JPMorgan also presented its analyses of the fairness of the merger consideration to the holders of Windrose’s common shares and its fairness opinion. Based on the totality of the information presented and considered during its evaluation of the merger and the merger agreement, Windrose’s board of trustees, by unanimous vote of the trustees, approved the merger agreement and authorized management to execute and deliver the merger agreement.

On September 12, 2006, the compensation committee of the board of directors of Health Care REIT met telephonically to discuss and approve the consulting agreements to be entered into between Health Care REIT and each of Messrs. Klipsch and Farrar and the employment agreement to be entered into between Health Care REIT and Mr. Loftus. Later the same day, the board of directors of Health Care REIT, its management and its financial and legal advisors met telephonically. Based upon the totality of the information presented and considered during its evaluation of the merger and the merger agreement, the board of directors, by unanimous vote of the directors present, approved the merger agreement and the transactions contemplated by the merger agreement.

Later that evening, Health Care REIT and Windrose and certain of their affiliates executed the merger agreement and the other relevant parties executed the interim financing documents, consulting agreements and support agreements. The following morning, Health Care REIT and Windrose issued a joint press release announcing the execution of the merger agreement. The terms of the merger agreement are detailed below under “The Merger Agreement” beginning on page 47 of this proxy statement/prospectus.

Following announcement of the merger agreement, Health Care REIT and Windrose received a number of inquiries from their respective shareholders regarding the consideration for the Windrose preferred shares in the merger. The merger agreement initially provided that each holder of Windrose preferred shares issued and outstanding immediately prior to the effective time of the merger would receive for each Windrose preferred share held by such holder a cash payment equal to the sum of $25.00 per share plus an amount equal to any accrued and unpaid dividends thereon to the effective time of the merger, without interest. Maryland legal counsel engaged by Windrose opined on September 12, 2006 that the foregoing treatment did not violate the terms and provisions of the Windrose articles supplementary. After Health Care REIT and Windrose considered the matter further, however, they agreed in principle on October 6, 2006 to amend the merger agreement to provide that each such holder would instead receive one share of a new series of Health Care REIT preferred stock having substantially similar rights and preferences in accordance with the terms and provisions of the Windrose articles supplementary. After such consideration, Health Care REIT and Windrose executed an amendment to the merger agreement on October 12, 2006 to provide for this new merger consideration for the Windrose preferred shares.

Windrose’s Reasons for the Mergers and Recommendation of Windrose’s Board of Trustees

Windrose’s board of trustees unanimously determined that the merger is advisable on the terms set forth in the merger agreement and unanimously approved the merger agreement on September 12, 2006. In the course of its deliberations on the mergers and the merger agreement, Windrose’s board of trustees consulted with members of Windrose’s management team and Windrose’s legal, financial, accounting and tax advisors on various legal, business and financial matters. Windrose’s board of trustees considered both Windrose’s short-term and long-term interests, as well as those of its shareholders. In concluding that the merger is advisable on the terms set forth in the merger agreement, Windrose’s board of trustees considered, among other things, the following factors:

•	Value of Merger Consideration. Windrose’s board of trustees considered the fact that the per share merger consideration to holders of common shares and Windrose OP units provided for in the merger agreement as of the date of the merger agreement (based on the closing price of Health Care REIT’s common stock on September 12, 2006) represented a premium of approximately 19% over the last sale price for Windrose common shares on September 12, 2006, which was the last trading day before the announcement of the mergers. Based on the closing price of Health Care REIT’s common stock on November 8, 2006, the merger consideration represented a premium of approximately [•]% over the last sale price for Windrose common shares on September 12, 2006. Windrose’s board of trustees also considered the historical trading prices of Windrose common shares and Health Care REIT’s common stock, the partial downside protection provided by the floating exchange ratio, and the expectation that the merger of Windrose would qualify as a tax-free reorganization for federal income tax purposes.

•	Opportunity to Participate in the Combined Company. Windrose’s board of trustees considered the fact that the all-stock merger consideration offers holders of Windrose common shares and Windrose OP units the opportunity to participate in the future growth of the combined company and to continue to have an investment in the healthcare real estate industry through a larger and more diversified enterprise. The all-stock merger consideration also would allow Windrose equity holders to participate in an increase in value of the merger consideration prior to the closing of the mergers if the market price of Health Care REIT common stock increases above $40.05 per share. Windrose’s board of trustees also considered the possibility that Windrose shareholders and holders of Windrose OP units could benefit from the merger as a strategic business combination that could permit Windrose shareholders and holders of Windrose OP units with the possibility of benefits resulting from a more diversified mix of assets, synergies from the combination, economies of scale, enhanced access to capital through a combination with a much larger, investment grade rated company with stronger credit ratings and less financial leverage than Windrose, a broader and deeper investment pipeline, and an expanded opportunity to develop properties internally for the combined company.

•	Increase in Dividends. The Windrose board of trustees considered the increase in dividends payable to shareholders. Windrose declared a dividend to common shareholders for the second quarter of 2006 of $0.235 per common shares while Health Care REIT declared a second quarter 2006 dividend of $0.64 per share of common stock. Based on the exchange ratio and assuming the continuation of Health Care REIT’s current dividend rate, Windrose shareholders and holders of Windrose OP units will receive an effective increase in dividend payments after the mergers of 22.8% to 26.6%.

•	Synergies. The Windrose board of trustees noted that there would be only approximately $1.0 million to $2.0 million of annual cost synergies arising out of the mergers, primarily as a result of the reduction of general and administrative costs associated with being a public company. Aside from saving costs related to being a public company, the Windrose board of trustees noted that only minimal cost synergies with respect to personnel would be obtained given that Windrose would continue to operate as a separate division within the combined company. It also was anticipated that certain existing Windrose employees would be given the opportunity to remain with the combined company or, if terminated, to receive appropriate severance payments.

•	Other Available Strategic Alternatives. Windrose’s board of trustees reviewed possible alternatives to a negotiated merger with Health Care REIT, including continuing to operate Windrose as an independent company or seeking a business combination with another company. In this regard, Windrose’s board of trustees (i) noted that Windrose had not had any substantive discussions with another potential buyer and (ii) considered with its financial advisors other potential combination candidates. However, no other transaction as timely or as favorable seemed likely and no other transaction presented as favorable a strategic combination of similar, yet complementary, approaches and philosophies as the combination of Windrose and Health Care REIT. In addition, Windrose’s board of trustees considered Windrose’s strategic plan as an independent company, and management’s belief that Windrose’s ability to pursue its plan would be enhanced by the merger.

•	Terms of the Merger Agreement. The Windrose board of trustees, with the assistance of its legal advisors, reviewed the terms of the merger agreement, including:

•	the limited nature of the closing conditions included in the merger agreement, including the absence of regulatory consents and any financing contingency, and the inclusion of conditions as to requisite approvals of the Windrose shareholders. In that regard, Windrose’s board of trustees noted that the transaction is not subject to approval by Health Care REIT’s stockholders or holders of Windrose preferred shares or Windrose OP units;

•	the ability of Windrose’s board of trustees to respond to and engage in discussions or negotiations regarding unsolicited third party acquisition proposals under specified circumstances if the Windrose board of trustees concludes in good faith that such proposal is reasonably likely to lead to a superior acquisition proposal (as defined in “The Merger Agreement — Covenants and Agreements — No Solicitation”) and, under specified circumstances, to withdraw its recommendation that the shareholders vote in favor of approving the merger or to recommend a superior acquisition proposal to the shareholders and terminate the merger agreement to enter into an agreement with respect to that superior acquisition proposal;

•	the obligation of Windrose to pay all or a portion of a termination fee of $16.9 million, reimburse Health Care REIT for fees and expenses paid in connection with obtaining certain third party consents to the mergers in an amount up to $2.5 million and pay out-of pocket expenses incurred by Health Care REIT of up to $900,000 if the merger agreement is terminated under certain circumstances, as described in “The Merger Agreement — Termination Fees, Lender Consent Fees and Expense Reimbursement.” The Windrose board of trustees noted that both Windrose and Health Care REIT are each obligated to reimburse the other party for certain amounts up to specified limits if the merger agreement is terminated due to a breach of the representations, warranties, covenants or agreements contained in the merger agreement. The Windrose board of trustees also noted that the termination payment provisions of the merger agreement could have the effect of discouraging alternative proposals for a business combination with Windrose. On balance, however, the Windrose board of trustees determined that the amount of the fee that Windrose may be obligated to pay, and the circumstances under which it may be payable, are typical for transactions of this size and type and were a necessary aspect of ensuring Health Care REIT’s entry into the merger agreement; and

•	the ability of Windrose’s management and employees to continue to run the business consistent with past practices, with some enumerated limitations, during the period between the signing of the merger agreement and the closing of the mergers.

•	Interim Financing. The Windrose board of trustees considered Health Care REIT’s obligation to provide interim financing to Windrose so that it could continue to fund acquisitions and developments within the boundaries of the restrictive covenants contained in the merger agreement during the period between the signing of the merger agreement and the closing of the mergers. See “The Merger Agreement — Related Agreements — Interim Financing” for a discussion of the terms of the interim financing. Windrose’s board of trustees also considered the effect of the repayment provisions in certain instances that could have the effect of discouraging alternative proposals for a business combination with Windrose. On balance, however, the Windrose board of trustees determined that the access to capital during the period between the signing of the merger agreement and the closing of the mergers outweighed the potential effect of discouraging an alternative business combination proposal.

•	Continued Representation on Health Care REIT’s Board and in Management. Fred S. Klipsch, the chairman and chief executive officer of Windrose, will join Health Care REIT’s board after completion of the mergers. In addition, Mr. Klipsch, Frederick L. Farrar, the president, chief operating officer and treasurer of Windrose, and Daniel R. Loftus, the executive vice president, secretary and general counsel of Windrose, will become executive officers of Health Care REIT and the Windrose Medical Properties division of Health Care REIT after completion of the mergers.

•	Due Diligence Review. The Windrose board of trustees considered the results of the due diligence review of, among other things, Health Care REIT’s business and operations, results of operations, financial condition, competitive position, management practices, outstanding legal proceedings and compliance with health care laws and regulations, as well as current industry, market, economic and government regulatory conditions and trends. This due diligence review was conducted on behalf of Windrose by Windrose’s management, financial advisors and legal counsel.

•	JPMorgan Analysis and Fairness Opinion. The presentations by and analyses of JPMorgan and the opinion of JPMorgan given orally and confirmed in writing on September 12, 2006 that the merger consideration provided for in the merger agreement was, as of that date, fair from a financial point of view to holders of Windrose common shares, as more fully described below under the caption “— Opinion of Windrose’s Financial Advisor.”

•	Potential Risks of the Mergers. Windrose’s board of trustees considered a number of potential risks associated with the merger and the merger agreement in connection with its evaluation of the mergers, some of which are described above in this section, including:

•	the possibility that, due to the all-stock merger consideration, the value of the merger consideration could decrease prior to the closing of the mergers if the trading price of Health Care REIT common stock decreases below $38.84 per share, especially in light of the significant appreciation in the stock price of Health Care REIT’s common stock during the period between the initiation of discussions relating to the mergers and the entry into the merger agreement;

•	the possibility that the mergers might not be completed as a result of the failure to satisfy certain closing conditions, including securing approvals from third parties and from Windrose shareholders;

•	the risk that prior to completion or abandonment of the mergers, Windrose is required to conduct its business only in the ordinary course of business consistent with past practice and subject to certain operational restrictions that could damage Windrose’s business if the mergers are not completed;

•	the risks arising from the challenges of integrating the businesses, management teams, strategies, cultures and organizations of the two companies, including unanticipated costs, diversion of management’s attention, operational interruptions or the loss of key employees or tenants;

•	the significant cost involved in connection with completing the mergers, especially if the merger agreement is terminated and the mergers are not completed or are abandoned; and

•	other applicable risks described above under “Risk Factors — Risks Relating to the Mergers.”

In the judgment of the Windrose board of trustees, however, these potential risks were outweighed by the potential benefits of the mergers described above.

The above discussion is not intended to be exhaustive, but does set forth the material information and factors considered by Windrose’s board of trustees in its consideration of the merger and the merger agreement. Although each member of Windrose’s board of trustees individually considered these and other factors, Windrose’s board of trustees did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Rather, Windrose’s board of trustees made its recommendation based on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual trustees may have given different weights to different factors. Except as noted above, the possible negative impact on Windrose was not quantified. The Windrose board of trustees collectively made its determination based on the conclusions reached by its members, in light of the factors that each of them considered appropriate, that the merger is advisable on the terms set forth in the merger agreement.

THE WINDROSE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT HOLDERS OF WINDROSE COMMON SHARES VOTE “FOR” APPROVAL OF THE MERGER.

Opinion of Windrose’s Financial Advisor

Pursuant to an engagement letter dated August 2, 2006, Windrose retained JPMorgan as its financial advisor in connection with the proposed merger.

At the meeting of the board of trustees of Windrose on September 12, 2006, JPMorgan rendered its oral opinion, subsequently confirmed in writing, to the board of trustees that, as of such date and based upon and subject to the factors, limitations and assumptions set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to holders of Windrose common shares. No limitations were imposed by the board of trustees upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of JPMorgan, dated September 12, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and review undertaken in connection with rendering its opinion, is included as Appendix D to this proxy statement/prospectus and is incorporated herein by reference. Holders of Windrose common shares are urged to read the opinion in its entirety.

JPMorgan’s opinion is addressed to Windrose’s board of trustees, is directed only to the exchange ratio in the proposed merger and does not constitute a recommendation to any shareholder of Windrose as to how such shareholder should vote with respect to the proposed merger or any other matter. JPMorgan’s opinion did not address the underlying decision by Windrose or its board of trustees to engage in the proposed merger. The summary of the opinion of JPMorgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed a draft dated September 12, 2006 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning Windrose and Health Care REIT and the industries in which they operate;

•	compared the financial and operating performance of Windrose and Health Care REIT with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of Windrose common shares and Health Care REIT common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the managements of Windrose and Health Care REIT relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the proposed merger (which we refer to in this proxy statement/prospectus as the synergies);

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion; and

•	reviewed publicly available information relating to many selected transactions in the industry. Given changes in the interest rate environment and the fundamental differences between different segments within the industry, no precedent transactions were deemed by JPMorgan to be sufficiently comparable so as to be relevant to the analysis.

JPMorgan also held discussions with certain members of the managements of Windrose and Health Care REIT with respect to certain aspects of the proposed merger, the past and current business operations of Windrose and Health Care REIT, the financial condition and future prospects and operations of Windrose and Health Care REIT, the effects of the proposed merger on the financial condition and future prospects of

Windrose and Health Care REIT, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by Windrose and Health Care REIT or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, and JPMorgan did not evaluate the solvency of Windrose or Health Care REIT under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on analyses and forecasts provided to it, including the synergies, JPMorgan assumed that such analyses and forecasts were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Windrose and Health Care REIT to which such analyses or forecasts related. JPMorgan expressed no view as to such analyses or forecasts, including the synergies, or the assumptions on which they were based. JPMorgan has also assumed that the proposed merger will have the tax consequences described in discussions with, and materials furnished to JPMorgan by, representatives of Windrose, and that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the definitive merger agreement will not differ in any material respects from the draft thereof furnished to JPMorgan. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any waiver of any condition to the completion of the merger contained in the merger agreement.

JPMorgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, September 12, 2006. It should be understood that subsequent developments may affect JPMorgan’s opinion and that JPMorgan does not have any obligation to update, revise or reaffirm its opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, to holders of Windrose common shares of the exchange ratio in the proposed merger, and JPMorgan has expressed no opinion as to the fairness of the proposed merger to, or any consideration of, the holders of any other class of securities, creditors or constituencies of Windrose, including the holders of Windrose OP units and the Windrose preferred shares, or as to the underlying decision by Windrose to engage in the proposed merger. JPMorgan expressed no opinion as to the price at which Windrose common shares or Health Care REIT common stock would trade at any future time.

JPMorgan’s opinion notes that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Windrose or any other alternative transaction.

Summary of Certain Financial Analyses Conducted by JPMorgan

In connection with rendering its opinion to the board of trustees, JPMorgan performed a variety of financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth below and its analyses must be considered as a whole and that selecting portions thereof, or focusing on information in tabular format, without considering all of its analyses and the narrative description of the analyses, could create an incomplete view of the processes underlying its analyses and opinion. The order of analyses described does not represent the relative importance or weight given to those analyses by JPMorgan. In arriving at its fairness determination, JPMorgan considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, JPMorgan arrived at its opinion based on the results of all the analyses undertaken by it and assessed as a whole. JPMorgan’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 12, 2006 and is not necessarily indicative of current market conditions.

JPMorgan’s opinion and financial analyses were only one of the many factors considered by Windrose’s board of trustees in its evaluation of the proposed merger and should not be viewed as determinative of the views of Windrose’s board of trustees or management with respect to the proposed merger or the merger consideration. The consideration was determined through negotiation between Windrose and Health Care REIT.

Historical Common Stock Performance and Exchange Ratio Analysis:  JPMorgan’s analysis of the performance of Windrose common shares and Health Care REIT common stock comprised a historical analysis of their respective trading prices over the period from September 12, 2005 to September 12, 2006, the last trading day prior to the public announcement of the merger. During that twelve-month period, Windrose common shares achieved a closing price high of $15.75 per share and a closing price low of $13.59 per share on February 9, 2006 and May 24, 2006, respectively. During the same time period, Health Care REIT common stock achieved a closing price high of $40.05 per share and a closing price low of $32.88 per share on September 12, 2006 and May 23, 2006, respectively. JPMorgan noted that the ratio of the value of the Windrose common shares to the value of Health Care REIT common stock as calculated using the daily closing prices of Windrose common shares and Health Care REIT common stock were as follows:

Period Ended on 9/12/2006	High (x)	Low (x)	Average (x)	Median (x)

1 week	0.3800	0.3749	0.3775	0.3785
1 month	0.4030	0.3749	0.3881	0.3886
3 months	0.4290	0.3749	0.4025	0.4038
6 months	0.4385	0.3749	0.4085	0.4074
1 year	0.4483	0.3749	0.4147	0.4131

JPMorgan noted that the range of the merger exchange ratio was from 0.4509 to 0.4650 and that, as of September 12, 2006, such ratio was 0.4509.

The purpose of this historical stock trading analysis is to provide illustrative exchange ratios, or a measure of the relative market values of Windrose common shares to Health Care REIT common stock for the periods specified.

Publicly-Traded Comparable Company Analysis:  JPMorgan compared the financial and operating performance of Windrose and Health Care REIT with publicly available information of selected publicly traded companies engaged in businesses which JPMorgan deemed relevant to Windrose’s and Health Care REIT’s businesses. The companies were as follows:

•	Health Care Property Investors, Inc.;

•	Ventas, Inc.;

•	Nationwide Health Properties, Inc.;

•	Healthcare Realty Trust Incorporated;

•	Senior Housing Properties Trust;

•	Omega Healthcare Investors, Inc.;

•	LTC Properties, Inc.;

•	Medical Properties Trust, Inc.;

•	Cogdell Spencer Inc.; and

•	Universal Health Realty Income Trust.

These companies were selected because, among other reasons, they share similar business characteristics to Windrose and Health Care REIT. However, none of the companies selected is identical or directly comparable to Windrose or Health Care REIT. Accordingly, JPMorgan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

For each of the selected companies, JPMorgan calculated:

•	Closing stock prices as of September 12, 2006 divided by estimated FFO (“FFO” means Funds From Operations, defined as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate-related depreciation and amortization and other comparable adjustments for Windrose’s portion of these items related to unconsolidated entities and joint ventures) for the calendar years 2006 and 2007, referred to as “Price / FFO multiple”; and

•	Closing stock prices as of September 12, 2006 divided by estimated FAD (“FAD” means Funds Available for Distribution, defined as FFO excluding the non-cash straight-line rental adjustments) for the calendar years 2006 and 2007, referred to as “Price / FAD multiple.”

The estimates of FFO and FAD for each of the selected companies were based on publicly available estimates of certain securities research analysts.

The following table reflects the results of the analysis:

Trading Multiples Analysis	Range (x)	Median (x)	Average (x)

Price / FFO (calendar year 2006)	12.2 — 16.7	13.6	14.0
Price / FFO (calendar year 2007)	10.3 — 14.9	12.9	12.9
Price / FAD (calendar year 2006)	13.1 — 17.6	13.9	14.5
Price / FAD (calendar year 2007)	12.0 — 15.8	13.0	13.4

Based on the Price / FFO multiple ranges set forth in the table above, this analysis implied a range for Windrose common shares of $14.60 to $17.40 per share and for Health Care REIT common stock of $36.50 to $42.55 per share. JPMorgan noted that the implied range of exchange ratios given these ranges was 0.345 to 0.475. Based on the Price / FAD multiple ranges set forth in the table above, this analysis implied a range for Windrose common shares of $14.25 to $16.75 per share and for Health Care REIT common stock of $38.20 to $44.10 per share. JPMorgan noted that the implied range of exchange ratios given these ranges was 0.325 to 0.440.

Relative Contribution Analysis:  JPMorgan reviewed the relative contribution of Windrose and Health Care REIT to the forecasted net operating income, or NOI, FFO, FAD and dividends of the combined company for the calendar year 2006. The calendar year 2006 forecasted NOI, FFO, FAD and dividends for both Windrose and Health Care REIT were based on management estimates. JPMorgan also reviewed contribution based on Wall Street consensus estimates for calendar year 2006 FFO and FAD. The relative contribution analysis did not take into effect the impact of any synergies as a result of the proposed merger.

JPMorgan adjusted the relative contribution percentages resulting from NOI to reflect the relative capital structures for each of Windrose and Health Care REIT, including the conversion of outstanding Windrose preferred shares into Windrose common shares on an economic basis (i.e., when Windrose’s value per share exceeded $15.75). The adjusted relative contribution percentages resulting from NOI as well as the relative contribution percentages based on FFO, FAD and dividends were used to determine the implied pro forma ownership percentages, or “pro forma ownership”, of the combined company for the common stockholders of Health Care REIT and Windrose. The pro forma ownership percentages were used to determine the implied exchange ratio of each Windrose common share to Health Care REIT common stock. The following table presents the results of the relative contribution analysis based on management estimates and Wall Street consensus estimates:

	Percentage Implied
	Ownership of the Combined Company		Implied
	Windrose	Health Care REIT	Exchange
	Shareholders	Stockholders	Ratio

Management
CY 2006 NOI	16.8%	83.2%	0.513
CY 2006 FFO	14.3%	85.7%	0.422
CY 2006 FAD	11.7%	88.3%	0.387
CY 2006 dividends	11.9%	88.1%	0.395
Wall Street Consensus
CY 2006 FFO	14.2%	85.8%	0.420
CY 2006 FAD	10.8%	89.2%	0.354

JPMorgan noted that the implied pro forma ownership of the combined company based on the exchange ratio as of September 12, 2006 of 0.4509 would be 84.9% for Health Care REIT stockholders and 15.1% for Windrose shareholders.

Dividend Discount Model Analysis.  JPMorgan calculated ranges of implied equity value per share for both Windrose common shares and Health Care REIT common stock by performing dividend discount model analysis based on management projections for the calendar years 2006 through 2011 for both Windrose and Health Care REIT. The dividend discount model analysis assumed a valuation date of December 31, 2006 and did not take into effect the impact of any synergies as a result of the proposed merger.

A dividend discount model analysis is a traditional method of evaluating a stock by estimating the future dividends of a stock and taking into consideration the time value of money with respect to those future dividends by calculating the “present value” of the estimated future dividends of the stock. “Present value” refers to the current value of one or more future dividends from a stock and is obtained by discounting those future dividends or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns, the capital structure of a company and other appropriate factors. Other financial terms utilized below are “terminal value,” which refers to the value of all future dividends from a stock at a particular point in time.

In arriving at the estimated equity values per Windrose common share, JPMorgan calculated terminal values per Windrose common share as of December 31, 2011 by applying a range of perpetual dividend growth rates of 1.75% to 2.25% and a range of discount rates of 10.5% to 11.5%. The dividend per Windrose common share for each of the calendar years 2007 through 2011 and the terminal value per Windrose share were then discounted to present values using a range of discount rates of 10.5% to 11.5% in order to derive a range of equity values per Windrose common share. In calculating an equity value per Windrose common share, JPMorgan adjusted the equity value for the conversion of outstanding Windrose preferred shares into common shares on an economic basis (i.e., converted to common equity when the value per Windrose common share exceeded $15.75 and treated as debt when the value per Windrose common share was below $15.75).

In arriving at the estimated equity values per share of Health Care REIT common stock, JPMorgan calculated terminal values as of December 31, 2011 by applying a range of perpetual dividend growth rates of 1.75% to 2.25% and a range of discount rates of 9.0% to 10.0%. The dividend per share of Health Care REIT common stock for each of the calendar years 2007 through 2011 and the terminal value per Windrose common share were then discounted to present values using a range of discount rates of 9.0% to 10.0% in order to derive a range of equity values for shares of Health Care REIT common stock.

Based on the assumptions set forth above, this analysis implied a range for Windrose common shares of $14.90 to $17.00 per share and for shares of Health Care REIT common stock of $33.55 to $40.15 per share. JPMorgan noted that the implied range of exchange ratios given these ranges was 0.370 to 0.505. JPMorgan noted that the range of the merger exchange ratio was from 0.4509 to 0.4650 and that, as of September 12, 2006, such ratio was 0.4509.

Net Asset Value Analysis.  JPMorgan performed a net asset value per share analysis for both Windrose and Health Care REIT. In order to calculate the aggregate property value of Windrose, JPMorgan valued the properties of Windrose by applying market capitalization rates to calendar year 2007 estimated, aggregated same-store NOI. Based on guidance from Windrose and taking into consideration current market conditions, the perceived quality of the properties as a whole and publicly available information regarding capitalization rates, JPMorgan applied capitalization rates of 7.50% to 7.75% to medical office buildings, 8.25% to ambulatory surgery centers, and 8.50% to hospitals to derive a range of aggregate property values for Windrose. JPMorgan then added the estimated value of Windrose’s other assets and subtracted:

•	debt of Windrose as of June 30, 2006 as reported in its public filings;

•	other outstanding liabilities; and

•	marked-to-market adjustment for Windrose’s debt

to derive estimates of Windrose’s aggregate net asset value. JPMorgan calculated the implied net asset value per share range by dividing the calculated aggregate net asset value by the number of Windrose common shares outstanding as of June 30, 2006 (including the dilutive effect of options at the most current stock price), including the conversion of outstanding Windrose preferred shares into common shares on an economic basis (i.e., when the value per Windrose common share exceeded $15.75).

In order to calculate the aggregate property value of Health Care REIT, JPMorgan valued the properties of Health Care REIT by applying market capitalization rates to calendar year 2007 estimated, aggregated net operating income. Based on guidance from Health Care REIT and taking into consideration current market conditions, the perceived quality of the properties as a whole and publicly available information regarding capitalization rates, JPMorgan selected capitalization rates of 7.50% to 8.25% to apply to Health Care REIT’s estimated calendar year 2007 same store net operating income to derive a range of aggregate property values for Health Care REIT. JPMorgan then added the estimated value of Health Care REIT’s other assets and subtracted:

•	debt of Health Care REIT as of June 30, 2006 as reported in its public filings;

•	other outstanding liabilities; and

•	marked-to-market adjustment for Health Care REIT’s debt

to derive estimates of Health Care REIT’s aggregate net asset value. JPMorgan calculated the implied net asset value per share range by dividing the calculated aggregate net asset value by the number of shares of Health Care REIT common stock as of June 30, 2006 (including the dilutive effect of options at the most current stock price).

Based on the assumptions set forth above, this analysis implied a range for Windrose common shares of $16.10 to $16.80 per share and for shares of Health Care REIT common stock of $35.10 to $40.85 per share. JPMorgan noted that the implied range of exchange ratios given these ranges was 0.395 to 0.480. JPMorgan noted that the range of the merger exchange ratio was from 0.4509 to 0.4650 and that, as of September 12, 2006, such ratio was 0.4509.

Precedent Transactions and Premium Paid Analysis:  JPMorgan reviewed publicly-available information relating to the following selected transactions:

100% stock transactions
Lexington Corporate Properties Trust / Newkirk Realty Trust
Colonial Properties Trust / Cornerstone Realty
Pennsylvania REIT / Crown America

Cash and stock transactions
SL Green Realty Corp / Reckson Associates Realty Corp
Health Care Property Investors / CNL Retirement Properties
Brandywine Realty Trust / Prentiss Properties Trust
Prologis / Catellus Development Corp
Ventas / Provident Senior Living Trust
Camden Property Trust / Summit Properties
Simon Property Group / Chelsea Group

100% cash transactions
Kimco Realty / Pan Pacific Retail Properties
Centro Watt / Heritage Property Investment Trust
Brookfield Properties and Blackstone Group / Trizec Properties
Blackstone Group / CarrAmerica Realty
Blackstone Group / MeriStar Hospitality
Morgan Stanley & Onex / Town and Country Trust
LBA Reality / Bedford Property Investors
GE Real Estate / Trizec / Arden Realty
CalEast Industrial Investors / Centerpoint Properties Trust
MSRE’s Prime Property Fund / AMLI Residential Trust
DRA Advisors / Capital Automotive REIT
DRA Advisors / CRT Properties
ING Clarion Partnership / Gables Residential Trust
Centro Properties Trust & Watt Commercial Properties / Kramont REIT
Kimco and DRA Advisors JV / Price Legacy
General Growth Properties / The Rouse Company
Prologis and Eaton Vance / Keystone Property
Ventas / Elder Trust Realty Group
Hometown America LLC / Chateau Communities
CNL Hospitality / RFS Hotel Investors

JPMorgan calculated the premium paid in each of the above transactions to the 1-day prior unaffected price of the targets. The following table summarizes the results of these calculations:

Consideration Type	High	Low	Average	Median

100% stock	7.3%	(6.5)%	(0.1)%	(1.0)%
Cash and stock	16.1%	(1.5)%	9.3%	12.8%
100% cash	35.0%	(3.7)%	13.5%	14.8%

Given changes in the interest rate environment and the fundamental differences between different segments within the industry, no precedent transactions were deemed by JPMorgan to be sufficiently comparable so as to be relevant to the analysis.

Pro Forma Analysis.  JPMorgan analyzed the pro forma impact of the merger on estimated FFO per share and FAD per share for Health Care REIT and Windrose for calendar years 2007 and 2008. The pro forma results were calculated as if the merger were to close on December 31, 2006 and were based on estimated earnings as well as potential synergies derived from management for both Health Care REIT and Windrose. The following table presents the accretion (dilution) analysis on Health Care REIT’s and Windrose’s earnings per share for calendar years 2007 and 2008, based on pro forma FFO per Windrose common share and FAD per Windrose common share:

	Accretion / (Dilution)
	CY2007	CY2008

FFO per share
Health Care REIT	1.4%	3.0%
Windrose	(5.7)%	(10.9)%
FAD per share
Health Care REIT	0.9%	1.7%
Windrose	(3.0)%	(5.5)%

Value Creation Analysis.  JPMorgan analyzed the pro forma impact of the merger on the equity value per share of Windrose common shares. The pro forma results were calculated as if the merger were to close on December 31, 2006 and were based on the unaffected price per Windrose common share on September 12, 2006, prior to the public announcement by Windrose and Health Care REIT of the merger. JPMorgan calculated the potential increase (decrease) in the equity value per Windrose common share based on the after-tax present value of the expected synergies that could be achieved by the combined company after taking into account the cost of achieving the synergies and transaction expenses. The analysis was based on the exchange ratio as of September 12, 2006 of 0.4509 and on estimates derived from management estimates for synergies for each of Windrose and Health Care REIT. Based on the assumptions set forth above, this analysis implied value creation per Windrose common share of up to $2.46 relative to its closing price per share of $15.18 on September 12, 2006.

Miscellaneous

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions; investments for passive and control purposes; negotiated underwritings; secondary distributions of listed and unlisted securities; private placements; and valuations for estate, corporate and other purposes.

JPMorgan was selected by Windrose as its financial advisor based on JPMorgan’s qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions and its familiarity with Windrose. Windrose engaged JPMorgan to provide financial advisory services to Windrose’s board of trustees in connection with the merger, including, among other things, delivering its opinion. Pursuant to the terms of the engagement letter, Windrose has agreed to pay JPMorgan a fee of 0.75% of the aggregate consideration, which includes the indebtedness of Windrose assumed by Health Care REIT, to be paid in the merger if the merger is completed. Such fee would have equaled approximately $6.6 million on September 12, 2006, the date the merger agreement was executed. While a customary portion of the fee was paid upon announcement of the merger, a significant portion of JPMorgan’s fee is contingent upon the completion of the merger. In addition, Windrose has agreed to reimburse JPMorgan for its reasonable expenses incurred in connection with its engagement, including the reasonable fees of its counsel. Such reimbursement will not exceed $60,000 without Windrose’s prior consent. Windrose has agreed to indemnify JPMorgan for certain liabilities arising out of its engagement, including liabilities under federal securities laws.

JPMorgan and its affiliates have provided investment banking and commercial banking services from time to time to Windrose, Health Care REIT and their respective affiliates for which it has received customary fees. Such past services for Health Care REIT have included (i) acting as a participating lender in a revolving credit facility in 2003, as amended and restated in 2005 and 2006, (ii) acting as co-manager in two senior unsecured notes offerings in 2005 and (iii) acting as manager in a cumulative redeemable preferred stock offering in

2004. Such past services for Windrose have included acting as co-manager for a revolving credit facility in 2003. JPMorgan noted that in the ordinary course of its businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of Windrose and Health Care REIT for its own account or for the accounts of customers and, accordingly, it may at any time hold long or short positions in such securities.

Health Care REIT’s Reasons for the Mergers

In the course of reaching its decision on September 12, 2006 to approve the merger agreement and the issuance of shares of Health Care REIT common stock to Windrose shareholders and holders of Windrose OP units, the Health Care REIT board of directors considered and reviewed with senior management and outside financial and legal advisors a significant amount of information and factors relevant to the merger, including but not limited to the following:

•	the belief of Health Care REIT’s board, shared by Health Care REIT’s management, that the portfolio of properties that Health Care REIT would acquire from Windrose in the mergers has positive long-term prospects;

•	the expertise of Windrose’s management team relating to medical office buildings and other specialty medical properties;

•	the fact that the mergers, if consummated, would result in Health Care REIT achieving a critical mass in a targeted new asset class that would be complementary to Health Care REIT’s existing portfolio;

•	the fact that the mergers, if consummated, would result in the diversification of Health Care REIT’s asset base; and

•	the belief of Health Care REIT’s board of directors that the overall terms of the merger agreement are fair to Health Care REIT.

Health Care REIT’s board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These factors included but were not limited to the following:

•	the potential difficulties that Health Care REIT might experience integrating the Windrose portfolio;

•	the risk that Windrose shareholders might not approve the merger;

•	the risk that the anticipated benefits of the mergers might not be fully realized;

•	the risks to Health Care REIT associated with the provision of interim financing to Windrose on the terms proposed in the event that the mergers are not completed; and

•	the possible disruption to Health Care REIT’s business that might result from the announcement of the mergers and the resulting distraction of the attention of Health Care REIT’s management.

The foregoing discussion of the information and factors considered by Health Care REIT’s board of directors is not intended to be exhaustive but, Health Care REIT believes, includes all material factors considered by its board of directors. The Health Care REIT board of directors did not assign any specific or relative weight to the information it reviewed in the course of its consideration. Based on the factors outlined above, the board of directors determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Health Care REIT and the holders of its common stock.

Interests of Windrose’s Trustees and Executive Officers in the Mergers

In considering the recommendation of Windrose’s board of trustees with respect to the merger, you should be aware that, as described below, certain executive officers and trustees of Windrose have interests in, and will receive benefits from, the mergers and certain other transactions contemplated by the merger agreement that are different from, or in addition to, the interests of Windrose shareholders generally. Windrose’s board of trustees was aware of the interests described below and considered them, among other matters, when approving the merger agreement and recommending that Windrose shareholders vote to approve the merger.

Representation on the Health Care REIT Board of Directors.  The merger agreement provides that Fred S. Klipsch, Windrose’s current chairman of the board and chief executive officer, will be appointed to the Health Care REIT board of directors upon completion of the merger, provided that such appointment would not be in violation of any applicable legal requirements or rules of the New York Stock Exchange. In the event the appointment of Mr. Klipsch would be in violation of any applicable legal requirements or rules of the New York Stock Exchange or if Mr. Klipsch is unwilling or unable to serve, the Health Care REIT board of directors will appoint a replacement nominated by Windrose, subject to the consent of Health Care REIT, which consent will not unreasonably be withheld. Mr. Klipsch will not receive compensation for his services as a director of Health Care REIT during the term of his consulting agreement.

New Consulting and Employment Agreements with Health Care REIT.  Each of Messrs. Klipsch and Farrar has entered into a consulting agreement with Health Care REIT as described under “The Merger Agreement — Related Agreements — Consulting and Employment Agreements.” Under these agreements, Messrs. Klipsch and Farrar will be entitled to receive certain material benefits, including, among other things, an up front cash payment from Health Care REIT equal to $1.68 million and $1.2 million payable to Mr. Klipsch and Mr. Farrar, respectively. These cash payments will be made in lieu of amounts payable to each of them upon termination without cause or resignation for good reason within 24 months of a change in control under the change in control severance agreements effective August 22, 2002 and the employment agreements dated February 21, 2005 between Mr. Klipsch, Windrose and Windrose OP, and between Mr. Farrar, Windrose and Windrose OP. In addition, Health Care REIT has agreed to indemnify Messrs. Klipsch and Farrar for any excise taxes assessed against these executive officers under Section 4999 of the Code as a result of benefits, payments, accelerated exercisability and vesting of equity awards and other rights under the consulting agreements or otherwise.

Daniel R. Loftus has entered into an employment agreement with Health Care REIT as described under “The Merger Agreement — Related Agreements — Consulting and Employment Agreements.” Mr. Loftus’s employment agreement with Health Care REIT supersedes the change in control severance agreement, effective February 3, 2006, between Mr. Loftus, Windrose and Windrose OP. Health Care REIT has agreed to indemnify Mr. Loftus for any excise taxes assessed against him under Section 4999 of the Code as a result of benefits, payments, accelerated exercisability and vesting of equity awards and other rights under the employment agreement or otherwise.

Acquisition Opportunities; Finder’s Fees.  The Windrose management team continues to pursue acquisition opportunities, subject to compliance with the pre-merger closing covenants contained in the merger agreement. Windrose expects to fund individual property or small portfolio acquisitions primarily from the credit facility made available to Windrose by Health Care REIT. It is the intent of the parties, however, to fund certain larger acquisition opportunities, if consummated prior to the closing of the mergers, through joint ventures between Health Care REIT and Windrose. The joint ventures are expected to be funded and controlled primarily by Health Care REIT and Windrose’s share of the equity in the joint venture is expected to be funded from the credit facility made available to Windrose by Health Care REIT. In connection with certain identified acquisition opportunities, Health Care REIT has agreed that fees not exceeding $1,250,000, $300,000 and $200,000 would be paid to Messrs. Klipsch, Farrar and Loftus, respectively, pursuant to terms to be negotiated by the parties. Except as noted above and as contemplated by the consulting and employments agreements between Health Care REIT and Messrs. Klipsch, Farrar and Loftus, there are no other agreements or arrangements between Health Care REIT and Messrs. Klipsch, Farrar and Loftus as to compensation for their efforts in identifying, pursuing or consummating any other acquisition opportunities on behalf of Windrose.

Option Vesting, Conversion of Options and Restricted Stock Awards.  Pursuant to the merger agreement, all outstanding options to acquire Windrose common shares granted under the Windrose Employee Share Purchase Plan and the Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan), which plans are referred to in this section as the “stock plans,” will become fully vested and will be converted into options to acquire the number of shares of Health Care REIT common stock multiplied by the exchange ratio. The Health Care REIT options will have the same general terms and conditions as the Windrose options from which they were converted, except that the per share exercise price of each option to acquire shares of Health Care REIT common stock will be determined by dividing the exercise price of each Windrose option by the exchange ratio. As of the record date, the executive officers and trustees of Windrose held in the aggregate outstanding options to acquire [•] Windrose common shares that were granted pursuant to the stock plans. Of these, options to acquire [•] Windrose common shares granted pursuant to the stock plans were unvested as of the record date and will vest in full immediately prior to the completion of the merger.

Pursuant to the merger agreement, any outstanding unvested restricted Windrose common shares held by employees, executive officers and trustees of Windrose that were granted under the stock plans will become fully vested and will be converted into the number of shares of Health Care REIT common stock obtained by multiplying such number of restricted Windrose common shares by the exchange ratio. Such shares of Health Care REIT common stock shall not be subject to restriction or vesting. As of the record date, the executive officers and trustees of Windrose held in the aggregate [•] outstanding restricted Windrose common shares, which will vest in full immediately prior to the completion of the merger.

The following table sets forth the estimated potential benefit that each trustee and executive officer of Windrose will derive as a result of the accelerated vesting of equity-based compensation that will occur in connection with the merger. All estimates are based on awards outstanding as of September 12, 2006 and assume a value of $18.06 per Windrose common share underlying the options and a value of $18.06 for each restricted Windrose common share. The last reported sale price of a Windrose common share on the New York Stock Exchange on September 12, 2006, the day before the merger was publicly announced, was $15.18 per share.

		Weighted
		Average			Benefit of	Total
		Exercise	Benefit of	Unvested	Accelerated	Potential
		Price of	Accelerated	Shares of	Vesting of	Benefit of
	Unvested	Unvested	Vesting of	Restricted	Restricted	Accelerated
Name(1)	Options	Options	Options	Stock	Stock	Vesting

R. Walker Batts	5,560	$13.74	$24,031	483	$8,723	$32,754
Robert L. Bowen(2)	4,000	$14.70	13,440	—	—	13,440
Steve Buckeridge	9,820	$14.23	37,632	900	16,254	53,886
Paula J. Conroy	11,600	$14.76	38,248	800	14,448	52,696
Frederick L. Farrar	75,200	$14.56	263,148	20,792	375,504	638,652
Bruce M. Jacobson(2)	6,500	$14.38	23,925	—	—	23,925
Fred S. Klipsch(2)	102,800	$14.62	353,447	31,325	565,730	919,177
Daniel R. Loftus	55,200	$14.58	191,955	3,583	64,709	256,664
David L. Maraman(2)	6,500	$14.38	23,925	—	—	23,925
O.B. McCoin	24,000	$14.32	89,715	1,833	33,104	122,819
Bryan A. Mills(2)	5,500	$14.81	17,865	—	—	17,865
Philip J. O’Donnell	6,400	$14.70	21,504	—	—	21,504
Jean L. Wojtowicz(2)	6,500	$14.38	23,925	—	—	23,925
Darell E. Zink, Jr.(2)	6,500	$14.38	23,925	—	—	23,925

	326,080		$1,146,685	59,716	$1,078,472	$2,225,157

(1)	In addition to the individuals listed above, Doug Hanson, Steve L. Horn and John Sweet were employed by Windrose. Stephen Goldsmith served as a trustee during 2005. However, all restricted share and option grants held by these individuals have either been exercised or forfeited.

(2)	Trustee.

Tax Indemnity Agreements. Messrs. Klipsch and Farrar, Steve Klipsch and Mike Klipsch, sons of Mr. Klipsch, Charles Lanham, a former Windrose trustee, Robin Barksdale, a current Windrose employee, and O.B. McCoin, an executive vice president of Windrose, have entered into separate agreements with Health Care REIT that provide for the payment by Health Care REIT of a cash amount to such individuals that represents their tax liability resulting from the conversion of certain of their Windrose OP units into Health Care REIT common stock upon completion of the operating partnership merger plus a tax gross-up payment. See “The Merger Agreement — Related Agreements — Tax Indemnity Agreements.”

Support Agreements. Each of Fred S. Klipsch and Frederick L. Farrar have entered into a support agreement with Health Care REIT as described under “The Merger Agreement — Related Agreements — Support Agreements.”

Indemnification and Insurance. In the merger agreement, Health Care REIT has agreed to provide, from and after the effective time of the merger, exculpation and indemnification for each present and former officer, director or trustee of Windrose or its subsidiaries to the same extent as currently provided in Windrose’s declaration of trust and bylaws. Furthermore, Windrose is obligated to purchase, before the completion of the merger, “tail” directors’ and officers’ liability insurance for the benefit of Windrose’s trustees and officers for a period of six years, which will provide the trustees and officers with coverage on terms no less favorable to Windrose’s trustees and officers as is currently provided by Windrose to these trustees and officers. If Windrose fails to obtain such “tail” insurance policies as of the effective time of the mergers, Health Care REIT has agreed to obtain such “tail” insurance policies as of the effective time of the mergers. For a more complete discussion of these provisions of the merger agreement, see the section titled “The Merger Agreement — Covenants and Agreements — Director and Officer Insurance and Indemnification” of this proxy statement/prospectus.

Completion of the Merger

Health Care REIT and Windrose expect that the merger will be completed on or about December [•], 2006 if, at the special meeting of Windrose shareholders, Windrose shareholders approve the merger. The completion of the merger could be delayed beyond this date due to certain factors, including the need for receipt of necessary third party consents. A description of the conditions to the completion of the merger appears below under “The Merger Agreement — Conditions to the Mergers.”

Vote Required for Approval

It is a condition to the completion of the merger that Windrose’s shareholders approve the merger proposal by the required vote. Windrose’s declaration of trust and bylaws require that the merger must be affirmatively approved by holders of a majority of the Windrose common shares outstanding and entitled to vote at the special meeting. A vote of the holders of Health Care REIT common stock or holders of Windrose preferred shares or Windrose OP units is not required to approve the merger.

Anticipated Accounting Treatment

It is expected that the merger will be accounted for as a purchase by Health Care REIT of Windrose under U.S. GAAP. Under the purchase method of accounting, the assets and liabilities of the acquired company are, as of completion of the merger, recorded at their respective fair values and added to those of the acquiring company. Financial statements of Health Care REIT issued after consummation of the merger will only reflect the operations of Windrose after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of Windrose.

All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method to account for the merger. The allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the assigned fair values of Windrose’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and merger-related charges are subject to final decisions related to combining Health Care REIT and Windrose. Accordingly, the final purchase accounting adjustments and restructuring and merger-related charges may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.

Merger Fees, Costs and Expenses

All expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. Notwithstanding the foregoing, Windrose and Health Care REIT have agreed to pay the other party’s out-of-pocket expenses up to specified limits in certain circumstances if the merger agreement is terminated by one of the parties. See “The Merger Agreement — Termination Fees, Lender Consent Fees and Expense Reimbursement.”

Resale of Health Care REIT Common Stock and Health Care REIT Preferred Stock

The shares of Health Care REIT common stock and Health Care REIT preferred stock issued in the mergers will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares issued to persons who may be deemed to be “affiliates” of Windrose for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of Health Care REIT common stock or Health Care REIT preferred stock acquired in the mergers except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Windrose generally include individuals or entities that control, are controlled by, or are under common control with, Windrose and may include officers and trustees of Windrose as well as principal shareholders of Windrose. Health Care REIT will receive an “affiliate agreement” from persons deemed to be “affiliates” of Windrose under Section 2(11) of the Securities Act and Rule 145(c) thereunder, which will provide that each affiliate of Windrose will not sell, transfer or otherwise dispose of any shares of Health Care REIT common stock or Health Care REIT preferred stock issued to such person in connection with the mergers except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

This document does not constitute a registration statement covering resales of shares of Health Care REIT common stock by persons who are otherwise restricted from selling their shares of Health Care REIT common stock pursuant to Rule 144 or Rule 145 of the Securities Act.

Regulatory Matters Related to the Mergers

No material regulatory approvals are required in order to consummate the mergers and the other transactions contemplated by the merger agreement.

No Dissenters’ or Appraisal Rights

The Maryland REIT Law provides that in some mergers, shareholders who do not vote in favor of a merger and who comply with a series of statutory requirements have the right to receive, instead of the merger consideration, the fair value of their shares as appraised by appraisers appointed by a Maryland court or, in certain circumstances, by the court itself, payable in cash. However, pursuant to the Maryland REIT Law, no dissenters’ or appraisal rights are available to holders of Windrose common shares with respect to the merger.

Stock Exchange Listing and Related Matters

Health Care REIT has agreed to use its reasonable best efforts to cause the shares of Health Care REIT common stock and Health Care REIT preferred stock to be issued in the mergers to be approved for listing, upon official notice of issuance, on the New York Stock Exchange. Health Care REIT will file a supplemental listing application and a listing application with the New York Stock Exchange after the date of this proxy statement/prospectus. It is a condition to the merger that the Health Care REIT common stock and Health Care REIT preferred stock to be issued in the mergers shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

THE MERGER AGREEMENT

The following is a summary of selected material provisions of the merger agreement. This summary is qualified in its entirety by reference to the complete text of the merger agreement, as amended, which is incorporated by reference in its entirety and attached to this proxy statement/prospectus as Appendix A and Appendix B. We urge you to read carefully the merger agreement in its entirety.

The merger agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about Health Care REIT or Windrose. Such information can be found elsewhere in this proxy statement/prospectus and in the other public filings made by Health Care REIT and Windrose with the SEC, which are available without charge at http://www.sec.gov.

The merger agreement contains representations and warranties made by and to the parties to the merger agreement as of specific dates. The statements embodied in those representations and warranties were made solely for purposes of the contract between Health Care REIT and Windrose and may be subject to important qualifications and limitations agreed to by Health Care REIT and Windrose in connection with negotiating its terms. In addition, certain representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders. The representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Structure of the Mergers

If the merger is approved by Windrose’s shareholders and all other conditions to the mergers are satisfied or waived, Windrose will merge with and into Heat Merger Sub, with Heat Merger Sub continuing as the surviving entity following the merger. Immediately prior to, and as a condition of, the merger, Heat OP Merger Sub will merge with and into Windrose OP, with Windrose OP continuing as the surviving partnership following the operating partnership merger.

Closing and Effective Time of the Merger

Unless otherwise agreed to by Health Care REIT and Windrose, the merger will close on the first business day after all of the conditions set forth in the merger agreement are either satisfied or waived. The merger will become effective when the articles of merger filed with the State Department of Assessments and Taxation of Maryland and the certificate of merger filed with the Secretary of State of Delaware have been accepted for record in accordance with Maryland REIT Law and the DGCL (or such other time as agreed to by Health Care REIT and Windrose and designated in the articles of merger and the certificate of merger). The operating partnership merger will become effective when the articles of merger filed with the State Corporation Commission of Virginia have been accepted for record in accordance with the Virginia Revised Uniform Limited Partnership Act.

Health Care REIT and Windrose are working to complete the merger as quickly as possible. Because completion of the merger is subject to certain conditions that are beyond the control of Health Care REIT and Windrose, the parties cannot predict the exact timing of the closing. Health Care REIT and Windrose expect that the mergers will close on or about December [•], 2006 if, at the special meeting of Windrose shareholders, Windrose shareholders approve the merger. The completion of the mergers could be delayed beyond this date due to certain factors beyond the control of Health Care REIT and Windrose, including the receipt of necessary third party consents.

Conversion of Windrose Common Shares, Preferred Shares and OP Units

Windrose Common Shares.  At the effective time of the merger, each issued and outstanding Windrose common share (other than the Windrose common shares to be cancelled as described below) automatically will be converted into a fraction of a duly authorized, validly issued, fully paid and non-assessable share of

Health Care REIT common stock equal to the exchange ratio. The exchange ratio will be equal to the quotient determined by dividing $18.06 by the parent stock price (as defined below) and rounding the result to the nearest 1/10,000 of a share; provided, however, that if such quotient is less than 0.4509, the exchange ratio will be 0.4509 and if such quotient is greater than 0.4650, the exchange ratio will be 0.4650. For purposes of determining the exchange ratio, the parent stock price is the average of the volume weighted average price per share of Health Care REIT common stock on the New York Stock Exchange, as reported on Bloomberg by typing “HCN.N<EQUITY>AQR<GO>”, for 10 trading days, selected by lot, from among the 15 consecutive trading days ending on and including the fifth trading day prior to the effective times of the mergers. As of the effective time of the merger, each Windrose common share, when so converted, no longer will be outstanding and automatically will be cancelled and retired.

Upon completion of the merger, each Windrose common share and each Windrose preferred share that is held by Windrose, Windrose OP, any wholly-owned subsidiary of Windrose or Windrose OP, Health Care REIT, Heat Merger Sub or any other wholly-owned subsidiary of Health Care REIT automatically will be cancelled and retired and will cease to exist. No consideration will be delivered in exchange for such securities held by these entities prior to the mergers.

Windrose Preferred Shares.  Each Windrose preferred share issued and outstanding immediately prior to the effective time of the merger (other than the Windrose preferred shares to be cancelled as described above) automatically will be converted into a share of the Health Care REIT preferred stock. Immediately prior to the effective time of the merger, the terms of the Health Care REIT preferred stock will be set forth in an amendment to the Second Restated Certificate of Incorporation of Health Care REIT, and such amendment will be filed with the Secretary of State of the State of Delaware and will be effective immediately prior to the effective time of the merger. See “Capitalization and Description of Health Care REIT Securities — Description of Health Care REIT Preferred Stock” for a description of the Health Care REIT preferred stock.

Windrose OP Units.  Each Windrose OP unit issued and outstanding immediately prior to the effective time of the operating partnership merger will automatically be converted into a fraction of a duly authorized, validly issued, fully paid and non-assessable share of Health Care REIT common stock equal to the exchange ratio. As of the effective time of the operating partnership merger, each Windrose OP unit, when so converted, no longer will be outstanding and automatically will be cancelled and retired.

No Fractional Shares.  No fractional shares of Health Care REIT common stock will be issued to the holders of Windrose common shares or Windrose OP units in the mergers. Instead of fractional shares, any holder of Windrose common shares or Windrose OP units entitled to receive a fractional share of Health Care REIT common stock will be paid cash in respect of any fractional shares that would otherwise be issuable. The amount of the cash payment will be equal to the product of the fractional shares otherwise issuable to such holder and the closing sale price of a share of Health Care REIT common stock on the closing date of the merger, as reported on the New York Stock Exchange.

Treatment of Windrose Stock Options and Restricted Stock Awards

Windrose Stock Options.  Each option to acquire Windrose common shares that is outstanding immediately prior to the effective time of the merger (which we refer to in this proxy statement/prospectus as a pre-conversion option) will be fully vested in accordance with the terms of Windrose’s Employee Share Purchase Plan, Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan) and the agreement evidencing such pre-conversion option at or prior to the effective time of the merger. At the effective time of the merger, each pre-conversion option will be converted into an option to acquire shares of Health Care REIT common stock (which we refer to in this proxy statement/prospectus as a converted option), with the number of shares of Health Care REIT common stock subject to a converted option equal to the number of Windrose common shares subject to the pre-conversion option multiplied by the exchange ratio. The exercise price of a converted option will be adjusted to equal the exercise price of the pre-conversion option divided by the exchange ratio. Each converted option will be evidenced by an agreement substantially in the form of the agreements evidencing the pre-conversion options.

Restricted Stock Awards.  Each Windrose common share subject to a restricted stock award that is outstanding immediately prior to the effective time of the merger pursuant to Windrose’s Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan) will be fully vested at or prior to the effective time of the merger. At the effective times of the mergers, holders of such Windrose common shares will be entitled to receive the same consideration with respect to the merger as the holders of Windrose common shares.

Exchange of Certificates; No Further Rights; Dividends; Lost, Stolen or Destroyed Certificates

Exchange of Certificates.  Health Care REIT will deposit with Mellon Investor Services LLC, or another bank or financial institution, cash and certificates evidencing Health Care REIT common stock and Health Care REIT preferred stock to be paid or issued to the holders of Windrose common shares, Windrose preferred shares and Windrose OP units under and as contemplated by the merger agreement. Promptly after the completion of the mergers, the exchange agent will send each record holder of a certificate evidencing a Windrose common share, a Windrose preferred share or a Windrose OP unit a letter of transmittal and instructions on how to surrender such certificates. Thereafter, each holder of Windrose common shares, Windrose preferred shares and Windrose OP units who returns a duly executed transmittal letter and such other documents as are reasonably required by the exchange agent and surrenders any certificates evidencing such Windrose common shares, Windrose preferred shares or Windrose OP units will receive the following:

•	in the case of a holder of Windrose common shares and/or Windrose OP units, a certificate or certificates evidencing the number of whole shares of Health Care REIT common stock into which the aggregate number of Windrose common shares and/or Windrose OP units owned by such holder have been converted pursuant to the merger agreement, plus any cash that such holder is entitled to in lieu of fractional shares of Health Care REIT common stock and in respect of any dividends or other distributions to which such holder is entitled; and

•	in the case of a holder of Windrose preferred shares, a certificate or certificates evidencing the number of shares of Health Care REIT preferred stock into which the aggregate number of Windrose preferred shares owned by such holder have been converted pursuant to the merger agreement and in respect of any dividends or other distributions to which such holder is entitled.

Any portion of the cash and certificates representing shares of Health Care REIT common stock or Health Care REIT preferred stock deposited with the exchange agent that remains undistributed on the date that is six months after the completion of the merger, may be delivered to Health Care REIT, upon demand, and the holders of Windrose common shares, Windrose preferred shares and Windrose OP units must thereafter look only to Health Care REIT for payment of the merger consideration and the preferred merger consideration.

Holders of Windrose common shares, Windrose preferred shares and Windrose OP units should not send their certificates to the exchange agent, Health Care REIT or Windrose. If the merger is completed, you will receive a transmittal letter from the exchange agent containing instructions for the exchange and surrender of your certificates.

No Further Rights.  From and after the completion of the mergers, the holders of certificates evidencing ownership of Windrose common shares, Windrose preferred shares or Windrose OP units outstanding immediately before the completion of the mergers will cease to have rights with respect to such shares or units, as the case may be, except as otherwise provided for in the merger agreement and under applicable law. At the effective time of the mergers, the Windrose stock transfer books and the Windrose OP partnership interest transfer books will be closed. At such time, there will be no further registration of transfers of (i) Windrose common shares or Windrose preferred shares that were outstanding immediately prior to the effective time of the merger on the stock transfer books of Heat Merger Sub, the surviving entity following the merger; or (ii) Windrose OP units that were outstanding immediately prior to the effective time of the operating partnership on the partnership interest transfer books of Windrose OP, the surviving entity following the operating partnership merger.

Dividends.  No dividends or other distributions declared with a record date after the effective time of the merger on shares of Health Care REIT common stock or Health Care REIT preferred stock will be paid with respect to any certificate formerly representing Windrose common shares or Windrose preferred shares until such certificate is surrendered for exchange as provided above or a person claiming a certificate to be lost, stolen or destroyed has complied with the applicable provisions of the merger agreement. Promptly following surrender of any such certificate, there will be paid to the holder of the certificates representing whole shares of Health Care REIT common stock or Health Care REIT preferred stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the effective time of the merger and a payment date prior to such surrender but not paid, less the amount of any withholding taxes, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions with a record date after the effective time of the merger and a payment date after the date of surrender, less the amount of any withholding taxes. Health Care REIT will, no later than the applicable dividend or distribution payment dates, set aside and provide the exchange agent with the cash necessary to make the payments described immediately above, which shall be held for such purpose and for the sole benefit of the holders of shares of Health Care REIT common stock or Health Care REIT preferred stock.

Lost, Stolen or Destroyed Certificates.  If any certificate representing Windrose common shares, Windrose preferred shares or Windrose OP units has been lost, stolen or destroyed, the holder of such certificate must provide an appropriate affidavit to the exchange agent in order to receive consideration therefor in accordance with the merger agreement. Health Care REIT also may require the owner of such lost, stolen or destroyed certificate to deliver a bond as indemnity against any claim that may be made against Health Care REIT or the exchange agent with respect to any such lost, stolen or destroyed certificate.

Representations and Warranties

Representations and Warranties of Windrose.  The merger agreement contains representations and warranties made by Windrose to Health Care REIT. These representations and warranties relate to, among other things:

•	corporate matters, including due organization and qualification;

•	authority relative to execution and delivery of the merger agreement;

•	capitalization;

•	subsidiaries and other interests;

•	absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger and governmental filings, and consents necessary to complete the merger;

•	compliance with applicable law;

•	the timely filing and accuracy of SEC reports and financial statements;

•	the absence of changes;

•	legal proceedings;

•	tax matters;

•	employee matters;

•	information concerning properties;

•	material contracts;

•	environmental matters;

•	intellectual property;

•	the opinion of Windrose’s financial advisor;

•	broker’s fees payable in connection with the merger;

•	insurance matters;

•	related party transactions; and

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents.

Representations and Warranties of Health Care REIT.  The merger agreement also contains representations and warranties made by Health Care REIT to Windrose. These representations and warranties relate to, among other things

•	corporate matters, including due organization and qualification;

•	authority relative to execution and delivery of the merger agreement;

•	capitalization;

•	subsidiaries;

•	absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger and governmental filings, and consents necessary to complete the merger;

•	compliance with applicable law;

•	the timely filing and accuracy of SEC reports and financial statements;

•	the absence of changes;

•	legal proceedings;

•	operations of Heat Merger Sub and Heat OP Merger Sub;

•	employee benefits;

•	environmental matters;

•	tax matters;

•	insurance matters;

•	the opinion of Health Care REIT’s financial advisor;

•	broker’s fees payable in connection with the merger; and

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents.

Covenants and Agreements

Conduct of Windrose’s Business Prior to the Merger.  Windrose has agreed that, until the earlier of the termination of the merger agreement or the effective times of the mergers, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice. During the same period, Windrose has also agreed that each of Windrose and its subsidiaries will not, except (i) in connection with the performance (including payment obligations) in the ordinary course of business under contracts of Windrose or any of its subsidiaries entered into prior to September 12, 2006 or entered into on or after September 12, 2006 as permitted or required by the merger agreement, (ii) as set forth on Windrose’s disclosure letter attached to the merger agreement, (iii) as consented to in writing by Health Care REIT, which consent is not to be unreasonably withheld, conditioned or delayed, or (iv) as expressly contemplated in the merger agreement:

•	change its methods of accounting as in effect on June 30, 2006, except as may be required by GAAP or applicable law or as recommended by its independent auditors, or pursuant to written instructions, comments or orders from the SEC;

•	incur any indebtedness, other than refinancings or indebtedness incurred pursuant to the interim financing arrangement with Health Care REIT (see “— Related Agreements — Interim Financing”) or pursuant to lines of credit existing as of the date of the merger agreement;

•	make any loans or investments to any person other than a subsidiary of Windrose;

•	sell or otherwise dispose of any properties;

•	modify or amend in any material respect, or terminate, any material contracts, other than in the ordinary course of business consistent with past practice;

•	make or agree to make any capital expenditures other than (i) any capital expenditure of less than $50,000 individually or, together with other capital expenditures, $200,000 in the aggregate, (ii) emergency repairs pursuant to an obligation as landlord of a property or (iii) in furtherance of leasing activity either as a renewal or a new lease obligation;

•	acquire or enter into any option to acquire any real property or commence construction or contract to construct or develop any real estate project (or enter into a joint venture or similar arrangement to do so);

•	merge or consolidate with, or acquire all or substantially all of the assets of, or acquire the equity interests in, any person or division thereof, except in connection with the acquisition of real property otherwise permitted under the merger agreement;

•	amend its organizational documents or those of any subsidiary of Windrose, other than in connection with obtaining certain specified consents from third parties;

•	declare, set aside or pay any dividend or other distribution in respect of any of its capital stock, other than (i) as described below under the heading “— Dividends”, (ii) dividends and distributions by a subsidiary to its parent, (iii) a distribution per Windrose OP unit in the same amount as a dividend per share of Windrose common shares as described in the immediately following paragraph or (iv) distributions by Windrose OP to Windrose sufficient to permit Windrose to make distributions with respect to the Windrose preferred shares in accordance with the terms thereof;

•	split, combine or reclassify the outstanding capital stock or other equity interests of Windrose or its subsidiaries;

•	except in the ordinary course of business consistent with past practice, (i) increase the compensation or fringe benefits of any trustee, director or officer of Windrose or its subsidiaries, (ii) increase the compensation or benefits payable to Windrose’s or its subsidiaries’ employees by an amount in excess of 4% or pay a bonus for performance to any employee earning less than $70,000 per year in excess of $4,000, (iii) except as otherwise provided in the merger agreement, (a) adopt any new benefit plan, (b) grant any award under any existing Windrose stock plan, or (c) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing Windrose benefit plan except as required by applicable law, (iv) enter into or modify or amend any employment or severance agreement with, or grant any new severance or termination rights to, any officer, trustee, director or employee, (v) make any loan or advance to any trustee, director, executive officer or employee (other than travel advances in the ordinary course of business) or (vi) engage in a transaction with, or enter into, amend, modify, terminate, waive or take any similar action with respect to any contract with any officer, trustee or affiliate;

•	settle or otherwise compromise any shareholder derivative or class action claims in connection with any of the transactions contemplated by the merger agreement or any material legal proceeding relating to Windrose or its subsidiaries or any of their respective assets other than the payment, discharge or satisfaction of liabilities reflected or reserved against in full in the audited consolidated financial statements of Windrose as of December 31, 2005 or the unaudited financial statements of Windrose as of June 30, 2006 and other than collection matters in the ordinary course of business consistent with past practice;

•	(i) make or rescind any express or deemed material election relative to taxes or alter any method of tax accounting, (ii) enter into any tax sharing, tax indemnity or tax protection agreement, (iii) settle, compromise, enter into, or agree to enter into a closing agreement or settle any material federal, state, local or foreign tax liability, (iv) extend the statute of limitations with respect to any taxes of Windrose or any subsidiary thereof, (v) make or rescind any material election relative to taxes, unless such election or rescission is necessary to preserve the status of Windrose as a REIT (or of any subsidiary thereof, as a partnership) for federal income tax purposes or is consistent with elections historically made by Windrose, or (vi) take any action, or fail to take any action, which can reasonably be expected to cause (a) Windrose to fail to qualify as a REIT, or (b) any subsidiary thereof to cease to be treated as a partnership for federal income tax purposes, as a REIT, as a qualified REIT subsidiary under Section 856(i) of the Code, as a disregarded entity under Treasury Regulation Section 301.7701-3, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be;

•	other than filing fees paid to governmental agencies in connection with the mergers, make any payments or incur any liability or obligation for the purpose of obtaining any consent from any person to the mergers that will affect Health Care REIT or Windrose to either of their material economic detriment;

•	waive the benefits of, or agree to modify in any material manner, any standstill or similar agreement relating to Windrose or any subsidiary thereof;

•	take any action that would reasonably be expected to result in any of the conditions to the merger set forth in the merger agreement not being satisfied; or

•	authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract to do any of the foregoing prohibited actions.

Conduct of Health Care REIT’s Business Prior to the Merger.  Until the earlier of the termination of the merger agreement or the effective time of the merger, Health Care REIT has also agreed that it will, and will cause its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice. During the same period, Health Care REIT has also agreed that each of Health Care REIT and its subsidiaries will not, except (i) as consented to in writing by Windrose, which consent is not to be unreasonably withheld, conditioned or delayed, or (ii) as expressly contemplated in the merger agreement:

•	change any of its methods, principles or practices of accounting in effect at June 30, 2006, except as may be required by GAAP or applicable law or as recommended by its independent auditors, or pursuant to written instructions, comments or orders from the SEC;

•	amend any of the its organizational documents in a manner that adversely affects the holders of Windrose common shares or Windrose OP units;

•	take any action that would reasonably be expected to result in any of the conditions to the merger set forth in the merger agreement not being satisfied;

•	merge or consolidate with, or acquire all or substantially all of the assets of, or acquire the equity interests in, any person or division thereof, if such transaction involves the issuance of shares of Health Care REIT common stock, in whole or in part as consideration in such transaction;

•	declare, set aside or pay any dividend or other distribution payable in cash, shares, stock or property with respect to the Health Care REIT common stock, other than in the ordinary course of business consistent with past practice; or

•	authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract to do any of the foregoing prohibited actions.

Access to Information.  Each of Windrose and Health Care REIT will provide the other and its agents and representatives with reasonable access, upon reasonable advance notice and during normal business hours, to all their respective properties, books, contracts, commitments, personnel, documents and records and will furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it prior to the effective time of the merger pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

Obligation to Call and Hold the Windrose Special Meeting.  Windrose will call and hold the special meeting of Windrose shareholders whether or not Windrose’s board of trustees determines that the merger agreement or the merger is no longer advisable, recommends the rejection of the merger agreement or the merger by Windrose’s shareholders or otherwise withdraws or materially modifies its recommendation of the merger agreement or the merger in a manner adverse to Health Care REIT and its stockholders (which we refer to in this proxy statement/prospectus as an adverse recommendation); provided, however, that Windrose will have no obligation to call and hold the special meeting if the merger agreement is terminated:

•	by Health Care REIT, if:

•	prior to obtaining Windrose shareholders’ approval of the merger, Windrose’s board of trustees made an adverse recommendation;

•	Windrose failed to call or hold the special meeting in accordance with the terms of the merger agreement;

•	Windrose intentionally and materially breached any of its obligations under the no solicitation and superior acquisition proposal provisions of the merger agreement;

•	Windrose’s board of trustees approved or recommended an acquisition proposal, as described below, made by any person other than Health Care REIT or Heat Merger Sub; or

•	Windrose entered into a definitive agreement with respect to an acquisition proposal; or

•	by Windrose, if, prior to obtaining Windrose shareholders’ approval of the merger, Windrose’s board of trustees approved, and Windrose concurrently entered into, a definitive agreement with respect to a superior acquisition proposal, as described below (but only if Windrose is not then in breach of any of its obligations under the no solicitation and superior acquisition proposal provisions of the merger agreement and has paid the full amount of the termination fee, lender consent fees and parent expense reimbursement, as discussed below).

Consent Fees.  In connection with obtaining certain consents to the mergers from third parties, Health Care REIT will pay up to $2.5 million in fees, make-whole payments and out-of-pocket costs and expenses incurred by Windrose or any subsidiary thereof or associated with the defeasance or redemption of such indebtedness, but not including any fees or expenses associated with internal counsel or fees and expenses in excess of $300,000 associated with outside counsel for either Health Care REIT or Windrose.

Listing of Shares Issued in the Mergers.  Health Care REIT will use its reasonable best efforts to cause the shares of Health Care REIT common stock and Health Care REIT preferred stock issuable in the mergers and shares reserved for issuance pursuant to the exercise of converted options to be approved for listing, upon official notice of issuance, on the New York Stock Exchange.

Resignations.  Effective as of the closing of the merger, Windrose will cause each member of Windrose’s board of trustees to resign as a trustee. Upon the written request of Health Care REIT, Windrose will cause any or all of the trustees or directors and/or officers of each of its direct or indirect subsidiaries to resign or be removed or, as to officers, to resign or be terminated, effective as of the closing of the merger.

No Solicitation.  Windrose will not, directly or indirectly, through its representatives or otherwise:

•	invite, initiate, solicit or encourage any inquiries, proposals, discussions or negotiations with respect to any acquisition proposal, as described below;

•	engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any person relating to, or that may reasonably be expected to lead to, an acquisition proposal;

•	agree to, approve or recommend any acquisition proposal or enter into any letter of intent, agreement in principle or agreement relating to an acquisition proposal; or

•	propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

Windrose will notify Health Care REIT promptly (but in any event within 24 hours) if Windrose, any of its subsidiaries or any Windrose representative receives:

•	an acquisition proposal or any material amendment to a previously received acquisition proposal;

•	any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, Windrose or any of its subsidiaries by any person that has made, or may be considering making, an acquisition proposal; or

•	any oral or written expression that any of those activities, discussions or negotiations are sought to be initiated or continued with Windrose.

In addition, Windrose will keep Health Care REIT informed of the status and the material terms of any such acquisition proposal, indication or request.

In response to a bona fide, unsolicited, written acquisition proposal from a third party that was not invited, initiated, solicited or encouraged by Windrose, any of its subsidiaries or any Windrose representative, Windrose’s board of trustees may, and may authorize and permit its representatives to, provide such third party with nonpublic information or participate in discussions and negotiations with such third party relating to such acquisition proposal, if and only to the extent that:

•	Windrose’s board of trustees concludes in good faith, based upon advice of its outside legal counsel, that such action is required to discharge the board’s duties under applicable law;

•	a majority of Windrose’s board of trustees determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal is reasonably likely to result in a superior acquisition proposal, as described below;

•	Windrose complies with all of its obligations under the merger agreement;

•	prior to furnishing information to, or entering into negotiations or discussions with, a third party, Windrose provides notice to Health Care REIT to the effect that it is furnishing information to, or entering into discussions with, such third party; and

•	Windrose enters into a confidentiality agreement with such third party, which contains material terms that are in all material respects no less favorable to Windrose and no less restrictive to such third party than those in the confidentiality agreement currently in effect between Windrose and Health Care REIT.

If, prior to obtaining the approval of the Windrose shareholders of the merger, the board of trustees of Windrose intends to publicly approve or recommend, or proposes to publicly approve or recommend, any superior acquisition proposal, or to cause Windrose to enter into any agreement with respect to a superior acquisition proposal (which we refer to in this proxy statement/prospectus as a competing agreement), then at least five business days prior to taking such action:

•	Windrose will provide Health Care REIT with written notice advising Health Care REIT that it has received a superior acquisition proposal that it intends to accept, specifying the material terms and conditions of such superior acquisition proposal, identifying the person making such superior acquisition proposal and, if in writing, delivering to Health Care REIT the most recent draft of the definitive competing agreement and a summary of the material terms of any agreements to which Windrose or any of its subsidiaries is or will be a party; and

•	Windrose will cause its financial and legal advisors to negotiate in good faith with Health Care REIT for up to five business days to make adjustments in the terms and conditions of the merger agreement.

If following the completion of such five business day period Windrose’s board of trustees, in its sole judgment, has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the adjusted terms are not at least as favorable to the Windrose shareholders as the superior acquisition proposal (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), then Windrose’s board of trustees may:

•	publicly approve or recommend, or propose to approve or recommend, such superior acquisition proposal;

•	withdraw or materially modify its recommendation of the merger agreement or the merger in a manner adverse to Health Care REIT or its stockholders; or

•	cause Windrose to enter into the competing agreement with respect to such superior acquisition proposal.

For purposes of the merger agreement and this proxy statement/prospectus, an “acquisition proposal” is any direct or indirect:

•	merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction;

•	sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 15% or more of the outstanding voting equity securities of Windrose or equity interests in any subsidiary of Windrose (including, without limitation, partnership interests and units); or

•	sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of Windrose or any subsidiary of Windrose in one or a series of related transactions that, if consummated, would result in the sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 15% of the consolidated assets of Windrose.

For purposes of the merger agreement and this proxy statement/prospectus, a “superior acquisition proposal” is a bona fide unsolicited written proposal made by a third party to acquire, directly or indirectly, Windrose and/or its subsidiaries pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Windrose and its subsidiaries or otherwise:

•	on terms which a majority of Windrose’s board of trustees determines in good faith, (i) after consultation with Windrose’s financial advisors, are more favorable from a financial point of view to Windrose’s shareholders than those provided for in the merger (taking into account all the terms and conditions of the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) and (ii) to be more favorable generally to Windrose’s shareholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal);

•	for which financing, to the extent required, in the reasonable judgment of Windrose’s board of trustees is capable of being obtained; and

•	which Windrose’s board of trustees determines in good faith is reasonably capable of being completed.

Dividends.  From and after the date of the merger agreement and prior to the closing date of the merger, Windrose will not make any dividend or distribution to the holders of Windrose common shares or Windrose preferred shares, and Windrose OP will not make any distribution to its partners, without the prior written consent of Health Care REIT. However, the prior written consent of Health Care REIT will not be required for the authorization and payment of:

•	a quarterly dividend payable to Windrose shareholders in an amount not to exceed $0.24 per Windrose common share beginning with the quarter ended September 30, 2006 and for each quarter thereafter ending prior to the effective times of the mergers; and

•	a quarterly distribution payable to holders of Windrose preferred shares in an amount equal to $0.46875 per Windrose preferred share and having record and payment dates as set forth in the Windrose articles supplementary prior to the effective times of the mergers.

In addition, each of Health Care REIT and Windrose will declare a dividend to its stockholders and holders of Windrose common shares, respectively, the record date for which will be the close of business on the last business day prior to the effective time of the merger. The per share dividend amount payable by each party will be an amount equal to such party’s most recent quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date for such holders through and including the day prior to the day on which the effective time of the merger occurs, and divided by the actual number of days in the calendar quarter in which such dividend is declared. Windrose also will declare a special dividend to its holders of Windrose preferred shares, the record date for which will be the close of business on the last business day prior to the effective time of the merger. The per share dividend amount payable by Windrose will be an amount equal to $0.46875 multiplied by the number of days elapsed since the last dividend record date for holders of Windrose preferred shares through and including the last business day prior to the effective time of the merger, and divided by the actual number of days in the calendar quarter in which such dividend is declared.

Appointment of Director.  At the effective time of the merger, Health Care REIT’s board of directors will appoint Fred S. Klipsch as a director of Health Care REIT, provided that such appointment would not be in violation of any applicable legal requirements or the rules of the New York Stock Exchange, and that Mr. Klipsch is not unable or unwilling to serve. If such appointment would violate any applicable legal requirements or the rules of the New York Stock Exchange, or if Mr. Klipsch is unable or unwilling to serve, Health Care REIT’s board of directors will appoint a replacement nominated by Windrose, subject to the consent of Health Care REIT, which consent will not be unreasonably withheld.

Interim Financing.  Health Care REIT has agreed to provide financing to Windrose and its subsidiaries in accordance with the interim financing agreements between Windrose OP and Health Care REIT. For a discussion of these agreements, see the section titled “— Related Agreements — Interim Financing.”

Director and Officer Insurance and Indemnification.  From and after the effective time of the mergers, Health Care REIT has agreed to provide exculpation and indemnification for each present and former officer, director or trustee of Windrose or its subsidiaries to the same extent as currently provided in Windrose’s declaration of trust and bylaws. In addition, Windrose has agreed that, prior to the effective time of the mergers, it will purchase “tail” directors’ and officers’ liability insurance for the benefit of Windrose’s trustees and officers for a period of six years following the effective time of the mergers, which will provide the trustees and officers with the coverage amount and other terms comparable to those currently provided by Windrose (including advancement of expenses, if so provided). If Windrose fails to obtain such “tail” insurance policies as of the effective time of the mergers, Health Care REIT has agreed to purchase such insurance coverage as of the effective date of the mergers for a period of six years following the effective time, which will provide the trustees and officers with the coverage amount and other terms comparable to those currently provided by Windrose (including advancement of expenses, if so provided). However, in fulfilling such insurance obligations, neither party will be required to expend for such policies an annual premium amount that exceeds 300% of the annual premiums currently paid by Windrose for such insurance. If the cost of such insurance is greater than 300% of the annual premiums currently paid by Windrose, Health Care REIT is required to obtain a policy with the greatest coverage available for a cost that does not exceed 300% of the annual premiums currently paid by Windrose.

Conditions to the Mergers

Conditions to Each Party’s Obligation to Effect the Mergers.  Each party’s obligation to effect the mergers is subject to the satisfaction or waiver of various conditions that include the following:

•	Windrose’s shareholders having approved the merger;

•	no temporary restraining order, preliminary or permanent injunction or other order or legal restraint or prohibition being in effect and preventing the completion of the merger;

•	the shares of Health Care REIT common stock and Health Care REIT preferred stock to be issued in the mergers and the shares of Health Care REIT common stock reserved for issuance upon exercise of converted options having been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

•	the registration statement on Form S-4, of which this proxy statement/prospectus is a part, having been declared effective by the SEC under the Securities Act and not being the subject of any stop order or proceeding seeking a stop order;

•	all specified consents and approvals having been obtained and being in full force and effect;

•	each of the consulting and support agreements described below being in full force and effect, subject to certain limited exceptions; and

•	the operating partnership merger having been completed in accordance with the terms of the merger agreement.

Conditions to Health Care REIT’s and Heat Merger Sub’s Obligation to Effect the Merger.  Health Care REIT’s and Heat Merger Sub’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include the following:

•	certain representations and warranties made by Windrose to Health Care REIT being true and correct in all respects on and as of the date of the merger agreement and on and as of the closing date as though made on the closing date (except to the extent such representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date);

•	the other representations and warranties made by Windrose to Health Care REIT being true and correct (without giving effect to any materiality or material adverse effect qualifier therein) on and as of the date of the merger agreement and on and as of the closing date as though made on the closing date (except to the extent such representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a material adverse effect on Windrose;

•	each of Windrose and Windrose OP having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

•	since the date of the merger agreement, there having been no material adverse effect on Windrose;

•	Health Care REIT having received an opinion from Hunton & Williams LLP, dated as of the closing date, to the effect that, for Windrose’s short taxable year ended December 31, 2002 through its taxable year ended December 31, 2005, Windrose has qualified as a REIT under the Code, and from January 1, 2006 through the closing date, Windrose’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code;

•	the defensive measures (as such term is defined in the merger agreement) being made inapplicable to the merger and the other transactions contemplated by the merger agreement; and

•	Health Care REIT having received an opinion from Arnold & Porter LLP, special tax counsel to Health Care REIT, dated as of the closing date, to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

Conditions to Windrose’s Obligations to Complete the Merger.  Windrose’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include the following:

•	certain representations and warranties made by Health Care REIT to Windrose being true and correct in all respects on and as of the date of the merger agreement and on and as of the closing date as though made on the closing date (except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date);

•	the other representations and warranties made by Health Care REIT to Windrose being true and correct (without giving effect to any materiality or material adverse effect qualifier therein) on and as of the date of the merger agreement and on and as of the closing date as though made on the closing date (except to the extent such representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a material adverse effect on Health Care REIT;

•	each of Health Care REIT, Heat Merger Sub and Heat OP Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

•	Windrose having received an opinion from Arnold & Porter LLP, dated as of the closing date to the effect that Health Care REIT has qualified to be taxed as a REIT under the Code, for its taxable years ended December 31, 1998 through December 31, 2005, and taking into account the merger, Health Care REIT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2006 and in the future;

•	Windrose having received an opinion from Hunton & Williams LLP, dated as of the closing date, to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code;

•	since the date of the merger agreement, there having been no material adverse effect on Health Care REIT; and

•	Health Care REIT having filed the certificate of designation for the Health Care REIT preferred stock in accordance with applicable Delaware law and it having become effective.

Important Definitions.  The merger agreement provides that a material adverse effect, with respect to either Windrose or Health Care REIT, means any change, event, circumstance or development that, individually or in the aggregate with other changes, events, circumstances or developments, has or is reasonably likely to have a material adverse effect on the business, properties, assets, financial condition, results of operations, cash flow, liabilities or operations of either Windrose or Health Care REIT and its respective subsidiaries, taken as a whole, or prevents or materially adversely affects the ability of either Windrose or Health Care REIT to timely consummate the mergers; provided, however, that to the extent any effect is caused by or results from any of the following, it will not be taken into account in determining whether there has been a material adverse effect;

•	conditions generally affecting the healthcare industry or, with respect to a material adverse effect on Health Care REIT, the skilled nursing or retirement care industry;

•	a decrease in the market price of the Windrose common shares or shares of Health Care REIT common stock;

•	changes in general national economic or financial conditions or changes in the securities markets in general;

•	a failure by either Windrose or Health Care REIT to report earnings or revenue results consistent with its historic earnings or revenue results;

•	changes in any laws or regulations or accounting regulations or principles applicable to Windrose or Health Care REIT;

•	any outbreak or escalation of armed hostilities or acts of terrorism;

•	the announcement, execution or consummation of the merger agreement and the transactions contemplated thereby; or

•	changes the adverse effects of which are covered by insurance.

Neither party will be precluded from claiming that a material adverse effect has occurred with respect to an event or change underlying either a decrease in the other party’s share price as described in the second bullet point above or a failure of the other party to report earnings or revenue results as described in the fourth bullet point above.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective times of the mergers:

•	by mutual written consent of Health Care REIT and Windrose;

•	by either Health Care REIT or Windrose if any governmental agency has issued an order (which order Health Care REIT or Windrose, as the case may be, has used its reasonable best efforts to have vacated or reversed), permanently restraining, enjoining or otherwise prohibiting the merger, and such order has become final and unappealable;

•	by either Health Care REIT or Windrose if the Windrose shareholders fail to approve the merger at the special meeting or any adjournment thereof;

•	after March 12, 2007, by either Health Care REIT or Windrose if the merger has not been completed by such date for any reason; provided however, if the merger has not been completed by such date due to failure to obtain certain required consents or approvals set forth in specific sections of the disclosure letters of Health Care REIT and Windrose to the merger agreement, neither party may terminate the merger agreement until June 11, 2007 so long as the parties are using their reasonable best efforts to obtain such consents or approvals; provided further, that neither party may terminate the merger agreement until the expiration of any applicable cure period for breaches by either party in effect on such date; and provided further, that in any case the terminating party is not in material breach of its representations, warranties, covenants or agreements under the merger agreement in any manner that has caused or resulted in the failure to consummate the merger on or before such date;

•	by Health Care REIT, if (i) prior to obtaining the approval of Windrose’s shareholders, Windrose’s board of trustees or a committee thereof has made an adverse recommendation; (ii) Windrose fails to call or hold the special meeting; (iii) Windrose has intentionally and materially breached any of its obligations under the non-solicitation and superior acquisition proposal provisions under the merger agreement; (iv) Windrose’s board of trustees has approved or recommended an acquisition proposal made by any person other than Health Care REIT or Heat Merger Sub; or (v) Windrose has entered into a definitive agreement with respect to an acquisition proposal;

•	by Windrose, if prior to the approval of the merger agreement at the special meeting Windrose’s board of trustees has approved, and Windrose concurrently enters into, a definitive agreement with respect to a superior acquisition proposal, but only if (i) Windrose is not then in breach of any of its obligations under the non-solicitation and superior acquisition proposal provisions under the merger agreement and (ii) concurrently with such termination Windrose has paid Health Care REIT the full amounts of the termination fee, lender consent fees and expenses and parent expense reimbursement, as discussed below;

•	by Health Care REIT, if there has been a breach of any of the representations, warranties, covenants or agreements of Windrose contained in the merger agreement such that the conditions precedent to Health Care REIT’s obligations to consummate the merger set forth in the merger agreement are incapable of being satisfied, which breach is not cured within 30 days following written notice to Windrose; provided, however, that Health Care REIT will not have the right to terminate the merger agreement if Health Care REIT, Heat Merger Sub or Heat OP Merger Sub is then in breach of its representations, warranties, covenants or agreements under the merger agreement such that the conditions precedent to Windrose’s obligations to consummate the merger set forth in the merger agreement are incapable of being satisfied; or

•	by Windrose, if there has been a breach of any of the representations, warranties, covenants or agreements of Health Care REIT or Heat Merger Sub contained in the merger agreement such that the conditions precedent to Windrose’s obligations to consummate the merger set forth in the merger agreement are incapable of being satisfied, which breach is not cured within 30 days following written notice to Health Care REIT; provided, however, that Windrose will not have the right to terminate the merger agreement if Windrose or Windrose OP is then in breach of its representations, warranties, covenants or agreements under the merger agreement such that the conditions precedent to Health Care REIT’s obligations to consummate the merger set forth in the merger agreement are incapable of being satisfied.

Termination Fees, Lender Consent Fees and Expense Reimbursement

Windrose will be obligated to pay Health Care REIT all or a portion, as described below, of the following: (i) a maximum termination fee equal to $16.9 million, (ii) an amount up to $900,000, as reimbursement for fees and expenses paid by Health Care REIT in connection with the merger agreement and the merger, and (iii) an amount up to $2.5 million, as reimbursement of Health Care REIT’s expenses incurred in connection with obtaining certain third party consents to the mergers, in the event that the merger agreement is terminated:

•	by Health Care REIT, if:

•	prior to Windrose shareholders’ approval of the merger, Windrose’s board of trustees withdraws or materially modifies its recommendation of the merger agreement or the merger in a manner adverse to Health Care REIT or its stockholders (but only if Health Care REIT terminates the merger agreement prior to the date of the Windrose special meeting);

•	Windrose fails to call or hold the special meeting;

•	Windrose’s board of trustees of Windrose approves or recommends an acquisition proposal made by any person other than Health Care REIT or Heat Merger Sub;

•	Windrose intentionally and materially breaches its obligations under the non-solicitation and other acquisition proposal provisions of the merger agreement; or

•	Windrose enters into a definitive agreement with respect to an acquisition proposal; or

•	by Windrose, if, prior to the approval of the merger by Windrose shareholders, Windrose’s board of trustees approves, and Windrose enters into, a definitive agreement with respect to a superior acquisition proposal.

Under any such scenario, Windrose will pay Health Care REIT 50% of the termination fee at the time of the termination of the merger agreement. If Windrose enters into a definitive agreement with respect to, or completes, an acquisition proposal made by a third party other than Health Care REIT or Heat Merger Sub within the 12 months following the termination of the merger agreement, Windrose will pay Health Care REIT the remaining 50% of such termination fee and the other amounts described above concurrent with the closing of such transaction.

Windrose will pay Health Care REIT 100% of the amounts described above upon the completion of an acquisition proposal with a third party other than Health Care REIT or Heat Merger Sub if:

•	an acquisition proposal has been received by Windrose or publicly disclosed prior to the termination of the merger agreement by Health Care REIT or Windrose for the reasons described in the third or fourth bullet point under the heading “— Termination of the Merger Agreement”; and

•	within 12 months after such termination, Windrose entered into a definitive agreement providing for the acquisition proposal that was completed with the third party.

In the event that Health Care REIT terminates the merger agreement for the reasons described in the seventh bullet point under the heading “— Termination of the Merger Agreement,” Windrose will pay Health Care REIT up to $3.0 million as reimbursement of Health Care REIT’s expenses incurred in connection with the merger agreement and the merger and up to $2.5 million as reimbursement for fees and expenses paid by Health Care REIT’s in connection with obtaining certain third party consents to the merger.

In the event that Windrose terminates the merger agreement for the reasons described in the eighth bullet point under the heading “— Termination of the Merger Agreement,” Health Care REIT will pay Windrose up to $3.0 million as reimbursement of Windrose’s expenses incurred in connection with the merger agreement.

Amendment and Waiver

Health Care REIT and Windrose may amend the merger agreement at any time, but after approval of the merger by the Windrose shareholders, no amendment of the merger agreement may be made that by law requires further approval by the Windrose shareholders without such further approval.

Related Agreements

Support Agreements

A summary of the material provisions of the support agreements is provided below. You should read the support agreements in their entirety, copies of which have been filed as exhibits to the registration statement of which this proxy statement/prospectus is a part.

On September 12, 2006, each of Messrs. Klipsch and Farrar entered into a support agreement with Health Care REIT. By entering into the support agreement, each of Messrs. Klipsch and Farrar has agreed to vote all Windrose common shares beneficially owned by him (including any such shares acquired after the date of the support agreement, including by conversion of Windrose OP units beneficially owned by him):

•	in favor of the merger, the adoption of the merger agreement and the approval of the terms thereof; and

•	against any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Windrose or any subsidiary thereof or any other acquisition proposal or any action or agreement that would (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement under the merger agreement, (ii) in any manner impede, interfere with, delay, discourage, postpone, frustrate, prevent, nullify or adversely affect the merger, the merger agreement or any of the other transactions contemplated by the merger agreement, or (iii) change in any manner the voting rights of any class of beneficial interests of Windrose.

Each of Messrs. Klipsch and Farrar has appointed George L. Chapman, Chairman and Chief Executive Officer of Health Care REIT, and William C. Ballard, Director of Health Care REIT, as irrevocable proxies and attorneys-in-fact to vote the Windrose common shares beneficially owned by him in the manner indicated in the two bullet points above.

As of September 12, 2006, Mr. Klipsch beneficially owned 109,701 Windrose common shares and 143,414 Windrose OP units. As of September 12, 2006, Mr. Farrar beneficially owned 44,320 Windrose common shares and 7,079 Windrose OP units. These Windrose common shares and Windrose OP units (assuming the redemption of these Windrose OP units for Windrose common shares) represent in the aggregate approximately 1.38% of all of the outstanding Windrose common shares (assuming the redemption of these Windrose OP units for Windrose common shares) as of September 12, 2006.

Neither Mr. Klipsch nor Mr. Farrar was paid any additional consideration in connection with entering into his support agreement.

Each of Messrs. Klipsch and Farrar has agreed, subject to certain limited exceptions, not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), (ii) enter into any contract, option or other arrangement (including any profit-sharing arrangement) to do any of the foregoing, or (iii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to, any Windrose common shares or Windrose OP units beneficially owned by him.

The support agreements will terminate on the earlier to occur of (i) the effective time of the merger and (ii) the termination of the merger agreement.

Consulting and Employment Agreements

Consulting Agreement with Fred S. Klipsch. Health Care REIT entered into a consulting agreement with Windrose’s chairman and chief executive officer, Fred S. Klipsch, dated September 12, 2006, to be effective as of the consummation of the mergers. A copy of this agreement has been filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Under the agreement, which has a two-year term, Mr. Klipsch will be retained as the Vice Chairman of Health Care REIT and paid a base consulting fee of $350,000 in the first year and $250,000 in the second year. Each year during the term of the agreement, Mr. Klipsch will be eligible to receive a performance bonus based on the achievement of performance measures to be determined by the compensation committee of the Health Care REIT board of directors, with the targeted amount of such bonus being 60% to 120% of his base consulting fee. For 2006, Mr. Klipsch will be paid a bonus of $210,000 in cash by Health Care REIT, if such amount has not already been paid by Windrose or Windrose OP at the time the agreement becomes effective. Mr. Klipsch’s reasonable business expenses incurred in promoting Health Care REIT’s business also will be reimbursed.

A retention bonus of $975,500 in cash and $930,000 in Health Care REIT common stock will be paid to Mr. Klipsch under the agreement, on the later of the effective date of the agreement or January 2, 2007. Mr. Klipsch cannot sell any of these shares of Health Care REIT common stock until after the first anniversary of the grant date and can sell no more than 50% of these securities between the first and second anniversaries of the grant date. He also will receive a payment, on the later of the effective date of the agreement or January 2, 2007, of $1.7 million in cash in lieu of amounts payable to him upon a change in control under a change in control severance agreement and an employment agreement among Mr. Klipsch, Windrose and Windrose OP, other than the payment of: (i) unpaid accrued salary through the effective date of the agreement, (ii) earned but unpaid bonus and (iii) unpaid expenses incurred by Mr. Klipsch on behalf of Windrose or Windrose OP.

Under the agreement, if Mr. Klipsch’s service is terminated by him or Health Care REIT before the end of the two-year term for any reason, he will be entitled to receive his base consulting fee and performance bonus amounts accrued or earned but unpaid as of such date. He also will be entitled to receive a monthly severance payment (or, in the case of termination for disability, monthly disability payments) equal to his monthly base consulting fee for the remainder of the term (or, in the case of termination for disability, until he returns to active service to Health Care REIT, if applicable). In the event of disability, Mr. Klipsch may be entitled to additional payments under Health Care REIT’s disability plans and policies, and any such payments will reduce the payments due under the agreement. In addition, in exchange for not competing with Health Care REIT for the two-year period following the termination of Mr. Klipsch’s service for any reason, Mr. Klipsch will receive $600,000, payable in eight quarterly payments of $75,000. If Mr. Klipsch’s service terminates due to his death, his surviving spouse or other designated beneficiary will be entitled to receive a lump sum payment equal to the present value of the amounts which would have been payable to Mr. Klipsch as a result of the termination of his service and for not competing with Health Care REIT. In addition, all stock options, restricted stock or other awards held by Mr. Klipsch under Health Care REIT’s stock plans will fully vest and, in the case of stock options, become exercisable in full.

Heath Care REIT will indemnify Mr. Klipsch for any excise taxes assessed against him under Section 4999 of the Code as a result of payments or benefits provided under the agreement or any other plan, agreement or arrangement with Health Care REIT, Windrose, Windrose OP or their affiliates. Health Care REIT also will indemnify Mr. Klipsch for any liability with respect to the guarantees executed by Mr. Klipsch in favor of Wells Fargo, as trustee, regarding the loan on Windrose’s Mount Vernon, Georgia facility.

Consulting Agreement with Frederick L. Farrar. Health Care REIT entered into a consulting agreement with Windrose’s president, chief operating officer and treasurer, Frederick L. Farrar, dated September 12, 2006, to be effective as of the consummation of the mergers. A copy of this agreement has been filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Under the agreement, which has a two-year term, Mr. Farrar will be retained as an Executive Vice President of Health Care REIT and President of its Medical Properties Division and paid a base consulting fee of $300,000 per year. Each year during the term of the agreement, Mr. Farrar will be eligible to receive a performance bonus based on the achievement of performance measures to be determined by the compensation committee of the Health Care REIT board of directors, with the targeted amount of such bonus being 30% to 75% of his base consulting fee. For 2006, Mr. Farrar will be paid a bonus of $150,000 in cash by Health Care REIT, if such amount has not already been paid by Windrose or Windrose OP at the time the agreement becomes effective. In the discretion of the compensation committee of the Health Care REIT board of directors, Mr. Farrar will be eligible to receive awards under Health Care REIT’s 2005 Long-Term Incentive Plan, however, the target range for such award is between 35% and 75% of his base consulting fee and performance bonus, and any such award would vest over two years. Mr. Farrar’s reasonable business expenses incurred in promoting Health Care REIT’s business also will be reimbursed.

A retention bonus of $529,500 in cash and $500,000 in Health Care REIT common stock will be paid to Mr. Farrar under the agreement, on the later of the effective date of the agreement or January 2, 2007. Mr. Farrar cannot sell any of these shares of Health Care REIT common stock until after the first anniversary of the grant date and can sell no more than 50% of these securities between the first and second anniversaries of the grant date. He also will receive a payment, on the later of the effective date of the agreement or January 2, 2007, of $1.2 million in cash in lieu of amounts payable to him upon a change in control under a change in control severance agreement and an employment agreement among Mr. Farrar, Windrose and Windrose OP, other than the payment of: (i) unpaid accrued salary through the effective date of the agreement, (ii) earned but unpaid bonus and (iii) unpaid expenses incurred by Mr. Farrar on behalf of Windrose or Windrose OP.

Under the agreement, if Mr. Farrar’s service is terminated by him or Health Care REIT before the end of the two-year term for any reason, he will be entitled to receive his base consulting fee and performance bonus amounts accrued or earned but unpaid as of such date. He will also be entitled to receive a monthly severance payment (or, in the case of termination for disability, monthly disability payments) equal to his monthly base consulting fee for the remainder of the term (or, in the case of termination for disability, until he returns to active service to Health Care REIT, if applicable). In the event of disability, Mr. Farrar may be entitled to additional payments under Health Care REIT’s disability plans and policies, and any such payments will be reduce the payments due under the agreement. If the termination is involuntary and without cause, any stock awards granted under Health Care REIT’s 2005 Long-Term Incentive Plan will become fully vested and, in the case of stock options, exercisable. In addition, in exchange for not competing with Health Care REIT for the two-year period following the termination of Mr. Farrar’s service for any reason, Mr. Farrar will receive $300,000, payable in eight quarterly payments of $37,500. If Mr. Farrar’s service terminates due to his death, his surviving spouse or other designated beneficiary will be entitled to receive a lump sum payment equal to the present value of the amounts which would have been payable to Mr. Farrar as a result of the termination of his service and for not competing with Health Care REIT. In addition, all stock options, restricted stock or other awards held by Mr. Farrar under Health Care REIT’s stock plans will fully vest and, in the case of stock options, become exercisable in full.

Heath Care REIT will indemnify Mr. Farrar for any excise taxes assessed against him under Section 4999 of the Code as a result of payments or benefits provided under the agreement or any other plan, agreement or arrangement with Health Care REIT, Windrose, Windrose OP or their affiliates. Health Care REIT also will indemnify Mr. Farrar for any liability with respect to the guarantees executed by Mr. Farrar in favor of Wells Fargo, as trustee, regarding the loan on Windrose’s Mount Vernon, Georgia facility.

Employment Agreement with Daniel R. Loftus. Health Care REIT entered into an employment agreement with Windrose’s executive vice president, secretary and general counsel, Daniel R. Loftus, dated September 12, 2006, to be effective as of the consummation of the mergers. A copy of this agreement has been filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Under the agreement, which has a two-year term that will be automatically extended for successive two-year periods unless Health Care REIT or Mr. Loftus provides written notice at least six months prior to the expiration of the then current two-year term, Mr. Loftus will be employed as a Senior Vice President of Health Care REIT and the Executive Vice President of its Medical Properties Division and paid a base salary of $260,000 in the first year and $267,800 in the second year. Each year during the term of the agreement, Mr. Loftus will be eligible to receive a performance bonus based on the achievement of performance measures to be determined by the compensation committee of the Health Care REIT board of directors, with the targeted amount of such bonus being 25% to 50% of his base salary. For 2006, Mr. Loftus will be paid a bonus of $94,000 in cash by Health Care REIT, if such amount has not already been paid by Windrose or Windrose OP at the time the agreement becomes effective. In addition, a retention bonus of $266,750 in cash and $200,000 in Health Care REIT common stock will be paid to Mr. Loftus under the agreement, on the later of the effective date of the agreement or January 2, 2007.

In the discretion of the compensation committee of the Health Care REIT board of directors, Mr. Loftus will be eligible to receive awards under Health Care REIT’s 2005 Long-Term Incentive Plan, however, the target range for such award is between 25% and 70% of his base salary and performance bonus. He will also receive health insurance, life insurance and disability coverage provided to key employees, reimbursement of his reasonable business expenses and three weeks of vacation each year. Mr. Loftus also may participate in the executive compensation, retirement and welfare benefit plans and programs generally applicable to executive officers of Health Care REIT, to the extent not duplicative of any benefits provided by the agreement.

Under the agreement, if Mr. Loftus’s employment is terminated by him or Health Care REIT before the end of the two-year term for any reason, including if he is terminated for cause or voluntarily terminates his employment: (i) he will be entitled to receive his base salary, performance bonus and vacation payments accrued or earned but unpaid with respect to fiscal years or other periods preceding the termination date (with respect to the most recently ended fiscal year with respect to the performance bonus, in the case of termination by Health Care REIT for cause) and (ii) he will receive any nonforfeitable benefits payable under Health Care REIT’s deferred compensation, incentive or other benefit plans. If the termination is by Health Care REIT without cause, or by Mr. Loftus under circumstances which under the agreement are deemed to be equivalent to an involuntary termination, Mr. Loftus also will receive (i) his base salary for the remainder of the term, which payments will be reduced by the compensation he receives from any replacement position he obtains, (ii) accelerated vesting and exercisability of any stock options, restricted stock or other awards granted under Health Care REIT’s 2005 Long-Term Incentive Plan and (iii) continued health, life and disability coverage at Health Care REIT’s expense for the remainder of the term (but not less than six months), or, if earlier, until the date he obtains comparable coverage from another employer. In the event of termination due to disability, Mr. Loftus also will receive his base salary for the remainder of the term, or until he returns to active employment with any employer, which payments will be reduced by any amounts paid under Health Care REIT’s disability plans and policies. If Mr. Loftus’s employment terminates due to his death, his surviving spouse or other designated beneficiary will be entitled to receive a lump sum payment equal to the present value of the amounts which would have been payable to Mr. Loftus as a result of the termination of his employment by Health Care REIT without cause. In addition, if Mr. Loftus’s employment is terminated for any reason prior to the end of the first term of the agreement, or if the agreement is not extended for a second term, Mr. Loftus (or his surviving spouse or other designated beneficiary) will receive a lump sum payment of $288,000. If the agreement is extended for two years, and Mr. Loftus is terminated during the extended two year term, or the agreement is not subsequently extended for an additional two-year period, a lump sum payment of $144,000 will be paid to Mr. Loftus under the same terms and conditions as the $288,000 payment. If Health Care REIT requests that Mr. Loftus relocate from Indianapolis, Indiana to Nashville, Tennessee, then Health Care REIT will reimburse Mr. Loftus for his reimbursable moving expenses.

Health Care REIT will indemnify Mr. Loftus for any excise taxes assessed against him under Section 4999 of the Code as a result of payments or benefits provided under the agreement or any other plan, agreement or arrangement with Health Care REIT, Windrose, Windrose OP or their affiliates.

Interim Financing

As of September 12, 2006, Health Care REIT agreed to provide Windrose OP with a $125.0 million secured revolving line of credit pursuant to the terms of a loan agreement. The revolving credit facility is available to fund future real estate acquisitions and related closing costs payable by Windrose OP and its subsidiaries. If the merger does not close by January 10, 2007 and certain other conditions are satisfied, the maximum amount of this credit facility may be increased, at Windrose OP’s option, to $150.0 million. Windrose OP’s obligations under the credit facility have been guaranteed by Windrose pursuant to an unconditional and continuing guaranty of Windrose in favor of Health Care REIT.

Pursuant to the promissory note made by Windrose OP in favor of Health Care REIT, interest accrues on the principal amount outstanding under the credit facility at a rate equal to LIBOR plus 2.5%, subject to adjustment (as discussed below) (which we refer to in this proxy statement/prospectus as the stated interest rate). Except as discussed below, the credit facility requires the monthly payment of interest only at a rate equal to LIBOR plus 1.6% (which we refer to in this proxy statement/prospectus as the current interest rate). If Windrose and Health Care REIT complete the merger, Windrose OP will be obligated to repay the outstanding principal balance of the loan, accrued and unpaid interest at a rate equal to the current interest rate, and all other amounts payable by Windrose OP under the credit facility, in cash at closing. If the merger is completed, Windrose OP will not be required to repay the amount equal to the difference between the amount of interest accrued at the stated interest rate and the amount of interest accrued at the current interest rate.

If the merger agreement is terminated for any reason, the stated interest rate will be increased by 0.2% beginning on the date that is 91 days after the date the merger agreement is terminated. The stated interest rate will continue to increase by 0.2% each month beginning in the second full month after the date that is 91 days after the date the merger agreement is terminated. Upon the termination of the merger agreement, the principal amount outstanding under the credit facility and accrued and unpaid interest will be repaid as follows:

•	If the merger agreement is terminated because of a superior acquisition proposal or because Windrose’s board of trustees makes an adverse recommendation, the loan will be repaid in full upon the earliest of: (i) the execution of a definitive agreement with respect to a superior acquisition proposal; (ii) the completion of an acquisition proposal; or (iii) in the case of an adverse recommendation, the date the merger agreement is terminated.

•	If the merger agreement is terminated at any time when an acquisition proposal has been made, the loan will be repaid in full upon the earliest of: (i) the execution of a definitive agreement with respect to any acquisition proposal; (ii) completion of any acquisition proposal; or (iii) 12 months after the date the merger agreement is terminated.

•	If the merger agreement is terminated for any other reason and no acquisition proposal has been made, the loan will be repaid in full on the date that is 12 months after the date the merger agreement is terminated, in cash except that Windrose OP may, at its option, repay up to 40% of the principal amount of the loan by issuing to Health Care REIT preferred units of limited partnership interest in Windrose OP, subject to the terms and conditions set forth in the loan agreement.

Windrose OP may prepay all or any portion of the outstanding principal balance of the loan, all accrued and unpaid interest and all other amounts payable by Windrose OP on any date without payment of any prepayment fee. In addition, the loan agreement contains customary events of default. Whenever any event of default occurs, Health Care REIT may, among other remedies, declare the outstanding principal balance of the loan, all accrued and unpaid interest and all other amounts payable by Windrose OP under the credit facility immediately due and payable, without notice. All such amounts will bear interest at the default rate, which is equal to the stated interest rate plus 4.0% per annum, from the date of the event of default until paid.

Pursuant to the terms of a mortgage, security agreement, assignment of leases and rents and fixture filing, Windrose OP has granted Health Care REIT a lien on certain real estate assets acquired by Windrose OP with borrowings under the credit facility and a security interest in the related personal property. The mortgage also provides that if Windrose OP’s credit agreement with The Huntington National Bank is terminated, Windrose OP will grant Health Care REIT a lien on and security interest in the property securing the indebtedness under the Huntington credit facility.

The foregoing description of certain terms of the interim financing is only a summary and you should read it together with Windrose’s Current Report on Form 8-K (including all of the exhibits) filed on September 15, 2006, which is incorporated by reference into this proxy statement/prospectus. See “The Mergers — Acquisition Opportunities; Finder’s Fees” for a discussion of the funding of certain acquisition opportunities and the fees to be paid to Messrs. Klipsch, Farrar and Loftus.

Tax Indemnity Agreements

Each of Fred S. Klipsch, Frederick L. Farrar and Steve Klipsch and Mike Klipsch, the sons of Mr. Klipsch, Charles Lanham, a former Windrose trustee, Robin Barksdale, a current Windrose employee, and O.B. McCoin, an executive vice president of Windrose, have entered into separate tax indemnity agreements with Health Care REIT with respect to the exchange of certain of their Windrose OP units for Health Care REIT common stock as part of the operating partnership merger. Each of those individuals received Windrose OP units in connection with the contribution of assets to Windrose OP as part of the Windrose initial public offering. Some of those individuals own Windrose OP units that are not covered by these tax indemnity agreements. Pursuant to the tax indemnity agreements, Health Care REIT has agreed to pay each of these individuals a cash amount intended to equal such person’s estimated tax liability attributable to the exchange of Windrose OP units for Health Care REIT common stock in the operating partnership merger plus a tax gross-up amount.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following summary discusses the material U.S. federal income tax consequences of the merger and the operating partnership merger. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that Windrose common shares, Windrose preferred shares and Windrose OP units are held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the merger or the operating partnership merger. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of Windrose common shares, Windrose preferred shares or Windrose OP units in light of their personal circumstances, or to holders of Windrose common shares, Windrose preferred shares or Windrose OP units that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	dealers in securities or foreign currencies, financial institutions, insurance companies or tax-exempt organizations;

•	persons who are subject to the alternative minimum tax, or who elect to apply a mark-to-market method of accounting;

•	persons that hold their Windrose common shares, Windrose preferred shares or Windrose OP units as part of a hedge, straddle, constructive sale or conversion transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons who are not “United States persons” (as defined in Section 7701(a)(30) of the Code);

•	persons that are, or hold their Windrose common shares, Windrose preferred shares or Windrose OP units through partnerships or other pass-through entities; or

•	holders of options granted by Windrose or persons who acquired Windrose common shares or Windrose preferred shares through the exercise of employee stock options or otherwise as compensation.

THE U.S. FEDERAL INCOME TAX LAWS ARE COMPLEX, AND A SHAREHOLDER’S OR UNITHOLDER’S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE SHAREHOLDER’S OR UNITHOLDER’S TAX CONSEQUENCES. CONSEQUENTLY, ALL HOLDERS OF HEALTH CARE REIT STOCK RECEIVED IN THE MERGER OR THE OPERATING PARTNERSHIP MERGER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND THE OPERATING PARTNERSHIP MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE AND LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Tax Consequences of the Merger

     General

The following is a summary of the material anticipated U.S. federal income tax consequences of the merger of Windrose with and into Heat Merger Sub, with Heat Merger Sub continuing as the surviving entity in the merger and a wholly owned subsidiary of Health Care REIT. This summary is generally applicable to holders of Windrose common shares and Windrose preferred shares who are U.S. persons (as defined in Section 7701(a)(30) of the Code) and who hold their Windrose common shares and Windrose preferred shares as capital assets for U.S. federal income tax purposes.

In addition to the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date of this document, this summary is based on representations, covenants, and assumptions as to factual matters provided by Windrose and Health Care REIT to Hunton & Williams LLP, special tax counsel to Windrose, and Arnold & Porter LLP, special tax counsel to Health Care REIT. The failure of any such factual representations, covenants or assumptions to be true, accurate, and complete in all material respects, may adversely affect the accuracy of the statements and conclusions described in this discussion.

Although the merger is, for state law purposes, a merger of Windrose with and into Heat Merger Sub, Heat Merger Sub is ignored as a separate entity for U.S. federal income tax purposes, and thus the merger will be treated for U.S. federal income tax purposes as a merger of Windrose directly into Health Care REIT. The merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code, and the income tax consequences summarized below are based on the assumption that the merger will qualify as a reorganization. Arnold & Porter LLP and Hunton & Williams LLP each is of the opinion that, on the basis of certain facts, representations, and assumptions, the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code. In addition, the obligations of Health Care REIT and Windrose to complete the merger are conditioned upon the receipt by each of an opinion from Arnold & Porter LLP and Hunton & Williams LLP, respectively, that on the basis of the facts, representations and assumptions set forth or referred to in such opinions, the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code. In rendering these opinions, Arnold & Porter LLP and Hunton & Williams LLP may rely upon customary representations of Health Care REIT and Windrose reasonably requested by counsel, including those contained in customary tax representation letters.

No ruling has been or will be requested from the Internal Revenue Service (which we refer to in this proxy statement/prospectus as the IRS) with respect to the tax consequences of the merger. Moreover, the opinions of Arnold & Porter LLP and Hunton & Williams LLP described in this discussion are not binding on the IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Federal Income Tax Consequences of the Merger to Windrose Shareholders

The treatment of the merger as a reorganization under Section 368(a) of the Code will have the following U.S. federal income tax consequences to holders of Windrose common shares and Windrose preferred shares:

•	Exchange of Windrose Common Shares for Health Care REIT Common Stock. Windrose shareholders who receive Health Care REIT common stock in exchange for their Windrose common shares in the merger will not recognize any gain or loss with respect to shares of Health Care REIT common stock received (except with respect to cash received instead of a fractional share interest in Health Care REIT common stock, as discussed below). The aggregate tax basis of the Health Care REIT common stock received by a holder of Windrose common shares in the merger (including fractional shares deemed received and redeemed as described below) will be the aggregate tax basis of the Windrose common shares surrendered in exchange therefor reduced by any basis allocable to any fractional share for which cash is received. A Windrose shareholder’s holding period in the Health Care REIT common stock received in the merger in exchange for Windrose common shares will include the holding period for the Windrose common shares surrendered in exchange therefor.

•	Exchange of Windrose Preferred Shares for Health Care REIT Preferred Stock. Holders of Windrose preferred shares who receive Health Care REIT preferred stock in exchange for their Windrose preferred shares in the merger will not recognize any gain or loss with respect to shares of Health Care REIT preferred stock received. The aggregate tax basis of the Health Care REIT preferred stock received by a holder of Windrose preferred shares in the merger will be the aggregate tax basis of the Windrose preferred shares surrendered in exchange therefor. The holding period in the Health Care REIT preferred stock received in the merger in exchange for Windrose preferred shares will include the holding period for the Windrose preferred shares surrendered in exchange therefor.

•	Cash in Lieu of Fractional Shares. Cash received in the merger by a holder of Windrose common shares instead of a fractional share of Health Care REIT common stock will be treated as though the fractional share had been received and then redeemed for cash, and in general gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the Windrose common shares allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the holding period for such Windrose common shares was more than one year as of the effective date of the merger.

Federal Income Tax Consequences of the Merger to the Entities

No gain or loss will be recognized by Health Care REIT, Heat Merger Sub or Windrose as a result of the merger if the merger qualifies as a reorganization under Section 368(a) of the Code. The merger will result in a technical termination of Windrose OP under Section 708(b)(l)(B) of the Code. The technical termination of Windrose OP for federal income tax purposes will not cause Windrose OP, Windrose or Health Care REIT to recognize any gain or loss.

Backup Withholding

In general, merger consideration that includes cash (i.e., cash paid in the merger in lieu of fractional shares of Health Care common stock) will be subject to information reporting to the IRS. In addition, backup withholding at the applicable rate, currently 28%, will generally apply to such merger consideration if the exchanging Windrose shareholder fails to properly certify that it is not subject to backup withholding, generally on a substitute IRS Form W-9. Certain holders, including, among others, U.S. corporations, are not subject to information reporting or backup withholding, but they may still need to furnish an IRS Form W-9 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to an exchanging Windrose shareholder will be creditable against the shareholder’s U.S. federal income tax liability, provided that it timely furnishes the required information to the IRS. Windrose shareholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Reorganization

It is a condition to consummation of the merger that Health Care REIT and Windrose receive opinions of counsel that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, but these opinions will not be binding upon the IRS or the courts.

If the merger fails to qualify as a reorganization, then the tax consequences to Windrose shareholders are as follows:

•	a holder of Windrose common shares would recognize gain or loss, as applicable, equal to the difference between (1) the aggregate fair market value of the Health Care REIT common stock received by such holder in the merger plus any cash received instead of a fractional share of Health Care REIT common stock, and (2) the shareholder’s adjusted basis in its Windrose common shares; and

•	a holder of Windrose preferred shares would recognize gain or loss, as applicable, equal to the difference between (1) the aggregate fair market value of the shares of Health Care REIT preferred stock received by such holder in the merger, and (2) the shareholder’s adjusted basis in its Windrose preferred shares.

If the merger fails to qualify as a reorganization, but Windrose qualifies as a REIT at the time of the merger, Windrose would not incur a tax liability so long as Windrose has made distributions (which would be deemed to include for this purpose the fair market value of the Health Care REIT shares issued pursuant to the merger) to Windrose shareholders in an amount at least equal to the net income or gain on the deemed sale of its assets to Health Care REIT. In the event that such distributions were not sufficient to eliminate all of Windrose’s tax liability as a result of the deemed sale of its assets to Health Care REIT, Health Care REIT would be liable for any remaining tax owed by Windrose as a result of the merger.

If the merger fails to qualify as a reorganization and Windrose fails to qualify as a REIT at the time of the merger, Windrose would generally recognize gain or loss on the deemed transfer of its assets to Health Care REIT and Health Care REIT, as its successor, could incur a very significant current tax liability.

If the merger qualifies as a reorganization and Windrose fails to qualify as a REIT at the time of the merger, Health Care REIT would be subject to tax on the built-in gain on each Windrose asset existing at the time of the merger if Health Care REIT were to dispose of the Windrose asset within the ten-year period following the merger. Such tax would be imposed at the highest regular corporate rate in effect at the date of the disposition.

REIT Qualification of Health Care REIT and Windrose

As a condition to the completion of the merger, Hunton & Williams LLP will deliver an opinion to Health Care REIT to the effect that for Windrose’s short taxable year ended December 31, 2002 through its taxable year ended December 31, 2005, Windrose qualified as a REIT under the Code, and from January 1, 2006 through the closing date of the merger, Windrose’s organization and current and proposed method of operation will enable Windrose to continue to meet the requirements for qualification as a REIT under the Code. This opinion will not be binding on the IRS or the courts.

The opinion of Hunton & Williams LLP relies on customary representations made by Windrose about factual matters relating to the organization and operation of Windrose, Windrose OP and their subsidiaries. In addition, this opinion is based on factual representations of Windrose concerning its business and properties as set forth in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. If Windrose did not qualify as a REIT in any of its prior tax years, Windrose would be liable for (and, as successor to Windrose in the merger, Health Care REIT would be obligated to pay any) federal income tax on its income earned in any year that it did not qualify as a REIT.

As a condition to the completion of the merger, Arnold & Porter LLP will deliver an opinion to Windrose to the effect that Health Care REIT qualified to be taxed as a REIT under Sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2005, and taking into account the merger, Health Care REIT’s organization and current and proposed method of operation will enable Health Care REIT to continue to qualify as a REIT for its taxable year ending December 31, 2006 and in the future. This opinion will not be binding on the IRS or the courts.

The opinion of Arnold & Porter LLP relies upon customary representations made by Health Care REIT about factual matters relating to the organization and operation of Health Care REIT and its subsidiaries. In addition, this opinion is based upon factual representations of Health Care REIT concerning its business and properties as set forth in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. Finally, the portion of the Arnold & Porter LLP opinion that addresses the qualification of Health Care REIT as a REIT following the merger is based in part upon the opinion of Hunton & Williams LLP described above relating to the qualification of Windrose as a REIT currently and at the closing of the merger and the factual representations made by Windrose in connection with the Hunton & Williams LLP opinion.

Health Care REIT intends to continue to operate in a manner to qualify as a REIT following the merger, but there is no guarantee that Health Care REIT will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon Health Care REIT’s ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Arnold & Porter LLP will not review Health Care REIT’s compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of Health Care REIT, Health Care REIT cannot guarantee that its actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular tax year.

Failure to Qualify

Specified cure provisions may be available to Health Care REIT in the event that Health Care REIT discovers a violation of a provision of the Code that would otherwise result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests, and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If Health Care REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, Health Care REIT will be required to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate tax rates. Distributions to Health Care REIT’s stockholders in any year in which Health Care REIT fails to qualify as a REIT will not be deductible by Health Care REIT, and Health Care REIT will not be required to distribute any amounts to its stockholders. As a result, Health Care REIT anticipates that its failure to qualify as a REIT would reduce the cash available for distribution by it to its stockholders. In addition, if Health Care REIT fails to qualify as a REIT, all distributions to Health Care REIT’s stockholders will be taxable as regular corporate dividends to the extent of Health Care REIT’s current and accumulated earnings and profits. In this event, subject to certain limitations under the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Health Care REIT will also be disqualified from taxation as a REIT for the four taxable years following the year in which Health Care REIT lost its qualification. It is not possible to state whether in all circumstances Health Care REIT would be entitled to this statutory relief.

Tax Liabilities and Attributes Inherited from Windrose

If Windrose failed to qualify as a REIT for any of its taxable years, Windrose would be liable for (and, as successor to Windrose in the merger, Health Care REIT would be obligated to pay) federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Furthermore, after the merger, the asset and income tests will apply to all of Health Care REIT’s assets, including the assets Health Care REIT acquires from Windrose, and to all of Health Care REIT’s income, including the income derived from the assets Health Care REIT acquires from Windrose. As a result, the nature of the assets that Health Care REIT acquires from Windrose and the income Health Care REIT derives from those assets may have an effect on Health Care REIT’s tax status as a REIT.

Qualification as a REIT requires Windrose to satisfy numerous requirements, some on an annual and others on a quarterly basis, as described above with respect to Health Care REIT. There are only limited judicial and administrative interpretations of these requirements and qualification as a REIT involves the determination of various factual matters and circumstances which were not entirely within Windrose’s control.

U.S. Federal Tax Consequences of the Operating Partnership Merger

     General

The following is a summary of the material anticipated U.S. federal income tax consequences of the operating partnership merger. This summary is generally applicable to holders of Windrose OP units (other than Health Care REIT, Windrose or their respective subsidiaries) who are U.S. persons (as defined in Section 7701(a)(30) of the Code) and who hold their Windrose OP units as capital assets for U.S. federal income tax purposes (which holders we refer to as the unitholders). In the operating partnership merger, each Windrose OP unit issued and outstanding prior to the operating partnership merger (other than Windrose OP units held by Windrose, Health Care REIT or any of their respective subsidiaries) will be converted into, and cancelled in exchange for, a fraction of a share of Health Care REIT common stock equal to the exchange ratio. Although the operating partnership merger is, for state law purposes, a merger of Heat OP Merger Sub with and into Windrose OP, the operating partnership merger will be treated for federal income tax purposes as a sale of Windrose OP units by the unitholders to Health Care REIT and Warrior OP Holdco, LLC.

No ruling has been or will be requested from the IRS, and no opinions of counsel will be issued, with respect to the tax consequences of the operating partnership merger. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

     Federal Income Tax Consequences of the Operating Partnership Merger to Unitholders

The exchange of Windrose OP units for Health Care REIT common stock pursuant to the operating partnership merger will be treated as a sale of those units for federal income tax purposes. That sale will be fully taxable to unitholders and such holders will be treated as realizing for tax purposes an amount equal to the sum of the cash and the fair market value of the Health Care REIT common stock received in connection with the operating partnership merger plus the amount of Windrose OP’s liabilities allocable to the unitholder’s Windrose OP units at the time of the exchange.

Tax Treatment of Unitholders Generally.  The determination of gain or loss from the sale of Windrose OP units pursuant to the operating partnership merger will be based on the difference between the amount considered realized for federal income tax purposes and the tax basis of the unitholder’s Windrose OP units. See “— Basis of Windrose OP units.” The “amount realized” will be measured by the sum of the cash and fair market value of the Health Care REIT common stock received plus the amount of any Windrose OP liabilities allocable to the unitholder’s Windrose OP units exchanged. To the extent that the amount realized exceeds the unitholders’ basis in their Windrose OP units, such unitholders will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the fair market value of any Health Care REIT common stock received in connection with the operating partnership merger.

Except as described below, any gain or loss recognized in connection with the operating partnership merger will be treated as gain or loss attributable to the sale or disposition of a capital asset. Such gain or loss generally will constitute long-term capital gain or loss if the unitholder has held such Windrose OP units for more than one year. To the extent, however, that the amount realized is attributable to a unitholder’s share of “unrealized receivables” of Windrose OP (as defined in section 751 of the Code) that exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in Windrose OP’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if Windrose OP had sold its assets at their fair market value at the time of the operating partnership merger. In addition, a portion of any long-term gain recognized by unitholders who are individuals, trusts or estates may be characterized as “unrecaptured Section 1250 gain,” which would be subject to tax at a maximum rate of 25%, rather than the maximum 15% rate generally applicable to long-term capital gains.

Unitholders also will be allocated their proportionate share of Windrose OP’s taxable income for the portion of Windrose OP’s taxable year ending with the date of the closing of the operating partnership merger, and unitholders will have to report such income notwithstanding the exchange of their Windrose OP units. However, as discussed below under “— Basis of Windrose OP units,” any income allocated to a unitholder’s Windrose OP units with respect to the portion of the taxable year prior to the closing of the operating partnership merger will increase the unitholder’s adjusted tax basis in its Windrose OP units for purposes of calculating gain and loss on the operating partnership merger.

A unitholder’s initial tax basis in the Health Care REIT common stock received in the operating partnership merger will be equal to the sum of the cash received and the fair market value of such shares of Health Care REIT common stock on the effective date of the operating partnership merger, and such unitholder’s holding period in those shares of Health Care REIT common stock will commence the day after the operating partnership merger.

Tax Treatment of Unitholders Entitled to Tax Indemnity Payments.  Certain unitholders who contributed assets to Windrose OP in connection with Windrose’s initial public offering are parties to tax indemnity agreements with Health Care REIT. Health Care REIT has agreed to pay to each unitholder subject to a tax indemnity agreement a cash amount (which we refer to in this proxy statement/prospectus as the adjustment amount) intended to equal the unitholder’s estimated tax liability attributable to the exchange of Windrose OP units for Health Care REIT common stock in the operating partnership merger plus a tax gross-up amount.

Although the tax treatment of the adjustment amount is not entirely clear, it is likely to be treated as ordinary income.

Basis of Windrose OP units.  In general, a unitholder who at the time of the transactions resulting in the issuance of the Windrose OP units contributed a partnership interest or other property to Windrose OP in exchange for Windrose OP units will have an initial basis in the Windrose OP units (which we refer to in this proxy statement/prospectus as the initial basis) equal to its basis in the contributed partnership interest or other property. A unitholder’s initial basis in its Windrose OP units generally is increased by (i) such unitholder’s share of Windrose OP’s taxable income and (ii) increases in its share of liabilities of Windrose OP (including any increase in its share of liabilities occurring in connection with the transactions resulting in the issuance of the Windrose OP units). Generally, such unitholder’s basis in its Windrose OP units is decreased (but not below zero) by (A) its share of Windrose OP distributions, (B) decreases in its share of liabilities of Windrose OP (including any decrease in its share of liabilities of Windrose OP occurring in connection with the transactions resulting in the issuance of the Windrose OP units), (C) its share of losses of Windrose OP and (D) its share of nondeductible expenditures of Windrose OP that are not chargeable to capital.

     Federal Income Tax Consequences of the Operating Partnership Merger to the Entities

Neither Windrose OP nor Heat OP Merger Sub will recognize any gain or loss as a result of the operating partnership merger.

     Backup Withholding

In general, operating partnership merger consideration (including any adjustment amounts) will be subject to information reporting to the IRS. In addition, backup withholding at the applicable rate, currently 28%, will generally apply to such operating partnership merger consideration if the exchanging unitholder fails to properly certify that it is not subject to backup withholding, generally on a substitute IRS Form W-9. Certain unitholders, including, among others, U.S. corporations, are not subject to information reporting or backup withholding, but they may still need to furnish an IRS Form W-9 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to a unitholder will be creditable against the unitholder’s U.S. federal income tax liability, provided that it timely furnishes the required information to the IRS. Unitholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

DESCRIPTION OF HEALTH CARE REIT

Health Care REIT is a self-administered, equity real estate investment trust that invests in health care and senior housing facilities. Founded in 1970, Health Care REIT was the first real estate investment trust to invest exclusively in health care facilities.

As of September 30, 2006, Health Care REIT had $3.1 billion of net real estate investments, inclusive of credit enhancements, in 477 facilities located in 37 states and managed by 58 different operators. At that date, the portfolio included 39 independent living/continuing care retirement communities, 204 assisted living facilities, 220 skilled nursing facilities and 14 specialty care facilities.

Health Care REIT seeks to increase funds from operations and funds available for distribution and to enhance stockholder value through relationship investing with public and private regionally focused operators. The primary components of this strategy are set forth below.

Relationship Investing.  Health Care REIT establishes relationships with, and provides financing to, operators throughout their growth cycles. Health Care REIT targets companies with experienced management teams, regionally focused operations, substantial inside ownership interests or venture capital backing and significant growth potential.

By maintaining close ties to operators, Health Care REIT is able to structure investments designed to support an operator’s business plan and monitor Health Care REIT’s investments on an ongoing basis. Health Care REIT’s investments are typically structured as master operating leases for the acquisition and development of facilities in a geographic region. Economic terms typically include annual rate increasers and fair market value-based purchase options.

Portfolio Management.  Portfolio strength is derived from diversity by operator, property sector and geographic location. Health Care REIT emphasizes long-term investment structures that result in a predictable asset base with attendant recurring income, funds from operations and funds available for distribution. Generally, master leases have a 12 to 15 year term and mortgage loans provide three to eight years of prepayment protection. Health Care REIT also regularly monitors the portfolio with its proprietary database system.

Depth of Management.  Health Care REIT’s management team is comprised of eight individuals who have an aggregate of approximately 158 years of experience in health care and real estate finance. The management team has successfully implemented Health Care REIT’s investment strategy of emphasizing relationship financings with strong, emerging operators.

Additional Information.  Health Care REIT’s Internet address is http://www.hcreit.com. The information on or connected to Health Care REIT’s Internet Web site is not, and shall not be deemed to be, a part of, or incorporated into, this proxy statement/prospectus. For additional information regarding Health Care REIT’s business, please see the information under the heading “Business” in Health Care REIT’s most recent Annual Report on Form 10-K, which is incorporated by reference in this proxy statement/prospectus.

Heat Merger Sub, LLC
c/o Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800

Heat Merger Sub is a Delaware limited liability company and a wholly-owned subsidiary of Health Care REIT. Heat Merger Sub was organized on September 12, 2006 solely for the purpose of effecting the merger. It has not carried on any activities other than in connection with the merger agreement.

Heat OP Merger Sub, L.P.
c/o Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800

Heat OP Merger Sub is a Virginia limited partnership and a wholly-owned, indirect subsidiary of Health Care REIT. Heat OP Merger Sub was organized on September 12, 2006 solely for the purpose of effecting the merger. It has not carried on any activities other than in connection with the merger agreement.

DESCRIPTION OF WINDROSE

Windrose Medical Properties Trust

Windrose is a self-managed specialty medical properties real estate investment trust, or REIT. Windrose was organized in March 2002 as a Maryland REIT with perpetual existence and is taxed as a REIT under the federal income tax laws. Windrose completed its initial public offering and began operations in August 2002. Windrose was formed to acquire, selectively develop and manage specialty medical properties such as:

•	Medical Office Buildings. Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for the use of physicians and other health care personnel to provide services to their patients. Medical office buildings typically contain sole and group physician practices and may hold laboratory and other patient services, including ambulatory surgery centers.

•	Ambulatory Surgery Centers. Ambulatory surgery centers are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. In addition to surgery facilities, ambulatory surgery centers typically include a single group office and/or clinic space.

•	Outpatient Treatment and Diagnostic Facilities. Outpatient treatment and diagnostic facilities provide treatments and care not typically provided in physician offices or clinics, such as gastrointestinal endoscopy care, oncology treatment, kidney dialysis and other similar services.

•	Specialty Hospitals. Specialty hospitals focus and specialize in providing care for certain conditions and performing certain procedures, such as cardiovascular and orthopedic surgery. Specialty hospitals may include long-term acute care hospitals that provide care for patients requiring extended hospital stays and specialized care and observation more efficiently and economically than traditional acute care hospitals.

Windrose Medical Properties, L.P.

Windrose’s operating partnership, Windrose Medical Properties, L.P. (which we refer to in this proxy statement/prospectus as Windrose OP), was formed in May 2002 under the Virginia Revised Uniform Limited Partnership Act. Windrose owns its properties and conducts its business through Windrose OP. Windrose serves as the sole general partner of Windrose OP. As of September 30, 2006, Windrose owned an approximate 98.4% interest in Windrose OP.

Hospital Affiliates Development Corporation

Windrose’s taxable REIT subsidiary, Hospital Affiliates Development Corporation, or HADC, was incorporated in 1989 in Indiana. Its predecessor was incorporated in 1976. HADC conducts business throughout the United States and, to a lesser extent, internationally. HADC’s primary objective is the development of specialty medical properties for Windrose, but HADC also provides these services for third-parties. HADC develops and constructs new “build-to-suit” or multi-tenant facilities. HADC earns fees from third-parties by providing services such as property development, facility planning, medical equipment planning and implementation services, real estate brokerage, leasing services and property management. Neither Windrose nor Windrose OP can undertake material amounts of third-party development and construction activities directly under applicable REIT tax rules. HADC pays income taxes at regular corporate rates on its taxable income.

Windrose’s Portfolio

Windrose’s portfolio of specialty medical and other properties includes a total of 92 buildings. These buildings consist of 86 specialty medical buildings and six commercial office buildings and an aggregate of approximately 3.5 million rentable square feet as of September 30, 2006. The following table summarizes Windrose’s portfolio as of September 30, 2006.

	Number of	Rentable
Property Type(1)	Buildings	Square Feet

Specialty Medical Properties:
Medical Office Buildings	74	2,774,273
Ambulatory Surgery Centers	7	276,580
Outpatient Treatment and Diagnostic Facilities	4	160,855
Specialty Hospitals and Treatment Centers	1	126,946
Other Properties:
Commercial Office Properties	6	152,837

Total	92	3,491,491

(1)	Certain properties have multiple specialty medical uses (e.g., medical office buildings and ambulatory surgery center combinations). For purposes of this table, property types are listed by their primary functional purpose.

CAPITALIZATION AND DESCRIPTION OF HEALTH CARE REIT SECURITIES

Authorized Stock

Health Care REIT’s certificate of incorporation provides that it may issue 150,000,000 shares of capital stock, consisting of 125,000,000 shares of Health Care REIT common stock and 25,000,000 shares of preferred stock, $1.00 par value per share. At the close of business on November 8, 2006, (i) [•] shares of Health Care REIT common stock were issued and outstanding, (ii) 11,074,989 shares of preferred stock were issued and outstanding, (iii) [•] shares of Health Care REIT common stock were held in the treasury of Health Care REIT, (iv) [•] shares of Health Care REIT common stock were reserved for issuance upon exercise of options to purchase Health Care REIT common stock (“Health Care REIT Stock Options”) issued and outstanding pursuant to Health Care REIT’s Stock Plan for Non-Employee Directors, 2005 Long-Term Incentive Plan and 1995 Stock Incentive Plan (together, and each as amended, the “Health Care REIT Stock Plans”), (v) [•] shares of Health Care REIT common stock were reserved for additional awards pursuant to Health Care REIT Stock Plans, (vi) [•] shares of Health Care REIT common stock were reserved for issuance upon conversion of certain preferred stock and (vii) [•] shares of Health Care REIT common stock were reserved for issuance under Health Care REIT’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan. As of the close of business on November 8, 2006, except as set forth above, no shares of Health Care REIT common stock were issued, reserved for issuance or outstanding, no Health Care REIT Stock Options have been granted and no phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Health Care REIT were outstanding.

Description of Health Care REIT Common Stock

The following is a summary of certain terms of Health Care REIT common stock. Because this summary is not complete, you should refer to Health Care REIT’s certificate of incorporation and by-laws, which documents provide additional information regarding Health Care REIT common stock. Copies of Health Care REIT’s certificate of incorporation and by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this proxy statement/prospectus is a part.

Common stockholders are entitled to receive dividends when declared by the board of directors and after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Common stockholders have one vote per share, and there are no cumulative voting rights. If Health Care REIT is voluntarily or involuntarily liquidated or dissolved, common stockholders are to share ratably in Health Care REIT’s distributable assets remaining after the satisfaction of all of Health Care REIT’s debts and liabilities and the preferred stockholders’ prior preferential rights. Common stockholders do not have preemptive rights. The common stock will be, when issued in the mergers, fully paid and nonassessable. The common stock is subject to restrictions on transfer under certain circumstances described in Health Care REIT’s by-laws. The transfer agent for Health Care REIT common stock is Mellon Investor Services LLC.

The rights, preferences and privileges of holders of Health Care REIT common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Health Care REIT preferred stock which are outstanding or which Health Care REIT may designate and issue in the future.

Description of Health Care REIT Preferred Stock

The terms and provisions of the Health Care REIT preferred stock being issued in connection with the merger (which we also refer to as the Series G preferred stock) will be stated in a certificate of designation substantially in the form of Appendix C to this proxy statement/prospectus (which we refer to in this proxy statement/prospectus as the certificate of designation), which will be completed and filed as an amendment to Health Care REIT’s certificate of incorporation on the effective date of the merger. The following summary of the material terms and provisions of the Series G preferred stock does not purport to be complete and is qualified in its entirety by reference to the form of certificate of designation as well as by reference to Health Care REIT’s certificate of incorporation, Health Care REIT’s by-laws and the applicable provisions of the DGCL. The terms and provisions of the Series G preferred stock are substantially similar to the terms and provisions of the Windrose preferred shares that will be cancelled in the merger, which terms and provisions are stated in the Windrose articles supplementary that are incorporated by reference into this proxy statement/prospectus.

Title and Authorized Number. The full title of the Series G preferred stock will be 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share. The number of authorized shares of Series G preferred stock will be the number of Windrose preferred shares outstanding immediately prior to the effective time of the merger.

Maturity. The Series G preferred stock will have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Rank. The Series G preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Health Care REIT, rank:

•	prior or senior to the Health Care REIT common stock, Health Care REIT’s Junior Participating Preferred Stock, Series A, and all other equity securities of Health Care REIT ranking junior to the Series G preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Health Care REIT;

•	on a parity with Health Care REIT’s Series C Cumulative Convertible Preferred Stock, 7 7/8% Series D Cumulative Redeemable Preferred Stock, 6.0% Series E Cumulative Convertible and Redeemable Preferred Stock, 7 5/8% Series F Cumulative Redeemable Preferred Stock and all other equity securities of Health Care REIT the terms of which specifically provide that such securities rank on a parity with the Series G preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of Health Care REIT (all of which are referred to below as the parity shares);

•	junior to all classes or series of equity securities of Health Care REIT the terms of which specifically provide that such securities rank senior to the Series G preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Health Care REIT; and

•	junior to all existing and future indebtedness of Health Care REIT.

Dividends. Holders of the Series G preferred stock will be entitled to receive, when and as authorized and declared by Health Care REIT’s board of directors, or a duly authorized committee thereof, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.5% per year of the $25.00 base liquidation preference per share (equivalent to a fixed annual amount of $1.875 per share).

Dividends on the Series G preferred stock will be cumulative and will begin to accrue from the date the merger is completed and will be payable in arrears on or about the 15th day of January, April, July and October of each year, or, if not a business day, the next succeeding business day (which we refer to in this proxy statement/prospectus as a dividend payment date). Any quarterly dividend payable on the Series G preferred stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record at the close of business on the applicable record date, which will be the last day of the calendar month first preceding the applicable dividend payment date or such other date designated by Health Care REIT’s board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date (which we refer to in this proxy statement/prospectus as a dividend record date).

No dividends on the Series G preferred stock shall be authorized by Health Care REIT’s board of directors or paid or set apart for payment at such time as the terms and provisions of any agreement of Health Care REIT, including any agreement relating to indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series G preferred stock will accrue whether or not Health Care REIT has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series G preferred stock will not bear interest and holders of the Series G preferred stock will not be entitled to any dividends in excess of full cumulative dividends described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on Health Care REIT common stock or any other equity securities of Health Care REIT ranking, as to dividends, on a parity with or junior to the Series G preferred stock (other than a dividend in Health Care REIT common stock or in shares of any other equity security of Health Care REIT ranking junior to the Series G preferred stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series G preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G preferred stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series G preferred stock, all dividends declared upon the Series G preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series G preferred stock shall be declared pro rata.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series G preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Health Care REIT common stock or other equity securities of Health Care REIT ranking junior to the Series G preferred stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon Health Care REIT common stock or any other securities of Health Care REIT ranking junior to or on a parity with the Series G preferred stock as to dividends or upon liquidation, nor shall any Health Care REIT common stock or any other equity securities of Health Care REIT ranking junior to or on a parity with the Series G preferred stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration by Health Care REIT (except by conversion into or exchange for Health Care REIT common stock or any other equity securities of Health Care REIT ranking junior to the Series G preferred stock as to dividends and upon liquidation or redemptions for the purpose of preserving Health Care REIT’s qualification as a REIT). Holders of Series G preferred stock will not be entitled to any dividend in excess of full cumulative dividends on the Series G preferred stock.

Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of Health Care REIT’s affairs, the holders of Series G preferred stock will be entitled to be paid out of Health Care REIT’s assets legally available for distribution to its stockholders as follows:

•	a base liquidation preference of $25 per share in cash or property at its fair market value as determined by Health Care REIT’s board of directors, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Health Care REIT common stock or any other equity securities of Health Care REIT that rank junior to the Series G preferred stock as to liquidation rights; or

•	in the event (i) Health Care REIT is liquidated or dissolved in a merger, acquisition or sale of all or substantially all of its assets prior to June 30, 2010 and (ii) a majority of the Health Care REIT common stock is converted into the right to receive cash, property or other consideration at a price, or having a fair market value, of less than 105% of the conversion price (as defined below under the heading “— Conversion”) then in effect, the holders of Series G preferred stock will be entitled to be paid out of assets legally available for distribution to Health Care REIT’s stockholders a stepped up liquidation preference of $26.25 per share in cash or property at its fair market value as determined by Health Care REIT’s board of directors, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Health Care REIT common stock or any other equity securities of Health Care REIT that ranks junior to the Series G preferred stock as to liquidation rights.

Health Care REIT will promptly provide to the holders of Series G preferred stock written notice of any event triggering the right to receive such liquidation preference. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends to which holders of the Series G preferred stock are entitled, the holders of Series G preferred stock will have no right or claim to any of Health Care REIT’s remaining assets.

A consolidation or merger of Health Care REIT with or into any other corporation, trust or entity or of any other corporation with or into Health Care REIT, the sale, lease or conveyance of all or substantially all of Health Care REIT’s property or business or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of Health Care REIT unless the liquidation, dissolution or winding up is effected in connection with, or a step in a series of transactions by which, a consolidation or merger of Health Care REIT is effected.

If, upon any liquidation, dissolution or winding up of Health Care REIT, the assets of Health Care REIT or proceeds thereof distributable among the holders of the Series G preferred stock are insufficient to pay the liquidation preference of the Series G preferred stock as described above and liquidating payments on all other classes and series of parity shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series G preferred stock and any such other parity shares in proportion to the amounts that would be payable on the Series G preferred stock and any such other parity shares if all amounts payable thereon were paid in full.

Upon any liquidation, dissolution or winding up of Health Care REIT, after payment shall have been made in full to the holders of the Series G preferred stock and any parity shares, the holders of the Series G preferred stock and any parity shares will not be entitled to share in any assets remaining for distribution to stockholders of Health Care REIT.

Redemption. The Series G preferred stock will not be redeemable prior to June 30, 2010. On and after June 30, 2010, Health Care REIT, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series G preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (which we refer to in this proxy statement/prospectus as the redemption date), without interest. No Series G preferred stock may be redeemed except with assets legally available for the payment of the redemption price.

If notice of redemption of any shares of Series G preferred stock is given and the funds necessary for redemption set aside in trust for the benefit of the holders of the shares of Series G preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series G preferred stock, such shares of Series G preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series G preferred stock is to be redeemed, the Series G preferred stock to be redeemed shall be selected pro rata or by any other equitable method determined by Health Care REIT.

Unless full cumulative dividends on all Series G preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series G preferred stock shall be redeemed unless all outstanding Series G preferred stock is simultaneously redeemed, and Health Care REIT shall not purchase or otherwise acquire directly or indirectly any Series G preferred stock (except by exchange for equity securities of Health Care REIT ranking junior to the Series G preferred stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by Health Care REIT of Series G preferred stock in order to ensure that Health Care REIT continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of Series G preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G preferred stock. So long as no dividends are in arrears on the Series G preferred stock, Health Care REIT may repurchase from time to time any of the outstanding shares of Series G preferred stock in open market transactions that have been authorized by Health Care REIT’s board of directors and effected in compliance with applicable law.

Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by Health Care REIT, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G preferred stock to be redeemed at their respective addresses as they appear on the share transfer records of Health Care REIT. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G preferred stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series G preferred stock to be redeemed; (iv) the place or places where the certificates for the Series G preferred stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series G preferred stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G preferred stock held by such holder to be redeemed.

Immediately prior to any redemption of Series G preferred stock, Health Care REIT shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series G preferred stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date.

Subject to applicable law and the limitation on purchases described above when dividends on the Series G preferred stock are in arrears, Health Care REIT may, at any time and from time to time, purchase any Series G preferred stock in the open market, by tender or by private agreement.

All Series G preferred stock redeemed, purchased or otherwise acquired by Health Care REIT shall be retired and reclassified as authorized but unissued preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights. Holders of the Series G preferred stock will not have any voting rights, except as set forth below or as otherwise required by law.

Whenever dividends on any Series G preferred stock shall be in arrears in an aggregate amount equivalent to six or more quarterly dividends, whether or not consecutive (which we refer to in this proxy statement/prospectus as a preferred dividend default), the number of directors then constituting Health Care REIT’s board of directors shall increase by two (if not already increased by reason of a similar arrearage with respect to any parity preferred (as defined below)). In the event of such an increase in the number of directors, the holders of Series G preferred stock will be entitled to vote (voting separately as a class with holders of all other series of Health Care REIT preferred stock ranking on a parity with the Series G preferred stock as to dividends or upon liquidation (which we refer to in this proxy statement/prospectus as parity preferred) upon which like voting rights have been conferred and are exercisable), in order to fill the vacancies thereby created, for the election of a total of two additional directors (which we refer to in this proxy statement/prospectus as preferred share directors) at a special meeting called by the holders of record of at least 20% of the Series G preferred stock or by the holders of any series of parity preferred so in arrears with like voting rights (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting at which a preferred share director is to be elected until all dividends accumulated on such Series G preferred stock and parity preferred with like voting rights for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. If and when all accumulated dividends and the dividend for the then current dividend period on the Series G preferred stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall no longer have the voting rights described above (but may have these voting rights in the future in the event of another preferred dividend default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of parity preferred upon which like voting rights have been conferred and are exercisable, the term of office of each preferred share director so elected shall terminate and the number of directors then constituting the board of directors shall decrease accordingly. Any preferred share director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series G preferred stock when they have the voting rights described above (voting separately as a class with holders of all series of parity preferred upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy in the office of a preferred share director may be filled by written consent of the preferred share director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G preferred stock when they have the voting rights described above (voting separately as a class with all series of parity preferred upon which like voting rights have been conferred and are exercisable). The preferred share directors shall each be entitled to one vote per director on any matter.

So long as any Series G preferred stock remains outstanding, Health Care REIT will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series G preferred stock, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

•	amend, alter or repeal any provisions of the certificate of designation for the Series G preferred stock or other provisions of Health Care REIT’s certificate of incorporation, whether by merger, consolidation or otherwise (which we refer to in this proxy statement/prospectus as an event), so as to materially and adversely affect any right, preference, privilege or voting power of the Series G preferred stock or the holders thereof; or

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of equity security or rights to subscribe to or acquire any class or series of equity security, in each case ranking senior to the Series G preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Health Care REIT, or reclassify any equity securities into any such shares;

provided, however, that with respect to the occurrence of any event, so long as the Series G preferred stock (or any equivalent class or series of stock or shares issued by the surviving corporation or entity in any merger or consolidation to which Health Care REIT became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series G preferred stock. Further, none of the following will be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series G preferred stock:

•	any increase in the amount of Health Care REIT’s currently authorized preferred stock;

•	the authorization, increase in the number of authorized shares of or issuance of any other class of preferred stock of Health Care REIT or any series of any class of preferred stock of Health Care REIT, in each case ranking on a parity with or junior to the Series G preferred stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up; or

•	any merger or consolidation in which Health Care REIT is not the surviving entity if, as a result of the merger or consolidation, the holders of Series G preferred stock receive cash in the amount of their liquidation preference in exchange for each share of their Series G preferred stock.

Each share of Series G preferred stock shall have one vote per share on the matters set forth above, except when any other class or series of preferred stock shall have the right to vote with the Series G preferred stock as a single class on a matter, then:

•	the Series G preferred stock and such other class or series shall each have one vote per $25.00 of liquidation preference on the matter; or

•	in the event that the vote is with respect to a transaction in which the holders of the Series G preferred stock would be entitled to receive the stepped up liquidation preference as described above and have a right to vote on the matter as described above, the holders of the Series G preferred stock will have 1.05 votes per $25.00 of liquidation preference.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as described above, the Series G preferred stock will not have any relative, participating, optional or other special voting rights and powers, and the consent of holders of Series G preferred stock shall not be required for any corporate action, including any merger or consolidation involving Health Care REIT or a sale of all or substantially all of Health Care REIT’s assets, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of Series G preferred stock.

Conversion. Shares of Series G preferred stock will be convertible, in whole or in part, at any time, at the option of the holders thereof, into the number of fully paid and nonassessable shares of Health Care REIT common stock obtained by dividing the aggregate base liquidation preference of the shares of Series G preferred stock by a conversion price equal to the quotient of $15.75 divided by the exchange ratio in the merger (equivalent to a conversion rate equal to the product of 1.5873 times the exchange ratio in the merger), subject to adjustment as described below, which is referred to as the conversion price. The right to convert Series G preferred stock called for redemption will terminate at the close of business on the redemption date unless Health Care REIT defaults in making certain payments in connection with the redemption.

Conversions may be effected by delivering certificates evidencing Series G preferred stock, together with written notice of conversion and a proper assignment of such certificate to Health Care REIT or in blank, to the office or agency to be maintained by Health Care REIT for that purpose.

Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the notice of conversion and the certificates for the Series G preferred stock being converted shall have been received by Health Care REIT or Health Care REIT’s agent as described above (and if applicable, payment of any amount equal to the dividend payable on such shares shall have been received by Health Care REIT or its agent as described below), and the conversion shall be at the conversion price in effect at such time and on such date.

Holders of Series G preferred stock who convert their Series G preferred stock will not be entitled to, nor will the conversion rate be adjusted for, any accumulated and unpaid dividends, whether or not in arrears. Holders of Series G preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend record date and prior to such dividend payment date. However, Series G preferred stock surrendered for conversion during the period between the close of business on any dividend record date and ending with the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such dividend payment date, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Series G preferred stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into Health Care REIT common stock on such dividend payment date will receive the dividend payable on such Series G preferred stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series G preferred stock for conversion.

Fractional shares of Health Care REIT common stock will not be issued upon conversion of Series G preferred stock. In lieu thereof, Health Care REIT will pay a cash adjustment based on the current market price of the Health Care REIT common stock on the trading day immediately preceding the conversion date.

Conversion Price Adjustments. The conversion price as described above will be subject to adjustment upon certain events, including:

•	the payment of dividends (and other distributions) to holders of Health Care REIT common stock in Health Care REIT common stock;

•	the issuance to all holders of Health Care REIT common stock of certain rights or warrants entitling them to subscribe for or purchase Health Care REIT common stock at a price per share less than the fair market value (as defined in the certificate of designation for the Series G preferred stock) per share of Health Care REIT common stock;

•	subdivisions, combinations and reclassifications of Health Care REIT common stock; and

•	distributions to all holders of Health Care REIT common stock of any equity securities of Health Care REIT (other than Health Care REIT common stock) or evidence of indebtedness or assets of Health Care REIT (including securities or cash, but excluding those dividends, rights, warrants and distributions referred to in the bullet points above and dividends and distributions paid in cash out of surplus of Health Care REIT as defined under Delaware law).

In addition to the foregoing adjustments, Health Care REIT will be permitted to reduce the conversion price as its board of directors considers to be advisable in order that any event treated for federal income tax purposes as a dividend of shares or share rights will not be taxable to holders of Health Care REIT common stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

In case Health Care REIT shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of its common stock or sale of all or substantially all of its assets), in each case as a result of which Health Care REIT common stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series G preferred stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of stock, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Health Care REIT common stock or fraction thereof into which one share of Series G preferred stock was convertible immediately prior to such transaction (assuming such holder of common stock failed to exercise any rights of election and received per share of common stock the kind and amount of stock, securities or other property received per share of common stock by a plurality of non-electing shares of common stock). Health Care REIT may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

No adjustment of the conversion price is required to be made unless such adjustment would require a cumulative increase or decrease of at least 1% or more of the conversion price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments; provided, however, that any such adjustments will be made not later than such time as may be required to preserve the tax-free nature of a distribution to the holders of Health Care REIT common stock. The conversion price will not be adjusted:

•	upon the issuance of any Health Care REIT common stock or rights to acquire Health Care REIT common stock pursuant to any present or future employee, director or consultant incentive or benefit plan or program for Health Care REIT or any of its subsidiaries;

•	upon the issuance of any Health Care REIT common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on common stock or indebtedness of Health Care REIT and the investment of additional optional amounts under any plan;

•	for a change in the par value of Health Care REIT common stock; or

•	for accumulated and unpaid dividends.

Restrictions on Ownership and Transfer. The Series G preferred stock will be subject to restrictions on ownership and transfer as set forth in Article VI of Health Care REIT’s by-laws. Article VI provides that no person may have beneficial ownership of more than 9.8% of the outstanding shares of Health Care REIT common stock or beneficial ownership of shares of any class of Health Care REIT’s capital stock with an aggregate market value exceeding 9.8% of the aggregate market value of all outstanding shares of all classes of Health Care REIT’s capital stock. Article VI further provides that no securities may be issued or transferred to or for the benefit of any person if, following such issuance or transfer, such person’s beneficial ownership of Health Care REIT capital stock would exceed either of the foregoing limits. In the event of an issuance or transfer in violation of such restrictions, the issuance or transfer shall be valid only with respect to the amount of the securities that does not result in a violation of such restrictions. For purposes of the application of such restrictions to any person, any convertible securities beneficially owned by such person shall be treated as if all the capital stock conversion or purchase rights thereof had been exercised. If a person nonetheless acquires Health Care REIT securities in excess of either of such stock ownership limits, the person will be deemed to have acted as an agent of Health Care REIT in acquiring the excess securities to hold them on behalf of Health Care REIT. As the equivalent of treasury securities, the excess securities shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution with respect to such securities. Upon a transfer of the excess securities to any person in a transaction not in violation of Health Care REIT’s limitations on stock ownership, Health Care REIT shall pay or distribute to the transferee any distributions on the excess securities not previously paid or distributed.

No Preemptive Rights. No holder of Series G preferred stock shall be entitled to any preemptive or subscription rights with respect to any future issuances of Health Care REIT capital stock.

COMPARISON OF THE RIGHTS OF HOLDERS OF WINDROSE COMMON SHARES AND
HEALTH CARE REIT COMMON STOCK

The rights of the holders of shares of Health Care REIT common stock are presently governed by the Delaware General Corporation Law, or DGCL, and Health Care REIT’s certificate of incorporation and by-laws. The rights of holders of Windrose common shares are currently governed by the Maryland REIT Law and Windrose’s declaration of trust and bylaws. Subject to the terms of the First Amended and Restated Agreement of Limited Partnership of Windrose OP, which is referred to as the partnership agreement, holders of Windrose OP units (other than Windrose and its subsidiaries) may redeem their Windrose OP units for cash or, at Windrose’s election, Windrose common shares. To the extent Windrose issues common shares upon such redemption, the rights of a limited partner of Windrose OP with respect to such common shares would be governed by the Maryland REIT Law and Windrose’s declaration of trust and bylaws. Upon completion of the mergers, shareholders of Windrose common shares and holders of Windrose OP units will receive shares of Health Care REIT common stock in exchange for their Windrose common shares and Windrose OP units. As a result, the rights of former holders of Windrose common shares and former holders of Windrose OP units will be governed by the DGCL and Health Care REIT’s certificate of incorporation and by-laws.

The following is a summary of the material differences between the current rights of holders of Windrose common shares and the rights of holders of Health Care REIT common stock. This summary may not contain all of the information that is important to you and it is not intended to be a complete discussion of the respective rights of holders of Windrose common shares and holders of Health Care REIT common stock. This summary is qualified in its entirety by reference to the DGCL, the Maryland REIT Law and the various documents of Windrose and Health Care REIT to which we refer in this summary. We urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the DGCL, the Maryland REIT Law and the other documents to which we refer in this proxy statement/prospectus for a more complete understanding of the differences between being a Windrose shareholder and being a Health Care REIT stockholder. See the section titled “Where You Can Find More Information.”

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Authorized and Issued Shares
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Health Care REIT’s certificate of incorporation authorizes the issuance of up to 125,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share.	Windrose’s declaration of trust authorizes the issuance of up to 100,000,000 common shares of beneficial interest, par value $0.01 per share, and 20,000,000 preferred shares of beneficial interest, par value $0.01 per share.

Under the DGCL, Health Care REIT’s board of directors may adopt a resolution proposing and declaring it advisable to amend the certificate of incorporation to increase or decrease the number of authorized shares of stock of any class or series. Such an amendment is subject to the approval of a majority of Health Care REIT’s stockholders in accordance with the requirements of the DGCL.	As permitted by the Maryland REIT Law, Windrose’s declaration of trust provides that Windrose’s board of trustees, without any action by Windrose’s stockholders, may amend the declaration of trust to increase or decrease the aggregate number of shares or the number of shares of any class or series that Windrose has authority to issue.

As of November   [•], 2006, there were [•]   shares of Health Care REIT common stock issued and outstanding and 4,000,000   shares of 7.875% Series   D Cumulative Redeemable Preferred Stock, 74,989   shares of 6% Series   E Cumulative Convertible and Redeemable Preferred Stock and 7,000,000   shares of 7.625% Series   F Cumulative Redeemable Preferred Stock issued and outstanding.

As of November [•], 2006, there were [•] common shares issued and outstanding and [•] 7.5% Series A Cumulative Convertible Preferred Shares, par value $0.01 per share, issued and outstanding.

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Number and Classes of Directors or Trustees
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Health Care REIT’s by-laws provide that Health Care REIT’s board of directors consists of not less than three nor more than 15 members, with the exact number to be fixed from time to time by the board of directors.	Windrose’s declaration of trust provides that the number of trustees of the trust shall not be less than seven nor more than 10, with the exact number to be fixed from time to time by the board of trustees.

There are currently eight directors serving on Health Care REIT’s board of directors, which shall be increased to nine upon consummation of the merger.	There are currently seven trustees serving on Windrose’s board of trustees.

Health Care REIT’s directors are divided into three classes, known as Class I, Class II and Class III, respectively, with the term of office of one class expiring in each year.	Currently, Windrose’s trustees are divided into three classes, with one class of trustees elected at each annual meeting to hold office for a term of three years and until their successors are duly elected and qualify. Beginning at the 2007 annual meeting of shareholders and thereafter, all trustees will be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors are duly elected and qualify.

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Removal of Directors or Trustees
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Health Care REIT’s by-laws provide that a director may be removed only for good cause at a meeting of stockholders by the affirmative vote of holders of at least a majority of the outstanding shares of stock entitled to vote in the election of directors. Notice of the proposed action must have been provided in the notice to stockholders calling for the meeting for the stockholders to take such action. Under Health Care REIT’s by-laws, good cause means conviction of a felony or a determination by a court of competent jurisdiction of negligence or misconduct in the performance of the director’s duties to Health Care REIT in a manner determined by Health Care REIT’s board of directors to be of substantial importance to Health Care REIT.
Windrose’s declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed at any time, with or without cause, at a meeting of the shareholders, by the affirmative vote of the holders of at least two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees. However, vacancies may only be filled by the board of trustees as provided below.
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Vacancies on Board of Directors or Trustees
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Any vacancy occurring on Health Care REIT’s board of directors for any reason, including the resignation, death or removal from office of a director or an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum. Any vacancy in the board that remains at the time of a meeting of stockholders for the election of directors may be filled by vote of the stockholders at such meeting in the same manner and subject to the same prior notice requirements as apply generally to the nomination and election of directors by the stockholders.
Windrose’s bylaws provide that, except as provided by Windrose’s board of trustees in setting the terms of any class or series of preferred shares, any vacancy occurring on Windrose’s board of trustees may be filled only by a majority of the trustees then in office, although less than a quorum.

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Notice of Stockholder and Shareholder Proposals and Nominations
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Health Care REIT’s by-laws specify certain conditions for the submission by a stockholder of a matter for consideration at the annual meeting of stockholders and nominations by stockholders of persons for election to Health Care REIT’s board of directors. For a matter to be considered at a meeting, (i) the stockholder must have given timely notice of the proposal, in writing, containing the information required by the by-laws, to the secretary of Health Care REIT, and (ii) the business must be a proper matter for stockholder action under the DGCL.	Nominations of individuals to be elected as trustees and business to be considered at an annual meeting may be proposed by shareholders only if notice containing the information specified by Windrose’s bylaws is provided timely and the business is a proper matter for shareholder action under the Maryland REIT Law. Notice may be provided only by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting. Nominations of individuals to be elected as trustees at a special meeting may be provided by shareholders only if Windrose’s board of trustees has determined that trustees will be elected at such meeting.

A stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of Health Care REIT not more than 120 days prior to the meeting and not less than 45 days before the date on which Health Care REIT first mailed or otherwise gave notice for the prior year’s annual meeting, provided that, if during the prior year Health Care REIT did not hold an annual meeting, or if the date of the annual meeting for the current year has changed more than 30 days from the date of the annual meeting in the prior year, then notice must have been received by Health Care REIT not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was given or made, whichever occurs first.	To be timely, notice must be delivered to the secretary at Windrose’s principal executive office by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided that, if Windrose has advanced or delayed the date of its annual meeting by more than 30 days from the date of the prior year’s annual meeting, then notice must have been received not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or 10th day following the day on which public announcement of the date of such meeting was first made.

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Calling of Special Meetings of Stockholders and Shareholders
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Except as otherwise required by law and subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of Health Care REIT may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.	Windrose’s bylaws provide that a special meeting may be called by Windrose’s board of trustees, the president, the chief executive officer or Windrose’s board of trustees. The bylaws also provide that the secretary of Windrose may call a special meeting of shareholders in accordance with provisions of the bylaws upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

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Voting
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Health Care REIT’s certificate of incorporation and by-laws and the DGCL contain no similar restrictions.	Subject to the rights of holders of shares of any class or series, shareholders of Windrose are entitled to vote only with respect to (i) election and removal of trustees, (ii) amendment of the declaration of trust, (iii) termination of Windrose, (iv) merger or consolidation of Windrose, or the sale or disposition of substantially all of the assets of Windrose or (v) any other matter that the Windrose board of trustees has declared advisable and directed be submitted to the shareholders.

When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock represented and entitled to vote at the meeting shall decide any question brought before the meeting (unless the provisions of the DGCL or Health Care REIT’s certificate of incorporation or by-laws require a different vote). The candidates receiving the greatest number of votes shall be elected as directors.
When a quorum is present at any meeting, a majority of the votes cast is sufficient to approve a matter unless the provisions of the Maryland REIT Law or Windrose’s declaration of trust provide for a different vote. A plurality of all of the votes cast is sufficient to elect a trustee.

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Action by Written Consent
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Under Health Care REIT’s certificate of incorporation, any action required or permitted to be taken by Health Care REIT’s stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent.	Windrose’s bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such actions, is signed by all of the shareholders entitled to vote on the matter, and such consent is filed with the minutes of proceedings of the shareholders.

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Extraordinary Transactions and Business Combinations
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Under the DGCL, a merger or consolidation of a corporation into or with another entity or a sale of all or substantially all of a corporation’s assets must be authorized by the board of directors and approved by the affirmative vote of its stockholders with a majority of all the votes entitled to be cast on the matter.	Under Maryland REIT Law and Windrose’s declaration of trust, Windrose generally cannot dissolve or merge with another entity unless advised and approved by the board of trustees and approved by the affirmative vote of shareholders holding at least a majority of the shares entitled to vote on the matter.

Health Care REIT’s by-laws provide that the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of Health Care REIT entitled to vote generally in the election of directors, voting together as a single class, is required in order to enter into a merger, consolidation, or sale or other disposition of substantially all of Health Care REIT’s assets, in one transaction or a series of transactions, with a stockholder or an affiliate of a stockholder that owns 5% or more of Health Care REIT’s voting stock. These voting requirements also apply to any reclassification or recapitalization that has the effect of increasing the proportionate share of the outstanding shares of any class of Health Care REIT’s equity securities held by a 5% stockholder or an affiliate of such a stockholder and any plan or proposal of liquidation or dissolution proposed by or on behalf of a 5% stockholder or an affiliate of such a stockholder. These voting requirements do not apply to the foregoing	The Maryland REIT Law and Windrose’s declaration of trust and bylaws contain no comparable provisions.

transactions if (i) Health Care REIT is, at the time of the transaction and throughout the preceding 12 months, the owner of a majority of each class of the outstanding equity securities of the 5% stockholder; or (ii) the transaction has been approved by majority of the members of Health Care REIT’s board of directors, who at the time such approval is given, were not affiliates or nominees of the 5% stockholder; or (iii) the aggregate amount of the cash and other consideration to be received by holders of Health Care REIT’s voting stock in the transaction is at least equal to the highest per share price paid by the 5% stockholder for any shares acquired by the 5% stockholder within the two-year period immediately prior to the first public announcement of the proposed transaction or in the transaction in which the 5% stockholder became a 5% stockholder, whichever is higher, and the consideration to be received by holders of a particular class of outstanding voting stock is in cash or in the same form as the 5% stockholder used to acquire the largest number of shares of such voting stock previously acquired by the 5% stockholder.

Section 203 of the DGCL prohibits a Delaware corporation listed on a national securities exchange from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder unless: (i) prior to such time, the board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder; or (ii) upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation’s outstanding voting stock (excluding shares held by persons who are both directors and officers and shares held by certain employee benefit plans); or (iii) the business combination is approved by both the board of directors and holders of at least 66 2/3% of the corporation’s outstanding voting stock (excluding shares owned by the interested stockholder) at a meeting of stockholders and not by written consent. For these purposes, the term “business combination” includes mergers, consolidations, sales of assets and other similar transactions with an interested stockholder and the term “interested stockholder” means a person who, together with its affiliates and associates, owns (or, under certain circumstances, has owned within the prior three years) 15% or more of the outstanding voting stock of the corporation. A corporation may elect not to be governed by Section 203; however, Health Care REIT has not made this election.	Maryland law prohibits ‘‘business combinations” with an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as: (i) any person who beneficially owns 10% or more of the voting power of the trust’s shares; or (ii) an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. A person is not an interested shareholder if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, any business combination between the trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the trust’s then outstanding shares of beneficial interest; and (ii) two-thirds of the votes entitled to be cast by holders of the trust’s voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

Windrose’s board of trustees has exempted the merger from the business combination provisions of Maryland law by resolution.

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Amendment of Charter/Declaration of Trust
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Under the DGCL, an amendment of Health Care REIT’s certificate of incorporation must be approved by Health Care REIT’s board of directors and by the affirmative vote at a meeting by stockholders of a majority of the outstanding shares entitled to vote on the matter. In addition, under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for purposes of this provision.	As authorized by the Maryland REIT Law, Windrose’s declaration of trust provides that amendments to Windrose’s declaration of trust must be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that any amendment to certain provisions of the declaration of trust regarding (i) the number and election of trustees, (ii) the resignation or removal of trustees, (iii) the classification of preferred shares, (iv) classified or reclassified shares, (v) the restriction and transfer of ownership of shares or (vi) approval of amendments to the declaration of trust by the shareholders must be approved by the affirmative vote of two- thirds of all the votes entitled to be cast on the matter.

Windrose’s declaration of trust provides that the trustees may amend the declaration of trust without any action by the shareholders as provided in the declaration of trust and in the Maryland REIT Law. The Maryland REIT Law provides that the board of trustees, with the approval of two thirds of its members, may amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code or under the Maryland REIT Law. The Maryland REIT Law and Windrose’s declaration of trust provides that a majority of the entire board of trustees may amend the declaration of trust to change the name of the trust or to change the name or other designation or the par value of any class or series of stock of the corporation and the aggregate par value of the stock of the trust.
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Amendment of By-laws
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Health Care REIT’s by-laws may be amended or repealed or new by-laws may be adopted by either the stockholders or Health Care REIT’s board of directors. Any amendment by Health Care REIT’s board of directors must be approved by a majority of the directors then in office. Any amendment by the stockholders must be approved by holders of capital stock having a majority of the voting power in the election of directors of all outstanding Health Care REIT capital stock, voting together as a single class, except that the approval of 75% of such holders is required for any amendment to the provisions of the by-laws concerning   (i)   the number of directors, classification of Health Care REIT’s board of directors, vacancies in Health Care REIT’s board of directors, or removal of directors, (ii)   restrictions on issuance and transfer of stock, or (iii)   business combinations.
Windrose’s board of trustees, without any action by the shareholders of Windrose, has the exclusive power to adopt, amend and repeal any provision of the bylaws or to make new bylaws.
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Control Share Acquisitions
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Health Care REIT’s certificate of incorporation and by-laws and the DGCL do not contain similar provisions relating to control share acquisitions.	Windrose’s bylaws contain a provision exempting from the Maryland control share acquisition statute any acquisition by any person of shares of beneficial interest of the trust. This provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares.

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Indemnification
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The DGCL permits and Health Care REIT’s by-laws require it to indemnify any current or past director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director, officer, employee or agent of Health Care REIT, or is or was serving at Health Care REIT’s request as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred or suffered by him or her in connection with such threatened, pending or completed action, suit or proceeding if the person acted in good faith and in a manner the	Maryland law and Windrose’s declaration of trust permit Windrose, and its bylaws obligate it, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, its present and former trustees and officers and any individual who, while a trustee or officer and at Windrose’s request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise, against liabilities and reasonable expenses actually incurred by them in any proceeding unless: (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; or (iii) the trustee or officer actually received an improper personal benefit in money, property or services; or (iv) in a criminal

person reasonably believed to be in or not opposed to the best interests of Health Care REIT and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In an action by or in the right of Health Care REIT itself, indemnification is available only for expenses actually and reasonably incurred with the defense or settlement of the action or suit and is not available in respect of any claim, issue or matter as to which the person has been adjudged to be liable to Health Care REIT unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.	proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

Expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding will be paid by Health Care REIT in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by Health Care REIT.	Windrose’s declaration of trust and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of Windrose in any of the capacities described above and to any employee or agent of Windrose or its predecessors.

Under the DGCL, Health Care REIT may indemnify and advance expenses to its employees and agents to the same extent as described above for current and past directors and officers. Except in connection with a claim by a person to enforce his or her rights to indemnification under the by-laws, Health Care REIT is not obligated to indemnify any person in connection with a proceeding initiated by such person unless the proceeding was authorized or consented to by Health Care REIT’s board of directors.	Maryland law prohibits Windrose from indemnifying its present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Windrose’s bylaws and Maryland law require it, as a condition to advancing expenses in certain circumstances, to obtain: (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

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Limitation of Liability
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As permitted by the DGCL, Health Care REIT’s certificate of incorporation provides that the directors of Health Care REIT shall not be personally liable to Health Care REIT or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of a director’s duty of loyalty to Health Care REIT or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a	The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of trustees and officers to the trust and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Windrose’s declaration of trust contains a provision that eliminates

knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit.	trustees’ and officers’ liability to the maximum extent permitted by Maryland law.
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Inspection of Records
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Under the DGCL, any stockholder may, for any proper purpose, inspect a corporation’s stock ledger, a list of its stockholders and its other books and records, and make copies of and extracts from such records. A stockholder may exercise this inspection right only upon written demand under oath and the inspection may occur only during regular business hours.	Under the Maryland REIT Law, a shareholder has the same right to inspect the records of a real estate investment trust as a stockholder of a Maryland corporation under the Maryland General Corporation Law, or MGCL.

The DGCL requires that Health Care REIT make a list of stockholders available for inspection by stockholders in connection with any meeting of stockholders, which list must include the name of each stockholder entitled to vote at the meeting, the address of each such stockholder and the number of shares held. The list may be inspected by any stockholder for any purpose related to the meeting for a period of at least 10 days prior to the meeting on an electronic network or during ordinary business hours at the principal place of business of Health Care REIT.	The MGCL provides that one or more persons who have been holders of record for more than six months of at least 5% of the outstanding stock of any class of a Maryland corporation are entitled to inspect and copy the corporation’s books of account and stock ledger and receive a written statement of the corporation’s affairs and a verified list of stockholders. Any stockholder of a Maryland corporation, holder of a voting trust certificate in a corporation, or his or her agent may inspect and copy during usual business hours the bylaws, minutes of the proceedings of the stockholders, annual statement of affairs and voting trust agreements on file at the corporation’s principal office. Any stockholder of a Maryland corporation or a holder of a voting trust certificate in a corporation may present a written request for a statement showing all stock and securities issued by a corporation during a specified period of not more than 12 months before the date of request. Within 20 days of such request, a Maryland corporation is required to prepare and have available on file at its principal office a sworn statement by its president or treasurer or one of its vice presidents or assistant treasurers which states the number of shares or amounts of each class of stock or other securities issued during the specified period, the consideration received per share or unit and the value of any consideration other than money as set forth in a resolution of the board of directors.

LEGAL MATTERS

The validity of the shares of Health Care REIT common stock and Health Care REIT preferred stock to be issued in connection with the mergers will be passed upon by Shumaker, Loop & Kendrick, LLP, counsel to Health Care REIT. Certain federal income tax matters regarding the status of Health Care REIT as a REIT, and the material United States federal income tax matters described under “Material U.S. Federal Income Tax Considerations” will be passed on by Arnold & Porter LLP. Certain federal income tax matters regarding the status of Windrose as a REIT will be passed on by Hunton & Williams LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Health Care REIT’s consolidated financial statements and schedules included in Health Care REIT’s Current Report on Form 8-K dated October 20, 2006, as of December 31, 2005 and 2004, and each of the three years in the period ended December 31, 2005, and management’s assessment of the effectiveness of Health Care REIT’s internal control over financial reporting as of December 31, 2005 included in Health Care REIT’s Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their reports included therein, which are incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Health Care REIT’s financial statements and schedules and management’s assessment are incorporated by reference in reliance upon Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements and related financial statement schedule of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

As of the date of this proxy statement/prospectus, Windrose’s board of trustees is not aware of any matters to be presented for action at the special meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement/prospectus is part of a registration statement that Health Care REIT has filed with the SEC covering the securities that may be offered under this proxy statement/prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

Additionally, Health Care REIT and Windrose each file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on Health Care REIT’s Internet Web site at http://www.hcreit.com or Windrose’s Internet Web site at http://www.windrosempt.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to Health Care REIT’s and Windrose’s Internet Web site is not, and shall not be deemed to be, a part of, or incorporated into this proxy statement/prospectus. You can review these SEC filings and the registration statement by accessing the SEC’s Internet Web site at http://www.sec.gov. You also may read and copy the registration statement and any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. These filings with the SEC are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF INFORMATION FILED WITH THE SEC

General

The SEC allows each of Health Care REIT and Windrose to “incorporate by reference” the information Health Care REIT and Windrose file with the SEC, which means:

•	Health Care REIT and Windrose consider incorporated documents to be part of this proxy statement/prospectus;

•	Health Care REIT and Windrose may disclose important information to you by referring you to those documents; and

•	information Health Care REIT or Windrose subsequently files with the SEC will automatically update and supersede the information in this proxy statement/prospectus.

Documents Incorporated by Reference by Health Care REIT

This proxy statement/prospectus incorporates by reference the following documents filed by Health Care REIT with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders filed on March 28, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

•	Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006;

•	Current Report on Form 8-K filed on January 27, 2006;

•	Current Report on Form 8-K filed on February 21, 2006;

•	Current Report on Form 8-K filed on March 23, 2006;

•	Current Report on Form 8-K filed on April 7, 2006 (except that the information furnished pursuant to Item 7.01 of Form 8-K and the exhibit relating to such information are not incorporated into this proxy statement/prospectus by reference);

•	Current Report on Form 8-K filed on May 10, 2006;

•	Current Report on Form 8-K filed on June 5, 2006;

•	Current Report on Form 8-K filed on September 13, 2006;

•	Current Report on Form 8-K filed on September 15, 2006;

•	Current Report on Form 8-K filed on September 26, 2006;

•	Current Report on Form 8-K filed on October 6, 2006;

•	Current Report on Form 8-K filed on October 13, 2006;

•	Current Report on Form 8-K filed on October 20, 2006;

•	The description of Health Care REIT’s common stock as set forth in the registration statement filed under the Exchange Act on Form 8-A on June 17, 1985, including any amendment or report for the purpose of updating such description;

•	The description of Health Care REIT’s 7 7/8% Series D Cumulative Redeemable Preferred Stock as set forth in the registration statement filed under the Exchange Act on Form 8-A/A on July 8, 2003, including any amendment or report for the purpose of updating such description;

•	The description of Health Care REIT’s 7 5/8% Series F Cumulative Redeemable Preferred Stock as set forth in the registration statement filed under the Exchange Act on Form 8-A on September 10, 2004, including any amendment or report for the purpose of updating such description; and

•	All subsequent documents filed by Health Care REIT under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date this offering is terminated.

Documents Incorporated by Reference by Windrose

This proxy statement/prospectus incorporates by reference the following documents filed by Windrose with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Definitive Proxy Statement for the 2006 Annual Meeting of Shareholders filed on April 10, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

•	Current Report on Form 8-K filed on February 2, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this proxy statement/prospectus);

•	Current Report on Form 8-K filed on February 7, 2006;

•	Current Report on Form 8-K filed on March 7, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 there) shall not be deemed incorporated by reference into this proxy statement/prospectus);

•	Current Report on Form 8-K filed on March 28, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this proxy statement/prospectus);

•	Current Report on Form 8-K filed on April 3, 2006;

•	Current Report on Form 8-K filed on April 6, 2006;

•	Current Report on Form 8-K filed on April 14, 2006;

•	Current Report on Form 8-K filed on May 24, 2006;

•	Current Report on Form 8-K filed on August 8, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this proxy statement/prospectus);

•	Current Report on Form 8-K filed on September 13, 2006;

•	Current Report on Form 8-K filed on September 15, 2006;

•	Current Report on Form 8-K filed on September 25, 2006;

•	Current Report on Form 8-K filed on October 6, 2006;

•	Current Report on Form 8-K filed on October 13, 2006;

•	Current Report on Form 8-K filed on October 27, 2006;

•	Current Report on Form 8-K filed on November 1, 2006;

•	The description of Windrose common shares as set forth in the registration statement filed under the Exchange Act on Form 8-A on June 28, 2002, including any amendment or report for the purpose of updating such description;

•	The description of Windrose preferred shares as set forth in the registration statement filed under the Exchange Act on Form 8-A on June 29, 2005, including any amendment or report for the purpose of updating such description; and

•	All subsequent documents filed by Windrose under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the special meeting of the Windrose shareholders.

This proxy statement/prospectus summarizes material provisions of contracts and other documents to which Health Care REIT or Windrose refer. Since this proxy statement/prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon request, Health Care REIT and Windrose will provide each person receiving this proxy statement/prospectus a free copy, without exhibits, of any or all documents incorporated by reference into this proxy statement/prospectus. You may direct such requests to:

Erin C. Ibele	Daniel R. Loftus
Senior Vice President-Administration and Corporate Secretary	Executive Vice President, Secretary and General Counsel
Health Care REIT, Inc.	Windrose Medical Properties Trust
One SeaGate, Suite 1500	3502 Woodview Trace, Suite 210
Toledo, Ohio 43604	Indianapolis, Indiana 46268
(419) 247-2800	(317) 860-8180

Neither Health Care REIT nor Windrose has authorized anyone to give any information or make any representation about the merger or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Index to Unaudited Pro Forma Condensed Consolidated Financial Statements

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care REIT and Windrose as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005. The historical consolidated financial statements of Health Care REIT are contained in its Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and its Current Report on Form 8-K filed on October 20, 2006, which modifies certain financial information included in its Annual Report on Form 10-K for the year ended December 31, 2005, each of which is incorporated by reference into this proxy statement/prospectus. The historical consolidated financial statements of Windrose are contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, each of which is incorporated by reference into this proxy statement/prospectus. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 has been prepared as if the merger of Health Care REIT and Windrose and the issuance of Health Care REIT common and preferred stock had occurred as of that date.

The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005 have been prepared as if the merger had occurred as of January 1, 2005 and reflect the issuance of Health Care REIT common stock and preferred stock in the mergers. In addition, the Windrose historical operations have been adjusted to reflect the historical combined operating results of all properties acquired by Windrose during 2005 for the period January 1, 2005 through the date of acquisition by Windrose and all properties acquired by Windrose during the first six months of 2006 for the periods January 1, 2005 through December 31, 2005 and January 1, 2006 through the date of acquisition by Windrose. Windrose has had no significant acquisitions since June 30, 2006. The allocation of the aggregate purchase price, including assumed liabilities, of Windrose as reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. In the opinion of Health Care REIT’s and Windrose’s management, all significant adjustments necessary to reflect the effects of the mergers that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

A final determination of the fair values of Windrose’s assets and liabilities, which cannot be made prior to the completion of the mergers, will be based on the actual net tangible and intangible assets of Windrose that exist as of the date of completion of the mergers. Consequently, amounts preliminarily allocated to assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements presented below.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed consolidated balance sheet does not include restructuring charges and other related liabilities that may result from Health Care REIT’s integration of Windrose following completion of the mergers. In addition to the uncertainties discussed above, the impact of integration activities, the timing of completion of the mergers and other changes in Windrose’s net tangible and intangible assets that occur prior to completion of the mergers could cause material differences in the information presented. Furthermore, following completion of the mergers, Health Care REIT expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired and assumed in the mergers. Those judgments and methodologies may differ from those reflected in Windrose’s adjusted historical financial statements and the unaudited pro forma condensed consolidated financial statements and notes thereto that follow.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of Health Care REIT and Windrose, which are incorporated by reference in this proxy statement/prospectus. See the section titled “Where You Can Find More Information” for more information on where you can obtain copies of the documents incorporated by reference into this proxy statement/prospectus.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2006

	Health Care REIT	Windrose	Pro Forma		Consolidated
	Historical(A)	Historical(B)	Adjustments(C)		Pro Forma
	(In thousands)

ASSETS
Real estate investments:
Real property owned
Land and land improvements	$276,480	$50,781	$11,895	(D)	$339,156
Buildings & improvements	2,815,206	656,209	153,163	(D)	3,624,578
Acquired lease intangibles		39,179	3,432	(D)	42,611
Assets held for sale	27,678				27,678
Construction in progress	98,675	1,937			100,612

	3,218,039	748,106	168,490		4,134,635
Less accumulated depreciation	(332,925)	(28,306)	28,306	(D)	(332,925)
Less accumulated lease intangible amortization		(12,062)	12,062	(D)	0

Total real property owned	2,885,114	707,738	208,858		3,801,710
Loans receivable	216,870				216,870
Less allowance for losses on loans receivable	(7,156)				(7,156)

	209,714	0	0		209,714

Net real estate investments	3,094,828	707,738	208,858		4,011,424
Other assets:
Equity investments	5,070	1,000			6,070
Deferred loan expenses	12,309	3,102	(1,544	)(E)	13,867
Cash and cash equivalents	15,490	11,910			27,400
Receivables and other assets	73,132	49,298	(8,321	)(F)	114,109

	106,001	65,310	(9,865)		161,446

Total assets	$3,200,829	$773,048	$198,993		$4,172,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under unsecured lines of credit arrangements	$276,000		$88,850	(G)	$364,850
Senior unsecured notes	1,196,897				1,196,897
Secured debt	130,405	$417,036	(52,490	)(H)	494,951
Liability to subsidiary trust issuing preferred securities		51,000	2,513	(I)	53,513
Accrued expenses and other liabilities	50,558	22,981	3,967	(J)	77,506

Total liabilities	1,653,860	491,017	42,840		2,187,717
Minority interest		5,799	(3,619	)(K)	2,180
Stockholders’ equity:
Preferred stock	276,875	21	52,479	(L)	329,375
Common stock	63,005	211	9,616	(L)	72,881
			49	(M)
Capital in excess of par value	1,469,491	305,372	72,378	(L)	1,848,792
			1,901	(M)
			(350	)(N)
Treasury stock	(2,714)				(2,714)
Cumulative net income	909,894	13,577	(5,673	)(N)	904,221
			(13,577	)(L)
Cumulative dividends	(1,171,302)	(42,390)	42,390	(L)	(1,171,302)
Accumulated other comprehensive income		(559)	559	(L)	0
Other equity	1,720				1,720

Total stockholders’ equity	1,546,969	276,232	159,772		1,982,973

Total liabilities and stockholders’ equity	$3,200,829	$773,048	$198,993		$4,172,870

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2005

	Health Care REIT	Windrose	Pro Forma		Consolidated
	Historical(O)	Adjusted(P)	Adjustments		Pro Forma
	(In thousands, except per share amounts)

Revenues:
Rental income	$246,776	$80,120	$2,041	(Q)	$328,937
Interest income	23,993				23,993
Development and project management fees		2,134			2,134
Transaction fees and other income	4,548	272			4,820

Total revenues	275,317	82,526	2,041		359,884
Expenses:
Interest expense	78,339	26,558	1,513	(R)	106,410
Depreciation and amortization	77,314	19,972	8,650	(S)	105,936
Property operating expenses		20,788			20,788
Property taxes		6,835			6,835
Cost of sales and project costs		1,327			1,327
General and administrative expenses	16,967	5,137	225	(T)	22,329
Loan expense	2,710	864	(620	)(U)	2,954
Loss on extinguishment of debt	21,484				21,484
Provision for loan losses	1,200				1,200

Total expenses	198,014	81,481	9,768		289,263

Income (loss) before income taxes and minority interests	77,303	1,045	(7,727)		70,621
Income tax (expense) benefit	(282)	(49)			(331)

Income (loss) before minority interests	77,021	996	(7,727)		70,290
Minority interests		(262)	151	(K)	(111)

Income (loss) from continuing operations	77,021	734	(7,576)		70,179
Preferred stock dividends	21,594	1,995			23,589

Income (loss) from continuing operations available to common stockholders	$55,427	$(1,261)	$(7,576)		$46,590

Weighted average number of common shares outstanding:
Basic	54,110	13,620	9,876	(V)	63,986
Diluted	54,499	13,620	10,187	(V)	64,686
Income (loss) from continuing operations available to common stockholders per common share (W):
Basic	$1.02	$(0.09)			$0.73
Diluted	$1.02	$(0.09)			$0.72

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2006

	Health Care REIT	Windrose	Pro Forma		Consolidated
	Historical(O)	Adjusted(P)	Adjustments		Pro Forma
	(In thousands, except per share amounts)

Revenues:
Rental income	$220,002	$69,809	$1,169	(Q)	$290,980
Interest income	13,178				13,178
Development and project management fees		1,436			1,436
Transaction fees and other income	3,049	237			3,286

Total revenues	236,229	71,482	1,169		308,880
Expenses:
Interest expense	70,587	21,608	(225	)(R)	91,970
Depreciation and amortization	70,256	16,491	4,976	(S)	91,723
Property operating expenses		16,146			16,146
Property taxes		5,745			5,745
Cost of sales and project costs		1,200			1,200
General and administrative expenses	16,435	7,833	169	(T)	24,437
Loan expense	2,199	720	(537	)(U)	2,382
Provision for loan losses	750				750

Total expenses	160,227	69,743	4,383		234,353

Income (loss) before income taxes and minority interests	76,002	1,739	(3,214)		74,527
Income tax (expense) benefit	(82)	25			(57)

Income (loss) before minority interests	75,920	1,764	(3,214)		74,470
Minority interests		(350)	27	(K)	(323)

Income (loss) from continuing operations	75,920	1,414	(3,187)		74,147
Preferred stock dividends	15,998	2,943			18,941

Income (loss) from continuing operations available to common stockholders	$59,922	$(1,529)	$(3,187)		$55,206

Weighted average number of common shares outstanding:
Basic	60,766	19,525	9,876	(V)	70,642
Diluted	61,102	19,525	10,187	(V)	71,289
Income (loss) from continuing operations available to common stockholders per common share (W):
Basic	$0.99	$(0.08)			$0.78
Diluted	$0.98	$(0.08)			$0.77

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A) The historical consolidated balance sheet of Health Care REIT contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 is on file with the SEC and is incorporated by reference into this proxy statement/prospectus.

(B) The historical consolidated balance sheet of Windrose contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 is on file with the SEC and is incorporated by reference into this proxy statement/prospectus. The following reclassifications were made to the historical consolidated balance sheet of Windrose to conform certain Windrose amounts with Health Care REIT’s presentation:

•	“Prepaid expenses,” “Receivables on construction and consulting contracts,” “Receivables from tenants, net of allowance,” “Revenues in excess of billings,” “Straight-line rent receivable, net of allowance,” and “Escrow deposits and other assets” have been reclassified to “Receivables and other assets.”

•	“Billings in excess of revenues earned,” “Accounts payable and accrued expenses,” “Tenant security deposits and prepaid rents,” and “Other liabilities” have been reclassified to “Accrued expenses and other liabilities.”

(C) In the merger, each Windrose common shareholder will receive shares of Health Care REIT common stock as determined by an exchange ratio to be determined by dividing $18.06 by the volume-weighted average price per share of Health Care REIT common stock for the 10 trading days, selected by lot, from the 15 trading day period ending on and including the fifth trading day prior to the closing of the mergers. The exchange ratio is subject to a floor of 0.4509 and a ceiling of 0.4650 which correlates to Health Care REIT common stock prices per share of $40.05 and $38.84, respectively. For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on the number of Windrose common shares outstanding on September 30, 2006 after giving effect to the conversion of all of the Windrose OP units outstanding on September 30, 2006, an exchange ratio of 0.4579 and market price per share of Health Care REIT common stock of $39.44. The exchange ratio and market price per share represents the average of the high and low of the respective ranges.

In addition, at the effective time of the mergers, to the extent that Windrose preferred shares have not been converted into Windrose common shares, each holder of Windrose 7.5% Series A Cumulative Convertible Preferred Shares will receive an equivalent number of shares of Health Care REIT 7.5% Series G Cumulative Convertible Preferred Stock. For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on the number of Windrose preferred shares outstanding on September 30, 2006 and a price per share of Health Care REIT preferred stock of $25.00.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

The calculation of the merger consideration and total purchase price is as follows (in thousands, except prices per share and exchange ratio):

Calculation of Windrose purchase price:
Issuance of Health Care REIT common stock:
Windrose outstanding common shares as of September 30, 2006	21,123
Conversion of Windrose OP units into Windrose common shares	339

Total estimated outstanding Windrose common shares	21,462
Estimated exchange ratio	0.4579

Issuance of shares of Health Care REIT common stock	9,827
Estimated Health Care REIT common stock market price per share	$39.44

Value of Health Care REIT common stock issuance	$387,577
Issuance of Health Care REIT preferred stock:
Issuance of shares of Health Care REIT preferred stock	2,100
Health Care REIT preferred stock price per share	$25.00

Value of Health Care REIT preferred stock issuance	$52,500

Total merger consideration	$440,077
Windrose secured debt outstanding as of September 30, 2006 at book value	468,036
Adjustment to record Windrose secured debt at fair value (see Notes G, H and I)	10,823
All other Windrose liabilities as of September 30, 2006 at book value	22,981
Adjustment to record all other Windrose liabilities at fair value (see Note J)	3,967
Windrose minority interest as of September 30, 2006 at book value	5,799
Adjustment to record Windrose minority interest at fair value (see Note K)	(3,619)
Estimated fees and other expenses related to the mergers	30,000

Total purchase price	$978,064

The estimated fees and other expenses related to the mergers are as follows (in thousands):

Advisory fees	$13,311
Change in control payments	12,163
Debt assumption fees and costs	1,558
Legal, accounting and other fees and costs	2,968

Total	$30,000

(D) Windrose’s real estate assets have been adjusted to their estimated fair market values as of September 30, 2006. Windrose’s historical accumulated depreciation and amortization balances have been eliminated when real estate assets are recorded at their fair market value. A final determination of the fair values of Windrose’s assets and liabilities, which cannot be made prior to the completion of the mergers, will be based on the actual net tangible and intangible assets of Windrose that exist as of the date of completion of the mergers. Consequently, amounts preliminarily allocated to assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(E) Adjustments to Windrose’s historical deferred loan expenses, as follows (in thousands):

Deferral of costs associated with secured debt assumed in the mergers	$1,558
Elimination of historical deferred loan expenses, net of accumulated amortization	(3,102)

$(1,544)

(F) Adjustments to Windrose’s historical receivables and other assets, as follows (in thousands):

Recognition of non-compete contract intangibles	$900
Elimination of historical straight-line rent balance, net of allowance	(8,427)
Elimination of historical deferred leasing commissions, net of accumulated amortization	(794)

$(8,321)

(G) Borrowings under Health Care REIT’s unsecured lines of credit arrangements will be used to fund certain costs of the mergers to be paid in cash aggregating $28,050,000 and to payoff $60,800,000 of Windrose variable-rate secured debt outstanding at September 30, 2006.

(H) Adjustments to Windrose’s historical secured debt, as follows (in thousands):

Elimination of historical fair market value adjustment	$2,063
Recognition of current fair market value adjustment	6,247
Payoff variable-rate secured debt (see Note G)	(60,800)

$(52,490)

Secured debt, net of the variable-rate secured debt payoffs, will be assumed by Health Care REIT in the mergers. Windrose’s secured debt that will be assumed will be recorded at its estimated fair market value based on Health Care REIT management’s estimates of the interest rates that would be available to Health Care REIT for the issuance of secured debt with similar terms and maturities. Health Care REIT’s management considers the interest rates on the assumed debt to be above market for secured debt that would be incurred by Health Care REIT with similar terms and maturities.

(I) Adjustment to the Windrose liability to a subsidiary trust issuing preferred securities to its estimated fair market value based on Health Care REIT management’s estimate of the interest rate that would be available to Health Care REIT for the issuance of debt with similar terms and maturity as the preferred securities issued by Windrose’s subsidiary trust. The liability to Windrose’s subsidiary trust issuing the preferred securities will be assumed by Health Care REIT in the mergers. Health Care REIT’s management considers the interest rate on the assumed liability to be above market.

(J) Adjustments to Windrose’s historical accrued expenses and other liabilities, as follows (in thousands):

Recognition of liabilities associated with the acquired in-place leases that have below-market rental rates	$5,790
Recognition of non-compete contract liability	900
Elimination of historical intangible liabilities, net of accumulated amortization	(2,723)

$3,967

(K) Adjustments reflect the elimination of the historical amounts applicable to the minority interest in Windrose OP. Windrose OP units will be exchanged for Health Care REIT common stock in connection with the operating partnership merger. The remaining amounts represent minority interests applicable to other joint ventures.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(L) Adjustments represent the elimination of historical Windrose balances and the issuance of shares of Health Care REIT common and preferred stock in the mergers. The shares of Health Care REIT common and preferred stock issued in the mergers are valued as follows (in thousands, except per share data):

	Common	Preferred

Number of shares issued	9,827	2,100
Assumed price of shares of Health Care REIT stock	$39.44	$25.00

Value of shares issued	$387,577	$52,500

The shares of Health Care REIT common stock issued are recorded as follows (in thousands):

Par value, $1.00 par value per share	$9,827
Capital in excess of par value	377,750

Value of shares issued	$387,577

(M) Adjustments represent the issuance of Health Care REIT common stock related to certain costs associated with the mergers. The shares of Health Care REIT common stock issued are valued as follows (in thousands, except per share data):

Number of shares issued	49
Assumed price of shares of Health Care REIT common stock	$39.44

Value of shares issued	$1,950

The shares of Health Care REIT common stock issued are recorded as follows (in thousands):

Par value, $1.00 par value per share	$49
Capital in excess of par value	1,901

Value of shares issued	$1,950

(N) Adjustments represent the accounting treatment of certain non-recurring costs of the mergers aggregating approximately $6,023,000. Approximately $5,673,000 of these costs represent retention bonuses and related excise taxes for certain Windrose officers and approximately $350,000 of these costs represent estimated equity issuance costs.

(O) The historical consolidated statements of income of Health Care REIT are contained in its Current Report on Form 8-K filed October 20, 2006, which updates certain financial information included in its Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 on file with the SEC and are incorporated by reference into this proxy statement/prospectus. Income tax expenses have been reclassified from “General and administrative expenses” to a separate line item.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(P) The following table represents the Windrose adjusted unaudited pro forma consolidated statement of income for the year ended December 31, 2005 to include the pre-acquisition historical results of operations for Windrose acquisitions during 2005 and the six months ended June 30, 2006 (Windrose has had no significant acquisitions since June 30, 2006) (in thousands):

	Windrose	2005 Acquisitions	2006 Acquisitions	Pro Forma		Windrose
	Historical(1)	Historical(2)	Historical(3)	Adjustments		Adjusted

Revenues:
Rental income	$47,720	$28,892	$2,959	$549	(4)	$80,120
Development and project management fees	2,134					2,134
Transaction fees and other income	268	4				272

Total revenues	50,122	28,896	2,959	549		82,526
Expenses:
Interest expense	12,205	9,600		4,753	(5)	26,558
Depreciation and amortization	11,362	8,959		(349	)(6)	19,972
Property operating expenses	10,077	8,659	2,052			20,788
Property taxes	4,345	2,367	123			6,835
Cost of sales and project costs	1,327					1,327
General and administrative expenses	5,137					5,137
Loan expense	672			192	(7)	864

Total expenses	45,125	29,585	2,175	4,596		81,481

Income (loss) before income taxes and minority interests	4,997	(689)	784	(4,047)		1,045
Income tax (expense) benefit	(49)			0		(49)

Income (loss) before minority interests	4,948	(689)	784	(4,047)		996
Minority interests	(170)			(92	)(8)	(262)

Income (loss) from continuing operations	4,778	(689)	784	(4,139)		734
Preferred stock dividends	1,995					1,995

Income (loss) from continuing operations available to common stockholders	$2,783	$(689)	$784	$(4,139)		$(1,261)

(1)	The historical consolidated statement of income of Windrose is contained in its Annual Report on Form 10-K for the year ended December 31, 2005 on file with the SEC and is incorporated by reference into this proxy statement/prospectus. The following reclassifications were made to the historical consolidated statement of income of Windrose to conform certain Windrose amounts with Health Care REIT’s presentation:

•	Amortization of deferred loan expenses has been reclassified from “Interest expense” to “Loan expense.”

•	“Interest income” and “Gain on interest rate swap” have been reclassified to “Transaction fees and other income.”

•	“Other expense” has been reclassified to “General and administrative expenses.”

(2)	Reflects historical combined operating results of all properties acquired by Windrose during 2005 for the period January 1, 2005 through the date of acquisition by Windrose.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(3)	Reflects historical combined operating results of all properties acquired by Windrose during the six months ended June 30, 2006 for the period January 1, 2005 through December 31, 2005. Windrose has had no significant acquisitions since June 30, 2006.

(4)	Reflects the adjustments to recognize straight-line rent adjustments and amortization of above/below market lease intangibles from the assumed Windrose acquisition date of January 1, 2005.

(5)	Reflects the adjustments to recognize incremental increases in interest expense associated with debt assumed and/or incurred in connection with Windrose acquisitions and to recognize interest expense resulting from the amortization of the premiums/discounts recognized at the Windrose acquisition dates to adjust any assumed debt to fair market value.

(6)	Reflects adjustments to conform depreciation methodologies and to recognize incremental changes in real estate depreciation expense and amortization expense related to the recording of Windrose’s intangible assets associated with acquired leases at their fair market values at the assumed Windrose acquisition date of January 1, 2005.

(7)	Reflects adjustments to recognize loan expense resulting from the amortization of deferred loan expenses associated with the debt assumption costs of the Windrose acquisitions.

(8)	Reflects the additional minority interest resulting from the change in operating income based on the weighted-average minority ownership percentage of Windrose OP.

The following table represents the Windrose adjusted unaudited pro forma consolidated statement of income for the nine months ended September 30, 2006 to include the pre-acquisition historical results of operations for Windrose acquisitions during the six months ended June 30, 2006 (Windrose has had no significant acquisitions since June 30, 2006) (in thousands):

	Windrose	2006 Acquisitions	Pro Forma		Windrose
	Historical(1)	Historical(2)	Adjustments		Adjusted

Revenues:
Rental income	$68,376	$1,332	$101	(3)	$69,809
Development and project management fees	1,436				1,436
Transaction fees and other income	237				237

Total revenues	70,049	1,332	101		71,482
Expenses:
Interest expense	20,744		864	(4)	21,608
Depreciation and amortization	16,057	355	79	(5)	16,491
Property operating expenses	15,255	891			16,146
Property taxes	5,694	51			5,745
Cost of sales and project costs	1,200				1,200
General and administrative expenses	7,833				7,833
Loan expense	707		13	(6)	720

Total expenses	67,490	1,297	956		69,743

Income before income taxes and minority interests	2,559	35	(855)		1,739
Income tax (expense) benefit	25				25

Income before minority interests	2,584	35	(855)		1,764
Minority interests	(365)		15	(7)	(350)

Income from continuing operations	2,219	35	(840)		1,414
Preferred stock dividends	2,943				2,943

Income from continuing operations available to common stockholders	$(724)	$35	$(840)		$(1,529)

(1)	The historical consolidated statement of income of Windrose is contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 on file with the SEC and is incorporated by reference into this proxy statement/prospectus. The

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

following reclassifications were made to the historical consolidated statement of income of Windrose to conform certain Windrose amounts with Health Care REIT’s presentation:

•	Amortization of deferred loan expenses has been reclassified from “Interest expense” to “Loan expense.”

•	“Interest income” and “Gain on interest rate swap” have been reclassified to “Transaction fees and other income.”

•	“Other expense” has been reclassified to “General and administrative expenses.”

(2)	Reflects historical combined operating results of all properties acquired by Windrose during the six months ended June 30, 2006 for the period January 1, 2006 through the date of acquisition by Windrose. Windrose has had no significant acquisitions since June 30, 2006.

(3)	Reflects the adjustments to recognize straight-line rent adjustments and amortization of above/below market lease intangibles from the assumed Windrose acquisition date of January 1, 2005.

(4)	Reflects the adjustments to recognize incremental increases in interest expense associated with debt assumed and/or incurred in connection with Windrose acquisitions and to recognize interest expense resulting from the amortization of the premiums/discounts recognized at the Windrose acquisition dates to adjust any assumed debt to fair market value.

(5)	Reflects adjustments to conform depreciation methodologies and to recognize incremental changes in real estate depreciation expense and amortization expense related to the recording of Windrose’s intangible assets associated with acquired leases at their fair market values at the assumed Windrose acquisition date of January 1, 2005.

(6)	Reflects adjustments to recognize loan expense resulting from the amortization of deferred loan expenses associated with the debt assumption costs of the Windrose acquisitions.

(7)	Reflects the additional minority interest resulting from the change in operating income based on the weighted-average minority ownership percentage of Windrose OP.

(Q) Adjustments to rental income are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed merger date of January 1, 2005	$4,650	$3,986
Recognize the amortization of above/below market lease intangibles	(501)	(376)
Eliminate Windrose’s adjusted historical straight-line rent adjustment	(3,911)	(3,432)
Eliminate Windrose’s adjusted historical amortization of above/below market lease intangibles	1,803	991

	$2,041	$1,169

(R) Adjustments to interest expense are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Incremental increase in interest expense associated with draws on unsecured lines of credit to fund merger related costs	$1,964	$1,473
Adjust interest expense resulting from the amortization of the liability recognized at the merger date to adjust the assumed Windrose secured debt to fair market value	(1,371)	(1,028)
Eliminate Windrose’s adjusted historical amortization of fair market value adjustments	920	(670)

	$1,513	$(225)

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

The pro forma increase in interest expense associated with draws on unsecured lines of credit to fund merger related costs is calculated using market rates Health Care REIT management believes would have been available to Health Care REIT for the unsecured lines of credit as of September 30, 2006. The assumed interest rate associated with draws on unsecured lines of credit was 7.0%.

(S) Adjustments to depreciation and amortization are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Incremental increase in real estate depreciation expense as a result of the recording of Windrose’s real estate at its estimated fair market value at the assumed merger date of January 1, 2005	$5,492	$3,060
Incremental increase in amortization expense as a result of the recording of Windrose’s intangible assets associated with acquired leases at their estimated fair market values at the assumed merger date of January 1, 2005	3,158	1,916

	$8,650	$4,976

The following useful lives were used to compute the adjustments to depreciation and amortization:

•	Land improvements = 15 years

•	Buildings and building improvements = 40 years

•	Tenant improvements = 5 years

•	Acquired lease intangibles = 5 years

(T) General and administrative expenses are adjusted to include the amortization of non-compete contract intangibles. Individuals covered under the non-compete agreements have two-year consulting contracts. The non-compete provisions of the consulting agreements extend for two years beyond the applicable termination dates. Thus, a four-year period was used to compute amortization expense.

Management of Health Care REIT expects that the mergers will create general and administrative cost savings, including costs associated with corporate administrative functions. There can be no assurance that Health Care REIT will be successful in achieving these anticipated cost savings. No estimate of these expected future cost savings has been included in the unaudited pro forma financial statements. Such adjustments cannot be factually supported within the SEC regulations governing the preparation of pro forma financial statements until such time as the operations of the companies have been fully integrated.

(U) Adjustments to loan expense are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Recognize loan expense resulting from the amortization of the deferred loan expenses associated with the debt assumption costs in the merger	$244	$183
Elimination of Windrose’s adjusted historical loan expenses	(864)	(720)

	$(620)	$(537)

An estimated remaining term of 6.4 years was assumed to compute the amortization of deferred loan expenses associated with the secured debt assumption costs in the mergers.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(V) The pro forma basic weighted-average common shares outstanding are the historical basic weighted-average common shares outstanding of Health Care REIT for the periods presented, adjusted for the assumed issuance of 9,876,000 shares of Health Care REIT common stock on a weighted-average basis for the year ended December 31, 2005 and the nine months ended September 30, 2006. The pro forma diluted weighted-average common shares outstanding include the potentially dilutive impact of 311,000 options on a weighted-average basis for the year ended December 31, 2005 and the nine months ended September 30, 2006.

(W) The calculations of basic and diluted income (loss) from continuing operations available to common stockholders per common share are as follows (in thousands, except per share data):

	Year Ended December 31, 2005
	Health Care REIT	Windrose	Health Care REIT
	Historical	Adjusted	Pro Forma

Income from continuing operations	$77,021	$734	$70,179
Less: preferred stock dividends	(21,594)	(1,995)	(23,589)

Income (loss) from continuing operations available to common stockholders	$55,427	$(1,261)	$46,590
Weighted-average common shares used to calculate basic earnings per share	54,110	13,620	63,986
Incremental weighted-average effect of potentially dilutive instruments	389	0	700

Weighted-average common shares used to calculate diluted earnings per share	54,499	13,620	64,686
Income (loss) from continuing operations available to common stockholders per common share:
Basic	$1.02	$(0.09)	$0.73
Diluted	$1.02	$(0.09)	$0.72

	Nine Months Ended September 30, 2006
	Health Care REIT	Windrose	Health Care REIT
	Historical	Adjusted	Pro Forma

Income from continuing operations	$75,920	$1,414	$74,147
Less: preferred stock dividends	(15,998)	(2,943)	(18,941)

Income (loss) from continuing operations available to common stockholders	$59,922	$(1,529)	$55,206
Weighted-average common shares used to calculate basic earnings per share	60,766	19,525	70,642
Incremental weighted-average effect of potentially dilutive instruments	336	0	647

Weighted-average common shares used to calculate diluted earnings per share	61,102	19,525	71,289
Income (loss) from continuing operations available to common stockholders per common share:
Basic	$0.99	$(0.08)	$0.78
Diluted	$0.98	$(0.08)	$0.77

Appendix A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
HEALTH CARE REIT, INC.,
HEAT MERGER SUB, LLC,
HEAT OP MERGER SUB, L.P.,
WINDROSE MEDICAL PROPERTIES TRUST
AND
WINDROSE MEDICAL PROPERTIES, L.P.
DATED AS OF SEPTEMBER 12, 2006

A-i

A-ii

EXHIBITS

Exhibit A	—	Delaware Certificate of Merger
Exhibit B	—	Maryland Certificate of Merger
Exhibit C	—	OP Certificate of Merger
Exhibit D	—	Form of Company Affiliate Letter
Exhibit E	—	Company OP Partnership Agreement Amendment
Exhibit F	—	Form of Hunton & Williams LLP REIT Opinion
Exhibit G	—	Form of Arnold & Porter LLP REIT Opinion

A-iii

INDEX OF DEFINED TERMS

Defined Term	Section

Acquisition Proposal	6.6(a)(i)
Adjusted Terms	6.6(c)
Adverse Recommendation	9.1(e)
Affected Employees	8.1
Affiliate	3.13
Agreement	Preamble
Applicable Date	3.7(a)
Board	3.5(c)
Business Day	10.10(a)
Certificates of Merger	Recitals
Certificates	2.3(b)
Closing Date	1.3
Closing	1.3
Code	Recitals
Company	Preamble
Company Affiliate Letter	6.8
Company Audited Financials	3.7(d)
Company Authorized Preferred	3.3(a)
Company Common Shares	2.2(b)
Company Disclosure Letter	Article III
Company Environmental Reports	3.12(a)
Company Expense Reimbursement	9.3(h)
Company Expense Reimbursement Tax Opinion	9.3(h)
Company Financial Advisor	3.23
Company Intellectual Property	3.20
Company Interim Financials	3.7(d)
Company Leased Properties	3.10(a)
Company Material Adverse Effect	10.10(b)
Company OP	Preamble
Company OP Organizational Documents	3.1(c)
Company OP Partnership Agreement	3.1(c)
Company OP Units	2.2(f)
Company Organizational Documents	3.1(b)
Company Owned Properties	3.10(a)
Company Permit	3.6(a)(iii)
Company Preferred Shares	2.2(d)
Company Properties	3.10(a)
Company Property Material Adverse Effect	10.10(c)
Company Shareholder Approval	3.5(a)
Company Shareholders Meeting	3.25
Company Stock Options	3.3(a)
Company Stock Plans	3.3(a)
Company Subsidiaries	3.2(a)

A-iv

Defined Term	Section

Company Title Insurance Policy	3.10(c)
Competing Agreement	6.6(c)
Confidentiality Agreement	5.3
Constituent Entities	1.1
Consulting Agreement	Recitals
Contract	3.18(a)(ii)
Converted Option	6.2(a)
Declaration	3.1(b)
Defensive Measures	3.5(c)
Delaware Certificate of Merger	Recitals
DLLCA	1.1
Effective Times	1.4
Employee Plan	3.14
Entity Law	1.1
Environmental Laws	3.12(b)
ERISA Affiliate	3.14
ERISA	3.14
Exchange Act	3.6(b)
Exchange Agent	2.3(a)
Exchange Fund	2.3(a)
Exchange Ratio	2.2(c)
Filed Company SEC Documents	3.7
Filed Parent SEC Documents	4.7(a)
Financial Statement Date	3.7(d)
First REIT Year	3.16(c)
GAAP	3.7(d)
Governmental Agency	3.6(a)(ii)
Group Member	3.14
Hazardous Substances	3.12(c)
Indebtedness	10.10(d)
Indemnified Parties	8.2(a)
Insurance Policies	3.21
Interim Financing	6.14
IRS	3.14(b)
Knowledge	10.10
Legal Requirement	3.6(a)(ii)
Lender Consent Fees	6.3(c)
Liabilities	3.7(d)
Liens	3.2
made available	10.10(a)
Maryland Certificate of Merger	Recitals
Material Contract	3.18(a)
Maximum Termination Fee	9.3(f)
Merger Effective Time	1.4

A-v

Defined Term	Section

Merger Sub	Preamble
Merger	Recitals
Mergers	Recitals
Microbial Matter	3.12(d)
Multiemployer Plan	3.14(d)
NYSE	6.4
OP Certificate of Merger	Recitals
OP Charter	3.1(c)
OP Merger Constituent Entities	1.2
OP Merger Effective Time	1.4
OP Merger Entity Law	1.2
OP Merger Sub	Preamble
OP Merger	Recitals
Order	3.9
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Environmental Reports	4.17
Parent ERISA Affiliate	4.16(d)
Parent Expense Reimbursement	9.3(g)
Parent Financial Advisor	4.20
Parent Group Member	4.16
Parent Material Adverse Effect	10.10(e)
Parent Permits	4.6(a)(iii)
Parent Plan	4.16
Parent Preferred Stock	4.4
Parent Properties	4.17
Parent Series D Preferred Stock	4.4
Parent Series E Preferred Stock	4.4
Parent Series F Preferred Stock	4.4
Parent Shares	2.2(c)
Parent Stock Plans	4.4(a)
Parent Stock Options	4.4(a)
Parent Stock Price	2.2(c)
Parent Stock Price Average	9.1(i)
Parent Subsidiaries	4.3
past practice	10.10(a)
Pension Plan	3.14
Permitted Liens	3.10(a)
Person	10.10(f)
Pre-Conversion Option	6.2(a)
Exchange Fund	2.3(a)
Preferred Merger Consideration	2.2(d)
Property Restrictions	3.10(a)
Proxy Statement/Prospectus	6.1(a)

A-vi

Defined Term	Section

Qualifying Income	9.3(f)
REIT	3.16
REIT Requirements	9.3(f)
Rent Rolls	3.10(g)
Representatives	5.3(a)
S-4 Registration Statement	6.1(a)
Sarbanes-Oxley Act	3.7(a)
SEC	3.7(a)
Securities Act	10.10(f)
Shares	2.2(b)
Space Lease	3.10(g)
Stock Equivalents	3.3(a)
Subsidiary	10.10(f)
Subsidiary Organizational Documents	3.2(b)
Subtitle 2	3.5(c)
Superior Acquisition Proposal	6.6(d)
Support Agreement	Recitals
Surviving Entity	1.1
Surviving Partnership	1.2
Tail Insurance	8.2(b)
Tax Return	3.16(r)
Taxes	3.16(r)
Termination Fee	9.3(f)
Termination Fee Tax Opinion	9.3(f)
Title 8	1.1
Title IV Plan	3.14(e)
Transfer	6.6(a)(i)
Transfer and Gains Taxes	6.7(a)
Welfare Plan	3.14

A-vii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 12, 2006 by and among Health Care REIT, Inc., a Delaware corporation (“Parent”), Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Heat OP Merger Sub, L.P., a Virginia limited partnership and a wholly-owned, indirect subsidiary of Parent (“OP Merger Sub”), Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Company”), and Windrose Medical Properties, L.P., a Virginia limited partnership and the operating limited partnership of the Company (“Company OP”).

RECITALS:

WHEREAS, the board of directors of Parent and the board of trustees of the Company deem it advisable and in the best interests of their respective equityholders for Parent and the Company to combine their businesses by the merger of the Company with and into Merger Sub on the terms and subject to the conditions set forth in this Agreement, with Merger Sub continuing as the surviving entity and a wholly-owned, subsidiary of Parent (the “Merger”);

WHEREAS, the Company, as the sole general partner of Company OP, and Merger Sub, as the sole general partner of OP Merger Sub, deem it advisable and in the best interest of their respective limited partners that, immediately prior to the Merger, OP Merger Sub shall merge with and into Company OP on the terms and subject to the conditions set forth in this Agreement, with Company OP continuing as the surviving entity (the “OP Merger” and, together with the Merger, the “Mergers”) and a wholly-owned, indirect subsidiary of Parent after the Mergers;

WHEREAS, immediately prior to the Merger, Merger Sub and the Company shall execute a Certificate of Merger in substantially the form attached hereto as Exhibit A (the “Delaware Certificate of Merger”) and shall file such certificate in accordance with Delaware law to effectuate the Merger;

WHEREAS, immediately prior to the Merger, Merger Sub and the Company shall execute Articles of Merger in substantially the form attached hereto as Exhibit B (the “Maryland Certificate of Merger” and, together with the Delaware Certificate of Merger, the “Certificates of Merger”) and shall file such articles in accordance with Maryland law to effectuate the Merger;

WHEREAS, immediately prior to the OP Merger, OP Merger Sub and Company OP shall execute Articles of Merger substantially in the form attached hereto as Exhibit C (the “OP Certificate of Merger”) and shall file such articles in accordance with Virginia law to effectuate the OP Merger;

WHEREAS, Parent, Merger Sub and the Company intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitutes a “plan of reorganization” within the meaning of the Treasury Regulation promulgated thereunder;

WHEREAS, to induce Parent, Merger Sub and OP Merger Sub to enter into this Agreement, concurrently herewith, the chief executive officer and the chief operating officer of the Company are entering into Consulting Agreements with Parent dated as of the date hereof and effective as of the Effective Time (each, a “Consulting Agreement”);

WHEREAS, to induce Parent, Merger Sub and OP Merger Sub to enter into this Agreement, concurrently herewith, the chief executive officer and the chief operating officer of the Company are entering into Support Agreements with Parent dated as of the date hereof (each, a “Support Agreement”); and

WHEREAS, Parent, Merger Sub, OP Merger Sub, the Company and Company OP desire to make certain representations, warranties and agreements in connection with the Mergers.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

THE MERGERS

Section 1.1.  The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8” and, together with the DLLCA, the “Entity Law”), at the Merger Effective Time, the Company shall be merged with and into Merger Sub, with Merger Sub as the surviving entity (the “Surviving Entity”) and a wholly-owned subsidiary of Parent. Merger Sub and the Company are collectively referred to as the “Constituent Entities.”

Section 1.2.  The OP Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Revised Uniform Limited Partnership Act, as amended (the “OP Merger Entity Law”), at the OP Merger Effective Time, OP Merger Sub shall be merged with and into Company OP, with Company OP as the surviving entity (the “Surviving Partnership”) and a wholly-owned subsidiary of Parent. OP Merger Sub and Company OP are collectively referred to as the “OP Merger Constituent Entities”.

Section 1.3.  Closing.   The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Central Time, on the first Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing), unless another time and date are agreed to in writing by the parties hereto (the “Closing Date”). The Closing shall take place at the offices of Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, unless another place is agreed to in writing by the parties hereto.

Section 1.4.  Effective Times.   As early as practicable on the Closing Date, (i) Merger Sub and the Company shall file the Certificates of Merger in accordance with all requirements under the Entity Law, and shall make all other filings and recordings required under the Entity Law and (ii) OP Merger Sub and Company OP shall file the OP Certificate of Merger in accordance with all requirements under the OP Merger Entity Law, and make all other filings and recordings required under the OP Merger Entity Law. The Merger shall become effective (the “Merger Effective Time”) on the Closing Date at such time as the Certificates of Merger are accepted for record in accordance with all requirements under the Entity Law (or at such later date and time as may be specified in the Certificates of Merger), and, immediately prior to the Merger Effective Time, the OP Merger shall become effective (the “OP Merger Effective Time” and, collectively with the Merger Effective Time, the “Effective Times”) on the Closing Date at such time as the OP Certificate of Merger is accepted for record in accordance with all requirements under the OP Merger Entity Law (or at such later date and time as may be specified in the OP Certificate of Merger). The Merger shall have the effects specified in this Agreement, the Certificates of Merger and the applicable provisions of the Entity Law. The OP Merger shall have the effects specified in this Agreement, the OP Certificate of Merger and the applicable provisions of the OP Merger Entity Law. Without limiting the generality of the foregoing and subject to the terms of this Agreement, (i) at the Merger Effective Time, all the respective properties, rights, privileges, powers and franchises of the Constituent Entities shall vest in the Surviving Entity, and all debts, liabilities and duties of the Constituent Entities shall become the debts, liabilities and duties of the Surviving Entity and (ii) at the OP Merger Effective Time, all the respective properties rights, privileges, powers and franchises of the OP Merger Constituent Entities shall vest in the Surviving Partnership, and all debts, liabilities and duties of the OP Merger Constituent Entities shall become the debts, liabilities and duties of the Surviving Partnership.

Section 1.5.  Constituent Documents.  The constituent documents of Merger Sub in effect at the Merger Effective Time shall be the constituent documents of the Surviving Entity until thereafter amended in accordance with applicable Delaware law and the terms thereof. The constituent documents of Company OP in effect at the OP Merger Effective Time shall be the constituent documents of the Surviving Partnership until thereafter amended in accordance with applicable Virginia law and the terms thereof.

Section 1.6.  Officers of Surviving Entity.   The officers of Merger Sub at the Merger Effective Time shall become the initial officers of the Surviving Entity as of the Merger Effective Time, to hold office in accordance with the constituent documents of the Surviving Entity until their successors are duly appointed and qualified or until their earlier death, resignation or removal.

ARTICLE II.

EFFECT OF THE MERGERS; EXCHANGE OF CERTIFICATES

Section 2.1.  Effect of Mergers on Equity.  At the Effective Times, by virtue of the Mergers and without any action on the part of the Constituent Entities or OP Merger Constituent Entities, the holders of any partnership or membership interests, shares of capital stock or beneficial interests of the Constituent Entities or OP Merger Constituent Entities shall be treated as set forth in this Article II and in accordance with the terms of this Agreement.

Section 2.2.  Conversion.

(a) Membership Interests of Merger Sub.   The membership interests of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall remain issued, outstanding and unchanged as validly issued membership interests of the Surviving Entity after the Merger Effective Time.

(b) Treasury Stock and Parent Owned Stock.   Each common share of beneficial interest in the Company, $0.01 par value per share (the “Company Common Shares,” or a “Share” and, collectively, the “Shares”) and each Company Preferred Share that is held by the Company, Company OP or by any wholly-owned Subsidiary of the Company or Company OP and each Share and each Company Preferred Share that is held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Shares.   Each Share issued and outstanding immediately prior to the Merger Effective Time (other than Shares to be cancelled in accordance with Section 2.2(b)) shall be converted into a fraction of a duly authorized, validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of Parent (a “Parent Share” and collectively, the “Parent Shares”) equal to the quotient determined by dividing $18.06 by the Parent Stock Price (as defined below) and rounding the result to the nearest 1/10,000 of a share (the “Exchange Ratio”); provided, however, that if such quotient is less than 0.4509, the Exchange Ratio will be 0.4509 and if such quotient is greater than 0.4650, the Exchange Ratio will be 0.4650. For the purposes of this Section 2.2, the term “Parent Stock Price” means the average of the volume weighted average price per Parent Share on the NYSE, as reported on Bloomberg by typing “HCN.N <EQUITY> AQR <GO>”, for ten (10) trading days, selected by lot, from among the fifteen (15) consecutive trading days ending on (and including) the date that is five trading days prior to the Effective Times. As of the Merger Effective Time, all such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate formerly representing any such Shares shall cease to have any rights with respect thereto, except the right to receive any dividends or distributions in accordance with Section 2.3(c), certificates representing the Parent Shares into which such Shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3(d).

(d) Preferred Merger Consideration.   Each of the 7.5% Series A Cumulative Convertible Preferred Shares of Beneficial Interest of the Company, $.01 par value per share (the “Company Preferred Shares”), issued and outstanding immediately prior to the Merger Effective Time (other than the Company Preferred Shares to be cancelled in accordance with Section 2.2(b)) shall automatically be converted into the right to receive from the Surviving Entity the sum of the Base Liquidation Preference (as defined in the Declaration as $25.00) plus an amount equal to any accrued and unpaid dividends thereon to the Merger Effective Time, without interest (the “Preferred Merger Consideration”). As of the Merger Effective Time, all such Company Preferred Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate formerly representing any such Company Preferred Shares shall cease to have any rights with respect thereto, except the right to receive the Preferred Merger Consideration upon surrender of such certificate in accordance with Section 2.3(d).

(e) Partnership Interests of OP Merger Sub.   The general partner interests of OP Merger Sub issued and outstanding immediately prior to the OP Merger Effective Time shall automatically be cancelled and retired and shall cease to exist. The limited partner interests of OP Merger Sub issued and outstanding immediately prior to the OP Merger Effective Time shall remain issued, outstanding and unchanged as validly issued limited partner interests of the Surviving Partnership after the OP Merger Effective Time.

(f) Company Owned Company OP Units.   Each unit of partnership interest in Company OP (the “Company OP Units”) that is outstanding immediately prior to the OP Merger Effective Time that is held by the Company or by any Company Subsidiary and each Company OP Unit that is outstanding immediately prior to the OP Merger Effective Time that is held by Parent, Merger Sub, OP Merger Sub or any other Subsidiary of Parent shall remain issued, outstanding and unchanged as validly issued partnership interests of the Surviving Partnership after the OP Merger Effective Time.

(g) Company OP Units.   Each Company OP Unit issued and outstanding immediately prior to the OP Merger Effective Time (other than Company OP Units held by the Company, Company OP, any Company Subsidiary, Parent or any Subsidiary of Parent) shall automatically be converted into a fraction of a duly authorized, validly issued, fully paid and non-assessable Parent Share equal to the Exchange Ratio. As of the OP Merger Effective Time, all such Company OP Units, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of any such Company OP Units shall cease to have any rights with respect thereto, except the right to receive any dividends or distributions in accordance with Section 2.3(c), certificates representing the Parent Shares into which such Company OP Units are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor.

Section 2.3.  Exchange of Certificates and Related Requirements.

(a) Exchange Fund.   At the Merger Effective Time, Parent shall deposit, or shall cause to be deposited, with a banking or other financial institution selected by Parent and reasonably acceptable to the Company (the “Exchange Agent”), (i) for the benefit of the holders of Shares and Company OP Units, for exchange in accordance with this Article II, certificates representing the Parent Shares to be issued in connection with the Mergers pursuant to Section 2.2 and an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional shares pursuant to this Section 2.3 (such cash and certificates for Parent Shares, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Merger Effective Time as provided in Section 2.3(c)), being hereinafter referred to as the “Exchange Fund”) in exchange for outstanding Shares and Company OP Units, and (ii) for the benefit of holders of Company Preferred Shares, for exchange in accordance with this Article II, cash in an amount sufficient to make the payments to such holders contemplated by Section 2.2(d) (such cash being hereinafter referred to as the “Preferred Exchange Fund”).

(b) Exchange Procedure.   As soon as practicable after the Merger Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates representing Shares or Company Preferred Shares (the “Certificates”) or of Company OP Units (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and, (ii) if applicable, instructions for use in effecting the surrender of the Certificates in exchange for the consideration (and any unpaid distributions and dividends) contemplated by Section 2.2 and this Section 2.3, including cash in lieu of fractional Parent Shares. Upon (i) surrender of a Certificate for cancellation to the Exchange Agent, if applicable, and (ii) delivery by such a holder of such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, such holder, if a holder of a Certificate representing Shares or of Company OP Units, shall be entitled to receive promptly in exchange therefor (x) a certificate representing that number of whole Parent Shares, (y) a check representing the amount of cash in lieu of fractional shares, if any, and (z) unpaid dividends and distributions with respect to the Parent Shares as provided for in Section 2.3(c), if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II or in respect of such Company OP Units and, if a holder of a Certificate representing Company Preferred Shares, shall be entitled to receive promptly in exchange therefor the Preferred Merger Consideration in cash with respect to each Company Preferred Share represented by such Certificate, in all such cases after giving effect to any required withholding Tax. No interest will be paid or accrued on the cash payable to holders of Shares, Company OP Units or Company Preferred Shares. In the event of a transfer of ownership of Shares, Company OP Units or Company Preferred Shares that is not registered in the transfer records of the Company or Company OP, a certificate representing the proper number of Parent Shares, together with a check for the cash to be paid pursuant to this Section 2.3, or the Preferred Merger Consideration, may be issued to such a transferee if such Certificate shall be properly endorsed or such Certificate or Company OP Units shall otherwise be in proper form for transfer and the transferee shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Company OP Units or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(c) Dividends.   No dividends or other distributions declared with a record date after the Merger Effective Time on Parent Shares shall be paid with respect to any Shares represented by a Certificate until such Certificate is surrendered for exchange as provided herein or a Person claiming a Certificate to be lost, stolen or destroyed has complied with the provisions of Section 2.5. Promptly following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore payable with respect to such whole Parent Shares and not paid, less the amount of any withholding Taxes which may be required thereon, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions with a record date after the Merger Effective Time, but prior to such surrender or compliance and a payment date subsequent to such surrender or compliance payable with respect to such whole Parent Shares, less the amount of any withholding Taxes which may be required thereon. Parent will, no later than the applicable dividend or distribution payment dates, set aside and provide the Exchange Agent with the cash necessary to make the payments contemplated by this Section 2.3(c), which shall be held for such purpose and for the sole benefit of such holders of Parent Shares.

(d) No Fractional Securities.   No fractional Parent Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Parent Shares, cash adjustments will be paid to holders in respect of any fractional Parent Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product obtained by multiplying such holder’s fractional Parent Share that would otherwise be issuable by the closing price per share of Parent Shares on the New York Stock Exchange Composite Tape on the Closing Date as reported by The Wall Street Journal (Northeast edition) (or, if not reported thereby, any other authoritative source).

(e) No Further Ownership Rights in Shares.   All Parent Shares issued or cash paid upon the surrender for exchange of Certificates or Company OP Units in accordance with the terms of this Article II (including any cash paid pursuant to this Section 2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares or Company Preferred Shares theretofore represented by such Certificates or Company OP Units. At the Merger Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the Shares or Company Preferred Shares that were outstanding immediately prior to the Merger Effective Time. At the OP Merger Effective Time, the partnership interest transfer books of Company OP shall be closed, and there shall be no further registration of transfers on the partnership interest transfer books of the Surviving Partnership of the Company OP Units that were outstanding immediately prior to the OP Merger Effective Time. If, after the Merger Effective Time, Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(f) Termination of Exchange Funds.   Any portion of the Exchange Fund or Preferred Exchange Fund (including the proceeds of any investments thereof and any Parent Shares) which remains undistributed to the holders of Shares, Company Preferred Shares or Company OP Units, as applicable, for six months after the Merger Effective Time may be delivered to Parent, upon demand, and any holders of Shares, Company Preferred Shares or Company OP Units who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holders after the Merger Effective Time or the OP Merger Effective Time shall thereafter look only to Parent or its agent (subject to abandoned property, escheat or other similar laws) for payment of their Parent Shares or the Preferred Merger Consideration, as applicable, cash and unpaid dividends and distributions on Parent Shares deliverable in respect of each Share or Company OP Unit such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

(g) No Liability.   None of Parent, Merger Sub, OP Merger Sub, the Company, Company OP or the Exchange Agent shall be liable to any Person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.4.  Adjustment of Exchange Ratio.  In the event that Parent changes or establishes a record date for changing the number of Parent Shares issued and outstanding as a result of a stock split, stock dividend, recapitalization, merger, subdivision, reclassification, combination or similar transaction with respect to the outstanding Parent Shares and the record date therefor shall be prior to the Effective Times, the Exchange Ratio applicable to the Mergers and any other calculations based on or relating to Parent Shares shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, merger, subdivision, reclassification, combination or similar transaction.

Section 2.5.  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Shares, Preferred Merger Consideration and any cash in lieu of fractional Parent Shares to which the holders thereof are entitled pursuant to Section 2.3(b) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3(c).

Section 2.6.  Further Assurances.

(a) If at any time after the Merger Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties, permits, licenses or assets of either of the Constituent Entities, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Entity’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Entity and otherwise to carry out the purposes of this Agreement.

(b) If at any time after the OP Merger Effective Time the Surviving Partnership shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Partnership its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties, permits, licenses or assets of either of the OP Merger Constituent Entities, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Partnership and the proper officers and directors of the Surviving Entity, as the sole general partner of the Surviving Partnership, or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the OP Merger Constituent Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either OP Merger Constituent Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Partnership’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such OP Merger Constituent Entity and otherwise to carry out the purposes of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent, Merger Sub and OP Merger Sub as follows:

Section 3.1.  Organization, Standing and Power of the Company and Company OP.

(a) The Company (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to carry on its business as it is now being conducted and (ii) is duly qualified to do business in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (ii) for any such failure which, when taken together with all other such failures would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has made available to Parent complete and correct copies of its Amended and Restated Declaration of Trust (including all amendments and articles supplementary thereto) (the “Declaration”) and Amended and Restated Bylaws (together with the Declaration, the “Company Organizational Documents”).

(c) Company OP (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Virginia and has the requisite power and authority to carry on its business as it is now being conducted and (ii) is duly qualified to do business in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (ii) for any such failure which, when taken together with all other such failures would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Company OP has made available to Parent complete and correct copies of its Certificate of Limited Partnership (the “OP Charter”) and First Amended and Restated Agreement of Limited Partnership (including amendments thereto) (the “Company OP Partnership Agreement” and, together with the OP Charter, the “Company OP Organizational Documents”).

Section 3.2.  Company Subsidiaries (other than Company OP).

(a) Each Subsidiary of the Company (the “Company Subsidiaries”) other than Company OP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate or similar power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure to be duly qualified or in good standing which, when taken together with all other such failures, would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Section 3.2(a) of the Company Disclosure Letter sets forth the following information for each Company Subsidiary other than Company OP, if applicable: (i) its name and jurisdiction of incorporation or organization and (ii) the type of and percentage interest held, directly or indirectly, by the Company in such Company Subsidiary.

(b) Except as set forth on Section 3.2(b) of the Company Disclosure Letter, all the outstanding shares of capital stock of, or other equity interest in, to the extent owned directly or indirectly by the Company, each Company Subsidiary other than Company OP have been validly issued and are (A) fully paid and nonassessable, (B) owned by the Company or by another Company Subsidiary, and (C) except as set forth in the Subsidiary Organizational Documents, owned free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, deed of trust, deed to secure debt, right of first refusal, encumbrance or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of stock or equity interest ownership (collectively, “Liens”). True and correct copies of the articles of incorporation, by-laws, partnership agreements, joint venture agreements and operating agreements or similar organizational documents of each Company Subsidiary, as amended to the date hereof (the “Subsidiary Organizational Documents”), have been previously made available to Parent.

Section 3.3.  Capital Structure.

(a) The authorized capital stock of the Company consists of 100,000,000 Shares and 20,000,000 preferred shares of beneficial interest, par value $0.01 per share (the “Company Authorized Preferred”). At the close of business on September 11, 2006, (i) 21,123,733 Shares were issued and outstanding, including 76,100 Shares that are currently subject to restricted stock awards under the Company Stock Plans, (ii) no Shares were held by the Company in its treasury, (iii) 680,766 Shares were reserved for issuance pursuant to outstanding options to purchase Company Common Shares (options to purchase Company Common Shares being “Company Stock Options”) granted under the Company’s Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan) and Employee Share Purchase Plan (together, and each as amended, the “Company Stock Plans”), (iv) 2,100,000 Company Preferred Shares were issued and outstanding and 3,333,333 Company Common Shares were reserved for issuance upon conversion of Company Preferred Shares, (v) 1,492,853 Shares were reserved for the grant of additional awards under the Company Stock Plans, (vi) 2,990,709 Shares were reserved for issuance under the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, (vii) 339,458 Shares were reserved for issuance upon redemption of Company OP Units and (viii) 1,044,400 Shares were reserved for issuance under the Company’s Continuous Offering Program pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-125213). As of the close of business on September 11, 2006, except as set forth above or under the Company’s Deferred Compensation Plan, no Shares were issued, reserved for issuance or outstanding, no Company Stock Options have been granted and there are not any phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company (“Stock Equivalents”). Since September 11, 2006 and on or prior to the date of this Agreement, except for the exercise of any Company Stock Options referred to in clause (iii) above, the Company has not issued any Shares or made any grant of awards under the Company Stock Plans or the Company’s Deferred Compensation Plan or authorized or entered into any Contract to do any of the foregoing. There are no outstanding stock appreciation rights with respect to the capital stock of the Company. Each outstanding Share is, and each Share which may be issued pursuant to the Company Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the Company Common Shares and the Company Authorized Preferred, including the Company Preferred Shares, there are no other authorized classes of capital stock of the Company. Other than the Company Preferred Shares, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of Company Common Shares may vote. Except as set forth above or in Section 3.3(a) of the Company Disclosure Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock, Company Stock Options or other voting securities or Stock Equivalents of the Company or of any of its Company Subsidiaries (other than Company OP) or obligating the Company or any Company Subsidiary (other than Company OP) to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, other than as set forth in the Company OP Partnership Agreement, the Subsidiary Organizational Documents, the Declaration or Section 3.3(a) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interest of the Company or any Company Subsidiary. Other than the Support Agreements, the Subsidiary Organizational Documents or Section 3.3(a) of the Company Disclosure Letter, there are no outstanding agreements to which the Company, a Company Subsidiary or any of their respective officers or directors is a party concerning the voting of any capital stock of the Company or any of its Company Subsidiaries.

(b) As of the date hereof, the issued and outstanding partnership interests of Company OP consist of 339,458 Company OP Units designated as common partnership units and 2,100,000 Company OP Units designated as 7.5% Series A cumulative convertible preferred limited partnership units. The Company is the sole general partner of Company OP and as of the date hereof holds Company OP Units representing 98.4184% of the outstanding Company OP Units. As of the close of business on September 11, 2006, except as set forth above, no Company OP Units were issued, reserved for issuance (other than in connection with the issuance of Shares by the Company as required by the Company OP Partnership Agreement) or outstanding and there are not any phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any Company OP Units. There are no outstanding stock appreciation or similar rights with respect to the Company OP Units. Each outstanding Company OP Unit is duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and any capital contributions required to be made by the holders thereof have been made. There are no outstanding bonds, debentures, notes or other indebtedness of Company OP having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the holders of Company OP Units may vote. Except as set forth above or in the Company OP Partnership Agreement, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional Company OP Units or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

(c) All dividends or distributions on the Company Common Shares, Company Preferred Shares and Company OP Units which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 3.4.  Other Interests.   Neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities, Subsidiaries or securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company).

Section 3.5.  Authority; Board Action.

(a) The Company has the requisite trust power and authority to enter into this Agreement, and subject to the affirmative vote of a majority of the outstanding Company Common Shares entitled to vote thereon to approve the Merger (the “Company Shareholder Approval”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, subject to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, assuming this Agreement is enforceable against Parent, Merger Sub and OP Merger Sub, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

(b) Company OP has the requisite partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company OP and consummation by Company OP of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company OP. This Agreement has been duly executed and delivered by Company OP and constitutes the valid and binding obligation of Company OP, enforceable against Company OP in accordance with its terms, assuming this Agreement is enforceable against Parent, Merger Sub and OP Merger Sub, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) The board of trustees (the “Board”) of the Company (at a meeting duly called and held) has by the unanimous vote of all trustees: (i) declared that the Merger is advisable on the terms set forth herein, (ii) recommended the approval of the Merger by the holders of Company Common Shares, (iii) directed that the Merger be submitted for consideration by the Company’s shareholders at the Company Shareholders Meeting even if the Board later withdraws its recommendation, as authorized by Section 8-501.1(f) of Title 8, and (iv) assuming the accuracy of Parent’s representations and warranties in Section 4.15, taken all necessary steps if any are required to render the following (the “Defensive Measures”) inapplicable to the Merger and the transactions contemplated by this Agreement: (A) the Maryland Business Combination Act, the Maryland Control Share Acquisition Act, and Subtitle 8 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland; (B) any appraisal rights under Subtitle 2 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (“Subtitle 2”); and (C) any ownership limit in the Company Organizational Documents. No other “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States is, to the Knowledge of the Company, applicable to the Merger or the transactions contemplated by this Agreement as of the date of this Agreement.

(d) The Company, in its capacity as the general partner of Company OP, has approved the OP Merger in accordance with applicable OP Merger Entity Law and the last paragraph of Article XI of the Company OP Partnership Agreement.

Section 3.6.  No Conflict or Violation; Consents.

(a) Neither the execution and delivery of this Agreement nor the consummation of the Mergers in accordance with the terms of this Agreement will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of any provision of the Company Organizational Documents, Company OP Organizational Documents or the comparable charter or organizational documents of any Company Subsidiary listed on Schedule 3.6(a) of the Company Disclosure Letter;

(ii) assuming the consents, approvals, orders, authorizations, registrations, declaration, filing or permits referred to in Section 3.6(b) are duly and timely made or obtained, contravene, conflict with or result in a violation of any constitution, law, rule, ordinance, regulation, statute, judgment, decree or order (“Legal Requirement”) applicable to the Company with respect to this Agreement or the consummation of the transactions contemplated hereby of (A) federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (B) any governmental agency, authority, board, bureau, commission, department or instrumentality, (C) any court or administrative tribunal, (D) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (E) any arbitration tribunal or other non-governmental authority with applicable jurisdiction (each entity in clauses (A)-(E), a “Governmental Agency”);

(iii) assuming the consents, approvals, orders, authorizations, registrations, declarations, filings or permits referred to in Section 3.6(b) are duly and timely made or obtained, contravene, conflict with, result in a violation of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate, or modify, any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any Legal Requirement with respect to the Company, any Company Subsidiary or any of their respective operations or assets, including certificates of occupancy for the Company Properties (“Company Permit”);

(iv) except as set forth in Section 3.6(a)(iv) of the Company Disclosure Letter, cause the Company, Company OP, Parent, Merger Sub or OP Merger Sub to become subject to, or to become liable for the payment of, any Tax under or result in any liability under a Tax protection agreement or Tax indemnity agreement with respect to the Company or Company OP;

(v) assuming the consents, approvals, orders, authorizations, registrations, declaration, filing or permits referred to in Section 3.6(b) are duly and timely made or obtained, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which the Company or any Company Subsidiary is a party; or

(vi) assuming the consents, approvals, orders, authorizations, registrations, declaration, filing or permits referred to in Section 3.6(b) are duly and timely made or obtained, result in the imposition or creation of any Lien (other than a Permitted Lien) upon or with respect to any of the assets owned or used by the Company or any Company Subsidiary;

except in the case of each of clauses (ii), (iii), (iv), (v) and (vi) above as would not reasonably be expected to have a Company Material Adverse Effect.

(b) Except (i) as disclosed on the appropriate subsection of Section 3.6(b) of the Company Disclosure Letter or as otherwise set forth in the Company Disclosure Letter with respect to this Section 3.6, (ii) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the filing with the SEC of the Proxy Statement relating to any required approval by the holders of the Company Common Shares of this Agreement), the Securities Act or filings required pursuant to any state securities or “blue sky” laws, (iii) for (A) the filing and acceptance for record of the Certificates of Merger as required by applicable Entity Law and the OP Certificate of Merger as required by applicable OP Merger Entity Law and (B) the Company Shareholder Approval, no consent, approval, order or authorization of, or registration, declaration, filing with, notice to, or permit from, any Governmental Agency or any other Person, is required pursuant to any Legal Requirement or under the terms of any Contract or Company Permit by or on behalf of the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement or the consummation or performance of the Mergers, other than such consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits the failure to obtain or make which would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.7.  SEC Documents; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed with or furnished to the Securities and Exchange Commission (“SEC”) and has heretofore made available to Parent (by public filing with the SEC or otherwise) true and complete copies of all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC by the Company since August 15, 2002 (the “Applicable Date”) and prior to the date hereof (collectively, the “Filed Company SEC Documents”). As of its respective date, except as set forth in Section 3.7(a) of the Company Disclosure Letter, each Filed Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, as and to the extent applicable thereto, and the rules and regulations of the SEC promulgated thereunder applicable to such Filed Company SEC Document. Except to the extent that information contained in any Filed Company SEC Document has been revised or superseded by a later Filed Company SEC Document, none of the Filed Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company included in the Filed Company SEC Documents complied as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q and Form 8-K under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, all in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). The Company has made available to Parent complete and correct copies of (i) all management representation letters delivered by the Company or its management to the Company’s auditors in connection with the audit of the Company’s 2005 consolidated financial statements and (ii) all material correspondence with the SEC from January 1, 2004 to the date hereof.

(c) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and trustees of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer, chief operating officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company’s Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent (i) a summary of any such disclosure made by management to the Company’s auditors and audit committee since the Applicable Date and (ii) any communication since the Applicable Date made by management or the Company’s auditors to the audit committee required or contemplated by listing standards of the NYSE, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all complaints or concerns relating to other matters made since the Applicable Date through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns regarding possible violations of law. No attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, trustees, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Board or the Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting. The representations in this Section 3.7(c) are subject to the exceptions set forth in Section 3.7(c) of the Company Disclosure Letter.

(d) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) (collectively, “Liabilities”) that are material, other than Liabilities to the extent (i) reflected, accrued or reserved for on the audited consolidated balance sheet included in the audited consolidated financial statements of the Company (the “Company Audited Financials”) as of December 31, 2005 contained in the Form 10-K filed by the Company with the SEC on March 17, 2006, (ii) reflected, accrued or reserved for on the unaudited balance sheet included in the unaudited financial statements of the Company as of June 30, 2006 (the “Financial Statement Date” and such financial statements, the “Company Interim Financials”) contained in the Form 10-Q filed by the Company with the SEC on August 8, 2006, (iii) incurred in the ordinary course of business after the Financial Statement Date, (iv) relating to payment or performance obligations under Contracts in accordance with the terms and conditions thereof which are not required by generally accepted accounting principles (“GAAP”) to be reflected on a regularly prepared balance sheet, (v) incurred in connection with this Agreement or the transactions contemplated hereby or (vi) arising out of or related to acquisition and development agreements and leases or other contracts and transactions listed on Section 3.7(d) of the Company Disclosure Letter.

Section 3.8.  Absence of Certain Changes or Events.   Except as disclosed on Section 3.8 of the Company Disclosure Letter or in the Filed Company SEC Documents (excluding any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein that are cautionary, predictive or forward-looking in nature), since the Financial Statement Date through the date hereof, the Company and the Company Subsidiaries: (a) have conducted their business only in the ordinary course of business consistent with the past practice; and (b) there has not been (i) any Company Material Adverse Effect, (ii) any occurrence or circumstance that with the passage of time would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or (iii) any action which would have constituted a breach of clause (a), (c), (d), (j), (l), (m), or (q) (as it relates to the foregoing clauses) of Section 5.1 if such Section 5.1 had applied since the Financial Statement Date.

Section 3.9.  Litigation.   Except as disclosed on Section 3.9 of the Company Disclosure Letter, as of the date of this Agreement, there is no (a) suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary involving or relating to any current or former assets, properties or operations of the Company or any Company Subsidiary or the transactions contemplated by this Agreement, or (b) judgment, decree, injunction, rule or order (an “Order”) of any Governmental Agency or arbitrator outstanding against the Company or any Company Subsidiary, except in the case of clauses (a) or (b) above as would not reasonably be expected to have a Company Material Adverse Effect. No claim is pending or has been made under any trustees’ or officers’ liability insurance policy maintained at any time by the Company or any of the Company Subsidiaries.

Section 3.10.  Properties.

(a) Section 3.10(a) of the Company Disclosure Letter identifies all real property owned by the Company or any Company Subsidiary (the “Company Owned Properties”) and the type of ownership interest therein. The Company has made available to Parent a copy of the deed or other conveyance instrument for each Company Owned Property.

(b) Section 3.10(b) of the Company Disclosure Letter identifies all real property leased by the Company or any Company Subsidiary, including ground leases, as lessee or sublessee (the “Company Leased Properties” and, together with the Company Owned Properties, the “Company Properties”). The Company has made available to Parent a copy of the lease or sublease and all amendments thereto and notice or memorandum of lease, where applicable, for each Company Leased Property.

(c) Section 3.10(c) of the Company Disclosure Letter lists every parcel of real property for which the Company or the Company Subsidiaries has a Contract to buy or lease as lessee or sublessee any such parcel of real property at some future date, and Company has made available to Parent a copy of each such Contract.

(d) As of the date hereof, except as would not constitute a Company Material Adverse Effect or except as provided on Section 3.10(d) of the Company Disclosure Letter or in the Company Title Insurance Policies or deeds referenced therein, the Company or a Company Subsidiary owns fee simple title to each of the Company Owned Properties or has a valid leasehold interest in each of the Company Leased Properties free and clear of any rights of way, easements, encumbrances, restrictive covenants, agreements, laws, ordinances and regulations affecting improvements, use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”) and other Liens, except for the following (collectively, the “Permitted Liens”): (i) Property Restrictions imposed or promulgated by Legal Requirements with respect to real property, including zoning regulations, provided they do not prohibit the current use of any Company Property or such Property Restrictions are otherwise insured over by the Company Title Insurance Policies, (ii) Liens and Property Restrictions disclosed in the Company Title Insurance Policies, deeds referenced therein or surveys of Company Properties (in each case copies of which disclosing each Lien or Property Restriction in the possession of the Company or otherwise as requested by Parent have been made available to Parent), (iii) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business, (iv) with respect to real property, any title exception disclosed in any Company Title Insurance Policy (whether material or immaterial), Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt reflected in the Company Audited Financials or the Company Interim Financials or otherwise set forth in the Company Disclosure Letter) and any other Lien that does not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used), (v) matters that would be disclosed on current title reports or surveys that arise or have arisen in the ordinary course of business after the effective date of the applicable Company Title Insurance Policy, provided that the Company has no Knowledge of any such matters that have not been disclosed in documents made available to Parent, (vi) Liens for Taxes that are not yet due and payable and/or (vi) Property Restrictions or Liens due to Space Leases.

(e) Neither the Company nor any Company Subsidiary has received notice of any defaults by the Company or any Company Subsidiary with respect to any Company Leased Property, and to the Knowledge of the Company no

material defaults exist. To the Knowledge of the Company or any Company Subsidiary, there are no defaults of any ground lessor or sublessor with respect to any Company Leased Property (and no event has occurred which, with due notice or lapse of time or both, would constitute such a default), except those defaults that would not reasonably be expected to have a Company Material Adverse Effect.

(f) To the Knowledge of the Company, each Company Permit or other agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has been obtained and is in full force and effect, except as shown on Company Title Insurance Policies, deeds referenced therein and surveys of Company Properties made available to Parent, and except as would not reasonably be expected to have a Company Material Adverse Effect.

(g) Except as shown on Company Title Insurance Policies and surveys of Company Properties made available to Parent, the existence, ownership and operation of the Company Properties, to the Knowledge of the Company, do not violate any Property Restriction or encroach upon property owned by others, other than such violations or encroachments which would not reasonably be expected to have a Company Material Adverse Effect.

(h) Except as otherwise set forth in the Company Disclosure Letter, no Company Property is under development as of the date hereof.

(i) The Company has made available to Parent a true and correct copy of a policy of title insurance for each of the Company Properties, except for the Company Properties set forth in Section 3.10(i) of the Company Disclosure Letter for which the Company has made available to Parent a title commitment for each such Company Property (each a “Company Title Insurance Policy”). Each of the Company Title Insurance Policies has been issued insuring the Company’s or the applicable Company Subsidiary’s fee simple title to the applicable Company Owned Properties or leasehold interests in the applicable Company Leased Properties in amounts at least equal to the purchase price thereof paid by the Company or the Company Subsidiary therefor, and, to the Knowledge of the Company, such policies are, at the date hereof, valid, in full force and effect and no claim has been made against any such policy. A true and correct copy of the most current version of the survey in the Company’s possession or control for each of the Company Properties has been made available to Parent.

(j) Except as listed in Section 3.10(j) of the Company Disclosure Letter or the property condition reports previously made available to Parent, (i) to the Knowledge of the Company, each Company Property is in good operating condition and repair and is structurally sound and free of latent or patent structural, mechanical or other significant defects, with no alterations or repairs being required thereto under applicable Legal Requirements or insurance company requirements, except for repairs and alterations required in the ordinary course of business or as reflected in the Company’s budgets for operations and capital expenditures; (ii) no Company Property has suffered any uninsured casualty or other damage that has not been repaired or is not contemplated to be repaired within the Company Property’s current budgets for operations and capital expenditures; and (iii) each Company Property is otherwise adequate in all material respects (whether physical, structural, legal, practical or otherwise) for its current use, operation and occupancy, except in each case set forth in this subsection, where the failure to meet the foregoing standards would not reasonably be expected to have a Company Material Adverse Effect.

(k) Except as set forth on Section 3.10(k) of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Property Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has received any written notice nor has Knowledge to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any portion of any of the Company Properties or (ii) any zoning, building or similar Legal Requirement is or will be violated for any property by the existence, continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas for such Company Properties, except as set forth in the Company Title Insurance Policies or surveys made available to Parent.

(l) True and correct copies of all currently effective management agreements and all amendments thereto for the Company Properties have been made available to Parent.

(m) The rent rolls of the Company Properties as of June 30, 2006 (the “Rent Rolls”) have been made available to Parent. Except as disclosed in Section 3.10(m) of the Company Disclosure Letter or otherwise set forth in the Company Disclosure Letter, to the Knowledge of the Company, and for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Company Property Material Adverse Effect, the information set forth in the Rent Rolls is true, accurate and complete in all material respects as of the date thereof. Except as disclosed in Section 3.10(m) of the Company Disclosure Letter, (i) to the Knowledge of the Company, neither the Company nor any Company Subsidiary is in default under a lease under which the Company or a Company Subsidiary is the lessor or the sublessor in effect as of the date of the Rent Rolls (a “Space Lease”) which default would reasonably be expected to result in a Company Property Material Adverse Effect, and (ii) neither the Company nor a Company Subsidiary has received written notice or a copy of a written notice from any tenant under any Space Lease claiming that the Company or the applicable Company Subsidiary is currently in default under its obligations as landlord under any such Space Lease which default or defaults would reasonably be expected to result in a Company Property Material Adverse Effect. Each Space Lease listed on the Rent Rolls is in full force and effect, and, to the Knowledge of the Company, no Space Lease has been assigned except as set forth on the Rent Rolls, in each case except as would not reasonably be expected to have a Company Property Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of all Space Leases listed on the Rent Rolls in effect as of the date of the Rent Rolls, including all amendments and guaranties related thereto, except where such failure pertains to a document that does not materially affect the terms and conditions of the applicable Space Lease. Except as set forth on Section 3.10(m) of the Company Disclosure Letter, to the Knowledge of the Company, no tenant under any Space Lease for more than 25% of the rentable square footage of a Company Property is in material default under such Space Lease, and no such tenant is currently contesting amounts due under any Space Lease, other than ordinary course disputes regarding common area maintenance charges. Neither the Company nor any Company Subsidiary has received any advance payment of rent (other than for the current month and one (1) month in advance or security deposits) or applied any security deposit made by a tenant under a Space Lease in an amount greater than $10,000.00, except as shown on Section 3.10(m) of the Company Disclosure Letter.

(n) Except as set forth on Section 3.10(n) of the Company Disclosure Letter or which would not reasonably be expected to have a Company Material Adverse Effect, there are no Tax abatements or extraordinary exemptions specifically affecting the Company Properties, and the Company and the Company Subsidiaries have not received any written notice of (and the Company does not have any Knowledge of) any proposed increase in the assessed valuation of any of the Company Properties or of any proposed public improvement assessments for Tax years ending from and after the date of this Agreement or that have not been reflected in the Company’s Financial Statements.

(o) Except as would not otherwise constitute a Company Material Adverse Effect, the Company and each Company Subsidiary has good and sufficient title to, or is permitted to use under valid and existing licenses or leases, all their personal properties and assets reflected in their books and records as being owned, licensed or leased by them (including those reflected in the Company’s Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all liens and encumbrances, except such as are reflected in the Company Audited Financials or the Company Interim Financials, and the notes thereto, and except for Liens for current Taxes not yet due and payable, Indebtedness outstanding on the date hereof or incurred thereafter in accordance with the terms hereof or Liens that are normal to the business of the Company and the Company Subsidiaries and are not, in the aggregate, material in relation to the assets of the Company on a consolidated basis and except also for such imperfections of title or leasehold interest, or other Liens as do not materially interfere with the present use of the properties subject thereto or affected thereby.

(p) Except as disclosed in Section 3.10(p) of the Company Disclosure Letter or as would not otherwise constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is liable for any leasing commissions relating to any Space Lease other than commissions in the ordinary course of business consistent with past practice.

Section 3.11.  Tenant Matters.   To the Knowledge of the Company, no tenant under any Space Lease that operates a hospital, ambulatory surgery center, in-patient or out-patient facility at a Company Property has provided written notice to the Company that such tenant is the subject of any investigation, proceeding or examination by any Governmental Agency concerning an actual or alleged violation of any Legal Requirement.

Section 3.12.  Environmental Matters.

(a) The Company has made available to Parent true and complete copies of the final versions of all environmental investigations, compliance audits and asbestos surveys, and reports of environmental testing or analysis made by or on behalf of the Company or any of the Company Subsidiaries with respect to the Company and the Company Subsidiaries, their past and present operations, and the Company Properties currently in the possession or control of the Company or any Company Subsidiary (the “Company Environmental Reports”). Except as disclosed in Section 3.12(a) of the Company Disclosure Letter or as set forth in the Company Environmental Reports or as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, (i) no Hazardous Substances have been used, stored, manufactured, treated or processed on or about any Company Property by or at the direction of the Company or any of the Company Subsidiaries except in material compliance with Environmental Law and in the ordinary course of business; (ii) there has been no release or threatened release of any Hazardous Substance on, in, under, or from any Company Property by the Company or any of the Company Subsidiaries which requires any disclosure, investigation, remediation, monitoring, maintenance, abatement or deed or use restriction, or which will give rise to any other Liability or diminution in value under any Environmental Laws; (iii) neither the Company nor any Company Subsidiary nor former Company Subsidiary has arranged for the disposal of any Hazardous Substance at, or transported any Hazardous Substance to, any site for which the Company or any Company Subsidiary or any former Company Subsidiary has received notice that it is or may be liable under Environmental Laws; (iv) each Company Property is in material compliance with all Environmental Laws; (v) neither the Company nor any Company Subsidiary has received any notice of material violation or potential material Liability under any Environmental Laws from any Person or any Governmental Agency inquiry, request for information, or demand letter under any Environmental Law relating to Company Properties, nor is the Company or any Company Subsidiary subject to any material Orders, agreements, settlements or other such obligations arising under Environmental Laws, nor are there any material administrative, civil or criminal actions, suits, proceedings or investigations pending or threatened against the Company under any Environmental Law; (vi) no Lien has been recorded on any Company Property by any Governmental Agency under any Environmental Law (other than any Permitted Lien); (vii) since the date of the Company Environmental Reports, neither the Company nor any Company Subsidiary has installed (or caused or permitted to be installed) any underground storage tanks or friable asbestos containing materials in any of the Company Properties; and (viii) the Company has received no written complaints directed to the Company relating to air quality or Microbial Matter at any Company Property and the Company has no Knowledge of any materially adverse condition related to Microbial Matter at any Company Property; provided, however, that the Company makes no representation or warranty under this Section 3.12(a) with respect to the activities of its tenants under Space Leases, any other activities that occur on the Company Properties, or the contents of the Company Properties other than activities by the Company or any Company Subsidiary or contents maintained by the Company or any Company Subsidiary on the Company Properties.

(b) “Environmental Laws” shall mean any Legal Requirement relating to: (i) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into the ambient environment; (ii) the treatment, storage, disposal, manufacture, transportation or shipment of Hazardous Substances; (iii) the regulation of storage tanks; (iv) the management of asbestos; or (v) pollution or the protection of human health, the environment and natural resources.

(c) “Hazardous Substances” shall mean all substances, wastes, pollutants, contaminants and materials potentially harmful to human health, the environment or natural resources or otherwise regulated or defined or designated as hazardous, extremely hazardous or toxic pursuant to any Environmental Law, including, without limitation:

(i) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as their statutes’ implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and

Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Atomic Energy Act, 42 U.S.C. Section 2014 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq.;

(ii) petroleum and petroleum products including crude oil and any fractions thereof;

(iii) natural gas, synthetic gas, and any mixtures thereof; and

(iv) radon, radioactive substances, asbestos, urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials and Microbial Matter.

(d) “Microbial Matter” shall mean all fungi, bacterial or viral matter which reproduces through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

Section 3.13.  Related Party Transactions.   Other than as disclosed in the Company’s Definitive Proxy Statement filed with the SEC on April 10, 2006 or in Section 3.13 of the Company Disclosure Letter, there are no Contracts between the Company and any Person who is an officer, trustee (or person occupying a similar position in any other entity) or Affiliate of the Company or any of the Company Subsidiaries, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K) of any of the foregoing or any entity of which any of the foregoing is an Affiliate that are required to be disclosed pursuant to Item 404 of Regulation S-K. Any such Contracts, copies of all of which have previously been made available to Parent, are listed on Section 3.13 of the Company Disclosure Letter. As used in this Agreement, the term “Affiliate” shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act.

Section 3.14.  Employee Benefits.   As used herein, the term “Employee Plan” includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any pension plan (“Pension Plan”), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder (“ERISA”), and any welfare plan (“Welfare Plan”) as defined in Section 3(1) of ERISA), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by the Company or the Company Subsidiaries (each a “Group Member”) and covering any Group Member’s active or former employees (or their beneficiaries), (ii) to which any Group Member is a party or by which any Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Group Member may otherwise have any material Liability (whether or not such Group Member still maintains such Employee Plan). Each Employee Plan is listed on Section 3.14(a) of the Company Disclosure Letter.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect, no Group Member has any Liability under any Welfare Plan that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant’s termination of employment, except as may be required by Section 4980B of the Code or Section 601 et seq. of ERISA, or under any other applicable Legal Requirement.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, each Employee Plan complies in all material respects with the applicable requirements of ERISA, the Code and any other applicable Legal Requirement governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with ERISA, the Code and all such other applicable Legal Requirements, and in accordance with its terms. Each Pension Plan that is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (“IRS”) stating that the form of such Pension Plan meets the applicable requirements of Section 401(a) of the Code and that the form of trust associated with such Pension Plan meets the applicable requirements for tax exemption under Section 501(a) of the Code and, except as would not reasonably be expected to have a Company Material Adverse

Effect, no event has occurred that would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. Except as would not reasonably be expected to have a Company Material Adverse Effect, no lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Agency with respect to any Employee Plan have been filed or are pending, the Company has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of the Company, there is no fact or contemplated event that would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan, except as would not reasonably be expected to have a Company Material Adverse Effect:

(i) all Group Members have timely filed or caused to be filed every material return, report, statement, notice, declaration and other document required by ERISA, the Code or any other Legal Requirement or Governmental Agency (including, without limitation, the IRS and the U.S. Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Group Member has incurred any material Liability in connection with such filings;

(ii) all Group Members have timely delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Group Member has incurred any material Liability in connection with such deliveries; and

(iii) all contributions and payments with respect to Employee Plans that are required to be made by a Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code.

(c) With respect to each such Employee Plan, to the extent applicable, the Company has previously made available to Parent true and complete copies of (A) plan documents and summary plan descriptions, or any and all other material documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment, and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Plan.

(d) With respect to each Employee Plan, there has not occurred, and no Person or entity is contractually bound to enter into, any “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt from Section 4975(c) of the Code or Section 406 of ERISA pursuant to a statutory or administrative exemption and that would subject a Group Member to a material excise tax or penalty.

(e) None of the Employee Plans is a multiemployer plan, as defined in Section 3(37) of ERISA (“Multiemployer Plan”). None of the Group Members or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with any Group Member under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that would be expected to result in any such Liability to any Group Member or ERISA Affiliate.

(f) None of the Employee Plans is a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA (“Title IV Plan”), and no Group Member or ERISA Affiliate has ever maintained a Title IV Plan. No Liability under Title IV of ERISA has been or is expected to be incurred by any Group Member or ERISA Affiliate.

(g) With respect to each Employee Plan maintained or sponsored by any Group Member or ERISA Affiliate, such plans provide the plan sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA, the Code and other Legal Requirements.

(h) Except as disclosed on Section 3.14(h) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by the Company or any of its Subsidiaries of any “excess parachute payments” within the meaning of Section 280G of the Code.

Section 3.15.  Employee Matters.

(a) A copy of each employee handbook of the Company has previously been made available to Parent. Such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of the Company and the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has the Company or any of the Company Subsidiaries agreed that any unit of their employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of the Company’s or the Company Subsidiaries’ employees. To the Knowledge of the Company there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

(b) Set forth on Section 3.15(b) of the Company Disclosure Letter is a true and complete list of Contracts which provide for all cash and non-cash payments, rights to property or other contract rights that will become payable, accelerated or vested to or in each executive officer or trustee (or person occupying a similar position in any other entity) of the Company or any Company Subsidiary as a result of the Mergers, to the extent the value of such payments and rights in the aggregate with respect to such person exceeds $25,000. Except as described on Section 3.15(b) of the Company Disclosure Letter, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made as a result of the consummation of any of the transactions contemplated by this Agreement, either alone or upon the occurrence of subsequent events, with respect to any executive officer or trustee of the Company or any the Company Subsidiary.

Section 3.16.  Taxes.  Except as set forth on Section 3.16 of the Company Disclosure Letter:

(a) Each of the Company and the Company Subsidiaries has timely filed all material Tax Returns (including all federal and state income Tax Returns) required to be filed by it with the appropriate Governmental Agency (taking into account all validly and duly obtained extensions of time to file) and has timely paid (or the Company has paid on its behalf) all material Taxes (including all federal and state income Taxes) required to be paid (whether or not shown on such filed Tax Returns). Such Tax Returns are true, correct and complete in all material respects. The Company has established in its books and records reserves or accrued liabilities or expenses that are adequate for payment of all Taxes for which the Company or any Company Subsidiary is liable but are not yet due and payable. No material deficiency for any Taxes has been proposed, asserted or assessed by any Governmental Agency, or, to the Knowledge of the Company, threatened. Except as set forth on Section 3.16 of the Company Disclosure Letter, no Tax audits, examinations or similar proceedings involving Taxes are ongoing, scheduled to commence, or occurred on or after January 1, 2001.

(b) To the Knowledge of the Company, no claim has been made in writing by a Governmental Agency in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns such that the Company or the Company Subsidiary is or may be subject to taxation by that jurisdiction.

(c) Since the beginning of the Company’s short taxable year ended December 31, 2002 (the “First REIT Year”), the Company has taken all actions required to be taken in order to qualify as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”), including, but not limited to, paying all dividends required to be paid. Since the beginning of the First REIT Year, the Company has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including, without limitation, any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any tax arising from “redetermined rents”, “redetermined deductions” and “excess interest” described in Section 857(b)(7) of the Code, and neither the Company nor any Company Subsidiary has incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or any Company

Subsidiary or presents a material risk that the Company’s status as a real estate investment trust will be jeopardized. The Company has not relied upon Sections 856(c)(6), 856(c)(7), or 856(g)(4) of the Code to qualify as a REIT.

(d) All material amounts of Taxes which the Company or Company Subsidiaries are required by any applicable Legal Requirement to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to an employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Agency or are held in separate bank accounts for such purpose. The Company and the Company Subsidiaries have duly and timely filed all Tax Returns with respect to such withheld Taxes. To the Knowledge of the Company, there are no encumbrances for Taxes upon the assets of the Company or the Company Subsidiaries except for statutory encumbrances for Taxes not yet due.

(e) Neither the Company nor any Company Subsidiary has any liability for Taxes of any Person other than the Company or Company Subsidiaries under (i) Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement) or as a transferee or successor by contract or otherwise, or (ii) any Tax sharing agreement, Tax protection agreement, Tax indemnification agreement or similar contract or arrangement other than solely with the Company or the Company Subsidiaries. Section 3.16(e) of the Company Disclosure Letter identifies all contribution, Tax indemnity, Tax protection, Tax allocation, Tax sharing and similar agreements entered into by the Company, Company OP or any other Company Subsidiary.

(f) The Company and each Company Subsidiary that is treated as a corporation for U.S. federal income tax purposes has disclosed to the IRS all positions taken on their federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

(g) Since the beginning of the First REIT Year, the Company has always been, and will be through the Closing Date, a REIT within the meaning of Section 856 of the Code. The Company has neither taken nor omitted to take any action that could result in a reasonable challenge to its status as a REIT and, to the Knowledge of the Company, no such challenge is pending or has been threatened in writing. Neither the Company nor any Company Subsidiary actually or constructively owned or owns, for purposes of Section 856(d) of the Code, 10% or more of the equity of any tenant other than a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the Company.

(h) Except as set forth in Section 3.16(h) of the Company Disclosure Letter, all of the Company Subsidiaries (including any predecessor entities) are and have always been classified as partnerships or disregarded entities for federal tax purposes. Neither the Company nor any Company Subsidiaries holds outstanding securities subject to the restrictions in subclause (iii) of Section 856(c)(4)(B) (other than those excluded by Section 856(m)(1) of the Code) in an entity, other than in any Company Subsidiary.

(i) Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of (i) an election under IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5 or 1.337(d)-6 or (ii) application of Treasury Regulation Section 1.337(d)-7.

(j) To the Knowledge of the Company, the Company is a “domestically-controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

(k) No property owned by the Company or any Company Subsidiary is (i) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (ii) “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, (iii) subject to a “Section 467 rental agreement” as defined in Section 467 of the Code or (iv) subject to any provision of state, local or foreign law comparable to any of the provisions listed in this Section 3.16(k).

(l) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(m) Neither the Company, any Company Subsidiary nor any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Legal Requirement or has any Knowledge that any Governmental Agency has proposed any such adjustment, or has any application pending with any Governmental Agency requesting permission for any changes in accounting methods that relate to the Company or any Company Subsidiary, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Legal Requirement with respect to the Company or any Company Subsidiary, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iv) granted any currently effective extension of the statute of limitations for the assessment or collection of Taxes, or otherwise entered into or filed any currently effective agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return, or any payment of Taxes, (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, or (vi) received a ruling from any Governmental Entity in respect of Taxes or signed an agreement in respect of Taxes with any Governmental Entity.

(n) Neither the Company nor any Company Subsidiary (other than a taxable REIT subsidiary under Section 856(l) of the Code) has ever been included in any “affiliated group” within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign law).

(o) Neither the Company nor any Company Subsidiary has taken or agreed to take any action or is aware of any fact or circumstance that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(p) Section 3.16(p) of the Company Disclosure Letter identifies all private letter ruling submissions to the IRS, all private letter rulings issued by the IRS and all other agreements entered into with the IRS (including all closing agreements).

(q) The Company has not at any time been party to a tax-free reorganization with another corporation and has not succeeded to any C Corporation earnings and profits from any source.

(r) No Company Subsidiary that is a taxable REIT subsidiary under Section 856(l) of the Code has directly or indirectly operated or managed any lodging facility or health care facility, or provided to any other Person (under franchise, license or otherwise) rights to any brand name under which any lodging facility or health care facility is operated within the meaning of Section 856(l)(3) of the Code.

For purposes of this Agreement, “Taxes” shall mean (i) any federal, state, local, foreign or other tax, assessment, levy, lien, fee, or other like assessments or charges of any kind whatsoever imposed by a Governmental Agency, including, without limitation, any income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, real property, personal property, property gains, registration, capital stock, value added, single business, occupation, workers’ compensation, alternative or add-on minimum, estimated, or other tax, (ii) any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Agency in connection with (A) any item described in clause (i) or this clause (ii) or (B) the failure to comply with any requirement imposed with respect to any Tax Return, and (iii) any obligation with respect to Taxes described in clause (i) and/or (ii) above payable by reason of contract, assumption, transferee or successor liability, operation of any applicable Legal Requirement or Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision under Legal Requirement); and “Tax Return” shall mean any returns, reports, declarations, elections, designations, notices, filings, estimates, information returns, forms and statements filed or required to be filed in respect of any Taxes, including any schedules thereto and any amendments thereof. For purposes of this Section 3.16, any reference to the Company or any Company Subsidiary shall include any Person that merged with, converted into or was liquidated into, the Company or Company Subsidiary, as the case may be.

Section 3.17.  Compliance with Legal Requirements.

(a) Except as set forth in the Filed Company SEC Documents (excluding any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein that are cautionary, predictive or forward-looking in nature) or on Section 3.17(a) of the Company Disclosure Letter and except for environmental matters, which are exclusively addressed in Section 3.12, to the Knowledge of the

Company, the Company and the Company Subsidiaries are in compliance with all applicable Legal Requirements, except for such non-compliance as would not reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth on Section 3.17(b) of the Company Disclosure Letter and except for environmental matters, which are exclusively addressed in Section 3.12, to the Knowledge of the Company, (i) the Company and Company Subsidiaries have obtained all Company Permits necessary or appropriate for the operations of the Company and the Company Subsidiaries as currently conducted, (ii) all such Company Permits are in full force and effect, (iii) no proceeding is pending or threatened to revoke or limit any such Company Permit and (iv) the Company is in compliance with all of the terms and requirements of each Company Permit, except as would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 3.17(b) of the Company Disclosure Letter and except for environmental matters, which are exclusively addressed in Section 3.12, neither the Company nor any Company Subsidiary has received any written notice or other written communication from any Governmental Agency or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Company Permit, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to, any Company Permit, except such as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Agency with respect to the Company or any Company Subsidiary is pending or threatened.

Section 3.18.  Material Contracts.

(a) Copies of all Material Contracts of the Company and all Company Subsidiaries have been made available to Parent or, other than in respect of Contracts described in clause (ii)(A) below, will be made available to Parent within ten (10) days after the date of this Agreement. For the purposes of this Agreement, “Material Contract” of the Company or any Company Subsidiary means:

(i) any Contract for the lease of personal property providing for lease payments in excess of $50,000 per annum individually or $200,000 per annum in the aggregate, whether the Company or a Company Subsidiary is a lessee or a lessor;

(ii) any (A) written or oral contract, agreement, commitment, instrument or guaranty (each, a “Contract”) to which the Company or a Company Subsidiary is a party for Indebtedness, including any loan agreement, mortgage, indenture, note, bond, debenture or capitalized lease obligation evidencing Indebtedness of the Company or any of its Subsidiaries to any other Person, other than any such Contract or Contracts evidencing Indebtedness that is outstanding or that may be drawn by the Company or any Company Subsidiary in aggregate principal amount not exceeding $100,000 individually or $300,000 in the aggregate, (B) interest rate cap, interest rate collar, interest rate swap, currency hedging transaction or other Contract relating to a similar transaction to which the Company or any of its Subsidiaries is a party or an obligor with respect thereto or (C) Contract that requires the Company or any Company Subsidiary to maintain any amount of Indebtedness with respect to any of the Company Properties;

(iii) any Contract evidencing any capital expenditure or transaction entered into by the Company or any of the Company Subsidiaries that expressly provides for total payments by or liability of the Company and the Company Subsidiaries in excess of $100,000 individually or $300,000 per annum in the aggregate;

(iv) any other Contract filed or required to be filed with the SEC pursuant to Item 601(b)(10) of Regulation S-K;

(v) any Contract that contains any (A) provision that materially restricts the Company’s or any Company Subsidiary’s ability to conduct its business in any particular location or (B) non-competition provision with respect to any line of business in which the Company or any Company Subsidiary may be engaged;

(vi) any Contract relating to material indemnification by the Company or any Company Subsidiary of any trustee, director or officer of the Company or any Company Subsidiary;

(vii) any Contract pursuant to which the Company or such Company Subsidiary manages or provides services with respect to any real properties other than Company Properties;

(viii) any Contract (other than the Space Leases) providing for the sale or lease of, or option to sell or lease, any Company Properties or any Contract (other than the Space Leases or the Company Leases) providing for the purchase of or lease, or option to purchase or lease, by the Company or any Company Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate at some future date; and

(ix) any Contract on a national or regional basis with any real estate broker relating to the sale of, option to sell, purchase of, or option to purchase any real estate.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, each Material Contract of the Company or a Company Subsidiary is valid, binding and enforceable in all material respects against the Company or the Company Subsidiary party thereto and, to the Knowledge of the Company and assuming the due authorization and valid execution and delivery by the other parties thereto, the other parties thereto, in accordance with its terms, and in full force and effect, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Except as would not reasonably be expected to have a Company Material Adverse Effect, or as set forth on Section 3.18(c) of the Company Disclosure Letter, there are no material defaults by the Company or the Company Subsidiary party thereto, nor, to the Knowledge of the Company, any other parties thereto, under any Material Contract of the Company or any Company Subsidiary (and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default).

Section 3.19.  Investment Company Act of 1940.   Neither the Company nor any of the Company Subsidiaries is, or at the Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 3.20.  Intellectual Property.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries own, or are licensed or otherwise possess valid rights to use, all patents, trademarks, service marks, trade names, trade secrets, domain names, computer software, copyrights, inventions, processes, discoveries, formulas, research and development, and applications and registrations for any of the foregoing, in each case, which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole (collectively, the “Company Intellectual Property”); (b) to the Knowledge of the Company, there are no conflicts with or infringements of any Company Intellectual Property by any Person, and the conduct of the business of the Company and the Company Subsidiaries does not conflict with or infringe any intellectual property or other proprietary right of any Person; and (c) there are neither any outstanding nor, to the Knowledge of the Company, threatened disputes or disagreements with respect to any of the Company Intellectual Property.

Section 3.21.  Insurance.   The Company has made available to Parent copies of insurance policies and all fidelity bonds or other insurance service contracts (the “Insurance Policies”) in the Company’s possession providing coverage for all Company Properties and Company Leased Properties. Except for those matters that have not had and would not reasonably be expected to have a Company Material Adverse Effect, or as set forth on Section 3.21 of the Company Disclosure Letter, there is no claim for coverage by the Company pending under any of the Insurance Policies that has been denied or disputed by the insurer. Except for those matters that have not had and would not reasonably be expected to have a Company Material Adverse Effect, all premiums payable under all Insurance Policies have been paid, and the Company has otherwise complied in all material respects with the terms and conditions of all the Insurance Policies. To the Knowledge of the Company, such Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. The Company reviews its insurance coverages on an annual basis in a commercially reasonable manner. Neither the Company nor any Company Subsidiary has received written notice from any insurance carrier suspending, revoking or modifying (or threatening any such action) any Insurance Policy which has not been replaced on substantially similar terms prior to the date of such suspension, revocation or modification. Neither the Company nor any Company Subsidiary has received from any insurance carrier which carries insurance on the Company Properties or any Board of Fire Underwriters any written notice of or has Knowledge of any defect or inadequacy in connection with any Company

Property or its operation or requiring or recommending any repairs or work to be done on such Company Property that if not repaired or remedied would reasonably be expected to have a Company Material Adverse Effect.

Section 3.22.  Certain Payments.   Neither the Company nor any Company Subsidiary, nor, to the Knowledge of the Company, any of their respective trustees, directors, officers, agents or employees, or any Representative or other Person associated with or acting for or on behalf of the Company or any Company Subsidiary, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary, in any such case, in violation of any Legal Requirement.

Section 3.23.  Brokers.   No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc. (the “Company Financial Advisor”), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has delivered a copy of its engagement letter with the Company Financial Advisor to Parent.

Section 3.24.  Opinion of Financial Advisor.   The Board has received the opinion of the Company Financial Advisor to the effect that, as of the date hereof and subject to the various assumptions and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Shares, a copy of which opinion in the form in which it has been or will be delivered to the Company has been delivered to Parent for informational purposes, it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board, and is not intended to, and may not, be relied upon by Parent, its Affiliates, their respective shareholders or any other Person.

Section 3.25.  Information Supplied.  None of the information to be supplied by the Company or its Representatives specifically for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus will, at the time the S-4 Registration Statement is declared effective by the SEC or on the date the Proxy Statement/Prospectus is first mailed to the holders of the Company Common Shares or at the time of the meeting of the Company’s shareholders to consider the Merger (the “Company Shareholders Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that the Company is responsible for filing with any Governmental Agency will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by Parent or its Affiliates for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus.

Section 3.26.  No Other Representations or Warranties.   Except for the representations and warranties contained in this Article III, Parent and Merger Sub acknowledge that neither the Company nor any other Person or entity on behalf of the Company has made, and neither Parent, Merger Sub or OP Merger Sub has relied upon, any representation or warranty, whether express or implied, with respect to the Company or any of its Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Parent, Merger Sub and OP Merger Sub by or on behalf of the Company. Parent, Merger Sub and OP Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans that Parent, Merger Sub and OP Merger Sub are taking full responsibility for making their evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans). Neither the Company nor any other Person or entity will have, or be subject to, any liability or indemnification obligation to Parent, Merger Sub, OP Merger Sub or any other Person or entity resulting from the distribution in written or verbal communications to Parent, Merger Sub or OP Merger Sub or use by Parent, Merger Sub or OP Merger Sub of,

any such information, including any information, documents, estimates, projections, forecasts, plans, prospects, forward looking statements or other material made available to Parent, Merger Sub or OP Merger Sub in online “data rooms,” confidential information memoranda or management interviews and presentations in expectation of the transactions contemplated by this Agreement, except to the extent any such information is explicitly the subject of a representation or warranty in this Article III, including the Company Disclosure Letter.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), Parent represents and warrants to the Company and Company OP as follows:

Section 4.1.  Organization, Standing and Power of Parent.

(a) Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as it is now being conducted and (ii) is duly qualified to do business in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (ii) for any such failure which, when taken together with all other such failures would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Parent has made available to the Company complete and correct copies of its Second Restated Certificate of Incorporation (as amended and supplemented) and Amended and Restated By-Laws and of Merger Sub’s Certificate of Formation and Limited Liability Company Agreement.

(c) OP Merger Sub has made available to the Company complete and correct copies of its Certificate of Limited Partnership and its Agreement of Limited Partnership (including any amendments thereto).

Section 4.2.  Organization, Standing and Power of Merger Sub.   Merger Sub (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to carry on its business as it is now being conducted and (b) is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (b) for any such failure to be duly qualified or in good standing which, when taken together with all other such failures, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.3.  The Parent Subsidiaries.  Except as set forth in Section 4.3 of the Parent Disclosure Letter, all the outstanding shares of capital stock of, or other equity interest in, to the extent owned directly or indirectly by Parent, each Subsidiary of Parent (the “Parent Subsidiaries”) have been validly issued and are (A) fully paid and nonassessable, (B) owned by Parent or by another Parent Subsidiary, and (C) owned free and clear of any Liens. Each Parent Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate or similar power and authority to carry on its business as now being conducted, and is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure to be duly qualified or in good standing which, when taken together with all other such failures, would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

Section 4.4.  Capital Structure.

(a) Parent is authorized to issue 150,000,000 shares of capital stock, consisting of 125,000,000 Parent Shares, 25,000,000 shares of preferred stock, $1.00 par value per share (the “Parent Preferred Stock”), of which

4,000,000 shares have been designated 7.875% Series D Cumulative Redeemable Preferred Stock (“Parent Series D Preferred Stock”), 1,060,000 shares have been designated 6% Series E Cumulative Convertible and Redeemable Preferred Stock (“Parent Series E Preferred Stock”) and 7,000,000 shares have been designated 7.625% Series F Cumulative Redeemable Preferred Stock (“Parent Series F Preferred Stock”). At the close of business on September 11, 2006, (i) 62,955,103 Parent Shares were issued and outstanding, (ii) 4,000,000 shares of Parent Series D Preferred Stock, 74,989 shares of Parent Series E Preferred Stock and 7,000,000 shares of Parent Series F Preferred Stock were issued and outstanding, (iii) 76,247 Parent Shares were held in the treasury of Parent, (iv) 629,243 Parent Shares were reserved for issuance upon exercise of options to purchase Parent Shares (“Parent Stock Options”) issued and outstanding pursuant to Parent’s Stock Plan for Non-Employee Directors, 2005 Long-Term Incentive Plan and 1995 Stock Incentive Plan (together, and each as amended, the “Parent Stock Plans”), (v) 1,970,217 Parent Shares were reserved for additional awards pursuant to Parent Stock Plans, (vi) 57,401 Parent Shares were reserved for issuance upon conversion of Parent Series E Preferred Stock and (vii) 1,743,576 Parent Shares were reserved for issuance under Parent’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan. As of the close of business on September 11, 2006, except as set forth above, no Parent Shares were issued, reserved for issuance or outstanding, no Parent Stock Options have been granted and there are not any phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Parent. Since September 11, 2006 and on or prior to the date of this Agreement, except for the exercise of any Parent Stock Options referred to in clause (iii) above, Parent has not issued any Parent Shares or made any grant of awards under the Parent Stock Plans or authorized or entered into any Contract to do any of the foregoing. There are no outstanding stock appreciation rights with respect to the capital stock of Parent. Each outstanding Parent Share is, and each Parent Share which may be issued pursuant to the Parent Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the Parent Shares and Parent Preferred Stock, there are no other authorized classes of capital stock of Parent. Other than the Parent Preferred Shares, there are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of Parent Shares may vote. Except as set forth above or on Section 4.4(a) of the Parent Disclosure Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound obligating Parent or any Parent Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock, Parent Stock Options or other voting securities or Stock Equivalents of Parent or of any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, except as set forth in Section 4.4(a) of the Parent Disclosure Letter, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary. There are no outstanding agreements to which Parent, a Parent Subsidiary or any of their respective officers or directors is a party concerning the voting of any capital stock of Parent or any of Parent Subsidiary.

(b) The Parent Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

Section 4.5.  Authority.

(a) Each of Parent, Merger Sub and OP Merger Sub has the requisite corporate, limited liability company or partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, Merger Sub and OP Merger Sub, and the consummation by Parent, Merger Sub and OP Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Parent, Merger Sub and OP Merger Sub. No shareholder approval by the shareholders of Parent is required by Entity Law or the rules of the NYSE for the consummation of the Mergers or the issuance of the Parent Shares hereunder. This Agreement has been duly executed and delivered by Parent, Merger Sub or OP Merger Sub, as applicable, and constitutes a valid and binding obligation of Parent, Merger Sub or OP Merger Sub, as applicable, enforceable against Parent, Merger Sub or OP Merger Sub, as applicable, in accordance with its terms, assuming this Agreement is enforceable against the Company and Company OP, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation, conservatorship and similar applicable laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The board of directors of Parent (at a meeting duly called and held) has by the unanimous vote of all directors present declared that the Merger is advisable on the terms set forth herein.

Section 4.6.  No Conflict or Violation; Consents.   (a) Neither the execution and delivery of this Agreement nor the consummation of the Mergers in accordance with the terms of this Agreement will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of any provision of (a) the Second Restated Certificate of Incorporation (as amended and supplemented) or Amended and Restated By-Laws of Parent (b) the Certificate of Formation or Limited Liability Company Agreement of Merger Sub, (c) the Certificate of Limited Partnership or Partnership Agreement of OP Merger Sub or (d) the comparable charter or organizational documents of any Parent Subsidiary listed on Schedule 4.6(a) of the Parent Disclosure Letter;

(ii) assuming the consents, approvals, orders, authorizations, registrations, declarations, filings or permits referred to in Section 4.6(b) are duly and timely made or obtained, contravene, conflict with, or result in a violation of any Legal Requirement applicable to Parent with respect to this Agreement or the consummation of the transactions contemplated hereby of any Governmental Agency;

(iii) assuming the consents, approvals, orders, authorizations, registrations, declarations, filings or permits referred to in Section 4.6(b) are duly and timely made or obtained, contravene, conflict with, or result in a violation of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate or modify, any permit, approval, consent, authorization, license, variance or permission required by a Governmental Agency under any Legal Requirement with respect to Parent, any Parent Subsidiary or any of their respective operations or assets, including certificates of occupancy for Parent’s properties (“Parent Permits”);

(iv) assuming the consents, approvals, orders, authorizations, registrations, declaration, filing or permits referred to in Section 4.6(b) are duly and timely made or obtained, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Parent or any Parent Subsidiary is a party; or

(v) assuming the consents, approvals, orders, authorizations, registrations, declaration, filing or permits referred to in Section 4.6(b) are duly and timely made or obtained, result in the imposition or creation of any Lien (other than a Permitted Lien) upon or with respect to any of the assets owned or used by Parent or any Parent Subsidiary;

except in the case of each of clauses (ii), (iii), (iv) and (v) above as would not as would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Except for (i) the filing with the SEC of the S-4 Registration Statement or other applicable requirements, if any, of the Exchange Act or the Securities Act or filings required pursuant to any state securities or “blue sky” laws, (ii) the filing and acceptance for record of the Certificates of Merger as required by applicable Entity Law and (iii) the filing of the OP Certificate of Merger as required by applicable OP Merger Entity Law, or as disclosed on Section 4.6(b) of the Parent Disclosure Letter, or as otherwise set forth in the Parent Disclosure Letter with respect to Section 4.6, no consent, approval, order or authorization of, or registration, declaration, filing with, notice to, or permit from, any Governmental Agency or any other Person, is required pursuant to any Legal Requirement or under the terms of any Contract or Parent Permit by or on behalf of Parent or any of the Parent Subsidiaries in connection with the execution and delivery of this Agreement or the consummation or performance of the Mergers, other than such consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits which the failure to obtain or make would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.7.  SEC Documents; Financial Statements.

(a) Parent has filed with or furnished to the SEC, and has heretofore made available to the Company (by public filing with the SEC or otherwise) true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC by Parent since the Applicable Date and prior to the date hereof (collectively, the “Filed Parent SEC Documents”). As of its respective date, except as set forth in Section 4.7(a) of the Parent Disclosure Letter, each Filed Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act or the Sarbanes-Oxley Act, as the case may be, as and to the extent applicable thereto, and the rules and regulations of the SEC promulgated thereunder applicable to such Filed Parent SEC Document. Except to the extent that information contained in any Filed Parent SEC Document filed and publicly available prior to the date of this Agreement has been revised or superseded by a later Filed Parent SEC Document, none of the Filed Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of Parent included in the Filed Parent SEC Documents complied as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q and Form 8-K under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, all in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Parent has made available to the Company complete and correct copies of (i) all management representation letters delivered by Parent or its management to Parent’s auditors in connection with the audit of Parent’s 2005 consolidated financial statements and (ii) all material correspondence with the SEC from the Applicable Date to the date hereof.

(c) Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent is recorded and reported on a timely basis to the individuals responsible for the preparation of the Parent’s filings with the SEC and other public disclosure documents. Parent maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on its financial statements. Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to Parent’s auditors and the audit committee of the Parent’s Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and has identified for Parent’s auditors and audit committee of Parent’s Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Parent has made available to the Company (i) a summary of any such disclosure made by management to Parent’s auditors and audit committee since the Applicable Date and (ii) any communication since the Applicable Date made by management or Parent’s auditors to the audit committee required or contemplated by listing standards of the NYSE, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Parent employees regarding questionable accounting or auditing matters, have been received by the Parent. Parent has made available to Company a summary of all complaints or concerns relating to other matters made since the Applicable Date through Parent’s whistleblower hot line or equivalent system for receipt of employee concerns regarding possible violations of law. No attorney representing Parent or any Parent Subsidiary, whether or not employed by Parent or any Parent Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Parent or any of its officers, directors, employees or agents to Parent’s chief legal officer, audit committee (or other committee designated for the purpose) of the Board or the Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Parent policy contemplating such reporting.

Section 4.8.  Absence of Certain Changes or Events.   Except as disclosed in the Filed Parent SEC Documents(excluding any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein that are cautionary, predictive or forward-looking in nature), since June 30, 2006 through the date hereof, Parent and the Parent Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been (i) any Parent Material Adverse Effect, (ii) any occurrence or circumstance that with the passage of time would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or (iii) any action which would have constituted a breach of clause (a), (d), (e) or (f) (as it relates to the foregoing clauses) of Section 5.2 if such Section 5.2 had applied since June 30, 2006.

Section 4.9.  Taxes.

(a) Each of Parent and the Parent Subsidiaries has timely filed all material Tax Returns (including all federal and state income Tax Returns) required to be filed by it with the appropriate Governmental Agency (taking into account all validly and duly obtained extensions of time to file), and such material Tax Returns are true, correct, and complete in all material respects.

(b) Each of Parent and the Parent Subsidiaries has timely paid (or Parent has paid on its behalf) all material Taxes (including all federal and state income Taxes) required to be paid (whether or not shown on such filed Tax Returns).

(c) Neither Parent nor any Parent Subsidiary is the subject of any audit, examination, or similar proceeding in respect of federal income Taxes, and to the Knowledge of Parent, no audit, examination or other proceeding in respect of federal income Taxes involving Parent or any Parent Subsidiary is being considered by the IRS.

(d) Parent has always been, and will be through the Closing Date be, a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT under the Code. Parent has neither taken nor omitted to take any action that could result in a reasonable challenge to its status as a REIT.

(e) Neither Parent nor Merger Sub has taken or agreed to take any action or is aware of any fact or circumstance that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 4.10.  Compliance with Legal Requirements.   Except as set forth in the Filed Parent SEC Documents (excluding any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein that are cautionary, predictive or forward-looking in nature) and except for environmental matters, which are exclusively addressed in Section 4.17, to the Knowledge of Parent, Parent and the Parent Subsidiaries are in compliance with all applicable Legal Requirements, except for such non-compliance as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.11.  Merger Sub and OP Merger Sub Operations.   Merger Sub and OP Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement and neither Merger Sub or OP Merger Sub has engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. As of the Merger Effective Time and the OP Merger Effective Time, respectively, all of the outstanding membership interests and partnership interests, respectively, of Merger Sub and OP Merger Sub will be owned directly or indirectly by Parent.

Section 4.12.  Litigation.   Except as disclosed on Section 4.12 of the Parent Disclosure Letter, as of the date of this Agreement, there is no (a) suit, action or proceeding pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary involving or relating to any current or former assets, properties or operations of Parent or any Parent Subsidiary or the transactions contemplated by this Agreement or (b) Order of any Governmental Agency or arbitrator outstanding against Parent or any Parent Subsidiary, except in the case of clauses (a) or (b), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No claim is pending or has been made under any directors’ or officers’ liability insurance policy maintained at any time by Parent or any of the Parent Subsidiaries.

Section 4.13.  Investment Company Act of 1940.   Neither Parent nor any of the Parent Subsidiaries is, or at the Effective Times will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 4.14.  Opinion of Financial Advisor.   Parent’s Board has received the opinion of the Parent Financial Advisor to the effect that, as of the date hereof and subject to the various assumptions and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to Parent, a copy of which opinion in the form in which it has been or will be delivered to Parent has been delivered to the Company for informational purposes, it being understood and acknowledged by the Company that such opinion has been rendered for the benefit of Parent, and is not intended to, and may not, be relied upon by any other Person.

Section 4.15.  No Ownership of Company Common Stock.   Neither Parent nor any Parent Subsidiary owns any Company Common Shares or other securities of the Company.

Section 4.16.  Employee Benefits.   As used herein, the term “Parent Plan” includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any Pension Plan and any Welfare Plan), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Parent or the Parent Subsidiaries (each a “Parent Group Member”) and covering any Parent Group Member’s active or former employees (or their beneficiaries), (ii) to which any Parent Group Member is a party or by which any Parent Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Parent Group Member may otherwise have any material Liability (whether or not such Parent Group Member still maintains such Parent Plan).

(a) Except as would not reasonably be expected to have a Parent Material Adverse Effect, no Parent Group Member has any Liability under any Welfare Plan that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant’s termination of employment, except as may be required by Section 4980B of the Code or Section 601 et seq. of ERISA, or under any other applicable Legal Requirement.

(b) Except as would not reasonably be expected to have a Parent Material Adverse Effect, each Parent Plan complies in all material respects with the applicable requirements of ERISA, the Code and any other applicable Legal Requirement governing such Parent Plan, and each Parent Plan has at all times been properly administered in all material respects in accordance with ERISA, the Code and all such other applicable Legal Requirements, and in accordance with its terms. Each Pension Plan that is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that the form of such Pension Plan meets the applicable requirements of Section 401(a) of the Code and that the form of trust associated with such Pension Plan meets the applicable requirements for tax exemption under Section 501(a) of the Code and, except as would not reasonably be expected to have a Parent Material Adverse Effect, no event has occurred that would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. Except as would not reasonably be expected to have a Parent Material Adverse Effect, no lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Agency with respect to any Parent Plan have been filed or are pending, Parent has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of Parent, there is no fact or contemplated event that would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Parent Plan.

Without limiting the foregoing, the following are true with respect to each Parent Plan, except as would not reasonably be expected to have a Parent Material Adverse Effect:

(i) all Parent Group Members have filed or caused to be filed every material return, report, statement, notice, declaration and other document required by ERISA, the Code or any other Legal Requirement or Governmental Agency (including, without limitation, the IRS and the Department of Labor) with respect to each such Parent Plan, each of such filings has been complete and accurate in all material respects and no Parent Group Member has incurred any material Liability in connection with such filings;

(ii) all Parent Group Members have timely delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Parent Group Member has incurred any material Liability in connection with such deliveries; and

(iii) all contributions and payments with respect to Parent Plans that are required to be made by a Parent Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code.

(c) With respect to each such Parent Plan, to the extent applicable, Parent has previously made available to the Company true and complete copies of (A) plan documents and summary plan descriptions, or any and all other material documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment, and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Parent Plan.

(d) With respect to each Parent Plan, there has not occurred, and no Person or entity is contractually bound to enter into, any “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt from Section 4975(c) of the Code or Section 406 of ERISA pursuant to a statutory or administrative exemption and that would subject a Parent Group Member to a material excise tax or penalty.

(e) None of the Parent Plans is a Multiemployer Plan. None of the Parent Group Members or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with any Parent Group Member under Section 414(b), (c), (m) or (o) of the Code (“Parent ERISA Affiliate”) has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that would be expected to result in any such Liability to any Parent Group Member or Parent ERISA Affiliate.

(f) None of the Parent Plans is a Title IV Plan, and no Parent Group Member or Parent ERISA Affiliate has ever maintained a Title IV Plan. No Liability under Title IV of ERISA has been or is expected to be incurred by any Parent Group Member or Parent ERISA Affiliate.

(g) Except as disclosed on Section 4.16(g) of the Parent Disclosure Letter, with respect to each Parent Plan maintained or sponsored by any Parent Group Member or Parent ERISA Affiliate, such plans provide the plan sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA, the Code and other Legal Requirements.

(h) Except as disclosed on Section 4.16(h) of the Parent Disclosure Letter, none of Parent or any of its Subsidiaries is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by Parent or any of its Subsidiaries of any “excess parachute payments” within the meaning of Section 280G of the Code.

Section 4.17.  Environmental Matters.   Parent has made available to the Company true and complete copies of the final versions of all environmental investigations, compliance audits and asbestos surveys, and reports of environmental testing or analysis made by or on behalf of Parent or any of the Parent Subsidiaries with respect to Parent and the Parent Subsidiaries, their past and present operations, and the Parent’s properties currently in the possession or control of Parent or any Parent Subsidiary (the “Parent Environmental Reports”). Except as disclosed in Section 4.17 of the Parent Disclosure Letter or as set forth in the Parent Environmental Reports or as would not reasonably be expected to have a Parent Material Adverse Effect, to the Knowledge of Parent, (i) no Hazardous Substances have been used, stored, manufactured, treated or processed on or about any real property owned or leased by Parent (such properties, the “Parent Properties”) by or on behalf of Parent or any of the Parent Subsidiaries except in material compliance with Environmental Law and in the ordinary course of business; (ii) there has been no release or threatened release of any Hazardous Substance on, in, under, or from any Parent Property which requires any disclosure, investigation, remediation, monitoring, maintenance, abatement or deed or use restriction, or which will give rise to any other Liability or diminution in value under any Environmental Laws; (iii) neither Parent nor any Parent Subsidiary nor former Parent Subsidiary has arranged for the disposal of any Hazardous Substance at, or transported any Hazardous Substance to, any site for which Parent or any Parent Subsidiary or any former Parent Subsidiary has received notice that it is or may be liable under Environmental Laws; (iv) each Parent Property is in material compliance with all Environmental Laws; (v) neither Parent nor any Parent Subsidiary has received any notice of material violation or potential material Liability under any Environmental Laws from any Person or any Governmental Agency inquiry, request for information, or demand letter under any Environmental Law relating to the Parent Properties, nor is Parent or any Parent Subsidiary subject to any material Orders, agreements, settlements or other such obligations arising under Environmental Laws, nor are there any material administrative, civil or criminal actions, suits, proceedings or investigations pending or threatened against Parent under any Environmental Law; (vi) no Lien has been recorded on any Parent Property by any Governmental Agency under any Environmental Law (other than any Permitted Lien); (vii) since the date of the Parent Environmental Reports, neither the Parent nor any Parent Subsidiary has installed (or caused or permitted to be installed) any underground storage tanks or friable asbestos containing materials in any of the Parent Properties; and (viii) Parent has received no written complaints directed to Parent relating to air quality or Microbial Matter at any Parent property and Parent has no Knowledge of any materially adverse condition related to Microbial Matter at any Parent Property; provided, however, that Parent makes no representation or warranty under this Section 4.17 with respect to the activities of its tenants under leases where the Parent or a Parent Subsidiary is the lessor or sublessor, any other activities that occur on the Parent Properties, or the contents of the Parent Properties other than activities by the Parent or any Parent Subsidiary or contents maintained by the Parent or any Parent Subsidiary on the Parent Properties.

Section 4.18.  Related Party Transactions.   Other than as disclosed in the Parent’s Definitive Proxy Statement filed with the SEC on March 28, 2006 or in Section 4.18 of the Parent Disclosure Letter, there are no Contracts between the Parent and any Person who is an officer, director (or person occupying a similar position in any other entity) or Affiliate of Parent or any of the Parent Subsidiaries, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K) of any of the foregoing or any entity of which any of the foregoing is an Affiliate that are required to be disclosed pursuant to Item 404 of Regulation S-K. Any such Contracts, copies of all of which have previously been made available to the Company, are listed on Section 4.18 of the Parent Disclosure Letter.

Section 4.19.  Insurance.   Except for those matters that have not had and would not reasonably be expected to have a Parent Material Adverse Effect or as set forth on Section 4.19 of the Parent Disclosure Letter, there is no claim for coverage by Parent pending under any of its Insurance Policies that has been denied or disputed by the insurer. Except for those matters that have not had and would not reasonably be expected to have a Parent Material Adverse Effect, all premiums payable under all such Insurance Policies have been paid, and Parent has otherwise complied in all material respects with the terms and conditions of all such Insurance Policies. To the Knowledge of Parent, such Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. Parent reviews its insurance coverages on an annual basis in a commercially reasonable manner. Neither Parent nor any Parent Subsidiary has received written notice from any insurance carrier suspending, revoking or modifying (or threatening any such action) any such Insurance Policy which has not been replaced on substantially similar terms prior to the date of such suspension, revocation or modification. Neither Parent nor any Parent Subsidiary has received from any insurance carrier which carries insurance on the Parent’s properties or any Board of Fire Underwriters any written notice of or has Knowledge of any defect or inadequacy in connection with any

Parent Property or its operation or requiring or recommending any repairs or work to be done on such Parent Property that if not repaired or remedied would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.20.  Brokers.  No broker, investment banker or other person, other than Deutsche Bank Securities Inc. (the “Parent Financial Advisor”), is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, for which fee or commission Parent or any Parent Subsidiary may be liable.

Section 4.21.  Information Supplied.  None of the information to be supplied by Parent or its Representatives specifically for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus will, at the time the S-4 Registration Statement is declared effective by the SEC or on the date the Proxy Statement/Prospectus is first mailed to the holders of Company Common Shares or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Agency other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to the information supplied or to be supplied by the Company or any Affiliate thereof for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus.

Section 4.22.  No Other Representations or Warranties.   Except for the representations and warranties contained in this Article IV, the Company and Company OP acknowledge that neither Parent nor any other Person or entity on behalf of Parent has made, and neither Company nor Company OP has relied upon, any representation or warranty, whether express or implied, with respect to Parent or any of its Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Company and Company OP by or on behalf of Parent. Company and Company OP acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Company and Company OP are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans). Neither Parent nor any other Person or entity will have, or be subject to, any liability or indemnification obligation to the Company, Company OP or any other Person or entity resulting from the distribution in written or verbal communications to the Company or Company OP or use by the Company or Company OP of, any such information, including any information, documents, estimates, projections, forecasts, plans, prospects, forward looking statements or other material made available to the Company or Company OP in online “data rooms,” confidential information memoranda or management interviews and presentations in expectation of the transactions contemplated by this Agreement, except to the extent any such information is explicitly the subject of a representation or warranty in this Article IV, including the Parent Disclosure Letter.

ARTICLE V.

COVENANTS

Section 5.1.  Conduct of the Company’s Business Pending Mergers.

During the period from the date hereof until the Effective Times or earlier termination of this Agreement according to its terms, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business only in the ordinary course of business consistent with past practice and in compliance with all Legal Requirements and Contracts to which the Company or any Company Subsidiary is a party. Notwithstanding the foregoing, during the period from the date hereof until the Effective Times or earlier termination of this Agreement according to its terms, except (w) in connection with the performance (including payment obligations) in the ordinary course of business under Contracts of the Company or any of the Company Subsidiaries entered into prior to the date hereof or entered into on or after the date hereof as permitted or required by this Agreement, (x) as set forth on Section 5.1 of the Company Disclosure Letter, (y) as consented to in writing by Parent, which consent shall not unreasonably be withheld, conditioned or delayed, or (z) as expressly contemplated herein, the Company shall not, and shall cause each of the Company Subsidiaries to not:

(a) change in any material manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, except as may be required by GAAP or Legal Requirements or as recommended by the Company’s independent auditors, or pursuant to written instructions, comments or orders from the SEC;

(b) other than (i) any refinancings of existing Indebtedness on terms no less favorable in the aggregate to the Company and the Company Subsidiaries than the terms of the existing Indebtedness being refinanced, (ii) Indebtedness that is incurred pursuant to the Interim Financing or (iii) Indebtedness incurred under lines of credit existing as of the date hereof in accordance with the terms thereof as of the date hereof, incur, become subject to or assume or agree to incur, become subject to or assume any Indebtedness;

(c) make any loans, advances or capital contributions to, or investments in, any other Person (other than to (x) any Person that is a Company Subsidiary as of the date hereof or any Person that becomes a wholly-owned Subsidiary of the Company or Company OP or a Subsidiary controlled by the Company or Company OP after the date hereof or (y) as permitted by Section 5.1(k));

(d) sell or otherwise dispose of any Company Property;

(e) modify or amend in any material respect or terminate any Material Contract, modify or amend in any respect that would reasonably be likely to result in a Company Property Material Adverse Effect or terminate any Space Lease, modify or amend in any material respect or terminate any lease for a Company Leased Property or modify or amend any Contract identified in Section 3.23 to increase the basis for calculation of fees payable to the Persons thereunder, or enter into any new Material Contract, in each case other than in the ordinary course of business consistent with past practice or as otherwise permitted by this Section 5.1;

(f) make or agree to make any capital expenditure (i) in excess of $50,000 individually and $200,000 in the aggregate, (ii) unless in the nature of an emergency repair pursuant to a valid landlord obligation to repair under a Space Lease, or (iii) unless in furtherance of leasing activity either as a renewal or a new lease obligation, including commitments to tenant improvements not provided for in Section 5.1 of the Company Disclosure Letter after the date hereof not in excess of $1,000,000 in the aggregate (increasing to $1,500,000 in the aggregate during the period between (y) January 10, 2007 and (z) either the completion of the Mergers or termination of this Agreement);

(g) (i) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any Contract for the acquisition of any real property (ii) commence construction of, or enter into any Contract to develop or construct, any real estate projects or (iii) enter into any Contract with respect to a joint venture or similar arrangement to effect any of the foregoing;

(h) except in connection with the acquisition of real property permitted hereunder, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any Person or division thereof;

(i) amend the Company Organizational Documents or the articles of incorporation, by-laws, partnership agreement, joint venture agreement or comparable charter or organization document of the Company or any Company Subsidiary, except as required to obtain the consents set forth on Section 3.6(b) of the Company Disclosure Letter;

(j) (i) declare, set aside or pay any dividend or other distribution payable in cash, shares, stock or property with respect to the Company’s shares of beneficial interest or capital stock or other equity interests of any Company Subsidiary, other than (1) pursuant to Section 6.9, (2) dividends and distributions by a Company Subsidiary to its parent, (3) a distribution per Company OP Unit in the same amount as a dividend per share of Company Common Shares permitted pursuant to clause (1) above, with the same record and payment dates as such dividend on Company Common Shares or (4) distributions by the Company OP to the Company sufficient to permit the Company to make distributions with respect to the Company Preferred Shares in accordance with the Declaration; (ii) redeem, purchase or otherwise acquire directly or indirectly any of the Company’s shares of beneficial interest (or options, warrants, calls, commitments or rights of any kind to acquire any shares of beneficial interest of the Company) or capital stock or other equity interests of any Company Subsidiary, except for deemed transfers of Company excess shares required under the Declaration in order to preserve the status of the Company as a REIT under the Code and except pursuant to the terms of options, warrants or other securities outstanding on the date hereof, including the Company Preferred Shares, or upon redemption of Company OP Units in accordance with the Company OP Partnership Agreement; (iii) issue, sell, pledge, dispose of or encumber any additional shares of beneficial interest of the Company or capital stock or other equity interests of any Company Subsidiary, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of beneficial interest or capital stock of any class of the Company or the Company Subsidiaries, except pursuant to the terms of options, warrants or other securities outstanding on the date hereof, including the Company Preferred Shares, or upon redemption of Company OP Units in accordance with the Company OP Partnership Agreement; or (iv) split, combine or reclassify the outstanding capital stock or other equity interests of the Company or of its Subsidiaries;

(k) except as in the ordinary course of business consistent with past practice, including compensation increases, bonuses and awards under the Company’s Stock Plans, (i) increase in any manner the compensation or fringe benefits of any trustee, director or officer of the Company or any Company Subsidiary or pay any benefit not required by any plan or arrangement as in effect as of the date hereof; (ii) increase the compensation or benefits payable or to become payable to the Company’s employees or employees of any of the Company’s Subsidiaries by an amount in excess of 4% or pay a bonus for performance to any employee earning less than $70,000 per year in excess of $4,000; (iii) except as otherwise provided herein, (1) adopt any new Employee Plan, (2) grant any award under any existing Company Stock Plan, or (3) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing Employee Plan except as required by Legal Requirements; (iv) enter into or modify or amend any employment or severance agreement with, or grant any new severance or termination rights to, any officer, trustee, director or employee; (v) make any loan or advance to any trustee, director, executive officer or employee (other than travel advances in the ordinary course of business); or (vi) engage in a transaction with, or enter into, amend, modify, terminate, waive or take any similar action with respect to any Contract with a Person described in Section 3.13;

(l) settle or otherwise compromise any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement or any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to the Company, any of the Company Subsidiaries or any of their respective assets other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in full in the Company Audited Financials or the Company Interim Financials and other than collection matters in the ordinary course of business consistent with past practice;

(m) (i) make or rescind any express or deemed material election relative to Taxes or alter any method of Tax accounting, (ii) enter into any Tax sharing, Tax indemnity or Tax protection agreement, (iii) settle, compromise, enter into, or agree to enter into a closing agreement or settle any material federal, state, local or foreign Tax liability, (iv) extend the statute of limitations with respect to any Taxes of the Company or any Company Subsidiary, (v) make or rescind any material election relative to Taxes, unless such election or rescission is necessary to preserve the status of the Company as a REIT (or of any Company Subsidiary, as a partnership) for federal income tax purposes or is consistent with elections historically made by the Company, or (vi) take any action, or fail to take any action, which can reasonably be expected to cause (1) the Company to fail to qualify as a REIT, or (2) any Company Subsidiary to cease to be treated as a partnership for federal income tax purposes, as a REIT, as a qualified REIT subsidiary under Section 856(i) of the Code, as a disregarded entity under Treasury Regulation Section 301.7701-3, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be;

(n) other than filing fees paid to Governmental Agencies in connection with the Mergers, make any payments or incur any Liability or obligation for the purpose of obtaining any consent from any Person to the Mergers that will affect Parent or the Company to either of their material economic detriment;

(o) waive the benefits of, or agree to modify in any material manner, any standstill or similar agreement relating to the Company or the Company Subsidiaries;

(p) take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

(q) authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any Contract to do any of the foregoing prohibited actions.

Section 5.2.  Conduct of Business of Parent.

During the period from the date hereof until the Effective Times or earlier termination of this Agreement according to its terms, Parent shall, and shall cause each of the Parent Subsidiaries to, conduct its business only in the ordinary course of business consistent with past practice and in compliance with all Legal Requirements and Contracts to which Parent or any Parent Subsidiary is a party. Notwithstanding the foregoing, during the period from the date hereof until the Effective Times or earlier termination of this Agreement according to its terms, except (x) as consented to in writing by the Company, which consent shall not unreasonably be withheld, conditioned or delayed, or (y) as expressly contemplated herein, Parent shall not, and shall cause each of the Parent Subsidiaries to not:

(a) change any of its methods, principles or practices of accounting in effect at the Financial Statement Date, except as may be required by GAAP or Legal Requirements or as recommended by Parent’s independent auditors, or pursuant to written instructions, comments or orders from the SEC;

(b) amend any of the Parent’s organizational documents in a manner that adversely affects the holders of Company Common Shares or Company OP Units;

(c) take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(d) merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any Person or division thereof, if such transaction involves the issuance of Parent Shares, in whole or in part as consideration in such transaction;

(e) declare, set aside or pay any dividend or other distribution payable in cash, shares, stock or property with respect to the Parent Shares, other than in the ordinary course of business consistent with past practice; or

(f) authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any Contract to do any of the foregoing prohibited actions.

Section 5.3.  Access to Information; Confidentiality.

(a) Prior to the Effective Times, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisers, brokers, consultants and other representatives (collectively, “Representatives”) of such other party, reasonable access during normal business hours upon reasonable advance notice, prior to the Effective Times, to all their respective properties, including for the purpose of performing any environmental investigation that Parent or the Company shall, in its sole discretion, deem reasonably necessary or advisable, books, Contracts, commitments, personnel, documents and records and, during such period, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

(b) Each of the Company and Parent shall, and shall cause its Subsidiaries to, use its reasonable best efforts to cause its Representatives to hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the confidentiality provisions of, the agreement between Parent and the Company dated May 11, 2006 (the “Confidentiality Agreement”).

(c) Each of the Company and Parent hereby agrees to indemnify the other party for any loss, damages or claims that arise as a result of such other party’s or its respective Representative’s actions while performing the activities set forth in this Section 5.3.

Section 5.4.  Notices of Certain Events.   Each of the Company and Parent shall promptly notify the other:

(a) of any notice or other communication from any Person, other than those disclosed or set forth herein or in the Company Disclosure Letter or the Parent Disclosure Letter, (i) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (ii) making allegations which, if true, would cause any representation or warranty made by it contained in this Agreement that is qualified as to “materiality,” “Company Material Adverse Effect” or “Parent Material Adverse Effect” (as applicable) to be untrue or inaccurate in any respect or any such representation or warranty that is not so qualified to be untrue or inaccurate in any material respect;

(b) of any notice or other communication from any Governmental Agency in connection with the transactions contemplated by this Agreement;

(c) of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened that relate to the consummation of the transactions contemplated by this Agreement;

(d) if there shall have been a breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, are reasonably likely to be incapable of being satisfied;

(e) of any notice of default under any Material Contract by or to any Person and of any audit, investigation or inquiry by the IRS or the SEC and/or any state tax or securities authorities or agencies; and

(f) if such party has Knowledge of a breach of any of the other party’s representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, are reasonably likely to be incapable of being satisfied; provided that the failure by either Parent or the Company to provide notice under this Section 5.4(f) shall in no event adversely affect such party’s rights under this Agreement, including under Section 9.1(g) or (h).

Section 5.5.  Estoppel Certificates.  Prior to the Merger Effective Time, the Company shall use commercially reasonable efforts to procure an estoppel certificate, in a form to be reasonably agreed upon by Parent and the Company, from the tenant under each Space Lease listed on Section 5.5 of the Company Disclosure Letter. Prior to the Merger Effective Time, the Company shall use its commercially reasonable efforts to procure an estoppel certificate, in a form to be reasonably agreed upon by Parent and the Company, from each ground lessor or ground sublessor of a Company Leased Property listed on Section 5.5 of the Company Disclosure Letter.

Section 5.6.  Reorganization Qualification.   Each of the Company, Company Subsidiaries, Company OP, Parent, Merger Sub and OP Merger Sub shall use its reasonable best efforts to cause the Merger to qualify, and shall not take any action which could prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE VI.

ADDITIONAL COVENANTS

Section 6.1.  Proxy Statement/Prospectus; the Company Shareholders Meeting.

(a) As soon as reasonably practicable after the date hereof, Parent and the Company shall promptly prepare a proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part of a registration statement relating to the issuance of Parent Shares in the Mergers and upon exercise of Converted Options after the Merger Effective Time (the “S-4 Registration Statement”), and Parent shall file with the SEC the S-4 Registration Statement as promptly as practicable thereafter. Parent and the Company shall cooperate in providing all of the information required to be disclosed in such S-4 Registration Statement, including the preparation of any required pro forma financial information. Each of Parent and the Company shall use its reasonable best efforts to have the S-4

Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, trustees, executive officers, equityholders or partners, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the S-4 Registration Statement or the Proxy Statement/Prospectus. The Proxy Statement/Prospectus shall include the recommendation of the Board in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 6.6.   The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the holders of Company Common Shares and Company OP Units as promptly as practicable after the S-4 Registration Statement becomes effective but in no event until after the expiration of the First Walk-Away Exercise Period. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the S-4 Registration Statement and the Proxy Statement/Prospectus and advise one another of any oral comments received from the SEC.

(b) Parent and the Company shall make all necessary filings with respect to the Mergers and the transactions contemplated hereby under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the S-4 Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the S-4 Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement/Prospectus or the S-4 Registration Statement shall be filed without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by Parent or the Company which are incorporated by reference in the Proxy Statement/Prospectus or the S-4 Registration Statement, this right of approval shall apply only with respect to information relating to the other party. If at any time prior to the Merger Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers, trustees or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the S-4 Registration Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the holders of Company Common Shares and Company OP Units.

(c) The Company shall, in accordance with applicable Legal Requirements and the Company Organizational Documents, as soon as reasonably practicable following the date hereof, duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose of obtaining the Company Shareholder Approval. The Company will, through its Board, recommend to its shareholders approval of this Agreement and the Merger; provided, that prior to the Company Shareholders Meeting, such recommendation may be withdrawn, modified or amended as provided in Section 6.6. The Company shall use all commercially reasonable efforts, including retaining and directing a proxy solicitation firm reasonably satisfactory to Parent to solicit proxies in connection with the Company Shareholders Meeting, making its executive officers available to meet in person or by teleconference or other electronic means with shareholders of the Company and such other efforts as are customarily used by similarly situated parties in transactions substantially similar to the transactions contemplated by this Agreement, to solicit and obtain from shareholders of the Company proxies with respect to the approval of the Merger in accordance with applicable Legal Requirements and the Company Organizational Documents, and take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of shareholders required by Entity Law and the Company Organizational Documents to effect the Merger.

(d) The Company shall call and hold the Company Shareholders Meeting whether or not the Board at any time subsequent to the date hereof determines that this Agreement or the Merger, is no longer advisable, recommends the rejection thereof by the Company shareholders, or otherwise makes an Adverse Recommendation; provided, however, that the Company shall have no obligation to call and hold the Company Shareholders Meeting if this Agreement is terminated in accordance with Section 9.1(e) or Section 9.1(f) hereof.

Section 6.2.  Company Equity Plans.

(a) Each option to acquire Company Common Shares that is outstanding immediately prior to the Merger Effective Time (a “Pre-Conversion Option”) shall be fully vested in accordance with the terms of the Company’s Employee Share Purchase Plan, Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan) and the agreement evidencing such Pre-Conversion Option at or prior to the Merger Effective Time. At the Merger Effective Time, each Pre-Conversion Option shall be converted into an option to acquire Parent Shares (a “Converted Option”), with the number of Parent Shares subject to a Converted Option equal to the number of Company Common Shares subject to the Pre-Conversion Option multiplied by the Exchange Ratio. The exercise price of a Converted Option will be adjusted to equal the exercise price of the Pre-Conversion Option divided by the Exchange Ratio. Each Converted Option will be evidenced by an agreement substantially in the form of the agreements evidencing the Pre-Conversion Options.

(b) Each Company Common Share subject to a restricted stock award that is outstanding immediately prior to the Merger Effective Time pursuant to the Company’s Amended and Restated 2002 Stock Incentive Plan (or its predecessor 2002 Stock Incentive Plan) shall be fully vested at or prior to the Merger Effective Time. At the Effective Times, holders of such Company Common Shares shall be entitled to receive the same consideration with respect to the Merger as the holders of Company Common Shares.

Section 6.3.  Reasonable Best Efforts; Consents and Approvals.   (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under or in compliance with applicable Legal Requirements to consummate and make effective the transactions contemplated by, and comply with their applicable covenants set forth in, this Agreement, including using reasonable best efforts (which shall not require any party to make out-of-pocket payments to third parties) to obtain all necessary waivers, consents and approvals from any Person, including, without limitation the Company obtaining those set forth in Section 3.6 of the Company Disclosure Letter, to effect all necessary registrations and filings and to lift any injunction or other legal bar to the Mergers (and, in such case, to proceed with the Mergers as expeditiously as possible). Notwithstanding anything to the contrary herein, the Company shall not, without the consent of Parent, be permitted to obtain any consent that will affect Parent or the Company to either of their material economic detriment, including any modification of any Contract or Company Permit. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Agency regarding any such filings or any such transaction. Neither party shall participate in any meeting with any Governmental Agency in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Agency, the opportunity to attend and participate.

(b) In connection with the obtaining of consents from third parties or obviating the need to obtain such consents, if requested by Parent, the Company shall or shall cause the Company Subsidiaries to execute any documents, agreements and instruments and take such other actions to the extent practicable, in accordance with applicable Legal Requirements and the Company’s Organizational Documents and the applicable formation and governing contracts of the Company Subsidiaries (including forming Subsidiaries and transferring properties or assets of the Company to such Subsidiaries), all in such order, form and substance as reasonably requested by Parent.

(c) In connection with the obtaining of the consent from third parties in respect of Indebtedness of the Company or any Company Subsidiary or any Company Lease, in each case, as set forth on Section 6.3(c) of the Company Disclosure Letter, or obviating the need to obtain such consents, Parent shall pay up to $2.5 million in fees, make-whole payments and out-of-pocket costs and expenses incurred by the Company or any Company Subsidiary or associated with the defeasance or redemption of such Indebtedness, but not including (i) any fees or expenses associated with internal counsel or (ii) fees or expenses in excess of $300,000 associated with external counsel for either Parent or the Company (such amount actually paid, the “Lender Consent Fees”).

Section 6.4.  Listing of Shares.  Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in the Mergers to be approved for listing, upon official notice of issuance, on the New York Stock Exchange (“NYSE”). Parent shall also use its reasonable best efforts to cause the Parent Shares issuable upon exercise of a Converted Option to be approved for listing, upon official notice of issuance, on the NYSE.

Section 6.5.  Resignations.  Effective as of the Closing, the Company shall cause each trustee of the Company to resign as a trustee. Upon the written request of Parent, (i) the Company shall cause any or all of the trustees or directors (or persons occupying similar positions in any limited liability company or other entity) and/or officers of each direct or indirect Company Subsidiary to resign or be removed or, as to officers, to resign or be terminated, effective as of the Closing, and (ii) if the Company or any of its affiliated entities has the right to appoint any director (or person occupying a similar position in any limited liability company or other entity) or to cause the resignation or termination of any officer of any other entity in which the Company (directly or indirectly) owns an equity interest, the Company shall cause, effective as of the Closing, such director to resign or to be removed and/or such officer to resign or be terminated.

Section 6.6.  No Solicitation.

(a) Subject to Section 6.6(b), on and after the date hereof and prior to the Merger Effective Time, the Company agrees that:

(i) neither the Company nor any Company Subsidiary shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company shareholders or holders of Company OP Units) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 15% or more of the outstanding voting equity securities of the Company or equity interests in any Company Subsidiary (including, without limitation, partnership interests and units), or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition (“Transfer”) of any assets of the Company or any Company Subsidiary in one or a series of related transactions that, if consummated, would result in the Transfer of more than 15% of the consolidated assets of the Company (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or agree to, approve or recommend any Acquisition Proposal or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

(ii) the Company and the Company Subsidiaries shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including any Acquisition Proposal) and use their reasonable best efforts to inform each Company Representative of the obligations undertaken in this Section 6.6 and use their reasonable best efforts or, in the case of any Company Representative that constitutes a third party legal, accounting or financial advisor, their commercially reasonable efforts, to cause each such Company Representative to comply with such obligations; and

(iii) the Company shall (A) notify Parent promptly (but in any event within 24 hours), orally and in writing, if the Company, any Company Subsidiary or any Company Representative receives (1) an Acquisition Proposal or any material amendment or change in any previously received Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, the Company or any Company Subsidiary by any Person that has made, or to such party’s knowledge may be considering making, an Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with the Company, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request and the material terms of such Acquisition Proposal, indication or request; and (B) keep Parent informed on a prompt basis of the status and material terms of (including all material changes to the status or material terms of) any such Acquisition Proposal, indication or request.

(b) Notwithstanding Section 6.6(a), prior to obtaining the Company Shareholder Approval, the Board shall not be prohibited from furnishing information to, or entering into discussions or negotiations with, any Person that makes a bona fide written Acquisition Proposal to the Board after the date hereof which was not invited, initiated, solicited or encouraged, directly or indirectly, by the Company, any Company Subsidiary or any Company Representative on or after the date hereof if, and only to the extent that, (i) the Board concludes in good faith, based upon advice of its outside legal counsel, that such action is required to discharge the Board’s duties to the Company and its shareholders under Entity Law, (ii) a majority of the Board determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Acquisition Proposal, (iii) the Company complies with all of its obligations under this Agreement, (iv) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions with such Person, and (v) the Company enters into a confidentiality agreement with such Person the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to the Company, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreement but which confidentiality agreement permits disclosure to Parent of the identity of the Person making such Acquisition Proposal and the material terms of such Acquisition Proposal.

(c) If, prior to obtaining the Company Shareholder Approval, the Board or any committee thereof intends: (i) to publicly approve or recommend, or propose to publicly approve or recommend, any Superior Acquisition Proposal, or (ii) to cause the Company to enter into any agreement with respect to any Superior Acquisition Proposal (other than any confidentiality agreement as contemplated by Section 6.6(b)) (a “Competing Agreement”), then at least five Business Days prior to taking such action: (A) the Company shall provide Parent with written notice advising Parent that the Board has received a Superior Acquisition Proposal that it intends to accept, specifying the material terms and conditions of such Superior Acquisition Proposal, identifying the Person or Persons making such Superior Acquisition Proposal and, if in writing, delivering to Parent the most recent draft of such definitive Competing Agreement and a summary of the material terms of any agreement to which the Company or any Company Subsidiary is a party that is integrated therewith, in its possession, and (B) the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent for up to five (5) Business Days to make adjustments in the terms and conditions of this Agreement (the “Adjusted Terms”). If following the completion of such five (5) Business Day period the Board, in its sole judgment, has determined in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that the Adjusted Terms are not at least as favorable to the Company shareholders as the Superior Acquisition Proposal (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), then the Board or any committee thereof may: (i) publicly approve or recommend, or propose to approve or recommend, such Superior Acquisition Proposal; (ii) make an Adverse Recommendation or (iii) cause the Company to enter into a Competing Agreement with respect to such Superior Acquisition Proposal.

(d) For all purposes of this Agreement, “Superior Acquisition Proposal” means a bona fide unsolicited written proposal made by a third party to acquire, directly or indirectly, the Company and/or the Company Subsidiaries pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of the Company and the Company Subsidiaries or otherwise (i) on terms which a majority of the Board determines in good faith, (A) after consultation with the Company’s financial advisors of nationally recognized reputation, are more favorable from a financial point of view to the Company shareholders than those provided for in the Merger (taking into account all the terms and conditions of the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) and (B) to be more favorable generally to the Company shareholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), (ii) for which financing, to the extent required, in the reasonable judgment of the Board is capable of being obtained and (iii) which the Board determines in good faith is reasonably capable of being consummated.

(e) Nothing in this Section 6.6 or any other provision of this Agreement shall prohibit the Company or the Company’s Board from (a) taking and disclosing to its shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender or exchange offer) or (b) complying with its disclosure obligations under U.S. federal or state securities laws with regard to an Acquisition Proposal.

(f) Nothing in this Section 6.6 shall (i) permit the Company to terminate this Agreement (except as expressly provided in Article IX) or (ii) except as expressly provided herein, affect any other obligations of the Company under this Agreement.

Section 6.7.  Taxes.

(a) Parent and the Company shall cooperate, and shall cause their respective Subsidiaries to cooperate, in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (including with any related interest, penalties or additions to tax, “Transfer and Gains Taxes”) and shall cooperate in attempting to minimize such Transfer and Gains Taxes.

(b) The Company will consult with and provide Parent the opportunity to review and comment upon all federal income Tax Returns required to be filed after the date hereof by the Company and Company OP with respect to Taxes, and shall not file any such federal income Tax Returns without the prior review and comment of Parent, which shall not be unreasonably delayed; provided, however, that the Company may file a Tax Return prior to receipt of comments from Parent if necessary to ensure such Tax Return is timely filed. From the date hereof until the Merger Effective Time, each of the Company and the Company Subsidiaries will duly and timely file all Tax Returns and other documents required by it to be filed with federal, state and local Tax authorities, subject to extensions permitted by law and properly granted by the appropriate authority; provided that such extensions do not adversely affect the Company’s status as a REIT under the Code, and provided, further, that the Company notifies Parent that it or any of its Company Subsidiaries is availing itself of any federal or state extensions.

Section 6.8.  Affiliate Letter.  On or prior to the date of the Company Shareholders Meeting, the Company will deliver to Parent a letter (the “Company Affiliate Letter”) identifying all persons who the Company believes are “affiliates” of the Company for purposes of Rule 145 under the Securities Act. On or prior to the Closing Date, the Company will use its commercially reasonable efforts to cause each person identified as an “affiliate” in the Company Affiliate Letter to deliver a written agreement, in the form attached hereto as Exhibit D.

Section 6.9.  Dividends.

(a) From and after the date of this Agreement and prior to the Closing, the Company shall not make any dividend or distribution to its shareholders, and Company OP shall not make any distribution to its partners, in each case without the prior written consent of Parent in its sole discretion; provided, however, that the prior written consent of Parent shall not be required for the authorization and payment of (i) regular quarterly distributions not to exceed $0.24 per Company Common Share per quarter to the holders thereof for the quarter ending September 30, 2006 and for each quarter thereafter ending prior to the Effective Times (with regular declaration and payment dates); (ii) a special dividend required by the Code for the Company to maintain its qualification as a REIT or necessary to eliminate any federal Tax liability, after giving effect to any payments made or to be made pursuant to clause (i); (iii) a distribution per Company OP Unit in the same amount as a dividend per Company Common Share permitted pursuant to clauses (i) and (ii) above, with the same record and payment dates as such dividends on Company Common Shares, (iv) a quarterly distribution of $0.46875 per Company Preferred Share on record and payment dates set forth in the Declaration prior to the Effective Times (with regular declaration and payment dates);

(v) distributions from Company OP to the Company sufficient to permit the Company to make the distributions with respect to the Company Preferred Shares described in clause (iv) above.

(b) Each of Parent and the Company shall declare a dividend to their respective shareholders, the record date for which shall be the close of business on the last Business Day prior to the Merger Effective Time. The per share dividend amount payable by each party shall be an amount equal to such party’s most recent quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the day prior to the day on which the Merger Effective Time occurs, and divided by the actual number of days in the calendar quarter in which such dividend is declared.

(c) In the event that a distribution with respect to the Company Common Shares and the Company Preferred Shares permitted by this Section 6.9 (including pursuant to Section 6.9(b) above) has (i) a record date prior to the Effective Times and (ii) has not been paid as of the Effective Times, the holders of Company Common Shares and Company Preferred Shares shall be entitled to receive such distribution from the Company at the time such shares are exchanged pursuant to Article II of this Agreement.

Section 6.10.  Section 16 Matters.   Each of the Company, Parent and Merger Sub shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement (including any dispositions of Company Common Shares, Company Preferred Shares, Pre-Conversion Options, Converted Options, Company OP Units or any derivative securities with respect to such securities in connection herewith) by any individual who is a trustee or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, including any such actions specified in that certain No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 6.11.  Merger Sub Compliance.   Parent shall cause Merger Sub to comply with all of Merger Sub’s obligations under or relating to this Agreement. Merger Sub shall not engage in any activities not in connection with the Merger.

Section 6.12.  Appointment of Director.   Effective as of the Merger Effective Time, the Board of Parent shall appoint FK as a director of Parent; provided that such appointment would not be in violation of any applicable Legal Requirements or the rules of the NYSE; provided further that, if the appointment of FK would so be in violation of any applicable Legal Requirements or the rules of the NYSE or if FK is unwilling or unable to serve, the Board of Parent shall appoint a replacement nominated by the Company, subject to the consent of Parent, which consent shall not be unreasonably withheld.

Section 6.13.  Delisting.   Parent shall cause the Company’s securities to be delisted from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Times.

Section 6.14.  Interim Financing.   Parent shall provide financing to the Company and the Company Subsidiaries in accordance with the loan agreement between Company OP and Parent of even date herewith (the “Interim Financing”).

Section 6.15.  Amendment to Partnership Agreement.   Following the OP Merger Effective Time and prior to the Merger Effective Time, Warrior, in its capacity as the general partner of the Surviving Partnership at such time, shall, and Parent shall cause Warrior LP Holdco, LLC, a Delaware limited liability company and a wholly-owned Parent Subsidiary, in its capacity as the limited partner of the Surviving Partnership, to, enter into an amendment to the Company OP Partnership Agreement in the form attached hereto as Exhibit E.

ARTICLE VII.

CONDITIONS

Section 7.1.  Conditions to Each Party’s Obligation to Effect the Mergers.   The obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (other than Section 7.1(g), which shall not be a condition to the OP Merger), any one or more of which may be waived in writing jointly by Parent and the Company to the extent permissible by applicable Legal Requirements:

(a) The Company Shareholder Approval.   The Company shall have received the Company Shareholder Approval.

(b) No Injunctions or Restraints.   No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

(c) NYSE Listing.   The Parent Shares to be issued in the Mergers and the Parent Shares to be reserved for issuance upon exercise of Converted Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) Effectiveness of the S-4 Registration Statement.   The S-4 Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated and not concluded or withdrawn.

(e) Consents.   All consents and approvals listed on Section 7.1(e) of the Company Disclosure Letter and the Parent Disclosure Letter shall have been obtained and shall be in full force and effect.

(f) Consulting and Support Agreements.   Each of the Consulting Agreements and Support Agreements shall be in full force and effect, unless an individual party to any such agreement shall have become disabled or deceased.

(g) Company OP Merger.   The OP Merger shall have been consummated in accordance with the terms hereof.

Section 7.2.  Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are subject to the following additional conditions, any one or more of which may be waived in writing by Parent:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3, 3.5, 3.6(a)(i) and 3.23 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date), and the other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifier therein) on and as of the date hereof and on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by its chief executive officer or its chief operating officer, in such capacity, to such effect.

(b) Performance of Obligations of the Company and Company OP.  Each of the Company and Company OP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Merger Effective Time, and Parent shall have received a certificate signed on behalf of the Company by its chief executive officer or its chief operating officer, in such capacity, to such effect.

(c) Material Adverse Effect.  Since the date hereof, there shall have been no Company Material Adverse Effect.

(d) Tax Opinion Relating to REIT Status.  Parent shall have received an opinion from Hunton & Williams LLP (or other such law firm of national standing), dated as of the Closing Date, in the form of Exhibit F hereto, to the effect that, for its short taxable year ended December 31, 2002 through its taxable year ending December 31, 2005, the Company qualified as a REIT under the Code, and from January 1, 2006 through the Closing Date, the Company’s proposed method of operation will enable the Company to continue to meet the requirements for qualification as a REIT under the Code. The opinion will also provide that Arnold & Porter LLP (or other such law firm of national standing) may rely upon the same in rendering its tax opinion described in Section 7.3(c).

(e) Defensive Measures.  The Defensive Measures shall not be applicable to the Merger and the transactions contemplated by this Agreement.

(f) Tax Opinion Relating to the Merger.  Parent shall have received an opinion from Arnold & Porter LLP, special tax counsel to Parent (or other such law firm of national standing), dated as of the Closing Date, to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code. In rendering this opinion, counsel shall be entitled to rely upon customary representations of the Company and Parent reasonably requested by counsel, including those contained in customary tax representation letters.

Section 7.3.  Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.  The representations and warranties of Parent contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6(a)(i) and 4.20 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date), and the other representations and warranties of Parent contained in this Agreement shall be true and correct (without giving effect to any “materiality” or “Parent Material Adverse Effect” qualifier therein) on and as of the date hereof and on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer or its chief financial officer, in such capacity, to such effect.

(b) Performance of Obligations of Parent, Merger Sub and OP Merger Sub.  Parent, Merger Sub and OP Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Merger Effective Time, and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer or its chief financial officer, in such capacity, to such effect.

(c) Tax Opinion Relating to REIT Status.  The Company shall have received an opinion from Arnold & Porter LLP (or other such law firm of national standing), dated as of the Closing Date, in the form of Exhibit G hereto, to the effect that Parent qualified to be taxed as a REIT under Sections 856 through 860 of the Code, for its taxable years ended December 31, 1998 through December 31, 2005, and taking into account the Merger, Parent’s organization and current and proposed method of operation will enable Parent to continue to qualify as a REIT for its taxable year ending December 31, 2006 and in the future. Arnold & Porter LLP (or other such law firm of national standing) may also rely upon the customary officer’s certificate provided by the Company to Hunton & Williams LLP (or other such law firm of national standing), which shall also be addressed to Arnold & Porter LLP, in connection with the tax opinion described in Section 7.2(d).

(d) Tax Opinion Relating to the Merger.  The Company shall have received an opinion from Hunton & Williams LLP (or other such law firm of national standing), dated as of the Closing Date, to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code. In rendering this opinion, counsel shall be entitled to rely upon customary representations of the Company and Parent reasonably requested by counsel, including those contained in customary tax representation letters.

(e) Material Adverse Effect.  Since the date hereof, there shall have been no Parent Material Adverse Effect.

ARTICLE VIII.

EMPLOYEE BENEFITS AND POST-CLOSING COVENANTS

Section 8.1.  Employee Plans and Other Employee Arrangements.   After the Merger Effective Time, all Persons employed by the Company and the Company Subsidiaries immediately prior to the Effective Times (“Affected Employees”) shall continue to participate in the Employee Plans that are “employee benefit plans” (as defined in Section 3(3) of ERISA) or shall be eligible to participate in the same manner as other similarly situated employees of Parent or a Parent Subsidiary in any corresponding Parent Plans that are “employee benefit plans” (as defined in Section 3(3) of ERISA). With respect to each such Parent Plan, service with the Company or any Company Subsidiary (as applicable) shall be included for all purposes, including eligibility to participate and vesting (if applicable), but not for purposes of benefit accrual under any Parent Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA). With respect to medical benefits provided by Parent or any Parent Subsidiary on and after the Closing Date to an Affected Employee, limitations on benefits related to preexisting conditions shall be waived to the extent that coverage for such preexisting condition would not have otherwise been limited under the Employee Plans prior to the Closing Date, and each Affected Employee shall be credited for any out-of-pocket amounts and deductibles paid during the calendar year that included the Closing Date under such Company or Company Subsidiary Plan. Nothing contained in this Section 8.1 shall be deemed to obligate Parent, the Company or their respective Subsidiaries to continue the employment or benefits with respect to any Person employed by the Company or any Company Subsidiary as of the Merger Effective Time or for any period of time thereafter. Nothing herein shall limit the ability of Parent to amend or terminate any employee benefit plan sponsored or maintained by Parent at any time hereafter, or the ability of the Company or any Company Subsidiary after the Merger Effective Time to amend or terminate any Employee Plan.

Section 8.2.  Indemnification of Company Officers and Trustees.

(a) From and after the Effective Time, the Surviving Entity shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or trustee of the Company or any Company Subsidiary (the “Indemnified Parties”) which is the same as the exculpation and indemnification provided to the Indemnified Parties by the Company (including advancement of expenses, if so provided) in the Company Organizational Documents, as in effect at the close of business on the date hereof, which exculpation and indemnification shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of individuals who were, at any time prior to the Effective Times, directors, trustees, officers or employees of the Company or any Company Subsidiary; provided, that such exculpation and indemnification covers actions on or prior to the Effective Times, including, without limitation, all transactions contemplated by this Agreement.

(b) Prior to the Merger Effective Time, the Company shall obtain and fully pay the premium for the extension of (i) the Company’s existing directors’ and executive officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies (collectively the “Tail Insurance”), for a claims reporting or discovery period of at least six years from and after the Effective Times from an insurance company or companies with the same or better credit rating from AM Best Company as the Company’s current insurance companies on its existing directors’, officers’ and trustees’ insurance policies and fiduciary liability insurance policies, with terms, conditions, retentions and limits of liability that are at least as favorable as such existing policies, with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty, or any matter claimed against a director, trustee or officer of the Company solely by reason of their serving in such capacity, that existed or occurred at or prior to the Effective Times (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Company expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. If the Company and the Surviving Entity for any reason fail to obtain such “tail” insurance policies as of the Effective Times, the Surviving Entity shall obtain such policies and, pending the effectiveness of such policies, continue to maintain in effect for a period of at least six years from and after the Effective Times the Tail Insurance in place as of the date hereof with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Entity shall, use reasonable best efforts to purchase comparable Tail Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall the Surviving Entity be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Entity shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) The provisions of this Section 8.2 shall not be terminated or modified after the Effective Times in such a manner as to adversely affect any Indemnified Party, his or her heirs and his or her personal representatives to which this Section 8.2 applies, without the consent of such Indemnified Party, his or her heirs and his or her personal representatives. The provisions of this Section 8.2 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, the Surviving Entity and the Company. Parent agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of Parent under this Section 8.2. The provisions of this Section 8.2 shall survive the Merger and are in addition to any other rights to which an Indemnified Party may be entitled.

(d) If either the Surviving Entity or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity assumes the obligations set forth in this Section 8.2. The parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Entity’s obligations pursuant to this Section 8.2.

ARTICLE IX.

TERMINATION AND FEES

Section 9.1.  Termination.  This Agreement may be terminated at any time prior to the Effective Times:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if any Governmental Agency shall have issued an Order (which Order each party hereto shall use its reasonable best efforts to have vacated or reversed), in each case permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order shall have become final and unappealable;

(c) by either Parent or the Company if the Company shareholders fail to approve the Merger at the Company Shareholders Meeting or any adjournment thereof;

(d) after March 12, 2007, by either Parent or the Company if the Merger shall not have been consummated by such date for any reason; provided however, if the Merger shall not have been consummated by such date due to failure to obtain the consents or approvals set forth on Section 7.1(e) of the Company Disclosure Letter or Section 7.1(e) of the Parent Disclosure Letter, neither party may terminate this Agreement until June 11, 2007 so long as the parties are using their reasonable best efforts to obtain such consents or approvals; provided further, that neither party may terminate this Agreement until the expiration of any cure period described in Section 9.1(g) or (h) in effect on such date; and provided further, that in any case the terminating party is not in material breach of its representations, warranties, covenants or agreements under this Agreement in any manner that shall have caused or resulted in the failure to consummate the Merger on or before such date;

(e) by Parent, if (i) prior to obtaining the Company Shareholder Approval, the Board or a committee thereof shall have withdrawn or materially modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so (an “Adverse Recommendation”); (ii) the Company shall fail to call or hold the Company Shareholders Meeting in accordance with Section 6.1; (iii) the Company shall have intentionally and materially breached any of its obligations under Section 6.6, (iv) the Board shall have approved or recommended an Acquisition Proposal made by any Person other than Parent or Merger Sub; or (v) the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal;

(f) by the Company, if prior to the approval of this Agreement at the Company Shareholders Meeting the Board shall have approved, and the Company shall concurrently enter into, a definitive agreement with respect to a Superior Acquisition Proposal, but only if (i) the Company is not then in breach of Section 6.6, and (ii) concurrently with such termination the Company shall have made payment of the full amounts required by Section 9.3;

(g) by Parent, if there shall have been a breach of any of the representations, warranties, covenants or agreements of the Company contained in this Agreement such that the conditions set forth in Section 7.2(a) or (b) are incapable of being satisfied, which breach is not cured within thirty (30) days following written notice to the Company; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(g) if Parent, Merger Sub or OP Merger Sub is then in breach of its representations, warranties, covenants or agreements under this Agreement such that the conditions set forth in Section 7.3(a) or (b) are incapable of being satisfied; or

(h) by the Company, if there shall have been a breach of any of the representations, warranties, covenants or agreements of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Section 7.3(a) or (b) are incapable of being satisfied, which breach is not cured within thirty (30) days following written notice to Parent; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(h) if the Company or Company OP is then in breach of its representations, warranties, covenants or agreements under this Agreement such that the conditions set forth in Section 7.2(a) or (b) are incapable of being satisfied.

Section 9.2.  Effect of Termination.  In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and of no further force and effect without any liability or obligation on the part of Parent, Merger Sub, OP Merger Sub, the Company or Company OP, except as provided in Sections 5.3(b) and (c), Sections 9.2 and 9.3 and Article X, which provisions shall survive the termination; provided, however, that nothing herein shall relieve any party from any liability for any willful or knowing breach hereof.

Section 9.3.  Fees and Expenses.

(a) Except as provided in paragraphs (b), (c), (d) and (e) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses (including broker’s or finder’s fees and the expenses of its representatives).

(b) If any of the conditions set forth in paragraph (c) or (d) below are satisfied, then the Company shall, subject to and in accordance with such paragraphs, pay to Parent, by wire transfer of immediate available funds to an account specified by Parent, the Termination Fee (or portion thereof) and the amount of the Lender Consent Fees or the Parent Expense Reimbursement then due.

(c) The Company shall pay the Termination Fee, the Parent Expense Reimbursement and Lender Consent Fees as follows:

(i) if Parent terminates this Agreement pursuant to the provisions of Section 9.1(e) (but with respect to a termination pursuant to Section 9.1(e)(i) only if terminated prior to the Company Shareholders Meeting) or if the Company terminates this Agreement pursuant to the provisions of Section 9.1(f), the Company shall pay Parent 50% of the Termination Fee, which payment shall be made concurrent with any such termination by the Company and on the same day as any such termination by Parent, and if within twelve (12) months following such termination the Company enters into a definitive agreement providing for, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received or publicly disclosed at the time of termination of this Agreement), then the Company shall, concurrent with consummating such transaction, pay to Parent the other 50% of the Termination Fee, the Parent Expense Reimbursement and Lender Consent Fees); or

(ii) if an Acquisition Proposal is received by the Company or publicly disclosed after the date hereof and prior to the termination hereof, and thereafter Parent or the Company terminates this Agreement pursuant to Section 9.1(c), and within twelve (12) months following such termination, the Company enters into a definitive agreement providing for, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received or publicly disclosed at the time of termination of this Agreement), the Company shall, concurrent with consummating such transaction, pay to Parent the Termination Fee, the Parent Expense Reimbursement and Lender Consent Fees; or

(iii) if an Acquisition Proposal is received by the Company or publicly disclosed after the date hereof and prior to the termination hereof, and thereafter Parent or the Company terminates this Agreement pursuant to Section 9.1(d), and within twelve (12) months following such termination, the Company enters into a definitive agreement providing for, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received or publicly disclosed at the time of termination of this Agreement), the Company shall, concurrent with consummating such transaction, pay to Parent the Termination Fee, the Parent Expense Reimbursement and Lender Consent Fees.

(d) The Company shall pay the Parent Expense Reimbursement (or the portion thereof described below) and the Lender Consent Fees to Parent if Parent terminates this Agreement pursuant to Section 9.1(g). The payment of the Parent Expense Reimbursement and the Lender Consent Fees shall be made on the same day as any such termination by Parent.

(e) The Parent shall pay to the Company, by wire transfer of immediate available funds to an account specified by the Company, the Company Expense Reimbursement if the Company terminates this Agreement pursuant to Section 9.1(h). The payment of the Company Expense Reimbursement shall be made on the same day as any such termination by the Company.

(f) “Termination Fee” shall be an amount equal to the lesser of (i) $16,900,000 (the “Maximum Termination Fee”) and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and 856(c)(3) of the Code (“Qualifying Income”), as determined by independent accountants to Parent, and (B) in the event Parent receives a letter from outside counsel (the “Termination Fee Tax Opinion”) indicating that Parent’s receipt of the Maximum Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”) or that the receipt by Parent of the excess of the Maximum Termination Fee over the amount payable in clause (A) following the receipt of such opinion would not be deemed constructively received prior thereto, the Maximum Termination Fee less the amount payable under clause (A) above. In the event that Parent is not able to receive the Maximum Termination Fee, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to Parent unless and until the Company receives, from time to time, any one or combination of the following: (i) a letter from Parent’s independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (ii) a Termination Fee Tax Opinion indicating the maximum amount that can be paid at that time to as Qualifying Income, as gross income that is excluded under the REIT Requirements or as amounts not constructively received prior to such time, in either of which events the Company shall pay to Parent the lesser of the unpaid Maximum Termination Fee or the maximum amount stated in the letter referred to in (i) above or the opinion referred to in (ii) above.

(g) The “Parent Expense Reimbursement” shall be an amount equal to the lesser of (i) Parent’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys’, accountants’, consultants’ and investment bankers’ fees and expenses and all financing and commitment fees), not to exceed $900,000 (or, in respect of Parent Expense Reimbursement payable pursuant to Section 9.3(d), $3,000,000), and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Parent, and (B) in the event Parent receives a Termination Fee Tax Opinion indicating that Parent’s receipt of the Parent Expense Reimbursement would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by Parent of the excess of the Parent Expense Reimbursement over the amount payable under clause (A) following the receipt of such opinion would not be deemed constructively received prior thereto, the Parent Expense Reimbursement less the amount payable under clause (A) above. In the event that Parent is not able to receive the full Parent Expense Reimbursement, the Company shall pay Parent the unpaid amount within two (2) Business Days after receipt, from time to time, of any one or combination of the following: (i) a letter from Parent’s independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (ii) a Termination Fee Tax Opinion indicating the maximum amount that can be paid at that time to Parent as Qualifying Income, as gross income that is excluded under the REIT Requirements or as amounts not constructively received prior to such time, in either of which events the Company shall pay to Parent the lesser of the unpaid Parent Expense Reimbursement or the maximum amount stated in the letter referred to in (i) above or the opinion referred to in (ii) above.

(h) The “Company Expense Reimbursement” shall be an amount equal to the lesser of (i) the Company’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys’, accountants’, consultants’ and investment bankers’ fees and expenses and all financing and commitment fees), not to exceed $3,000,000, and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Company, and (B) in the event the Company receives a letter from outside counsel (the “Company Expense Reimbursement Tax Opinion”) indicating that the Company’s receipt of the Company Expense Reimbursement would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that the receipt by the Company of the excess of the Company Expense Reimbursement over the amount payable under clause (A) following the receipt of such opinion would not be deemed constructively received prior thereto, the Company Expense Reimbursement less the amount payable under clause (A) above. In the event that the Company is not able to receive the full Company Expense Reimbursement, Parent shall pay the Company the unpaid amount within two (2) Business Days after receipt, from time to time, of any one or combination of the following: (i) a letter from the Company’s independent accountants indicating the maximum amount that can be paid at that time to the Company without causing the Company to fail to meet the REIT Requirements or (ii) a Company Expense Reimbursement Tax Opinion indicating the maximum amount that can be paid at that time to the Company as Qualifying Income, as gross income that is excluded under the REIT Requirements or as amounts not constructively received prior to such time, in either of which events Parent shall pay to the Company the lesser of the unpaid Company Expense Reimbursement or the maximum amount stated in the letter referred to in (i) above or the opinion referred to in (ii) above.

(i) In the event that either Parent or the Company is required to commence litigation to seek all or a portion of the amounts payable under this Section 9.3, and Parent or the Company prevails in such litigation, Parent or the Company, as the case may be, shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 9.3, all expenses (including, without limitation, attorneys’ fees) which it has incurred in enforcing its rights hereunder.

(j) The obligation of either Parent or the Company to pay amounts under this Section 9.3 shall terminate three (3) years from the date of this Agreement, provided each party’s obligation to pay any amounts under this Section 9.3 shall have accrued within the applicable time period set forth in this Section 9.3.

ARTICLE X.

GENERAL PROVISIONS

Section 10.1.  Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive (i) the Effective Times or (ii) except as provided in the proviso to Section 9.2 as it may relate to a willful or knowing breach of representations, warranties and covenants, the termination of this Agreement in accordance with Section 9.1. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Times, including the indemnification obligations set forth in Section 8.2.

Section 10.2.  Amendment.  This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors or trustees, as applicable, at any time before or after the Company Shareholders Approval, but, after the Company Shareholder Approval, no amendment shall be made which reduces the consideration, or which under applicable Legal Requirements requires the approval of the Company’s shareholders without first obtaining such approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 10.3.  Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) for overnight delivery to the recipient or (c) five (5) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to Parent and Merger Sub at the addresses indicated below:

If to the Company or Company OP:	Windrose Medical Properties Trust 3502 Woodview Trace Suite 210 Indianapolis, Indiana 46268 Attention: Fred S. Klipsch
With a copy to: (which shall not constitute notice)	Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Attention: David C. Wright, Esq.
If to Parent, Merger Sub or OP Merger Sub:	Health Care REIT, Inc. One SeaGate, Suite 1500 Toledo, Ohio 43604 Attention: George L. Chapman
With a copy to: (which shall not constitute notice)	Shumaker, Loop & Kendrick, LLP North Courthouse Square 1000 Jackson Toledo, Ohio 43624-1573 Attention: Mary Ellen Pisanelli, Esq.
and a copy to: (which shall not constitute notice)	Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: David J. Zampa, Esq.

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

Section 10.4.  Assignment and Parties in Interest.

(a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any party hereto except with the prior written consent of each other party hereto or except as expressly set forth herein.

(b) Except for the Indemnified Parties, who following the Effective Times are express third party beneficiaries of Section 8.2, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

Section 10.5.  Announcements.  All press releases or other written public statements with respect to the transactions contemplated by this Agreement prior to the Closing Date shall be approved by both Parent and the Company prior to the issuance thereof; provided that either party may make any public disclosure it believes in good faith is required by Legal Requirement or rule of any stock exchange on which its securities are traded (in which case the disclosing party shall use its reasonable best efforts to advise the other party prior to making such disclosure and to provide the other party a reasonable opportunity to review the proposed disclosure).

Section 10.6.  Entire Agreement.  This Agreement (including the Exhibits, schedules, Company Disclosure Letter and Parent Disclosure Letter attached hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein or in accordance with the Confidentiality Agreement. The Exhibits and schedules to this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 10.7.  Descriptive Headings.  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 10.8.  Counterparts.  For the convenience of the parties, any number of counterparts of this Agreement may be executed by any two or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

Section 10.9.  Governing Law; Venue.

(a) Except to the extent the Merger is governed by Entity Law and the OP Merger is governed by the OP Merger Entity Law, this Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein regardless of the laws that might otherwise govern under applicable conflicts or choice of law rules.

(b) Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be, but shall not be required to be, brought against any of the parties in the courts of the State of Delaware.

(c) Each party to this Agreement waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

Section 10.10.  Construction; Certain Definitions.

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of construction shall be applied against any party. Unless otherwise specifically stated: (i) a term has the meaning assigned to it by this Agreement; (ii) including means “including but not limited to”; (iii) “or” is disjunctive but not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) “$” means the currency of the United States of America; (vii) “written” or “writing” includes “e-mail” and other similar forms of electronic communication; (viii) “Knowledge” of any Person means the actual knowledge after reasonable inquiry of the persons listed in Section 10.10(a) of the Company Disclosure Letter and, in the case of Parent, the persons listed in Section 10.10(a) of the Parent Disclosure Letter; (ix) “Business Day” means any day, other than a Saturday, Sunday or other day on which banks are required or permitted to close in New York, New York; (x) “made available” means provided physically, made available in an electronic or virtual data room or otherwise delivered in a physical or electronic format; and (xi) “past practice” of a party means the most current practice of such party existing as of the date hereof; provided, however, that the use of such term shall not preclude continuing enhancements and improvements after the date hereof to a party’s processes and procedures to fully implement its lease administration process, fully implement its JD Edwards accounting system or otherwise engage in process and procedures improvements.

(b) As used in this Agreement, a “Company Material Adverse Effect” shall mean any change, event, circumstance or development that, individually or in the aggregate with other changes, events, circumstances or developments, (i) has or is reasonably likely to have a material adverse effect on the business, properties, assets, financial condition, results of operations, cash flow, liabilities or operations of the Company and the Company

Subsidiaries taken as a whole or (ii) prevents or materially adversely affects the ability of the Company to timely consummate the Mergers; provided, however, that to the extent any effect is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a Company Material Adverse Effect:

(i) conditions generally affecting the healthcare industry or any segment thereof (including economic, legal and regulatory changes), provided that such change, event, circumstance or development does not disproportionately adversely affect the Company and the Company Subsidiaries compared to other similarly situated companies (by size or otherwise) operating in such industry or segment;

(ii) any decrease in the market price of Company Common Shares, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or development underlying such decrease had or contributed to a Company Material Adverse Effect;

(iii) changes in general national economic or financial conditions or changes in the securities markets in general;

(iv) a failure by the Company to report earnings or revenue results in any quarter ending on or after the date hereof consistent with the Company’s historic earnings or revenue results in any previous fiscal quarter or published guidance with respect thereto, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or development underlying such failure had or contributed to a Company Material Adverse Effect;

(v) changes in any laws or regulations or accounting regulations or principles applicable to the Company and the Company Subsidiaries;

(vi) any outbreak or escalation of armed hostilities (including any declaration of war by the United States) or acts of terrorism;

(vii) the announcement, execution or consummation of this Agreement and the transactions contemplated hereby;

(viii) any change, event, circumstance or development the adverse effects of which are substantially covered by insurance; or

(ix) the matters specifically described or incorporated by reference on Section 10.10(b) of the Company Disclosure Letter.

(c) As used in this Agreement, a “Company Property Material Adverse Effect” shall mean, in respect of any Company Property, any change, event, circumstance or development that, individually or in the aggregate with other changes, events, circumstances or developments, has or is reasonably likely to have an adverse effect on the annualized net operating income of such Company Property by at least 10% (it being understood and agreed by the parties that the annualized net income of any Company Property shall equal the net operating income of such Company Property for the 12-month period ended June 30, 2006 (or, if such property constituted a Company Property for less than such 12-month period, the net operating income of such Company Property for the number of days that such property constituted a Company Property multiplied by a fraction the numerator of which is 365 and the denominator of which is such number of days owned by the Company or any Company Subsidiary); provided, however, that to the extent any effect is caused by or results from any matter described in clauses (i) through (ix) of the proviso to the definition of Company Material Adverse Effect, it shall not be taken into account in determining whether there has been a Company Property Material Adverse Effect.

(d) As used in this Agreement, “Indebtedness” of any Person means (i) indebtedness for borrowed money, (ii) obligations issued, undertaken or assumed as the deferred purchase price of property or services other than trade accounts arising in the ordinary course of business, (iii) reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or cash equivalents), bankers’ acceptances and similar instruments (in each case, whether or not matured), (iv) obligations evidenced by notes, including promissory notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person, (vi) indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all agreements, undertakings or arrangements by which any Person guarantees, endorses or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise invest in, a debtor, or otherwise assure a creditor against loss) the Indebtedness or other similar obligation or liability of any other Person, or guarantees the payment of dividends or other distributions upon the equity securities or interest of any other Person.

(e) As used in this Agreement, a “Parent Material Adverse Effect” shall mean any change, event, circumstance or development that, individually or in the aggregate with other changes, events, circumstances or developments, (i) has or is reasonably likely to have a material adverse effect on the business, properties, assets, financial condition, results of operations, cash flow, liabilities or operations of the Parent and the Parent Subsidiaries taken as a whole or (ii) prevents or materially adversely affects the ability of Parent to timely consummate the Mergers; provided, however, that to the extent any effect is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a Company Material Adverse Effect:

(i) conditions generally affecting the healthcare industry or any segment thereof or the skilled nursing or retirement care industry or any segment thereof (including economic, legal and regulatory changes), provided that such change, event, circumstance or development does not disproportionately adversely affect Parent and the Parent Subsidiaries compared to other similarly situated companies (by size or otherwise) operating in any such industry or segment;

(ii) any decrease in the market price of Parent Shares, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or development underlying such decrease had or contributed to a Parent Material Adverse Effect;

(iii) changes in general national economic or financial conditions or changes in the securities markets in general;

(iv) a failure by Parent to report earnings or revenue results in any quarter ending on or after the date hereof consistent with Parent’s historic earnings or revenue results in any previous fiscal quarter or published guidance with respect thereto, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or development underlying such failure had or contributed to a Parent Material Adverse Effect;

(v) changes in any laws or regulations or accounting regulations or principles applicable to Parent and the Parent Subsidiaries;

(vi) any outbreak or escalation of armed hostilities (including any declaration of war by the United States) or acts of terrorism;

(vii) the announcement, execution or consummation of this Agreement and the transactions contemplated hereby;

(viii) any change, event, circumstance or development the adverse effects of which are substantially covered by insurance; or

(ix) the matters specifically described or incorporated by reference on Section 10.10(e) of the Parent Disclosure Letter.

(f) As used in this Agreement, “Subsidiary” of any Person means (x) any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person), (A) owns capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or equivalent) of such Person, (B) controls the management of which, directly or indirectly, through one or more intermediaries, (C) directly or indirectly through Subsidiaries owns more than 50% of the equity interests or (D) is a general partner, and (y) any “subsidiary” as such term is defined in Section 1-02(x) of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other legal entity or Governmental Agency.

Section 10.11.  Severability.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Legal Requirements, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 10.12.  Specific Performance.  Without limiting or waiving in any respect any rights or remedies of any of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

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IN WITNESS WHEREOF, Parent, Merger Sub, OP Merger Sub, the Company and Company OP have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

HEALTH CARE REIT, INC.

By:	/s/ George L. Chapman
Name: George L. Chapman

Title:	Chairman and Chief Executive Officer

HEAT MERGER SUB, LLC

By:	HEALTH CARE REIT, INC.
Its: Sole member

By:	/s/ George L. Chapman
Name: George L. Chapman

Title:	Chairman and Chief Executive Officer

HEAT OP MERGER SUB, L.P.

By:	HEAT MERGER SUB, LLC
Its: General partner

By:	HEALTH CARE REIT, INC.
Its: Sole member

By:	/s/ George L. Chapman
Name: George L. Chapman

Title:	Chairman and Chief Executive Officer

WINDROSE MEDICAL PROPERTIES TRUST

By:	/s/ Fred S. Klipsch
Name: Fred S. Klipsch

Title:	Chairman and Chief Executive Officer

WINDROSE MEDICAL PROPERTIES, L.P.

By: WINDROSE MEDICAL PROPERTIES TRUST
Its:  General partner

By:	/s/ Fred S. Klipsch
Name: Fred S. Klipsch

Title:	Chairman and Chief Executive Officer

Appendix B

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) dated as of October 12, 2006, by and among Health Care REIT, Inc., a Delaware corporation (“Parent”), Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Heat OP Merger Sub, L.P., a Virginia limited partnership and a wholly-owned, indirect subsidiary of Parent (“OP Merger Sub”), Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Company”), and Windrose Medical Properties, L.P., a Virginia limited partnership and the operating limited partnership of the Company (“Company OP”).

WHEREAS, Parent, Merger Sub, OP Merger Sub, Company and Company OP are parties to that certain Agreement and Plan of Merger, dated as of September 12, 2006, as the same is amended hereby and may be further amended, modified or supplemented from time to time (the “Merger Agreement”);

WHEREAS, pursuant to Section 10.2 of the Merger Agreement, the parties desire to amend the Merger Agreement as provided in this Amendment; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, OP Merger Sub, Company and Company OP hereby agree as follows:

Section 1.  Amendments to the Merger Agreement.

(A) Article II of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.1. Effect of Mergers on Equity.   At the Effective Times, by virtue of the Mergers and without any action on the part of the Constituent Entities or OP Merger Constituent Entities, the holders of any partnership or membership interests, shares of capital stock or beneficial interests of the Constituent Entities or OP Merger Constituent Entities shall be treated as set forth in this Article II and in accordance with the terms of this Agreement.

Section 2.2.  Conversion.

(a) Membership Interests of Merger Sub.   The membership interests of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall remain issued, outstanding and unchanged as validly issued membership interests of the Surviving Entity after the Merger Effective Time.

(b) Treasury Stock and Parent Owned Stock.   Each common share of beneficial interest in the Company, $0.01 par value per share (the “Company Common Shares,” or a “Share” and, collectively, the “Shares”) and each Company Preferred Share that is held by the Company, Company OP or by any wholly-owned Subsidiary of the Company or Company OP and each Share and each Company Preferred Share that is held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Shares.   Each Share issued and outstanding immediately prior to the Merger Effective Time (other than Shares to be cancelled in accordance with Section 2.2(b)) shall be converted into a fraction of a duly authorized, validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of Parent (a “Parent Share” and collectively, the “Parent Shares”) equal to the quotient determined by dividing $18.06 by the Parent Stock Price (as defined below) and rounding the result to the nearest 1/10,000 of a share (the “Exchange Ratio”); provided, however, that if such quotient is less than 0.4509, the Exchange Ratio will be 0.4509 and if such quotient is greater than 0.4650, the Exchange Ratio will be 0.4650. For the purposes of this Section 2.2, the term “Parent Stock Price” means the average of the volume weighted average price per Parent Share on the NYSE, as reported on Bloomberg by typing “HCN.N <EQUITY> AQR <GO>”, for ten (10) trading days, selected by lot, from among the fifteen (15) consecutive trading days ending on (and including) the date that is five trading days prior to the Effective Times. As of the Merger Effective Time, all such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate formerly representing any such Shares shall cease to have any rights with respect thereto, except the right to receive any dividends or distributions in accordance with Section 2.3(c), certificates representing the Parent Shares into which such Shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3(d).

(d) Conversion of Company Preferred Shares.   Each of the 7.5% Series A Cumulative Convertible Preferred Shares of Beneficial Interest of the Company, $.01 par value per share (the “Company Preferred Shares”), issued and outstanding immediately prior to the Merger Effective Time (other than the Company Preferred Shares to be cancelled in accordance with Section 2.2(b)) shall automatically be converted into one share of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share, of Parent (the “New Parent Preferred Stock”). Immediately prior to the Merger Effective Time, the terms of the New Parent Preferred Stock shall be set forth in an amendment to the Second Restated Certificate of Incorporation of Parent, substantially in the form set forth in Exhibit H hereto (the “Certificate of Designation”) and such amendment shall be filed with the Secretary of State of the State of Delaware and shall be effective immediately prior to the Merger Effective Time.

(e) Partnership Interests of OP Merger Sub.   The general partner interests of OP Merger Sub issued and outstanding immediately prior to the OP Merger Effective Time shall automatically be cancelled and retired and shall cease to exist. The limited partner interests of OP Merger Sub issued and outstanding immediately prior to the OP Merger Effective Time shall remain issued, outstanding and unchanged as validly issued limited partner interests of the Surviving Partnership after the OP Merger Effective Time.

(f) Company Owned Company OP Units.   Each unit of partnership interest in Company OP (the “Company OP Units”) that is outstanding immediately prior to the OP Merger Effective Time that is held by the Company or by any Company Subsidiary and each Company OP Unit that is outstanding immediately prior to the OP Merger Effective Time that is held by Parent, Merger Sub, OP Merger Sub or any other Subsidiary of Parent shall remain issued, outstanding and unchanged as validly issued partnership interests of the Surviving Partnership after the OP Merger Effective Time.

(g) Company OP Units.   Each Company OP Unit issued and outstanding immediately prior to the OP Merger Effective Time (other than Company OP Units held by the Company, Company OP, any Company Subsidiary, Parent or any Subsidiary of Parent) shall automatically be converted into a fraction of a duly authorized, validly issued, fully paid and non-assessable Parent Share equal to the Exchange Ratio. As of the OP Merger Effective Time, all such Company OP Units, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of any such Company OP Units shall cease to have any rights with respect thereto, except the right to receive any dividends or distributions in accordance with Section 2.3(c), certificates representing the Parent Shares into which such Company OP Units are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor.

Section 2.3.  Exchange of Certificates and Related Requirements.

(a) Exchange Fund.   At the Merger Effective Time, Parent shall deposit, or shall cause to be deposited, with a banking or other financial institution selected by Parent and reasonably acceptable to the Company (the “Exchange Agent”), (i) for the benefit of the holders of Shares and Company OP Units, for exchange in accordance with this Article II, certificates representing the Parent Shares to be issued in connection with the Mergers pursuant to Section 2.2 and an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional shares pursuant to this Section 2.3 (such cash and certificates for Parent Shares, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Merger Effective Time as provided in Section 2.3(c)), being hereinafter referred to as the “Exchange Fund”) in exchange for outstanding Shares and Company OP Units, and (ii) for the benefit of holders of Company Preferred Shares, for exchange in accordance with this Article II, certificates representing the shares of New Parent Preferred Stock to be issued in connection with the Merger (such certificates for shares of New Parent Preferred Stock, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Merger Effective Time as provided in Section 2.3(c)), being hereinafter referred to as the “Preferred Exchange Fund”) to be issued pursuant to Section 2.2 and paid pursuant to this Section 2.3 in exchange for outstanding Company Preferred Shares.

(b) Exchange Procedure.   As soon as practicable after the Merger Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates representing Shares or Company Preferred Shares (the “Certificates”) or of Company OP Units (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and, (ii) if applicable, instructions for use in effecting the surrender of the Certificates in exchange for the consideration (and any unpaid distributions and dividends) contemplated by Section 2.2 and this Section 2.3, including cash in lieu of fractional Parent Shares. Upon (i) surrender of a Certificate for cancellation to the Exchange Agent, if applicable, and (ii) delivery by such a holder of such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, such holder, if a holder of a Certificate representing Shares or Company OP Units, shall be entitled to receive promptly in exchange therefor (x) a certificate representing that number of whole Parent Shares, (y) a check representing the amount of cash in lieu of fractional shares, if any, and (z) unpaid dividends and distributions with respect to the Parent Shares as provided for in Section 2.3(c), if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II or in respect of such Company OP Units and, if a holder of a Certificate representing Company Preferred Shares, shall be entitled to receive promptly in exchange therefor (x) a certificate representing that number of shares of New Parent Preferred Stock and (y) unpaid dividends and distributions with respect to the New Parent Preferred Stock as provided for in Section 2.3(c), if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, in all such cases after giving effect to any required withholding Tax. No interest will be paid or accrued on the cash payable to holders of Shares, Company OP Units or Company Preferred Shares. In the event of a transfer of ownership of Shares, Company OP Units or Company Preferred Shares that is not registered in the transfer records of the Company or Company OP, a certificate representing the proper number of Parent Shares or shares of New Parent Preferred Stock, together with a check for the cash to be paid pursuant to this Section 2.3, may be issued to such a transferee if such Certificate shall be properly endorsed or such Certificate or Company OP Units shall otherwise be in proper form for transfer and the transferee shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Company OP Units or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(c) Dividends.   No dividends or other distributions declared with a record date after the Merger Effective Time on Parent Shares or shares of New Parent Preferred Stock shall be paid with respect to any Shares or Company Preferred Shares represented by a Certificate until such Certificate is surrendered for exchange as provided herein or a Person claiming a Certificate to be lost, stolen or destroyed has complied with the provisions of Section 2.5. Promptly following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Shares or shares of New Parent Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore payable with respect to such whole Parent Shares or shares of New Parent Preferred Stock and not paid, less the amount of any withholding Taxes which may be required thereon, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions with a record date after the Merger Effective Time, but prior to such surrender or compliance and a payment date subsequent to such surrender or compliance payable with respect to such whole Parent Shares, less the amount of any withholding Taxes which may be required thereon. Parent will, no later than the applicable dividend or distribution payment dates, set aside and provide the Exchange Agent with the cash necessary to make the payments contemplated by this Section 2.3(c), which shall be held for such purpose and for the sole benefit of such holders of Parent Shares or shares of New Parent Preferred Stock.

(d) No Fractional Securities.   No fractional Parent Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Parent Shares, cash adjustments will be paid to holders in respect of any fractional Parent Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product obtained by multiplying such holder’s fractional Parent Share that would otherwise be issuable by the closing price per share of Parent Shares on the New York Stock Exchange Composite Tape on the Closing Date as reported by The Wall Street Journal (Northeast edition) (or, if not reported thereby, any other authoritative source).

(e) No Further Ownership Rights in Shares.   All Parent Shares or shares of New Parent Preferred Stock issued or cash paid upon the surrender for exchange of Certificates or Company OP Units in accordance with the terms of this Article II (including any cash paid pursuant to this Section 2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares or Company Preferred Shares theretofore represented by such Certificates or Company OP Units. At the Merger Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the Shares or Company Preferred Shares that were outstanding immediately prior to the Merger Effective Time. At the OP Merger Effective Time, the partnership interest transfer books of Company OP shall be closed, and there shall be no further registration of transfers on the partnership interest transfer books of the Surviving Partnership of the Company OP Units that were outstanding immediately prior to the OP Merger Effective Time. If, after the Merger Effective Time, Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(f) Termination of Exchange Funds.   Any portion of the Exchange Fund or Preferred Exchange Fund (including the proceeds of any investments thereof and any Parent Shares or shares of New Parent Preferred Stock) which remains undistributed to the holders of Shares, Company Preferred Shares or Company OP Units, as applicable, for six months after the Merger Effective Time may be delivered to Parent, upon demand, and any holders of Shares, Company Preferred Shares or Company OP Units who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holders after the Merger Effective Time or the OP Merger Effective Time shall thereafter look only to Parent or its agent (subject to abandoned property, escheat or other similar laws) for payment of their Parent Shares or shares of New Parent Preferred Stock, as applicable, cash and unpaid dividends and distributions on Parent Shares deliverable in respect of each Share, Company Preferred Share or Company OP Unit such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

(g) No Liability.   None of Parent, Merger Sub, OP Merger Sub, the Company, Company OP or the Exchange Agent shall be liable to any Person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.4.  Adjustment of Exchange Ratio.   In the event that Parent changes or establishes a record date for changing the number of Parent Shares issued and outstanding as a result of a stock split, stock dividend, recapitalization, merger, subdivision, reclassification, combination or similar transaction with respect to the outstanding Parent Shares and the record date therefor shall be prior to the Effective Times, the Exchange Ratio applicable to the Mergers and any other calculations based on or relating to Parent Shares, including the conversion ratio applicable to the New Parent Preferred Stock specified in the Certificate of Designation, shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, merger, subdivision, reclassification, combination or similar transaction.

Section 2.5.  Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Shares or shares of New Parent Preferred Stock and any cash in lieu of fractional Parent Shares to which the holders thereof are entitled pursuant to Section 2.3(b) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3(c).

Section 2.6.  Further Assurances.

(a) If at any time after the Merger Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties, permits, licenses or assets of either of the Constituent Entities, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Entity’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Entity and otherwise to carry out the purposes of this Agreement.

(b) If at any time after the OP Merger Effective Time the Surviving Partnership shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Partnership its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties, permits, licenses or assets of either of the OP Merger Constituent Entities, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Partnership and the proper officers and directors of the Surviving Entity, as the sole general partner of the Surviving Partnership, or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the OP Merger Constituent Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either OP Merger Constituent Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Partnership’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such OP Merger Constituent Entity and otherwise to carry out the purposes of this Agreement.”

(B) Section 4.4(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“The Parent Shares and shares of New Parent Preferred Stock, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.”

(C) Section 4.6(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Except for (i) the filing with the SEC of the S-4 Registration Statement or other applicable requirements, if any, of the Exchange Act or the Securities Act or filings required pursuant to any state securities or “blue sky” laws, (ii) the filing and acceptance for record of the Certificates of Merger as required by applicable Entity Law (iii) the filing of the OP Certificate of Merger as required by applicable OP Merger Entity Law, and (iv) the filing and acceptance for record of the Certificate of Designation as required by applicable Delaware law, or as disclosed on Section 4.6(b) of the Parent Disclosure Letter, or as otherwise set forth in the Parent Disclosure Letter with respect to Section 4.6, no consent, approval, order or authorization of, or registration, declaration, filing with, notice to, or permit from, any Governmental Agency or any other Person, is required pursuant to any Legal Requirement or under the terms of any Contract or Parent Permit by or on behalf of Parent or any of the Parent Subsidiaries in connection with the execution and delivery of this Agreement or the consummation or performance of the Mergers, other than such consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits which the failure to obtain or make would not reasonably be expected to have a Parent Material Adverse Effect.”

(D) Section 6.1(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) As soon as reasonably practicable after the date hereof, Parent and the Company shall promptly prepare a proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part of a registration statement relating to the issuance of Parent Shares and New Parent Preferred Stock in the Mergers and the issuance of Parent Shares upon exercise of Converted Options after the Merger Effective Time (the “S-4 Registration Statement”), and Parent shall file with the SEC the S-4 Registration Statement as promptly as practicable thereafter. Parent and the Company shall cooperate in providing all of the information required to be disclosed in such S-4 Registration Statement, including the preparation of any required pro forma financial information. Each of Parent and the Company shall use its reasonable best efforts to have the S-4 Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, trustees, executive officers, equityholders or partners, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the S-4 Registration Statement or the Proxy Statement/Prospectus. The Proxy Statement/Prospectus shall include the recommendation of the Board in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 6.6. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the holders of Company Common Shares, Company Preferred Shares and Company OP Units as promptly as practicable after the S-4 Registration Statement becomes effective. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the S-4 Registration Statement and the Proxy Statement/Prospectus and advise one another of any oral comments received from the SEC.”

(E) Section 6.4 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Parent shall use its reasonable best efforts to cause the Parent Shares and New Parent Preferred Stock to be issued in the Mergers to be approved for listing, upon official notice of issuance, on the New York Stock Exchange (“NYSE”). Parent shall also use its reasonable best efforts to cause the Parent Shares issuable upon exercise of a Converted Option or upon conversion of any New Parent Preferred Stock to be approved for listing, upon official notice of issuance, on the NYSE.”

(F) Section 6.9(b) is hereby amended and restated in its entirety to read as follows:

“(b) Parent shall declare a dividend to holders of Parent Shares and the Company shall declare a dividend to holders of Company Common Shares and Company Preferred Shares, the record date for which shall be the close of business on the last Business Day prior to the Merger Effective Time. The per share dividend amount payable with respect to the Parent Shares and the Company Common Shares shall be an amount equal to the then most recent quarterly dividend payable with respect to such shares multiplied by the number of days elapsed since the last dividend record date for such shares through and including the day prior to the day on which the Merger Effective Time occurs, and divided by the actual number of days in the calendar quarter in which such dividend is declared. The per share dividend amount payable with respect to the Company Preferred Shares shall be an amount equal to $0.46875 multiplied by the number of days elapsed since the last Company Preferred Shares dividend record date through and including the day prior to the day on which the Merger Effective Time occurs, and divided by the actual number of days in the calendar quarter in which such dividend is declared.”

(G) Section 7.1(c) is hereby amended and restated in its entirety to read as follows:

“(c) NYSE Listing.   The Parent Shares and New Parent Preferred Stock to be issued in the Mergers and the Parent Shares to be reserved for issuance upon exercise of Converted Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

(H) A new Section 7.3(e) shall be added to the Merger Agreement and shall read as follows:

“(e) Certificate of Designation.   Parent shall have filed the Certificate of Designation in accordance with applicable Delaware law and it shall be effective.”

(I) A new “Exhibit H — Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock”, in the form attached hereto as Exhibit A, shall be added to the Merger Agreement.

Section 2.  Authority.

(a) The Company has the requisite trust power and authority to enter into this Amendment, and subject to the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, subject to the Company Shareholder Approval. This Amendment has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, assuming this Amendment is enforceable against Parent, Merger Sub and OP Merger Sub, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

(b) Company OP has the requisite partnership power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Company OP and consummation by Company OP of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company OP. This Amendment has been duly executed and delivered by Company OP and constitutes the valid and binding obligation of the Company OP, enforceable against Company OP in accordance with its terms, assuming this Amendment is enforceable against Parent, Merger Sub and OP Merger Sub, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Each of Parent, Merger Sub and OP Merger Sub has the requisite corporate, limited liability company or partnership power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent, Merger Sub and OP Merger Sub, and the consummation by Parent, Merger Sub and OP Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Parent, Merger Sub and OP Merger Sub, except that the consummation by Parent of the filing of the Certificate of Designation and issuance of the New Parent Preferred Stock pursuant to Section 1(A) of this Amendment will be duly authorized by all necessary action on the part of Parent on or prior to October 17, 2006, and Parent will promptly notify the Company in writing following such action. No stockholder approval by the stockholders of Parent is required by Entity Law or the rules of the NYSE for the issuance of the New Parent Preferred Stock. This Amendment has been duly executed and delivered by Parent, Merger Sub or OP Merger Sub, as applicable, and constitutes a valid and binding obligation of Parent, Merger Sub or OP Merger Sub, as applicable, enforceable against Parent, Merger Sub or OP Merger Sub, as applicable, in accordance with its terms, assuming this Amendment is enforceable against the Company and the Company OP, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 3.  No Other Change.   Except as otherwise provided herein, all of the terms, covenants and other provisions of the Merger Agreement shall continue to be in full force and effect in accordance with their respective terms. After the date hereof, all references to the Merger Agreement shall refer to the Merger Agreement (including the Exhibits, schedules, Company Disclosure Letter and Parent Disclosure Letter attached thereto), as amended by this Amendment.

Section 4.  No Waiver or Consent.   Except as specifically set forth herein, the execution and delivery hereof by the parties hereto shall not constitute a consent or waiver of any provisions of the Merger Agreement. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder or under the Merger Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Amendment or the Merger Agreement will operate as a waiver thereof.

Section 5.  Counterparts.   For the convenience of the parties, any number of counterparts of this Amendment may be executed by any two or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

Section 6.  Governing Law.   (a) Except to the extent the Merger is governed by Entity Law and the OP Merger is governed by the OP Merger Entity Law, this Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein regardless of the laws that might otherwise govern under applicable conflicts or choice of law rules.

(b) Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be, but shall not be required to be, brought against any of the parties in the courts of the State of Delaware.

(c) Each party to this Amendment waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Amendment.
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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

HEALTH CARE REIT, INC.

By:	/s/ George L. Chapman
Name: George L. Chapman

Title:	Chairman and Chief Executive Officer

HEAT MERGER SUB, LLC

By: HEALTH CARE REIT, INC.
Its: Sole member

By:	/s/ George L. Chapman
Name: George L. Chapman

Title:	Chairman and Chief Executive Officer

HEAT OP MERGER SUB, L.P.

By: HEAT MERGER SUB, LLC
Its: General partner

By: HEALTH CARE REIT, INC.
Its: Sole member

By:	/s/ George L. Chapman
Name: George L. Chapman

Title:	Chairman and Chief Executive Officer

WINDROSE MEDICAL PROPERTIES TRUST

By:	/s/ Frederick L. Farrar
Name: Frederick L. Farrar

Title:	President, Chief Operating Officer and Treasurer
WINDROSE MEDICAL PROPERTIES, L.P.

By: WINDROSE MEDICAL PROPERTIES TRUST
Its: General partner

By:	/s/ Frederick L. Farrar
Name: Frederick L. Farrar

Title:	President, Chief Operating Officer and Treasurer

Appendix C

FORM
OF
CERTIFICATE OF DESIGNATION
OF
7.5% SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
HEALTH CARE REIT, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

The undersigned duly authorized officer of Health Care REIT, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Second Restated Certificate of Incorporation of the Corporation, as amended and supplemented, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board, acting by unanimous written consent effective as of          , 2006, adopted a resolution (i) authorizing a new series of the Corporation’s previously authorized Preferred Stock, $1.00 par value per share (the “Preferred Stock”), and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of           shares [the number of Windrose preferred shares outstanding as of the merger effective time] of 7.5% Series G Cumulative Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue           shares [the number of Windrose preferred shares outstanding as of the merger effective time] of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share, which shall have the following powers, designations, preferences and other special rights:

Section 1.  Designation and Number.   A series of Preferred Stock, designated the “7.5% Series G Cumulative Convertible Preferred Stock” (the “Series G Preferred Stock”), is hereby established. The number of authorized shares of Series G Preferred Stock shall be [the number of Windrose preferred shares outstanding as of the merger effective time].

Section 2.  Maturity.  The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Section 3.  Rank.  The Series G Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) prior or senior to the Corporation’s Junior Participating Preferred Stock, Series A, the common stock of the Corporation, par value $1.00 per share (the “Common Stock”) and to all equity securities of the Corporation ranking junior to the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation (the “Junior Shares”); (b) on a parity with the Corporation’s Series C Cumulative Convertible Preferred Stock, the Corporation’s 7 7/8% Series D Cumulative Redeemable Preferred Stock, the Corporation’s 6.0% Series E Cumulative Convertible and Redeemable Preferred Stock, the Corporation’s 7 5/8% Series F Cumulative Redeemable Preferred Stock and all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series G Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation (the “Parity Shares”), (c) junior to equity securities issued by the Corporation to the extent that the terms of such equity securities specifically provide that such equity securities rank senior to the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation (the “Senior Shares”), and (d) junior to all existing and future indebtedness of the Corporation. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series G Preferred Stock prior to conversion.

Section 4.  Dividends.

(a) Holders of Series G Preferred Stock shall be entitled to receive, when and as authorized by the Board Directors, or a duly authorized committee thereof, and declared by the Corporation out of funds of the Corporation legally available for payment, preferential cumulative cash dividends at the rate of 7.5% per annum of the Base Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $1.875 per share). Such dividends shall be cumulative and shall begin to accrue from the date of original issue of the Series G Preferred Stock and shall be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year (or, if not a business day, the next succeeding business day, each a “Dividend Payment Date”) for the period ending on such Dividend Payment Date. “Business day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. Any quarterly dividend payable on the Series G Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the last day of the calendar month first preceding the applicable Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b) No dividends on Series G Preferred Stock shall be authorized by the Board of Directors or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series G Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared and whether or not such is prohibited by agreement. Accrued but unpaid dividends on the Series G Preferred Stock will not bear interest and holders of the Series G Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any shares of Common Stock of the Corporation or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series G Preferred Stock (other than a dividend in Common Stock of the Corporation or any other equity securities of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series G Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Series G Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series G Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Stock of the Corporation or other equity securities of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other equity securities of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock, or any other equity securities of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other equity securities of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended). Holders of Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series G Preferred Stock as provided above. Any dividend payment made on the Series G Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(e) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series G Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series G Preferred Stock for the year bears to the Total Dividends. The Corporation will make a similar allocation for each taxable year with respect to any undistributed long-term capital gains of the Corporation that are to be included in its stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if such undistributed long-term capital gains had been distributed as “capital gains dividends” by the Corporation to its stockholders.

Section 5.  Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series G Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of (x) $25 per share (the “Base Liquidation Preference”) in cash or property at its fair market value as determined by the Board of Directors, or (y) in the event the Corporation shall be a party to a Transaction, as defined in subparagraph 8(e), prior to June 30, 2010 in which a majority of the Common Stock of the Corporation is converted into the right to receive cash, property or other consideration at a price, or having a fair market value, as determined by the Board of Directors, per share, of less than 105% of the Conversion Price in effect at the time of any such Transaction, $26.25 per share in cash or property at its fair market value, as determined by the Board of Directors (the “Stepped Up Liquidation Preference”), plus in each case, an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other equity securities of the Corporation that rank junior to the Series G Preferred Stock as to liquidation rights. Notwithstanding the foregoing, unless the Corporation is a party to a Transaction prior to June 30, 2010, the liquidation preference on or after June 30, 2010 shall be the Base Liquidation Preference plus an amount equal to the accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other equity securities of the Corporation that rank junior to the Series G Preferred Stock as to liquidation rights. The Corporation will promptly provide to the holders of the Series G Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of the Series G Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, unless a liquidation, dissolution or winding up of the Corporation is effected in connection with, or as a step in a series of transactions by which, a consolidation or merger of the Corporation is effected.

(b) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series G Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on all other classes and series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series G Preferred Stock and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series G Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series G Preferred Stock and any Parity Shares, any other series or class or classes of Junior Shares shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series G Preferred Stock and any Parity Shares shall not be entitled to share therein.

Section 6.  Redemption.

(a) The Series G Preferred Stock is not redeemable prior to June 30, 2010. On and after, June 30, 2010, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the Base Liquidation Preference, per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (the “Redemption Date”), without interest. No Series G Preferred Stock may be redeemed except with assets legally available for the payment of the redemption price.

Holders of Series G Preferred Stock to be redeemed shall surrender such Series G Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any of the Series G Preferred Stock has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Corporation in trust for the pro rata benefit of the holders of any Series G Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series G Preferred Stock, such Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series G Preferred Stock is to be redeemed, the Series G Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b) Unless full cumulative dividends on all Series G Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any Series G Preferred Stock (except by exchange for equity securities of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of any Series G Preferred Stock in order to ensure that the Corporation continues to meet the requirements for qualification as a real estate investment trust under the Internal Revenue Code, or the purchase or acquisition of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock. So long as no dividends are in arrears on the Series G Preferred Stock, the Corporation shall be entitled at any time and from time to time to repurchase any Series G Preferred Stock in open market transactions duly authorized by the Board of Directors of the Corporation and effected in compliance with applicable laws.

(c) Notice of redemption of the Series G Preferred Stock shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice shall be mailed by the Corporation to each holder of record of the Series G Preferred Stock to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the share records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series G Preferred Stock to be redeemed; (iv) the place or places where the certificates for the Series G Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series G Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed.

(d) Immediately prior to any redemption of Series G Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the Redemption Date, unless a Redemption Date falls after a Dividend

Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series G Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e) The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(f) Subject to applicable law and the limitation on purchases when dividends on the Series G Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any Series G Preferred Stock in the open market, by tender or by private agreement.

(g) All Series G Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

Section 7.  Voting Rights.

(a) Holders of the Series G Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by law.

(b) Whenever dividends on any Series G Preferred Stock shall be in arrears in an aggregate amount equivalent to six or more quarterly dividends, whether or not consecutive (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall increase by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)). In the event of such an increase in the number of directors, the holders of the Series G Preferred Stock will be entitled to vote (voting separately as a class with holders of all other series of Preferred Stock ranking on a parity with the Series G Preferred Stock as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable), in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Corporation (the “Preferred Share Directors”) at a special meeting called by the holders of record of at least 20% of the Series G Preferred Stock or by the holders of any series of Parity Preferred so in arrears with like voting rights (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting at which a Preferred Share Director is to be elected until all dividends accumulated on such Series G Preferred Stock and Parity Preferred with like voting rights for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In the event the directors of the Corporation are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to insure that the number of directors in each of the classes of directors are as equal as possible. If and when all accumulated dividends and the dividend for the then current dividend period on the Series G Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Director so elected shall terminate and the number of directors then constituting the Board of Directors shall decrease accordingly. Any Preferred Share Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series G Preferred Stock when they have the voting rights described above (voting separately as a class with holders of all series of Parity Preferred upon which like voting rights have been conferred and are exercisable).

So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Share Director may be filled by written consent of the Preferred Share Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Share Directors shall each be entitled to one vote per director on any matter.

(c) So long as any Series G Preferred Stock remains outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series G Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

(i) amend, alter or repeal any of the provisions of this Certificate of Designation or other provisions of the Corporation’s Second Restated Certificate of Incorporation, as amended and supplemented, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock or the holders thereof; or

(ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of equity security or rights to subscribe to or acquire any class or series of equity security, in each case ranking senior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any equity securities into any such shares;

provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series G Preferred Stock (or any equivalent class or series of stock or shares issued by the surviving corporation or entity in any merger or consolidation to which the Corporation became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series G Preferred Stock; and provided, further, that (i) any increase in the amount of the authorized Preferred Stock, (ii) the authorization or issuance of any other series of Preferred Stock, any increase in the amount of authorized shares of any series of Preferred Stock, or the authorization, increase in the amount of authorized shares of or issuance of any new class of preferred stock of the Corporation or any series thereof, in each case ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, or (iii) any merger or consolidation in which the Corporation is not the surviving entity if, as a result of the merger or consolidation, the holders of Series G Preferred Stock receive cash in the amount of the Liquidation Preference in exchange for each share of their Series G Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) With respect to the exercise of the above described voting rights, each share of Series G Preferred Stock shall have one vote per share, except that when any other class or series of Preferred Stock shall have the right to vote with the Series G Preferred Stock as a single class, then the Series G Preferred Stock and such other class or series shall each have one vote per $25 of liquidation preference, or, in the event that the vote is with respect to a Transaction which the holders of the Series G Preferred Stock would be entitled to receive the Stepped Up Liquidation Preference, pursuant to subparagraph 5(a), the Series G Preferred Stock shall have 1.05 votes per $25 of liquidation preference.

(e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(f) Except as expressly stated in these terms of the Series G Preferred Stock, the Series G Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series G Preferred Stock.

Section 8.  Conversion.

(a) Subject to and upon compliance with the provisions of this subparagraph (8), a holder of Series G Preferred Stock shall have the right, at the holder’s option, at any time to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate Base Liquidation Preference of such shares by $[15.75 divided by the Merger Exchange Ratio], the conversion price per share of Common Stock at which the Series G Preferred Stock is convertible into Common Stock, as such price may be adjusted pursuant to subsection (d) of this subparagraph (8) (the “Conversion Price”) (as in effect at the time and on the date provided for in the last paragraph of subsection (b) of this subparagraph (8)) by delivering such shares to be converted, such delivery to be made in the manner provided in subsection (b) of this subparagraph (8); provided, however, that the right to convert shares called for redemption pursuant to subparagraph (6) shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Corporation shall default in making payment of any amounts payable upon such redemption under subparagraph (6) hereof.

(b) In order to exercise the conversion right, the holder of each share of Series G Preferred Stock to be converted shall deliver the certificate evidencing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series G Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series G Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

Holders of Series G Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date and prior to such Dividend Payment Date. However, Series G Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and ending with the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, which will be entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series G Preferred Stock on a Record Date who (or whose transferee) tenders any such shares for conversion into Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such Series G Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series G Preferred Stock for conversion.

As promptly as practicable after the surrender of certificates for Series G Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this subparagraph (8), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (c) of this subparagraph (8). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series G Preferred Stock shall have been delivered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares as described above) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date, unless the share transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificates for Series G Preferred Stock have been surrendered and such notice received by the Corporation.

(c) No fractional shares or scrip representing fractions of a share of Common Stock shall be issued upon conversion or the Series G Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series G Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price (as defined below) of Common Stock on the Trading Day (as defined below) immediately preceding the date of conversion. If more than one share of Series G Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series G Preferred Stock so surrendered. “Current Market Price” of publicly traded Common Stock or any other class of security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Chief Executive Officer of the Corporation or the Board of Directors or, if such security is not so listed or quoted, as determined in good faith at the sole discretion of the Chief Executive Officer of the Corporation or the Board of Directors, which determination shall be final, conclusive and binding. “Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

(d) The Conversion Price shall be adjusted from time to time as follows:

(i) If the Corporation shall (A) make a payment of dividends or distributions to holders of Common Stock of the Corporation in Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of Common Stock by reclassification of its Common Stock, the Conversion Price shall be adjusted so that the holder of any Series G Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

(ii) If the Corporation shall issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date fixed for such issuance) to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the Fair Market Value (as defined below) per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (II) the number of shares of Common Stock that could be purchased at the Current Market Price (as defined below) on the date fixed for such determination with the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the day next following the record date for any such rights, options, or warrants issued (except as provided in subsection (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer of the Corporation or

the Board of Directors whose decision is final, conclusive, and binding. Any adjustment(s) made pursuant to this subsection (ii) shall become effective immediately after the opening of business on the business day next following such record date. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur. “Fair Market Value” shall mean the fair market value as determined in good faith at the sole discretion of the Chief Executive Officer or the Board of Directors, which determination shall be final, conclusive and binding.

(iii) If the Corporation shall distribute to all holders of its Common Stock any equity securities of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (including securities or cash, but excluding cash distributions paid out of the surplus of the Corporation, determined on the basis of the most recent annual or quarterly consolidated cost basis and current value basis and consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subsection (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date described in the immediately following paragraph less the then Fair Market Value of the equity securities or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on the record date described in the immediately following paragraph.

Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (h) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subsection (iii), the distribution of a Security which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series G Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a share of Series G Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the stockholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences). Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

(iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this subparagraph (8) (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this subparagraph (8), the Corporation shall not be required to make any adjustment to the Conversion Price (A) upon the issuance of any Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant incentive or benefit plan or program of the Corporation or any of its subsidiaries; (B) upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Common Stock or indebtedness of the Corporation and the investment of additional optional amounts in Common Stock under any plan; (C) upon a change in the par value of the Common Stock of the Corporation; or (D) for accumulated and unpaid dividends on the Series G Preferred Stock or on any other equity securities of the Corporation. All calculations under this subparagraph (8) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

(v) “Current Market Price” of publicly traded Common Stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Chief Executive Officer of the Corporation or the Board of Directors or, if such security is not so listed or quoted, as determined in good faith at the sole discretion of the Chief Executive Officer of the Corporation or the Board of Directors, which determination shall be final, conclusive and binding.

(e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Common Stock, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Stock and excluding any transaction as to which subsection (d)(i) of this subparagraph (8) applies (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series G Preferred Stock which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property receivable (including cash or any combination thereof) upon the consummation of such Transaction by a holder of that number of shares of Common Stock or fraction thereof into which one share of Series G Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of such, stock, securities and other property (including cash) receivable upon consummation of such Transaction (each a “Non-Electing Share”) (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon consummation of such Transaction by each Non-Electing Share is not the same for each Non-Electing Share, then the kind and amount of shares, stock, securities and other property (including cash) receivable upon consummation of such Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series G Preferred Stock, that will require such successor or purchasing entity, as the case may be, to make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions of this subsection (e) shall thereafter correspondingly be made applicable as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of the Series G Preferred Stock. The provisions of this subsection (e) shall similarly apply to successive Transactions.

(f) If:

(i) the Corporation shall declare a distribution on the Common Stock other than in cash out of the surplus of the Corporation, determined on the basis of the most recent annual or quarterly consolidated cost basis and current value basis and consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the distribution; or

(ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii) there shall be any reclassifications of the Common Stock (other than an event to which subsection (d)(i) of this subparagraph (8) applied) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Stock into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Stock, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholder of the Corporation is required; or

(iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series G Preferred Stock and shall cause to be mailed to the holders of the Series G Preferred Stock at their addresses as shown on the share records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date as of which the holders of Common Stock of record to be entitled to such distribution or grant of rights or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a distribution or grant of rights unless the corresponding adjustment in the Conversion Price would be an increase or decrease of at least 1%, or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subparagraph (8).

(g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Series G Preferred Stock an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price, setting forth the adjusted Conversion Price and the effective date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of the Series G Preferred Stock at such holder’s last address as shown on the share records of the Corporation.

(h) In any case in which subsection (d) of this subparagraph (8) provides that an adjustment shall become effective on the date next following the record date for an event, the Corporation may defer until the occurrence of such event (I) issuing to the holder of any Series G Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (II) fractionalizing any share of Series G Preferred Stock and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (c) of this subparagraph (8).

(i) There shall be no adjustment of the Conversion Price in case of the issuance of any equity securities of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this subparagraph (8). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this subparagraph (8), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j) If the Corporation shall take any action affecting the Common Stock, other than an action described in this subparagraph (8), that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series G Preferred Stock, the Conversion Price for the Series G Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

(k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Series G Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series G Preferred Stock not theretofore converted. For purposes of this subsection (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding Series G Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Corporation covenants that any Common Stock issued upon conversion of the Series G Preferred Stock shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock deliverable upon conversion of the Series G Preferred Stock, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Conversion Price.

The Corporation shall use its reasonable best efforts to list the Common Stock required to be delivered upon conversion of the Series G Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on conversion of the Series G Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the holder of the Series G Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

In addition to the foregoing adjustments, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required herein, as it in its discretion considers to be advisable in order that any share distributions, subdivisions of shares, reclassification or combination of shares, distribution of rights, options, warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) will not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

Section 9.  Restrictions on Ownership and Transfer.  The Series G Preferred Stock shall be subject to the restrictions on ownership and transfer set forth in Article VI of the Amended and Restated By-Laws of the Corporation, as amended from time to time. Any person who violates such restrictions in acquiring actual or constructive ownership of shares of Series G Preferred Stock is required to give notice thereof immediately to the Corporation and provide the Corporation with such other information as the Corporation may request in order to determine the effect of such acquisition on the Corporation’s status as a REIT. All certificates representing shares of the Series G Preferred Stock shall be marked with a legend sufficient under the laws of the State of Delaware to provide a purchaser of such shares with notice of the restrictions on transfer under Article VI of the Amended and Restated By-Laws. Nothing in Article VI of the Amended and Restated By-Laws shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that settlement of any transaction takes place shall not, however, negate the effect of any provision of Article VI of the Amended and Restated By-Laws, and any transferee, and the shares of capital stock transferred to such transferee in such a transaction, shall be subject to all of the provisions and limitations in Article VI of the Amended and Restated By-Laws.

Section 10.  Exclusion of Other Rights.  Except as may otherwise be required by law, the Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth in these terms of the Series G Preferred Stock (as such terms may be amended from time to time) or in the Corporation’s Second Restated Certificate of Incorporation, as amended and supplemented. The Series G Preferred Stock shall have no preemptive or subscription rights.

Section 11.  Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 12.  Severability of Provisions.  If any voting powers, preferences or relative, participating, optional and other special rights of the Series G Preferred Stock or qualifications, limitations or restrictions thereof set forth in these terms of the Series G Preferred Stock (as such terms may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series G Preferred Stock and qualifications, limitations and restrictions thereof set forth in these terms of the Series G Preferred Stock (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series G Preferred Stock or qualifications, limitations and restrictions thereof shall be given such effect. None of the voting powers, preferences or relative participating, optional or other special rights of the Series G Preferred Stock or qualifications, limitations or restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special right of Series G Preferred Stock or qualifications, limitations or restrictions thereof unless so expressed herein.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate and does affirm the foregoing as true under the penalties of perjury this   day of          ,     .

George L. Chapman
Chairman of the Board and
Chief Executive Officer

ATTEST:

Erin C. Ibele
Senior Vice President — Administration and
Corporate Secretary

Appendix D
September 12, 2006

The Board of Directors
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, IN 46268

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common shares of beneficial interest, $0.01 par value per share (the “Company Common Stock”), of Windrose Medical Properties Trust, a Maryland real estate investment trust (the “Company”) of the Exchange Ratio (as defined below) in the proposed acquisition (the “Acquisition”) of the Company by Health Care REIT, Inc., a Delaware corporation (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, Windrose Medical Properties, L.P., a Virginia limited partnership and the operating limited partnership of the Company (“Company OP”), the Merger Partner, Parent Merger Sub, LLC, a Delaware limited liability company wholly-owned subsidiary of Merger Partner (“Merger Sub”) and OP Merger Sub, L.P., a Virginia limited partnership and wholly-owned subsidiary of the Merger Partner (“OP Merger Sub”), the Company will merge with and into Merger Sub and become a wholly-owned subsidiary of the Merger Partner. Each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Merger Partner and its affiliates, will be converted into the right to receive shares of Merger Partner’s common stock, par value $1.00 per share (the “Merger Partner Common Stock”) at an exchange ratio (the “Exchange Ratio”) being the quotient determined by dividing $18.06 by the Parent Stock Price (as defined in the Agreement) but not less than 0.4509 or more than 0.4650. Each of the 7.5% Series A Cumulative Convertible Preferred Shares of Beneficial Interest of the Company, $0.01 par value per share, will be converted into the right to receive the Preferred Merger Consideration (as defined in the Agreement). Immediately prior to the merger described above, OP Merger Sub will merge with and into Company OP and each outstanding limited partner interest in Company OP will automatically be converted into a fraction of a share of Merger Partner Common Stock at the Exchange Ratio.

In arriving at our opinion, we have (i) reviewed a draft dated September 12, 2006 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the proposed financial terms of the Acquisition with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Merger Partner Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Merger Partner relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Acquisition (the “Synergies”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Acquisition, the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Acquisition on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Merger Partner or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Acquisition will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Acquisition will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Acquisition.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Acquisition and we express no opinion as to the fairness of the Acquisition to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Acquisition. We are expressing no opinion herein as to the price at which the Company Common Stock or the Merger Partner Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Acquisition and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Acquisition is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We and our affiliates have provided investment banking and commercial banking services from time to time to Merger Partner and the Company. Such past services for the Merger Partner have included (i) acting as a participating lender in a revolving credit facility in 2003, as amended in 2005 and 2006, (ii) acting as co-manager in two senior unsecured notes offerings in 2005 and (iii) acting as manager in a cumulative redeemable preferred stock offering in 2004. Such past services for the Company have included acting as co-manager for a revolving credit facility in 2003. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Acquisition is fair, from a financial point of view, to the holders of the Company Common Stock.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Acquisition. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Acquisition or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

J.P. Morgan Securities Inc.
J918042

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 7 of Health Care REIT’s certificate of incorporation provides that its directors will not be personally liable to Health Care REIT or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Health Care REIT or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or DGCL, or (4) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of Health Care REIT’s directors will be eliminated or limited to the extent permitted by the DGCL, as so amended. The certificate of incorporation also states that any repeal or modification of the foregoing paragraph by Health Care REIT’s stockholders will not adversely affect any right or protection of Health Care REIT’s directors existing at the time of such repeal or modification.

Health Care REIT’s by-laws provide that Health Care REIT will indemnify, to the extent permitted by the DGCL, any current or past director or officer of Health Care REIT who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Health Care REIT, or is or was serving at Health Care REIT’s request as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such threatened, pending or completed action, suit or proceeding. Health Care REIT’s by-laws further obligate it to pay all expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding of the nature referenced above in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Health Care REIT as provided above. Under these provisions, however, Health Care REIT is not obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding is in connection with a claim by such person to enforce rights as stated above or was authorized or consented to by the board of directors.

Health Care REIT has entered into indemnification agreements with its directors, executive officers and officers to assure them that they will be indemnified to the extent permitted by the certificate of incorporation, by-laws and Delaware law. The indemnification agreements cover, subject to certain exceptions and limitations, any and all expenses, judgments, fines, penalties, and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, and obligate the director, executive officer or officer to reimburse Health Care REIT for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director, executive officer or officer is not entitled to indemnification.

Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement. In the case of a claim by, or in the right of, the corporation (including stockholder derivative suits), indemnification under the DGCL is limited to expenses (including attorneys’ fees) and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.

Health Care REIT maintains indemnification insurance that provides for reimbursement of indemnification payments properly and lawfully made to its directors and officers and coverage, subject to certain exceptions and limitations, for directors and officers in situations where Health Care REIT cannot or do not indemnify them.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:  The following is a list of all the exhibits filed as part of, or incorporated by reference into, this registration statement.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of September 12, 2006 among Health Care REIT, Heat Merger Sub, Heat OP Merger Sub, Windrose and Windrose OP (filed with the Commission as Exhibit 2.1 to Health Care REIT’s Form 8-K filed September 15, 2006, and incorporated herein by reference thereto).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, among Health Care REIT, Heat Merger Sub, Heat OP Merger Sub, Windrose and Windrose OP (filed with the Commission as Exhibit 2.1 to Health Care REIT’s Form 8-K filed October 13, 2006, and incorporated herein by reference thereto).

3.1	Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to the Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.2	Certificate of Amendment of Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to the Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.3	Certificate of Amendment of Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to the Health Care REIT’s Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

3.4	Amended and Restated By-Laws of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 8-K filed September 8, 2004, and incorporated herein by reference thereto).

3.5	Form of Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share, of Health Care REIT.*

5.1	Opinion of Shumaker, Loop & Kendrick, LLP.

8.1	Tax Opinion of Arnold & Porter LLP regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.

8.2	Tax Opinion of Hunton & Williams LLP regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.

8.3	Opinion of Arnold & Porter LLP regarding the qualification of Health Care REIT as a REIT for federal income tax purposes.

8.4	Opinion of Hunton & Williams LLP regarding the qualification of Windrose as a REIT for federal income tax purposes.

10.1	Consulting Agreement dated as of September 12, 2006 between Health Care REIT and Fred S. Klipsch.*

10.2	Consulting Agreement dated as of September 12, 2006 between Health Care REIT and Frederick L. Farrar.*

10.3	Employment Agreement dated as of September 12, 2006 between Health Care REIT and Daniel R. Loftus.*

10.4	Support Agreement, dated as of September 12, 2006, by Fred S. Klipsch of Windrose for the benefit of Health Care REIT.*

10.5	Support Agreement, dated as of September 12, 2006, by Frederick L. Farrar of Windrose for the benefit of Health Care REIT.*

Exhibit No.	Description

10.6	Tax Indemnity Letter Agreement dated as of September 12, 2006 between Health Care REIT and Fred S. Klipsch.*

10.7	Tax Indemnity Letter Agreement dated as of September 12, 2006 between Health Care REIT and Frederick L. Farrar.*

12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

21.1	List of subsidiaries of Health Care REIT.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Health Care REIT.

23.2	Consent of KPMG LLP, independent registered public accounting firm, with respect to Windrose.

23.3	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.4	Consent of Arnold & Porter LLP to the use of their tax opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 8.1.

23.5	Consent of Hunton & Williams LLP to the use of their tax opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 8.2.

24.1	Amended Power of Attorney executed by William C. Ballard, Jr. (Director).

24.2	Amended Power of Attorney executed by Pier C. Borra (Director).

24.3	Amended Power of Attorney executed by Thomas J. DeRosa (Director).

24.4	Amended Power of Attorney executed by Jeffrey H. Donahue (Director).

24.5	Amended Power of Attorney executed by Peter J. Grua (Director).

24.6	Amended Power of Attorney executed by Sharon M. Oster (Director).

24.7	Amended Power of Attorney executed by R. Scott Trumbull (Director).

24.8	Amended Power of Attorney executed by George L. Chapman (Director, Chairman of the Board and Chief Executive Officer and Principal Executive Officer).

24.9	Amended Power of Attorney executed by Scott A. Estes (Senior Vice President and Chief Financial Officer and Principal Financial Officer).

24.10	Amended Power of Attorney executed by Paul D. Nungester, Jr. (Vice President and Controller and Principal Accounting Officer).

99.1	Form of Proxy of Windrose.

99.2	Consent of J.P. Morgan Securities Inc.

*	Previously filed.

(b) Financial Statement Schedules:

Not applicable.

ITEM 22.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on November 6, 2006.

HEALTH CARE REIT, INC.

By:	/s/ George L. Chapman
Name: George L. Chapman

Title:	Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William C. Ballard, Jr.* William C. Ballard, Jr.	Director	November 6, 2006

/s/ Pier C. Borra* Pier C. Borra	Director	November 6, 2006

/s/ Thomas J. DeRosa* Thomas J. DeRosa	Director	November 6, 2006

/s/ Jeffrey H. Donahue* Jeffrey H. Donahue	Director	November 6, 2006

/s/ Peter J. Grua* Peter J. Grua	Director	November 6, 2006

/s/ Sharon M. Oster* Sharon M. Oster	Director	November 6, 2006

/s/ R. Scott Trumbull* R. Scott Trumbull	Director	November 6, 2006

/s/ George L. Chapman George L. Chapman	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2006

/s/ Scott A. Estes* Scott A. Estes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2006

Name	Title	Date

/s/ Paul D. Nungester, Jr.* Paul D. Nungester, Jr.	Vice President and Controller (Principal Accounting Officer)	November 6, 2006

* /s/ George L. Chapman George L. Chapman Attorney-in-Fact		November 6, 2006

INDEX TO EXHIBITS

2.1	Agreement and Plan of Merger dated as of September 12, 2006 among Health Care REIT, Heat Merger Sub, Heat OP Merger Sub, Windrose and Windrose OP (filed with the Commission as Exhibit 2.1 to Health Care REIT’s Form 8-K filed September 15, 2006, and incorporated herein by reference thereto).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, among Health Care REIT, Heat Merger Sub, Heat OP Merger Sub, Windrose and Windrose OP (filed with the Commission as Exhibit 2.1 to Health Care REIT’s Form 8-K filed October 13, 2006, and incorporated herein by reference thereto).

3.1	Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to the Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.2	Certificate of Amendment of Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to the Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

3.3	Certificate of Amendment of Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to the Health Care REIT’s Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

3.4	Amended and Restated By-Laws of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 8-K filed September 8, 2004, and incorporated herein by reference thereto).

3.5	Form of Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share, of Health Care REIT.*

5.1	Opinion of Shumaker, Loop & Kendrick, LLP.

8.1	Tax Opinion of Arnold & Porter LLP regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.

8.2	Tax Opinion of Hunton & Williams LLP regarding the qualification of the merger as a reorganization for federal income tax purposes and related federal income tax consequences.

8.3	Opinion of Arnold & Porter LLP regarding the qualification of Health Care REIT as a REIT for federal income tax purposes.

8.4	Opinion of Hunton & Williams LLP regarding the qualification of Windrose as a REIT for federal income tax purposes.

10.1	Consulting Agreement dated as of September 12, 2006 between Health Care REIT and Fred S. Klipsch.*

10.2	Consulting Agreement dated as of September 12, 2006 between Health Care REIT and Frederick L. Farrar.*

10.3	Employment Agreement dated as of September 12, 2006 between Health Care REIT and Daniel R. Loftus.*

10.4	Support Agreement, dated as of September 12, 2006, by Fred S. Klipsch of Windrose for the benefit of Health Care REIT.*

10.5	Support Agreement, dated as of September 12, 2006, by Frederick L. Farrar of Windrose for the benefit of Health Care REIT.*

10.6	Tax Indemnity Letter Agreement dated as of September 12, 2006 between Health Care REIT and Fred S. Klipsch.*

10.7	Tax Indemnity Letter Agreement dated as of September 12, 2006 between Health Care REIT and Frederick L. Farrar.*

12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

21.1	List of subsidiaries of Health Care REIT.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Health Care REIT.

23.2	Consent of KPMG LLP, independent registered public accounting firm, with respect to Windrose.

23.3	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.4	Consent of Arnold & Porter LLP to the use of their tax opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 8.1.

23.5	Consent of Hunton & Williams LLP to the use of their tax opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 8.2.

24.1	Amended Power of Attorney executed by William C. Ballard, Jr. (Director).

24.2	Amended Power of Attorney executed by Pier C. Borra (Director).

24.3	Amended Power of Attorney executed by Thomas J. DeRosa (Director).

24.4	Amended Power of Attorney executed by Jeffrey H. Donahue (Director).

24.5	Amended Power of Attorney executed by Peter J. Grua (Director).

24.6	Amended Power of Attorney executed by Sharon M. Oster (Director).

24.7	Amended Power of Attorney executed by R. Scott Trumbull (Director).

24.8	Amended Power of Attorney executed by George L. Chapman (Director, Chairman of the Board and Chief Executive Officer and Principal Executive Officer).

24.9	Amended Power of Attorney executed by Scott A. Estes (Senior Vice President and Chief Financial Officer and Principal Financial Officer).

24.10	Amended Power of Attorney executed by Paul D. Nungester, Jr. (Vice President and Controller and Principal Accounting Officer).

99.1	Form of Proxy of Windrose.

99.2	Consent of J.P. Morgan Securities Inc.

*	Previously filed.